                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                               (AMENDMENT NO. 5)


PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                               PIERRE FOODS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, no par value per share, and the Associated Rights to Purchase Junior Participating Preferred Stock, Series A (together, the "Common Stock").

       -------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies: 2,176,268 shares of Common Stock(a).

       -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.50 per share of Common Stock(b).

       -------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
                                     $5,440,670(c)
       -------------------------------------------------------------------------

    (5) Total fee paid:
                                         $783
       -------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
       -------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------

    (3) Filing Party:
       -------------------------------------------------------------------------

    (4) Date Filed:
       -------------------------------------------------------------------------
---------------


(a) Represents all of the Common Stock outstanding as of June 20, 2002, other than shares held by PF Management. Assumes the exercise of options to purchase 25,000 shares at an exercise price of $2.00 per share.


(b) All holders other than PF Management, Inc. will be entitled to receive $2.50 per share in cash. The 3,630,212 shares held by PF Management will not be exchanged.

(c) Relates solely to the 2,176,268 shares of Common Stock for which a cash purchase price is being paid.

                               PIERRE FOODS, INC.


                                                                   June 25, 2002


To Our Shareholders:


     I am writing to you in my capacity as both a private investor in Pierre Foods, Inc. and the Chairman of the Board of Pierre Foods. In my capacity as Chairman, I cordially invite you to attend a special meeting of shareholders of Pierre Foods to be held on Friday, July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416. The purpose of the special meeting is to consider and vote upon a transaction that, if completed, will result in our shareholders other than PF Management receiving $2.50 in cash per share for their stock and Pierre Foods becoming a privately-owned company. If approved by the shareholders, the transaction would be accomplished under an Agreement and Plan of Share Exchange among Pierre Foods, James C. Richardson, Jr., David R. Clark and PF Management, Inc., a corporation formed to acquire Pierre Foods. If the exchange is completed, then each outstanding share of Pierre Foods common stock, other than shares held by PF Management, together with the associated preferred stock purchase rights, will be canceled and converted automatically into the right to receive $2.50 in cash, without interest.


     In my capacity as a private investor, I own 52.9% of the equity interest in PF Management. David R. Clark, who is Vice-Chairman of the Board of Pierre Foods, owns another 35.2% of the equity interest in PF Management. The remaining 11.9% of PF Management is owned by James M. Templeton, a former officer of Claremont Restaurant Group and a director of PF Management. If the exchange is completed, then PF Management will own the entire equity interest in Pierre Foods.

     A special committee comprised of disinterested members of Pierre Foods' board of directors, consisting of Bobby G. Holman, E. Edwin Bradford and Bruce
E. Meisner, was formed to consider PF Management's proposal. The special committee unanimously recommended to our board of directors that the exchange be approved.

     In connection with its evaluation of the exchange, the special committee engaged Grant Thornton LLP to act as its financial advisor. Grant Thornton has rendered its written opinion that, as of December 20, 2001, based upon and subject to the assumptions, limitations and qualifications included in its opinion, the consideration of $2.50 per share to be received in the exchange is fair from a financial point of view to our shareholders who are unaffiliated with PF Management. Grant Thornton's written opinion dated December 20, 2001 is attached as Appendix B to the accompanying proxy statement. You should read it carefully.

     The special committee and the other members of Pierre Foods' board of directors believe that the terms of the exchange are fair to, and in the best interests of, the shareholders of Pierre Foods unaffiliated with PF Management and unanimously recommend that the shareholders approve the exchange. The exchange was approved by all of the non-employee directors of Pierre Foods. Since David Clark and I have personal conflicts of interest in recommending this exchange to you, we abstained from voting at the board meeting at which this recommendation was made.


     The vote required to approve the exchange is the affirmative vote of holders of at least 75% of the outstanding shares entitled to vote at the special meeting, including a majority of the shares owned by holders other than PF Management and voted at the special meeting. PF Management owns 63% of the outstanding shares. PF Management intends to vote these shares in favor of the exchange. Accordingly, if the holders of an additional 705,898 shares, representing approximately 12% of the outstanding shares, also vote in favor of the exchange, then the exchange will be approved, provided that a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting also vote in favor of the exchange. If all the shares of Pierre Foods common stock entitled to vote are present (in person or by proxy) and voted at the special meeting, then, in addition to the votes of PF Management and of Pierre Foods' directors and executive officers (other than David Clark and myself), the affirmative vote of the holders of 1,031,736 shares will be required to approve the exchange.


     The accompanying proxy statement provides you with a summary of the proposed exchange and additional information about the parties involved and their interests. Please give all this information your careful attention. Whether or not you plan to attend, it is important that your shares be represented at the special meeting. Failure to return a signed proxy card will effectively count as a vote against the exchange. Accordingly, please promptly complete, sign and date the enclosed proxy card and return it in the envelope provided.

                                       /s/ James C. Richardson, Jr.

                                           JAMES C. RICHARDSON, JR.
                                           Chairman of the Board of Directors

                               PIERRE FOODS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 26, 2002


To Our Shareholders:


     Notice is hereby given that a special meeting of shareholders of Pierre Foods, Inc. will be held on Friday, July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416, for the following purposes:



     - to consider and vote on a proposal to adopt and approve the plan of share exchange included in an Amended and Restated Agreement and Plan of Share Exchange, dated as of December 20, 2001, under which PF Management, Inc., a company majority-owned and controlled by James C. Richardson, Jr. and David R. Clark, Pierre Foods' Chairman and Vice-Chairman, respectively, will become the owner of all of the outstanding shares of Pierre Foods common stock and under which each Pierre Foods shareholder (other than PF Management) will become entitled to receive $2.50 in cash for each outstanding share of Pierre Foods common stock. Copies of this exchange agreement and a subsequent amendment are attached to the accompanying proxy statement as Appendices A-1 and A-2 and are described in the proxy statement.


     - to consider and act upon any other matters as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn for the purpose of soliciting additional proxies.


     The board of directors has determined that only holders of Pierre Foods common stock of record at the close of business on June 20, 2002 will be entitled to notice of, and to vote at, the special meeting, including any adjournment.


                                          By Order of the Board of Directors,

                                      /s/ Pamela M. Witters

                                          PAMELA M. WITTERS
                                          Chief Financial Officer,
                                          Secretary and Treasurer

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU CAN ATTEND THE SPECIAL MEETING, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMMON STOCK AT THIS TIME. IF THE EXCHANGE IS APPROVED, THEN INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR SHARES FOR THE CASH EXCHANGE CONSIDERATION WILL FOLLOW.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary Term Sheet..........................................    1
Available Information.......................................    5
Who Can Help Answer Your Questions..........................    5
The Special Meeting.........................................    6
     Time, Place and Date; Proxy Solicitation...............    6
     Record Date and Quorum Requirement.....................    6
     Required Vote; Voting Procedures.......................    6
     Voting and Revocation of Proxies.......................    7
     Effective Time.........................................    7
     Payment of Exchange Consideration and Surrender of
      Stock Certificates....................................    7
     Dissenters' Rights of Appraisal........................    7
     Other Matters to be Considered at the Special
      Meeting...............................................    9
Special Factors.............................................    9
     Background of the Exchange.............................    9
     Recommendation of the Special Committee and the Board
      of Directors..........................................   29
     Opinion of Pierre Foods' Financial Advisor.............   34
     Projections............................................   42
     Valuation Analysis of PF Management's Financial
      Advisor...............................................   44
     Conflicts of Interest..................................   50
     Purpose and Reasons of the MBO Group for the
      Exchange..............................................   51
     Position of the MBO Group as to Fairness of the
      Exchange..............................................   52
Effects of the Exchange.....................................   53
The Exchange................................................   54
     Acquisition of Pierre Foods............................   54
     Conversion of Securities...............................   54
     Treatment of Options...................................   54
     Time of Closing........................................   54
     Transfer of Shares.....................................   55
     Conditions.............................................   55
     Financing of the Exchange..............................   56
     Representations and Warranties.........................   56
     Covenants..............................................   56
     Nonsolicitation Covenant...............................   57
     Indemnification and Insurance..........................   57
     Expenses...............................................   57
     Termination, Amendment and Waiver......................   57
     Termination Fee........................................   58
     Regulatory Approvals...................................   58
     Accounting Treatment...................................   58
Fees and Expenses...........................................   59
Federal Income Tax Consequences.............................   59
Information Regarding Pierre Foods..........................   60
     Incorporation Of Documents By Reference................   60

                                                              PAGE
                                                              ----
     Management.............................................   61
     Selected Consolidated Financial Data...................   63
     Stock Ownership........................................   64
     Market Prices of Common Stock; Dividends...............   65
Information Regarding PF Management.........................   66
     Recent Stock Purchases.................................   66
     Management.............................................   68
Certain Relationships and Related Party Transactions........   68
Independent Auditors........................................   71
Shareholder Proposals.......................................   71
Other Matters...............................................   72


APPENDICES


Amended and Restated Agreement and Plan of Share Exchange...  Appendix A-1
Amendment No. 1 to Amended and Restated Agreement and Plan
  of Share Exchange.........................................  Appendix A-2
Opinion of Grant Thornton LLP...............................  Appendix B
Pierre Foods' Annual Report on Form 10-K, as Amended........  Appendix C
North Carolina Dissenters' Rights Statutes..................  Appendix D

                               PIERRE FOODS, INC.
                              9990 PRINCETON ROAD
                             CINCINNATI, OHIO 45246


                                PROXY STATEMENT



     We are providing this proxy statement and accompanying proxy card to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the special meeting of shareholders to be held on July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416, including at any adjournment of the special meeting. We began mailing these materials, the accompanying letter to shareholders and the notice of the meeting to our shareholders on or about June 25, 2002.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AGENCY HAS APPROVED OR DISAPPROVED THE EXCHANGE OR PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THESE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               SUMMARY TERM SHEET

     The following question-and-answer summary highlights material terms of the proposed exchange with PF Management. This summary may not contain all the information that you should consider before voting on the exchange. You should read the entire proxy statement and all of its appendices before voting on the exchange.

WHAT WILL HAPPEN IN THE EXCHANGE?

     If completed, the exchange will result in our shareholders unaffiliated with PF Management:

     - receiving $2.50 in cash per share for their stock, without interest,

     - no longer holding any equity interest in Pierre Foods, and

     - no longer participating in any earnings or losses of Pierre Foods.

     The exchange will also result in Pierre Foods becoming a wholly-owned subsidiary of PF Management. Our Chairman and Vice-Chairman, James C. Richardson, Jr. and David R. Clark, together own 88.11% of the equity interest in PF Management.

     For more information concerning the terms and provisions of the exchange and the exchange agreement, see "The Exchange" on page 54 and "Effects of the Exchange" on page 53.

WHAT AM I BEING ASKED TO VOTE UPON?

     You are being asked to approve the exchange, providing for the acquisition of Pierre Foods by PF Management. PF Management is controlled by our Chairman and Vice-Chairman. Our board of directors has approved the exchange and recommends that you vote "FOR" approval of the exchange.

WHY ARE RICHARDSON AND CLARK ACQUIRING PIERRE FOODS?

     Richardson and Clark believe that Pierre Foods suffers from:

     - decreasing profitability and increasing risk in the food processing industry generally,

     - our small size,

     - the lack of equity research coverage for our common stock, and

     - the historically low trading volume in our common stock.

     Richardson and Clark believe these factors make it difficult and will continue to make it difficult:

     - for us to attract new investor interest,

     - for us to obtain access to the capital markets, and

     - for our shareholders, including themselves, to get a fair price when selling their shares in the market.

     Richardson and Clark believe that, as a private company, Pierre Foods will be better positioned for long-range planning, without the concern of short-term impact on stock price. They also believe that reducing the expenses and pressures of being a public company would enhance our long-term success. Finally, they believe that the exchange offers our shareholders the opportunity to obtain a fair value for their shares.

     See "Special Factors -- Purpose and Reasons of the MBO Group for the Exchange" on page 51.

HAS THE BOARD OF DIRECTORS RECOMMENDED THE EXCHANGE?

     Yes. The board of directors and the special committee comprised of disinterested members of the board of directors have both unanimously approved the exchange and the exchange agreement, with Richardson and Clark abstaining. The board voted unanimously to recommend that you vote "FOR" approval of the exchange and the exchange agreement, again with Richardson and Clark abstaining.

     See "Special Factors -- Recommendation of the Special Committee and the Board of Directors" on page 29.

WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE TO APPROVE THE EXCHANGE?

     Our board of directors and the special committee formed by the board to consider this transaction are recommending the exchange because they believe that the exchange is a more desirable alternative for you than the status quo. In reaching this conclusion, our board of directors and the special committee considered, among other factors:

     - the current lack of liquidity of your Pierre Foods investment;

     - the immediate liquidity provided by the exchange at a price that the board of directors and the special committee believe is fair;

     - the fact that the exchange eliminates your risk of loss in the event our stock price decreases more in the future; and

     - the fact that we have received no superior offer for acquisition of the company since the negotiations with PF Management were announced on March 30, 2001.

To review the reasons for the exchange and the factors considered by the special committee and the board of directors in approving the exchange in greater detail, see "Special Factors -- Background of the Exchange" on page 9 and "-- Recommendation of the Special Committee and the Board of Directors" on page 29.

WHY WAS THE SPECIAL COMMITTEE FORMED AND WHO MAKES UP THAT COMMITTEE?

     Our board of directors established the special committee, consisting of Bobby G. Holman, E. Edwin Bradford and Bruce E. Meisner, three independent directors (with no relationship to PF Management), to consider PF Management's acquisition proposal and to negotiate the terms of the exchange agreement. The board formed the special committee because it recognized that an exchange transaction would present a conflict of interest for Richardson and Clark as members of our senior management and the board of directors.

     For more information concerning the special committee, see "Special Factors -- Background of the Exchange" on page 9.

HOW WAS THE AMOUNT OF THE EXCHANGE CONSIDERATION DETERMINED?

     The $2.50 per share exchange consideration was determined as a result of negotiations between the special committee and PF Management. For further information concerning the negotiation of the exchange consideration, see "Special Factors -- Background of the Exchange" on page 9.

DID THE SPECIAL COMMITTEE RECEIVE AN OPINION AS TO THE FAIRNESS OF THE EXCHANGE CONSIDERATION?

     The special committee received an opinion from its financial advisor, Grant Thornton, that, as of the date of the exchange agreement, the $2.50 per share you will receive in the exchange is fair to you from a financial point of view. For more information concerning Grant Thornton's opinion, see "Opinion of Pierre Foods' Financial Advisor" on page 34.

DID THE SPECIAL COMMITTEE RECEIVE ANY FIRM OFFERS TO ACQUIRE PIERRE FOODS AT PRICES HIGHER THAN $2.50 PER SHARE?

     No, the special committee did not receive any firm offers to acquire Pierre Foods at a price higher than $2.50 per share. For further information concerning the solicitation process, see "Special Factors -- Background of the Exchange" on page 9.

WHAT WILL I RECEIVE IN THE EXCHANGE?

     As indicated above, you will be entitled to receive $2.50 in cash, without interest, for each share of common stock that you own. For example, if you own 100 shares of common stock, upon completion of the exchange, and subject to you properly submitting your stock certificates for cancellation, you will be entitled to receive $250 in cash.

SHOULD I SEND MY STOCK CERTIFICATE NOW?

     No. Promptly after the exchange is completed, we will send you detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to Pierre Foods or to anyone else until you receive these instructions. See "The Special Meeting -- Payment of Exchange Consideration and Surrender of Stock Certificates" on page 7.

IF THE EXCHANGE IS COMPLETED, WHEN CAN I EXPECT TO RECEIVE THE EXCHANGE CONSIDERATION FOR MY SHARES?

     We will send payment of the exchange consideration to you as promptly as practicable following the completion of the exchange and our receipt of your stock certificates and other required documents. For further information concerning procedures for delivery of your shares and receipt of the exchange consideration, see "The Special Meeting -- Payment of Exchange Consideration and Surrender of Stock Certificates" on page 7.

WHEN DO YOU EXPECT THE EXCHANGE TO BE COMPLETED?

     If the exchange is approved by the shareholders, then we expect to complete the exchange as soon as practicable following the special meeting.

WHAT VOTE IS REQUIRED TO APPROVE THE EXCHANGE?


     The vote required to approve the exchange is the affirmative vote of the holders of 75% of the outstanding shares of Pierre Foods common stock, including a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting. PF Management owns approximately 62.79% of Pierre Foods' outstanding shares, which it will vote in favor of the exchange. Therefore, if the holders of an additional 705,898 shares, representing approximately 12.21% of the outstanding shares, also vote in favor of the exchange, then the exchange will be approved, provided that a majority of the shares not owned by PF Management and voted at the special meeting also vote in favor of the exchange. Of the 5,781,480 shares outstanding on the record date, 2,151,268 shares were not owned by PF Management. Pierre Foods' directors and executive officers (other than Richardson and Clark), who collectively own approximately 0.76% of the outstanding shares, have indicated that they also intend to vote their shares in favor of the exchange. If all the shares of Pierre Foods common stock entitled to vote were present (in person or by proxy) and voted at the special meeting, then, in addition to the votes of PF Management and of Pierre Foods' directors and executive officers (other than Richardson and Clark), the affirmative vote of the holders of 1,031,736 shares would be required to approve the exchange. See "The Special Meeting" on page 6 and "Information Regarding Pierre Foods -- Stock Ownership" on page 64.


WHO CAN VOTE ON THE EXCHANGE?


     All shareholders of record as of the close of business on June 20, 2002, including PF Management and Pierre Foods' officers and directors, will be entitled to vote at the special meeting to approve or disapprove the exchange. See "The Special Meeting" on page 6.


WHAT RIGHTS DO I HAVE IF I OPPOSE THE EXCHANGE?

     If you oppose the exchange, then you may vote against it at the special meeting. Holders of common stock who do not vote in favor of the exchange agreement and who comply with required procedures will have the right to dissent and to be paid cash for the "fair value" of their shares. The procedures to be followed by dissenting shareholders are described in "The Special
Meeting -- Dissenters' Rights of Appraisal" on page 7, and the text of the applicable statutory provisions is set forth in Appendix D to this proxy statement.

WHAT ARE THE TAX CONSEQUENCES OF THE EXCHANGE TO ME?

     Your receipt of the exchange consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see "Federal Income Tax Consequences" on page 59.

WHAT DO I NEED TO DO NOW?

     This proxy statement contains important information regarding the exchange as well as information about Pierre Foods, Richardson, Clark and PF Management. It also contains important information about what the board of directors and the special committee considered in evaluating the exchange. We urge you to read this proxy statement carefully, including its attachments.

WHEN IS THE SPECIAL MEETING?


     The special meeting will take place on July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416.


HOW DO I CAST MY VOTE?


     Just indicate on your proxy card how you want to vote, then sign and mail it in the enclosed envelope as soon as possible. It is important to return your proxy card so that your shares will be counted at the special meeting. As indicated above, approval of the exchange and the exchange agreement requires the affirmative vote of the holders of 75% of the outstanding shares of Pierre Foods' common stock, including a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting. In the event that no voting direction is provided on your signed proxy card, your shares will be voted "FOR" the exchange. Failure to return a signed proxy card will have the same effect as a vote "AGAINST" the exchange for purposes of the 75% test, but will not count as a vote cast at the special meeting. A vote to "ABSTAIN," as permitted on the proxy card, will count as a vote "AGAINST" the exchange. If you are (or obtain a legal proxy from) the record owner of the shares, then you may attend the special meeting and vote your shares in person rather than vote by proxy.


IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?


     Your broker will vote your shares with regard to the exchange proposal only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, then your shares will not be voted, which will have the effect of votes cast "AGAINST" the exchange for purposes of the 75% test.

     For further information concerning procedures for dealing with your broker if your shares are held in "street name," see "The Special Meeting -- Required Vote; Voting Procedures" on page 6.

MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     Yes. You may revoke your signed proxy at any time before the vote is taken at the special meeting by:

     - submitting to the Secretary of Pierre Foods a written instrument revoking the proxy;

     - submitting a signed proxy bearing a later date; or

     - voting in person at the special meeting if you are (or obtain a legal proxy from) the record owner of the shares.


     See "The Special Meeting -- Voting and Revocation of Proxies" on page 7.


WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

     We do not expect to ask you to vote on any other matters at the special meeting. If a motion is made to take some other action, such as to adjourn the meeting for the purpose of soliciting additional proxies, you may be asked to vote on such action. If you vote "FOR" the transaction of other business on your proxy card, or if no direction is made by you on the proxy card, your shares will be voted on other matters in our discretion.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file reports, proxy statements and other information with the SEC. You can review and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. Judiciary Plaza, Washington D.C. 20549 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 233 Broadway, New York, New York 10279. You can also obtain copies of these materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549. You can call the SEC's Public Reference Section at (800) SEC-0330 to obtain information. You can also access copies of these materials at the SEC's web site on the internet at http://www.sec.gov. We will also send you copies of these documents on request and without charge.

     Pierre Foods, Richardson, Clark, James M. Templeton and PF Management have jointly filed a Schedule 13E-3 with the SEC with respect to the exchange. This proxy statement does not contain all of the information contained in that
Schedule 13E-3, some of which is omitted as permitted by the SEC's rules. Statements made in this proxy statement, while complete in all material respects, are qualified by reference to documents filed as exhibits to the
Schedule 13E-3. The Schedule 13E-3, including exhibits, is available for inspection and copying at the SEC as described above.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any additional questions about the exchange, you should contact:

    Ms. Pamela M. Witters
    Pierre Foods, Inc.
    9990 Princeton Road
    Cincinnati, Ohio 45246
    Telephone: (513) 874-8741

                              THE SPECIAL MEETING

TIME, PLACE AND DATE; PROXY SOLICITATION


     The special meeting will be held on July 26, 2002 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226-4416. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies by telephone or in person, but they will receive no additional compensation for doing so. We have requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to request authority to execute proxies. We will reimburse brokers and nominees for their related reasonable out-of-pocket expenses. In addition, we have engaged Georgeson Shareholder to solicit proxies on our behalf, and we have agreed to pay a fee of approximately $15,000, plus expenses, for such services. We will not solicit proxies on the Internet.


RECORD DATE AND QUORUM REQUIREMENT


     Our common stock, with no par value per share, is the only outstanding voting security of Pierre Foods. The close of business on June 20, 2002 is the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting, including at any adjournment. Each holder of record of common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. On the record date we had 5,781,480 shares of common stock issued and outstanding, held by 1,452 holders of record.


     To conduct any business at the special meeting, holders of a majority of the outstanding shares must be present in person or represented by proxy at the beginning of the meeting. Proxies marked as abstentions are counted as shareholders represented by proxy at the special meeting for purposes of this quorum requirement.

REQUIRED VOTE; VOTING PROCEDURES


     Approval of the exchange agreement, which is attached to this proxy statement as Appendices A-1 and A-2, will require the affirmative vote of the holders of 75% of the outstanding shares of Pierre Foods common stock, including a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting. In the event that no voting direction is provided on a signed proxy card, the shareholder's shares will be voted for the exchange. Failure to return a signed proxy card will have the same effect as a vote against the exchange for purposes of the 75% test, but will not count as a vote cast at the special meeting. A vote to abstain will count as a vote cast against the exchange.



     If you hold your shares through a broker, then your broker will vote your shares with regard to the exchange only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, then your shares will not be voted and they will have the effect of votes "AGAINST" the exchange and the exchange agreement for purposes of the 75% test.



     PF Management owns 3,630,212, or approximately 62.79%, of Pierre Foods' outstanding shares, which it will vote in favor of the exchange. Therefore, if the holders of an additional 705,898 shares, representing approximately 12.21% of the outstanding shares, also vote in favor of the exchange, then the exchange will be approved, provided that a majority of the shares not owned by PF Management and voted at the special meeting also vote in favor of the exchange. Of the 5,781,480 shares outstanding on the record date, 2,151,268 shares were not owned by PF Management. Pierre Foods' directors and executive officers (other than Richardson and Clark), who collectively own 43,899 shares, or approximately 0.76% of the outstanding shares, have indicated that they intend to vote their shares in favor of the exchange. If all the shares of Pierre Foods common stock entitled to vote were present (in person or by proxy) and voted at the special meeting, then, in addition to the votes of PF Management and of Pierre Foods' directors and executive officers (other than Richardson and Clark), the affirmative vote of the holders of 1,031,736 shares would be required to approve the exchange.


VOTING AND REVOCATION OF PROXIES

     A shareholder giving a proxy has the power to revoke it at any time before the vote is taken at the special meeting by:

     - submitting to the Secretary of Pierre Foods a written instrument revoking the proxy;

     - submitting a signed proxy bearing a later date; or

     - voting in person at the special meeting if you are (or obtain a legal proxy from) the record owner of the shares.

Subject to revocation, all shares represented by each properly executed proxy received by the Secretary of Pierre Foods will be voted in accordance with the instructions indicated on the proxy and, if no instructions are indicated, will be voted to approve the exchange and the exchange agreement and on any other matter considered at the meeting as the persons named as proxies in their discretion decide.


     The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of Pierre Foods prior to the special meeting.


EFFECTIVE TIME

     The exchange will be effective following shareholder approval of the exchange agreement when articles of exchange are filed with the Secretary of State of North Carolina. The time when the exchange becomes effective is referred to in this proxy statement as the "effective time." Provided that the exchange is approved by the shareholders at the special meeting, we expect to complete the exchange and file articles of exchange as soon as practicable after the special meeting, subject to the satisfaction or waiver of the other terms and conditions included in the exchange agreement. See "The
Exchange -- Conditions."

PAYMENT OF EXCHANGE CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

     If the exchange is completed, then we will send you detailed instructions regarding the surrender of your stock certificates. Do not send your stock certificates to Pierre Foods or to anyone else until you receive instructions. We will send payment of the exchange consideration to you as promptly as practicable following our receipt of your stock certificates and other required documents.

DISSENTERS' RIGHTS OF APPRAISAL


     If you oppose the exchange, then you may vote against it at the special meeting. Even if you vote against the exchange, if the holders of 75% of the outstanding shares of Pierre Foods common stock vote to approve the exchange, including a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting, then the exchange will be completed and your shares will be converted into the right to receive $2.50 per share in cash.


     Notwithstanding approval of the exchange by other shareholders, under the North Carolina Business Corporation Act ("NCBCA"), holders of common stock who do not vote in favor of the exchange and who comply with notice requirements and other procedures have the right to dissent and be paid cash for the "fair value" of their shares. This appraisal right is the exclusive remedy to shareholders who object to the exchange, unless the exchange is unlawful or fraudulent. The "fair value" of the common stock as finally determined under such procedures may be more or less than the $2.50 exchange consideration. Failure to follow precisely the procedures required by the NCBCA may result in the loss of dissenters' rights. The maximum number of shares held by holders who might dissent in the exchange is one share less than 25% of all outstanding shares, or 1,445,369 shares. If the fair value of these shares were determined to be $2.50 per share, then the fair value of all shares held by shareholders who may dissent is $3,613,423. PF Management may refuse to complete the exchange if holders of more than 5% of the outstanding shares of common stock exercise their right to dissent from the exchange. See "The Exchange -- Conditions."

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the NCBCA and is qualified in its entirety by the full text of Chapter 55, Article 13 of the NCBCA ("Article 13"), which is reprinted in its entirety as Appendix D to this proxy statement. You should review Appendix D carefully.

     A holder of shares of common stock wishing to exercise dissenters' rights must:

     - notify us in writing before the special meeting of the holder's intent to demand payment for his or her shares; and

     - not vote in favor of the exchange.

If the exchange agreement is approved by our shareholders, then, within ten days of the special meeting, we will mail a written notice to all shareholders who gave notice of their intent to demand payment. The notice to dissenters will:

     - state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     - supply a form for demanding payment; and

     - set a date by which we must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date on which we send the notice.

To exercise dissenters' rights, a shareholder who sent a dissenters' notice before the special meeting must demand payment and deposit his or her share certificates in accordance with the terms of our notice. A shareholder failing to do so will not be entitled to payment for his or her shares under Article 13. All notices, demands and other communications directed to us in connection with the appraisal process should be sent to:

    Pierre Foods, Inc.
    9990 Princeton Road
    Cincinnati, Ohio 45246
    Attention: Pamela M. Witters, Secretary

     As soon as the exchange is completed, or within 30 days after receipt of a payment demand (the "First Demand") by a shareholder, we are required to pay such shareholder the amount we estimate to be the value of the dissenting shares, plus interest accrued to the date of payment (the "First Dissent Payment"). Such payment will be accompanied by:

     - our balance sheet as of the fiscal year ended March 2, 2002, an income statement and a statement of cash flows for that year and the latest available interim financial statements;

     - an explanation of how we estimated the fair value of the shares; and

     - an explanation of how the interest was calculated.

     A dissenter may demand payment (the "Second Demand") of an amount in excess of the First Dissent Payment, if:

     - the dissenter believes that the amount of the First Dissent Payment is less than the fair value of the dissenting shares, or that the interest due is incorrectly calculated;

     - we fail to make the First Dissent Payment; or

     - we fail to complete the exchange, and we do not return deposited stock certificates to the dissenter within 60 days after the date set for demanding payment.

A dissenter will waive the right to make a Second Demand, and will be deemed to have withdrawn the dissent and demand for payment, unless such dissenter makes the Second Demand in writing within 30 days after we (x) make the First Dissent Payment or (y) fail to take the actions described in the second and third bullet points above, as the case may be.

     If a Second Demand for payment remains unsettled, then a dissenting shareholder may file a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the dissenter does not commence a proceeding within 60 days after the earlier to occur of the date we made the First Dissent Payment or the date of the dissenter's Second Demand, then the dissenter will be deemed to have withdrawn the dissent and Second Demand.

     The court may, in its discretion, make parties to the proceeding all dissenters whose demands remain unsettled. Each dissenter made a party to the proceeding by the court will be entitled to a judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the First Dissent Payment. The court may assess the costs of a proceeding, including the compensation and expenses of appointed appraisers, as it finds equitable. The court may assess the fees and expenses of counsel and experts (a) against Pierre Foods if it finds that Pierre Foods did not substantially comply with Article 13 or (b) against either Pierre Foods or the dissenters if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the dissenters' rights.

     If you object to the exchange and wish to examine your rights further, then you should consult your own legal counsel at your expense.

OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     Under North Carolina law, only the specific matters included in a notice of the meeting and procedural motions regarding the conduct of the meeting may be presented for shareholder approval at a special meeting. We do not expect to ask you to vote on any other matters at the special meeting. Nevertheless, if a motion is made to take some other action, including a procedural action such as to adjourn the meeting, including an adjournment to solicit additional proxies, you will also be asked to vote on such action at the special meeting. If you vote "FOR" the transaction of other business on your proxy card, or if no direction is made by you on the proxy card with respect to the transaction of other business to come before the meeting, and you do not revoke your proxy by the means indicated above, then we will have authority to vote your shares in our discretion with regard to any such other motion or action that may arise.

                                SPECIAL FACTORS

BACKGROUND OF THE EXCHANGE

     In the spring of 1999, we decided to explore the possibility of maximizing shareholder value by selling one or both of our two core operations, consisting of the Claremont Restaurant Group and our food processing operations, along with our other businesses and properties. The company sought to sell one or both of the core operations because we had come to believe that the restaurant business and the food processing operations were incompatible. We also realized that our debt burden had become very significant by various financial measures. Of the two core operations, the restaurant business was judged less desirable than the food processing business because its profit margins were lower, there was growing competition in that segment, franchising opportunities were declining, and significant capital would be required to open new stores which we believed would be needed to maintain the business. We believed that we would not be able to realize optimal value from the restaurant business if the sale of that business were delayed. Upon consulting with financial advisors we also believed that the merger-and-acquisition market in 1999 was favorable for a sale of our food processing operations because of the apparent high demand for such businesses and the favorable selling prices then being realized in other similar transactions. We engaged First Union Securities (then known as Bowles Hollowell Conner), a leading middle-market investment bank, to explore these possibilities for us.

     First Union Securities eventually found a buyer for the Claremont Restaurant Group and that division was sold in October 1999, leaving us principally with our food processing operations in Cincinnati and Claremont. Those operations, collectively called "Pierre Foods," unexpectedly proved more difficult to sell and in fact were not sold until PF Management agreed to buy them in the exchange covered by this proxy statement. Our other businesses and properties were disposed of in transactions referred to in the next paragraph.

     From July through August, 1999, we sold the entire equity interest in our country ham operation to Hoggs, LLC, majority-owned by Richardson. On September 14, 1999, we sold five former restaurant properties and one tract of vacant land to an entity in which Templeton was then a minority investor. In October 1999, we sold all assets related to a Bennett's Bar-B-Que restaurant to Fairgrove Restaurants, LLC, owned in part by Richardson and Clark. For further details of these transactions, see "Certain Relationships and Related Party Transactions."

     None of Richardson, Clark or Templeton, nor any of our other affiliates, expressed an interest in buying Pierre Foods prior to the events of 2001 described below. In the summer of 1999, in contrast, as the process of obtaining a firm commitment from a qualified buyer for the restaurants continued month after month with no success, Richardson and Clark developed an interest in bidding for the restaurants as a possible last resort.

     On July 22, 1999, we signed a letter of intent with an affiliate of Cracken, Harkey, Street & Hartnett, L.L.C., looking toward a sale of the Claremont Restaurant Group to a Cracken Harkey affiliate, Consolidated Restaurant Companies, Inc. A definitive purchase agreement was negotiated by the parties but was never signed because the parties failed to reach agreement on price. It was during the negotiations with Cracken Harkey that Richardson and Clark began to explore the possibility of buying the restaurants themselves. They were assisted in their consideration of this alternative by Patrick Daugherty and his colleagues in McGuire, Woods, Battle & Boothe LLP, company counsel. During August 1999, Richardson and Clark attempted to arrange commercial financing for a bid to purchase the restaurants. The one other possible buyer that was thought to be qualified and interested in the restaurants was Carousel Capital Partners, L.P.

     On September 2, 1999, in response to a request for guidance from First Union Securities, Clark stated that it was his and Richardson's desire to recommend to the board the sale of the restaurants to a third party at a fair price. The reason for Richardson's and Clark's personal interest, as explained to First Union Securities, was to serve as "a floor" for pricing the restaurants and to thereby flush out the best possible offer from the two identified purchaser-candidates.

     Later that day, Cracken Harkey notified us through First Union Securities that it would not be buying the restaurants. At about this time, a delegation of our independent directors met with Hunton & Williams and engaged that law firm to advise the board in response to a possible offer from management. The engagement lasted but a few days as in fact a management offer was never made. Instead, Carousel Capital made a firm offer to buy the restaurants through First Union Securities. The board accepted that offer.

     On September 10, 1999, a Carousel Capital affiliate, CRG Holdings Corp., signed a definitive agreement with us to purchase the Claremont Restaurant Group. This transaction closed on October 7, 1999. Neither Carousel Capital nor CRG Holdings were then, or are now, affiliated with Pierre Foods or any of its employees.

     First Union Securities intensified its efforts to sell Pierre Foods following the closing of the sale of the Claremont Restaurant Group. This sales effort, which lasted several months, included preparation of a confidential memorandum describing the Pierre Foods business, dissemination of the memorandum to 100 or so plausible strategic and financial buyers, further solicitation of approximately 25 candidates and management presentations to eight or ten interested parties.

     The most interested purchaser-candidate was Castle Harlan, Inc., a New York investment firm. We afforded Castle Harlan extensive due diligence, and we engaged with its representatives in intensive negotiations, but as year-end approached we had not yet settled upon an agreement as to the price for the company. Meanwhile, our business had begun to erode because, we thought, our management had become too engrossed in the details (especially the continuing due diligence demands) of this possible transaction. The erosion in our business led to an erosion in Castle Harlan's willingness to pay a price that would be acceptable to our board. Consequently, we abandoned our attempt to sell Pierre Foods.

     In January 2001, for the reasons stated in "Purpose and Reasons of the MBO Group for the Exchange" below, Richardson and Clark began to consider the advisability of making an MBO offer. Our corporate and securities counsel, Daugherty, met with Richardson, Clark and others in Hickory on January 4, 2001 and, in response to questions, provided basic information about how an MBO offer might be organized and processed. A week later, Richardson, Clark, Daugherty and others discussed a timeline for a going-private transaction prepared by Daugherty at Clark's request.

     When Richardson and Clark decided to pursue an MBO offer, they interviewed Womble Carlyle Sandridge & Rice, PLLC, and, on or about January 26, 2001, they engaged that law firm to act as counsel for a company to be formed to effectuate the acquisition. Richardson and Clark also asked the three other shareholders of HERTH Management, Inc. -- James M. Templeton, Gregory A. Edgell and Larry D. Hefner -- whether they wanted to participate in the MBO. Templeton said yes. Edgell and Hefner said no.

     On February 5, 2001, anticipating an MBO offer and the formation of a special committee to respond to that offer, Daugherty began to contact prospective financial advisors to determine their interest in and availability to serve the special committee in that capacity relative to this transaction.

     Our board of directors met on February 7, 2001. At the board meeting, Richardson and Clark announced that they were prepared to organize and lead an MBO that would result in the acquisition by their group of all or substantially all of the stock in public hands. Clark stated that he would be acting for the MBO team, whereas the board (excluding Richardson and Clark) would decide for itself how to respond. The entire board (with Richardson and Clark absent from the meeting) then met privately with Daugherty and our chief financial officer, Pamela M. Witters. Daugherty stated that a conflict of interest had arisen because the natural desire of the MBO team would be to acquire the entire equity interest in the company at the lowest possible price while unaffiliated shareholders would prefer to sell, if at all, at the highest possible price. Reminding the directors of their fiduciary duties, Daugherty advised them to appoint a special committee to react to the upcoming bid as it considered appropriate on the understanding that the special committee would ultimately make a recommendation to the entire board. The board then acted to organize the special committee, comprised of disinterested directors Bobby G. Holman, E. Edwin Bradford and Bruce E. Meisner. The special committee was empowered to consider, evaluate and negotiate the MBO offer on behalf of the board and the shareholders of Pierre Foods other than PF Management and to make a recommendation to the board with respect to the offer. The board did not at this time explore alternatives to the proposed MBO because no prospective buyer had approached the company since the termination of negotiations with Castle Harlan at the end of 1999 and because extensive efforts had been made to attempt to identify a potential purchaser in 1999, with no success. The directors also inferred from the circumstances that the MBO team could and would block any competing transaction because they then owned approximately 40% of Pierre Foods' outstanding shares and appeared determined to purchase the company. The board and the special committee also were aware that a competing transaction would trigger change-of-control provisions in various agreements, resulting in the company's insolvency.

     The special committee met for the first time immediately following the board meeting on February 7. Daugherty and Witters were present. Daugherty reiterated that the directors were fiduciaries and remarked that the essential role of the special committee was to assure that any transaction with the MBO team would be fair to unaffiliated shareholders with respect to both process and price. He advised the special committee to obtain independent legal and financial advice, discussed the advantages and disadvantages associated with his personal involvement in the matter and offered to introduce other corporate counsel to the special committee should they wish to pursue that option. At the end of the discussion the special committee elected a chairman, engaged Daugherty's law firm as its legal counsel, heard a report from him regarding candidates for the position of financial adviser to the special committee and authorized him, working with special committee chairman Holman, to continue the search for a financial adviser.

     Counsel to the special committee subsequently continued initiating and pursuing discussions with possible financial advisers. Discussions occurred on February 9, 2001 and continued for the next two weeks, intensifying after February 20 when a leading candidate declined the engagement due to its capacity constraints. Counsel first made contact that same day with Grant Thornton, an internationally recognized professional services firm that provides, among other things, business valuations.

     On February 15, 2001, PF Management Inc., a company majority-owned by Richardson and Clark, was incorporated "for the purpose of developing a proposal to acquire all of the outstanding shares of common stock of Pierre Foods . . . .." During the course of the ensuing negotiations with the special committee, both counsel to PF Management and Clark negotiated on behalf of PF Management.

     On February 27, 2001, the special committee received a letter from Clark, writing on behalf of PF Management. Clark's letter indicated PF Management's willingness to pay $1.19 per share in cash for all outstanding Pierre Foods stock in a transaction, subject to appraisal rights, that would result in Pierre Foods becoming a wholly-owned subsidiary of PF Management. The cash to be paid for the shares would be obtained from loans to PF Management arranged by PF Management shareholders and would be "fully funded" before execution of a definitive agreement.

     On February 28, 2001, counsel for the special committee spoke with counsel to PF Management about a possible timetable for a transaction, including the drafting of agreements and other documents and the negotiation of terms, particularly price. Later that day, the special committee met to consider the indication of interest received from PF Management. Holman characterized the offer as serious and respectful of the shareholders unaffiliated with PF Management, adding that the special committee should rely on its financial advisor to derive a narrow range of value for the company. The special committee then heard a report from their counsel regarding his search for a financial advisor, which had narrowed to four candidates. They decided to engage Grant Thornton for a variety of reasons, particularly Grant Thornton's reputation for excellence. The members also authorized Holman to respond to PF Management with a letter soliciting drafts of legal documents.

     Holman delivered a letter to Clark on March 1, 2001 commenting for the special committee, among other things, on PF Management's indication of interest:

          "The price per share offered in your letter was the closing price of [Pierre Foods'] stock on the Nasdaq Stock Market on the day you delivered your letter. We will not comment on the fairness of that price now other than to say that we consider it (and the proposed structure) respectful of [Pierre Foods'] public shareholders. For that reason, among others, we are willing to enter into negotiations with [you] looking toward the execution of a definitive share exchange agreement documenting a transaction structured along the lines you proposed. We solicit your drafts of that agreement and of any and all ancillary documents. In providing these drafts, understand that we consider all terms and conditions, especially (but not only) the price per share, negotiable."

     On March 2, 2001, Grant Thornton began the field work on its engagement by touring our food processing facility in Claremont, North Carolina and interviewing the plant's management there. As requested, our finance staff gave Grant Thornton, among other things, detailed historical and projected financial statements for Pierre Foods.

     On March 14, 2001, Harrison Hurley and Company, financial advisors to PF Management, telephoned counsel to the special committee to comment on the market price of Pierre Foods common stock and the slow pace of the transaction. Harrison Hurley's representative pointed out that the last reported trade in the stock was at $1.00 a share, down significantly from the $1.19 offered earlier, and that volume was reportedly very light. Noting that PF Management was not irrevocably committed to the initially offered price, he suggested that the special committee should engage in price negotiations soon, before PF Management decided to decrease the offered price or withdraw its offer altogether. Counsel to the special committee responded that the reason for the delay was that the special committee was determined to proceed cautiously and that this meant that the special committee would be waiting for Grant Thornton to advise it regarding valuation and pricing before it would engage in price negotiations. Counsel to the special committee also stated that, if PF Management would proffer a draft of the exchange agreement, progress could perhaps be made by way of negotiating terms other than price while Grant Thornton continued its work. Harrison Hurley responded that a draft of the exchange agreement was expected for delivery imminently.

     Later that same day, counsel to PF Management delivered to counsel to the special committee a draft of an exchange agreement together with a timetable of events in furtherance and execution of the exchange. The draft of the agreement expressly left open four issues: the date beyond which either party could terminate the agreement unilaterally; the amount of a termination fee and maximum expense reimbursement payable by us to PF Management in certain circumstances; the maximum amount of shares permitted to dissent before PF Management would have the right to abandon the exchange; and the price per share of Pierre Foods common stock.

     Also on March 14, 2001, Grant Thornton conducted extensive due diligence of Pierre Foods on-site in Cincinnati. Representatives of Grant Thornton interviewed Norbert E. Woodhams, Robert C. Naylor and Witters, toured the company's Cincinnati facility and spoke with other company management.

     On March 15, 2001, counsel to the special committee met with representatives of Grant Thornton at Grant Thornton's offices in Southfield, Michigan. At that meeting, counsel to the special committee discussed the recent history, management and governance of the company and pointed out to Grant Thornton that there had been many related party transactions between us and companies in which either or both of Clark and Richardson had an interest, as had been and would be disclosed in our periodic SEC reports.

     On March 19, 2001, Grant Thornton interviewed each of Richardson, Clark and Witters at our offices in Hickory.

     Also on March 19, 2001, counsel to PF Management phoned counsel to the special committee to advise him of PF Management's offer on three points not yet addressed: the outside termination date, proposed to be December 31, 2001; the proposed amount of the termination fee ($1,000,000) and the maximum amount of reimbursable expenses ($500,000); and the maximum number of dissenting shares (5%).

     Then, in the late afternoon of March 19, 2001, the special committee met in person in Hickory with its counsel to discuss in detail the terms and conditions of the exchange reflected in the initial draft of the exchange agreement as supplemented orally by counsel to PF Management earlier in the day. Counsel commented on various provisions of the draft, including the following items, that in his view should be negotiated for the protection of unaffiliated shareholders: Attention would need to be given to the holders of outstanding stock options. Material private litigation against the company should be added as a basis upon which the company could terminate the transaction. The proposed termination fee of $1 million, plus expenses of up to $500,000, was unjustifiably high; these amounts should be lower so as not to deter other bids. The "market out" condition to closing should be modified to reflect the unimportance to the company of New York Stock Exchange developments and the historical fact that war is not detrimental to the company's business. Also, although the special committee was not overly concerned about PF Management's ability to obtain financing, it would be useful to see evidence of that financing. The members of the special committee agreed with counsel's suggestions. Counsel to the special committee was then authorized and directed to present, to counsel for PF Management, the positions of the special committee on all issues other than price (as to which the special committee was awaiting guidance from Grant Thornton) and, with the guidance and concurrence of Chairman Holman, to negotiate the best possible terms and conditions with the ultimate objective being to present a recommended draft to the special committee for its consideration.

     On March 20, 2001, counsel to the special committee met with counsel to PF Management to negotiate all terms and conditions of the exchange agreement other than price. Following this session, counsel to PF Management discussed the issues and the proposed compromises and resolutions with PF Management, then produced and delivered to opposing counsel a new draft of the agreement.

     Also on March 20, 2001, Grant Thornton made an oral report of its preliminary valuation findings to counsel to the special committee and Witters. Grant Thornton reported that it was using the comparable companies, comparable transactions and discounted cash flow valuation methodologies (and provided lists of companies and transactions, without more). Grant Thornton indicated that a price per share between $1.23 and $1.28 would be appropriate. A price per share as high as $1.44 was defensible, in Grant Thornton's preliminary view, based solely on an application of its comparable companies approach and assuming normalized expenses going forward. Without detailing its analyses, Grant Thornton advised counsel to the special committee and Witters that the "best" valuation approach was to consider the results of the comparable companies, comparable transactions and discounted cash flow analyses in combination, not the results of one analysis alone. Counsel to the special committee and Witters concurred. Agreeing in its meeting the next day (discussed further below), the special committee adopted this approach, which is why the outlying price of $1.44 per share was not pressed in the ensuing price negotiations.

     On March 21, 2001, counsel to the special committee met again with counsel to PF Management to obtain PF Management's views on changes requested the day before but not yet agreed upon as reflected in the current draft. One key provision was the termination fee payable upon exercise of our "fiduciary out," where PF Management was willing to accept less than previously demanded, yet still wanted a sum ($500,000) in addition to recovery of expenses (still capped at $500,000). Counsel also discussed among themselves appropriate provisions covering the exercise or termination of outstanding stock options.

     Later that same day, the special committee met again in person in Hickory, with Witters participating by telephone from Cincinnati and its counsel participating by telephone from Charlotte. In this meeting, counsel related to the special committee the preliminary valuation analyses and findings of Grant Thornton, mentioning the range of $1.23 to $1.28 per share and the outlying, but defensible, price of $1.44 per share. Hearing this, the special committee was of the view that it should negotiate the best price attainable at or above $1.23 per share. Chairman Holman was asked to do this. Holman stated that he would discuss Grant Thornton's analyses with representatives of Grant Thornton before negotiating the price, to better understand the data and the financial advisor's preliminary conclusions to aid him in negotiations.

     Also during this meeting, counsel to the special committee reviewed in detail with the other meeting participants the progress in negotiating and documenting the exchange agreement as to all terms other than price. There seemed to be no solution for resolving the outstanding stock options other than to cancel the options. The amount of the termination fee had declined, as requested in negotiations, but counsel thought the special committee should seek further improvement. The special committee agreed. It was noted that the current draft of the exchange agreement referred to a financing commitment letter. Members of the special committee indicated an interest in seeing a copy of that letter if and when it became available. As the discussion ended, the special committee confirmed its counsel's authority and directive to continue negotiating with opposing counsel, the objective being to present an agreed-upon draft (including a price per share negotiated by Chairman Holman) to the special committee for its consideration.

     Immediately following the meeting of the special committee, its counsel engaged counsel to PF Management in dialogue regarding open issues in the exchange agreement. Subject to consideration of precedents, it was agreed that the termination fee payable upon exercise of our "fiduciary out" would be $100,000 plus reimbursement for actual expenses and that the termination fee payable by reason of our material breach of the exchange agreement would be somewhat less -- $50,000 plus expenses. Counsel to PF Management agreed that the company's bylaws require approval of the exchange by the favorable vote of at least 75% of the outstanding shares. Both counsel noted in this regard that, given PF Management's covenant in the draft exchange agreement to maintain its share ownership at less than 50% before the vote, the 75% minimum would assure that the exchange would not be approved without the approval of a majority of the shareholders of Pierre Foods unaffiliated with PF Management. Finally, it was agreed that we would use our best efforts to cause all outstanding options to be exercised or cancelled by the time of mailing of definitive proxy materials, failing which PF Management could abandon the exchange.

     Special committee chairman Holman, together with Witters and counsel to the special committee, consulted with Grant Thornton on March 26, 2001, as anticipated in the immediately preceding meeting of the special committee. The purpose and focus of this meeting was for Grant Thornton to articulate its valuation determinations in detail as a predicate for price negotiations to be carried out by Holman personally. To that end, Grant Thornton provided to Holman, Witters and counsel to the special committee a bullet-point summary of various data sources that it had used to prepare its preliminary valuation determinations, together with preliminary financial models that it had developed in its analysis. Grant Thornton described the various methodologies that it had used to value Pierre Foods. First, it had used the "comparable companies" methodology, comparing the financial and stock market performance of Pierre Foods and certain ratios and multiples of Pierre Foods to the financial and stock market performance and corresponding ratios and multiples of Bridgford Foods, Earthgrains Company, Hormel and Rymer Foods, four publicly-held companies in the food processing industry that were considered by Grant Thornton to be generally comparable to Pierre Foods. Second, Grant Thornton had analyzed the proposed MBO relative to 15 recent "comparable transactions" in the food processing industry. Grant Thornton stated that it had selected these 15 transactions because the target companies had general business, operating and financial characteristics similar to those of Pierre Foods. Third, Grant Thornton had utilized a "discounted cash flow" (or "income") approach to valuing Pierre Foods, stating that, under this approach, it had performed discounted cash flow analyses to estimate the present value of Pierre Foods under four different scenarios. All four scenarios focused on projected income statements and debt-free net cash flows for fiscal years 2002 through 2006.

     Grant Thornton stated that, rather than applying only one valuation method, it was necessary to weigh the methods to obtain an appropriate valuation, because each method is dependent on its own set of facts and circumstances and, when considered in combination, they provide a better indication of value for our shares than any one of them does in isolation. Accordingly, Grant Thornton assigned the comparable companies methodology a 50% weight, the comparable transactions approach a 25% weight and the discounted cash flow approach a 25% weight. Grant Thornton stated that, based upon its preliminary calculations and refinements in its analysis, it had adjusted the estimated range of fair market values for Pierre Foods downward from its earlier indication of $1.23 to $1.28 per share to a new range of $1.14 to $1.23 per share. This adjustment was made based on Grant Thornton's receipt after March 20, 2001 of our financial information for the fiscal year ended March 3, 2001, which had not previously been available to Grant Thornton. Previously, Grant Thornton had access to financial information only through December 2, 2000. Subsequently, Grant Thornton was provided our complete, preliminary fiscal 2001 financial statements to use in their analysis. Differences in our operating results for the fiscal year ended March 3, 2001 versus the twelve months ended December 2, 2000 caused the change in Grant Thornton's opinion on the range of fair values.

     Holman and Clark met in Hickory at 9:00 a.m., local time, on March 27, 2001, with counsel to the special committee, representatives of Harrison Hurley and counsel to PF Management all participating in that meeting from various locations by conference telephone. Holman began the meeting by acknowledging PF Management's earlier offer of $1.19 per share and by countering that offer with an offer of $1.30 on behalf of the special committee. The special committee's decision to begin negotiations with an offer of $1.30, rather than $1.44, which was then the highest price that Grant Thornton had identified as defensible, was based on the special committee's belief that PF Management would not pay $1.44 per share and the special committee's desire to counter with an offer that it believed would be in the range of prices that PF Management would be willing to consider. When a representative of Harrison Hurley pointed out that the stock was then trading on Nasdaq at less than $1.00 per share, Holman indicated that a price between $1.19 and $1.30 could be negotiated. Clark asked for an adjournment.

     At 10:20 a.m., the meeting was reconvened among the same participants. At Clark's request, a representative of Harrison Hurley presented his firm's analyses of Pierre Foods' value. Harrison Hurley's balance sheet analysis yielded a value that its representative described as immaterial. Its analysis of cash flow in relation to companies that it considered comparable yielded a price per share of zero. Counsel to the special committee remarked that Grant Thornton had arrived at a valuation range higher than Harrison Hurley's indications by considering comparable companies and comparable transactions in terms of total invested capital to total revenues. Clark responded that he considered Grant Thornton's approach to be typical of "dot-com" companies, not of food processing companies. Clark noted, however, that the two financial advisors' conclusions were broadly similar in so far as each concluded that our situation was unusual because we have continuing losses from operations and tangible assets less than our liabilities. Each firm targeted similar food-oriented companies as benchmarks for its comparative evaluations. Although the two firms' conclusions vary slightly, upon evaluation of either report one might conclude that Pierre Foods had no value due to its high leverage and lack of tangible assets. Nevertheless, Grant Thornton and Harrison Hurley each placed a value on Pierre Foods based upon industry trends and cash flow, for lack of any other useful benchmarks historically relied upon in conducting valuations of companies.

     Clark indicated that the buyout group put more weight on pure financial analysis than it did on market comparables, particularly market transactions. At this point, counsel to the special committee asked what the position of PF Management would be with respect to a solicitation of other bids for Pierre Foods. Clark responded that PF Management would most definitely oppose a competing bid. (PF Management had implied opposition to a competing bid in discussions and negotiations as early as February 7, 2001, but had not stated its opposition plainly until now.) Clark stated that, while he thought he could justifiably seek a decrease from PF Management's original bid of $1.19, in the interest of proceeding with the transaction he would now bid $1.21 per share.

     Following a short recess in which Holman consulted with counsel to the special committee, at 11:10 a.m. the meeting was reconvened with the same participants. Holman asked Clark whether there was any room for improvement in the offered price. Clark answered that $1.21 per share was PF Management's best and final offer. Holman then stated that this price was within a range that he believed the special committee was prepared to accept; that he would recommend to the special committee that it accept that price; and that he believed the special committee would recommend the exchange to the entire board of directors at that price. Counsel to the special committee observed that the termination fee and certain other terms and conditions of the exchange agreement (other than price) remained to be negotiated to a conclusion. Counsel to PF Management noted that Holman and Clark had only agreed upon a price subject to the approval of all terms and conditions (including price) to be included in an exchange agreement that would be finalized and submitted for various corporate approvals.

     On the late afternoon of March 29, 2001, Clark observed that Pierre Foods' stock had closed at $1.63 per share on Nasdaq, up from $1.06 the day before. Concerned that the increase in stock price and increased trading volume could be the result of market speculation regarding the proposed MBO, on the advice of counsel to the special committee, concurred in by counsel to PF Management, Pierre Foods issued a press release before trading began the following morning. The press release stated in pertinent part as follows:

          "Pierre Foods, Inc. (NASDAQ: FOOD) today announced that it is in advanced talks with a management group that reportedly owns 49% of the company's outstanding common stock and seeks to purchase, for cash, all shares owned by unaffiliated investors.

          "A special committee of the company's board of directors has been negotiating the terms of a possible transaction with the management buyout group. . . .The price range under discussion for the stock owned by public shareholders is significantly lower than the $1.63 price per share last reported by the Nasdaq Stock Market yesterday. . . .

          "In April, the committee and the buyout group are expected to complete their negotiations and the committee is expected to bring this matter to the full board. An announcement will be made of any material action taken by the board."

     So that timely disclosure of the proposed MBO would be available to investors, we filed this press release with the SEC on Form 8-K on the same day it was issued. The substance of the release was reported in The Wall Street Journal the next business day -- April 2, 2001. Following issuance of the press release, the closing price of Pierre Foods' stock fell to $1.188.

     On April 3, 2001, counsel to PF Management delivered to the special committee, through counsel, a revised draft of the exchange agreement said to reflect the current state of negotiations between the parties.

     On April 5, 2001, counsel to the special committee, counsel to PF Management and Clark discussed a timetable covering, among other things, the organization of PF Management, the consideration of the exchange by PF Management, the special committee and the board of directors of Pierre Foods, the execution and delivery of the exchange agreement and public announcement of the signing of the exchange agreement. This timetable was refined in subsequent conversations among the parties and their counsel.

     On April 6, 2001, Harrison Hurley commented directly to Grant Thornton on the transaction data utilized by Grant Thornton in its comparable transactions analysis, Grant Thornton having provided that data to Harrison Hurley on a prior occasion. Harrison Hurley's comments focused on its interpretation of the transaction data and on alterations that it would have made in determining the appropriate pricing multiples from that data. Grant Thornton did not find the differences material to the analysis and therefore did not revise its analysis, methodologies, advice or conclusions based on the receipt of this information.

     Counsel to the special committee spoke with counsel to PF Management with respect to the current draft of the exchange agreement on April 9, 2001. Counsel observed that, according to the draft (and in contrast to earlier discussions and expectations), PF Management would not represent and warrant that it could finance the exchange. In a conversation with Clark, it was agreed that the change regarding financing might remain in the document only if PF Management would abandon any claim to a termination fee (in excess of its actual expenses). Clark agreed to abandon the termination fee, provided that PF Management's covenant to maintain its share ownership at less than 50% before the vote was also deleted. Counsel to the special committee acknowledged that, without this covenant, there was no assurance that approval of the transaction would require approval by a majority of the shareholders unaffiliated with PF Management.

     Counsel to the special committee advised the special committee of these developments and consulted with Holman on April 11, 2001. It was resolved that the special committee would not approve a sale of the company to PF Management (or to any other buyer) until a covenant that financing would be available for the exchange was included in the exchange agreement. Counsel to the special committee delivered that message to counsel to PF Management the next day.

     Also on April 11, 2001, counsel to PF Management delivered to counsel to the special committee, for its information, a draft of an amendment to the
Schedule 13D filed with the SEC by Richardson, Clark and others, together with a draft of a Schedule 13D to be filed with the SEC following the first acquisition of Pierre Foods common stock by PF Management.

     On April 13, 2001, a representative of PF Management telephoned counsel to the special committee to discuss the financing issue. In that discussion, it was agreed that, in the exchange agreement, PF Management would represent and warrant that PF Management and its shareholders collectively have cash and credit sufficient to pay the aggregate exchange consideration and to consummate the transactions contemplated by the agreement. After further discussion, it was agreed that Richardson and Clark would commit their personal resources and credit to the exchange transaction and would therefore become parties to the exchange agreement for that purpose. Immediately thereafter, counsel to the special committee confirmed with Chairman Holman that this resolution would satisfy the special committee.

     On April 16, 2001, PF Management delivered to the special committee, through counsel, another draft of the exchange agreement.

     On April 17 and 18, 2001, PF Management and its counsel worked with our management and with counsel to the special committee on the text of this proxy statement and other SEC filings. They consulted with one another on these days, and beyond, regarding the sequence of events pursuant to which PF Management would acquire shares of Pierre Foods stock from Richardson, Clark and Templeton incident to the organization of PF Management, as well as the regulatory consequences of those transactions. Leading up to the meetings held on April 26, 2001, PF Management and its counsel also worked with our management and with counsel to the special committee with respect to the sequencing of, the agendas for, the presentations to be made and the resolutions to be considered at those meetings.

     On April 19, 2001, counsel to PF Management and counsel to the special committee discussed the current draft of the exchange agreement with one another. Counsel to the special committee noted, and opposing counsel agreed, that the only substantive change needed in that draft was a refinement of a Pierre Foods representation and warranty to the effect that Grant Thornton's fee would be payable pursuant to its letter agreement dated February 27, 2001 as amended by a letter dated April 12, 2001. The Grant Thornton engagement letter had been amended by agreement with the special committee to include work by Grant Thornton needed on this proxy statement. Later that day, counsel to the special committee delivered a copy of the April 12, 2001 Grant Thornton letter amendment to PF Management by fax.

     Promptly following that discussion, PF Management delivered to the special committee, through counsel, the final draft of the original exchange agreement. In the week leading up to the meetings of April 26, 2001, the parties and their counsel prepared documents for filing with the SEC and the public and generally prepared for the meetings.

     On April 26, 2001, following a meeting of the shareholders of PF Management during which the shareholders (Richardson, Clark and Templeton) approved and adopted the original exchange agreement, the special committee met in person with its counsel in Hickory. Grant Thornton presented its final valuation analyses and conclusions as of that date during the meeting. Grant Thornton's conclusions updated its preliminary findings presented in March. Based on changes in the stock prices and thus multiples of the comparable companies, as well as a reappraisal of the appropriate weighting of the three methodologies used, Grant Thornton's range of fair values changed from $1.14 to $1.23 on March 26 to $1.18 to $1.45 as reported to the special committee and board at this meeting. An upward shift in the prices of the comparable companies caused a slight upward movement in the pricing multiples used by Grant Thornton in concluding its value range. The shift in weightings of the methodologies from 50% to the comparable companies approach and 25% each to the other methodologies to an even weighting of all three was based on Grant Thornton's continued evaluation of the market for companies similar to us and of our fiscal performance. In Grant Thornton's opinion, the rise in the stock prices of the comparable companies was due to circumstances particular to those companies. As those circumstances could not be translated to our stock, Grant Thornton, in its professional judgement, determined that the previous 50% weighting to the comparable companies approach method was no longer accurate and therefore reevaluated its findings based upon an equal weighting among the three methodologies.

     Upon request, Harrison Hurley addressed the special committee with respect to PF Management's and its shareholders' financing. Counsel to the special committee was present throughout the meeting.

     Following a discussion by the special committee consisting essentially of consideration of the factors mentioned under "-- Recommendation of the Special Committee and the Board of Directors," the special committee resolved unanimously to recommend to the entire board of directors that it approve and adopt the original exchange agreement and the exchange and that the board recommend to the shareholders that they approve and adopt the agreement and the exchange.

     Later that same day, the board of directors met and the entire board took up the exchange and the exchange agreement outside the presence of Richardson and Clark. Counsel to the special committee and the board was present throughout the meeting. Again Grant Thornton presented its analyses and conclusions. Again Harrison Hurley spoke to the directors about the financing.

     Following a discussion by the board consisting essentially of the factors mentioned under "-- Recommendation of the Special Committee and the Board of Directors," the board (other than Richardson and Clark, who were not present for any part of the discussion or the vote) resolved unanimously to approve and adopt the original exchange agreement and the exchange and recommended that the shareholders of Pierre Foods approve and adopt the agreement and the exchange.

     The original exchange agreement was signed immediately following the board meeting. We issued a press release announcing the execution of the exchange agreement before the stock market opened for trading the next morning. In the weeks that followed, PF Management and its counsel worked closely with us and our counsel to prepare, file and process this proxy statement and related documents.

     On June 6, 2001, the board of directors received a letter from Equity Acquisitions, Inc., a South Carolina corporation said to be wholly-owned by Mr. Gregory A. Edgell, a former affiliate of Pierre Foods. See "Certain Relationships and Related Party Transactions." In this letter, Equity Acquisitions gave notice that it intended to commence a tender offer for all of the outstanding common stock of Pierre Foods at a purchase price of $1.44 per share. The tender offer would be subject to the condition that at least 75% of Pierre Foods' outstanding shares would be tendered. Equity Acquisitions noted that our rights agreement dated September 2, 1997 with American Stock Transfer & Trust Company contained provisions that could prevent the completion of its tender offer. Accordingly, Equity Acquisitions requested that a majority of the board , pursuant to the rights agreement, determine that Equity Acquisitions' offer represented a fair price to the shareholders and was otherwise in the best interest of us and our shareholders. Equity Acquisitions also asked the board to commit to enter into an agreement and plan of share exchange with Equity Acquisitions on terms (other than price) substantially identical to the terms of the original exchange agreement. Finally, the letter stated Equity Acquisitions' belief that the change-of-control agreements presently in place with various of our senior executives, including members of the management buy-out team, were out of proportion to the value these executives had provided to us. Equity Acquisitions asked that these agreements be terminated immediately and concluded by requesting a response to its letter no later than June 11.

     As required by the terms of the exchange agreement, counsel to the special committee delivered copies of the letter from Equity Acquisitions to representatives of PF Management and began to discuss possible responses with representatives of PF Management and with E. Edwin Bradford, the one special committee member who was available at that time (as the other special committee members were out of town). In these discussions, PF Management reiterated its opposition to any competing bid, including this one, and questioned the legality of Equity Acquisitions' offer. Counsel to the special committee delivered a copy of Equity Acquisitions' letter to Grant Thornton and asked Grant Thornton to prepare to advise the special committee from a financial point of view at a meeting to be scheduled on short notice. Grant Thornton was not asked to opine on Equity Acquisitions' offer.

     The special committee met by conference telephone with their counsel and Witters during the morning of June 11, 2001 to consider the Equity Acquisitions letter. The directors expressed many concerns about the proposal, all of which were reflected in the written response authorized by the special committee and described below. The special committee also solicited Grant Thornton's views. A representative of Grant Thornton who was brought into the meeting remarked that Equity Acquisitions' offer placed constraints on us that could not be satisfied without rendering us insolvent. The Grant Thornton representative added that nothing in the proposal dissuaded his firm from its earlier opinion that the exchange consideration offered by PF Management was financially fair to shareholders unaffiliated with PF Management. Following this discussion, the Grant Thornton representative was excused from the meeting and the special committee unanimously reaffirmed its judgment that the exchange is fair to, and in the best interests of, the shareholders. The special committee delegated to Bruce E. Meisner the task of working with counsel to the special committee to prepare and approve a written response to Equity Acquisitions' proposal.

     A letter signed by Meisner on behalf of the special committee and delivered to Equity Acquisitions later that day responded to Equity Acquisitions' proposal. The special committee identified to Equity

Acquisitions several structural problems with respect to its offer, as follows. First, the special committee noted that the tender offer for shares of Pierre Foods would be subject to the condition that at least 75% of all outstanding shares be tendered. The special committee noted that this would constitute a "change of control" under the company's indenture, entitling the holders of all senior notes (with an aggregate face amount of $115 million) to "put" their notes to us for 101% of the face amount. The special committee informed Equity Acquisitions that we would not be in a position to satisfy that obligation and that the triggering of the "put" obligation would render us insolvent. The special committee stated that it did not believe that the insolvency of Pierre Foods would be in the best interest of the company and its shareholders. The special committee also stated its belief that there was no basis for us to terminate the change-of-control agreements presently in place with senior executives and other individuals, which had been entered into long ago and remained valid obligations of the company. Third, the special committee noted that Equity Acquisitions had not disclosed how its tender offer would be financed, nor had Equity Acquisitions presented any information about the financial condition or financing capabilities of itself or its sole shareholder, Edgell. Lastly, the special committee stated that PF Management had confirmed since the delivery of Equity Acquisitions' letter that it would not tender its shares to Equity Acquisitions and would vote against any shareholder proposal to approve any agreement with Equity Acquisitions. Thus, the special committee stated, Equity Acquisitions' minimum condition of a 75% tender could not be satisfied. The special committee concluded the letter by stating that it believed it was detrimental to the interest of the company and its shareholders to agree to a transaction which could not be closed, particularly when pursuing such a transaction would ultimately require the special committee and the company to abandon the proposed MBO which was an achievable transaction to which the special committee and the company were already committed, and which offered shareholders liquidity and protected them against further share price decreases. Notwithstanding the foregoing, the special committee welcomed any solutions that Equity Acquisitions might have to the problems the special committee had outlined in its letter.

     On June 15, 2001, the special committee received a reply to its letter from Equity Acquisitions containing a modified proposal. First, Equity Acquisitions eliminated the minimum tender condition, which, considering PF Management's opposition to the tender offer, eliminated the risk that the change-of-control provisions of the senior notes would be triggered. Equity Acquisitions stated that it believed the special committee could recommend that the board make a facilitative finding under the rights agreement to the effect that Equity Acquisitions' proposed tender offer was at a price that was fair to the shareholders and otherwise in the best interests of the company and its shareholders. Equity Acquisitions also stated that it believed its proposed tender offer could be found to be a "superior proposal" (as defined in the exchange agreement between Pierre Foods and PF Management) in comparison to the "offer" made by PF Management. Equity Acquisitions noted that, since its proposal did not contemplate acquiring control of us, PF Management's commitment to vote against a competing transaction was no longer relevant. Equity Acquisitions asserted that its proposed tender offer and the "offer" of PF Management were not in conflict and could be pursued simultaneously. Equity Acquisitions stated that it was prepared to demonstrate its ability (financial and otherwise) to commence and complete the proposed tender offer, but that it believed such a demonstration was premature.

     Again as required by the exchange agreement, counsel to the special committee delivered copies of the letter from Equity Acquisitions to representatives of PF Management. Grant Thornton also was given a copy of the letter and was asked to analyze it from a financial point of view.

     On June 19, 2001, representatives of PF Management informed counsel to the special committee that Richardson was preparing to sue Edgell and the accounting firm in which Edgell was a partner and outlined the nature of the claims.

     On the afternoon of June 20, 2001, the special committee received from counsel to PF Management and Richardson a copy of a letter signed by such counsel and delivered to Edgell's accounting firm earlier in the day. The letter asserted that Richardson had been a client of Edgell's for more than 30 years and a client of the accounting firm for more than 20 years, and that, throughout that period, Edgell had been Richardson's personal accountant. The letter stated that Richardson had given Edgell extensive personal and confidential financial information. It said that in the spring of 2001, Richardson invited Edgell to join

Richardson, Clark and others to acquire all the outstanding stock of Pierre Foods, but Edgell announced that he was not interested in owning Pierre Foods' stock. Edgell instead offered to sell his Pierre Foods shares to Richardson, the letter said, and, on April 17, 2001, Richardson bought Edgell's shares. The letter made the following claims: Edgell's proposals to acquire Pierre Foods stock were not sincere, but were instead part of a plan designed to prevent Richardson and Clark from acquiring us. Edgell had used and disclosed, and was continuing to use and disclose, Richardson's confidential personal financial information to carry out his plan. As a fiduciary, Edgell owed Richardson the duties of utmost loyalty, good faith, full disclosure and complete confidentiality. Edgell had violated each of these duties by deceiving Richardson about his intentions, taking action adverse to Richardson and using Richardson's own confidential information to develop a competing proposal. The letter concluded by stating that Richardson intended to file suit if Edgell did not abandon his plan to subvert PF Management's acquisition of us.

     On June 22, 2001, the special committee received a third letter from Equity Acquisitions. In this letter, Equity Acquisitions stated that it had received the letter from counsel to PF Management and Richardson summarized above. Equity Acquisitions stated that it believed the litigation threat had no basis, but that, considering the impact that the threat might have on Equity Acquisitions' ability to successfully conclude its proposed tender offer, Equity Acquisitions was withdrawing its proposal. In this letter, Equity Acquisitions ostensibly reserved the right to reinstitute its proposal at any time.

     Upon Equity Acquisitions' withdrawal of its proposal, the several members of the special committee determined to take no further action in response to the proposals and suggestions that had been made by Equity Acquisitions. We returned to processing our proxy materials and, on July 6, 2001, filed a revised preliminary proxy statement with the SEC.

     On July 18, 2001, the special committee received an unsolicited bid from William E. Simon & Sons, LLC and Triton Partners. This "Simon/Triton" bid was an offer, subject to various terms and conditions, to commence a tender offer for any and all shares of Pierre Foods' stock at $2.50 per share. The bid letter stated in pertinent part:

          "We have reviewed your recent SEC filings outlining the proposed transaction between PF Management, Inc., James C. Richardson, Jr., and David R. Clark (together, the 'Related Party Acquisition Group') and Pierre Foods, Inc. (the 'Company') and good business judgement dictates that we offer the Company a transaction that is far better for your respective shareholders, employees, customers and communities than the proposed merger your shareholders are currently considering. William E. Simon & Sons, LLC ('Simon'), a merchant bank with in excess of $1 billion in assets which was founded by the eponymous former Secretary of the Treasury, and Triton Partners ('Triton'), an institutional investment manager with in excess of $1 billion in assets and which is currently a holder of Pierre Foods
     10 3/4% Notes due 2006 (the 'Notes'), together make the following superior proposal. Simon and Triton are making this proposal with the support of holders of a majority of the Notes.

          "1. Consideration: Through an appropriate acquisition entity, Simon and Triton would make a tender offer to purchase all outstanding shares of common stock, no par value, of the Company, together with the associated rights to purchase Series A Junior Participating Preferred Stock (the 'Common Stock') for $2.50 per share, net to seller in cash (the 'Offer Price'). The offer would be conditioned on (i) there being validly tendered prior to the expiration date and not withdrawn a number of shares of Common Stock constituting at least a majority of the outstanding shares of Common Stock (the 'Minimum Condition') and (ii) the Board of Directors of the Company having voted to redeem the Company's outstanding preferred stock purchase rights. We are able to provide such consideration with cash currently under our control.

          "2. Minimum Condition: We are prepared to make a tender offer to purchase any and all outstanding shares of Common Stock without a Minimum Condition provided that the Company arranges for us to receive board representation if we purchase in excess of 10% of the outstanding Common Stock.

          "3. Terms and Conditions: We are prepared to enter into a merger agreement, providing for our cash tender offer, on substantially the same conditions as your current agreement with the Related Party Acquisition Group.

          "4. Change of Control and Other Indenture Matters: We have taken measures to ensure that a majority of interest of the Noteholders will authorize the execution of a supplemental indenture governing the Notes (a 'Supplemental Indenture') which will exempt this proposed transaction from the Change in Control provisions of Section 4.14 of the Indenture governing the Notes or the authorization of any other Supplemental Indenture that may otherwise be necessary or appropriate to effect this proposed transaction.

          "5. Timing: Recognizing the advanced stage of the Related Party Acquisition Group's proposed transaction, we are prepared to document and close our superior proposal on a highly expeditious basis and stand ready to conform to your schedule.

          "We trust that you will find the above terms of our offer acceptable, and we hereby request a meeting with you as soon as possible to discuss our offer and appropriate next steps."

     Counsel to the special committee spoke with counsel to Simon/Triton the following week. In response to Simon/Triton's request to meet to discuss their offer and appropriate next steps, it was agreed that representatives of Simon/Triton and their counsel would meet with the special committee and its counsel on July 27 in Charlotte. This meeting was confirmed by a letter dated July 23, 2001 from counsel to the special committee stating:

          "The purpose of the meeting is to give your clients the opportunity to explain why the Special Committee should pursue the offer made by your clients in their July 18th letter with a view to endorsing that offer as superior to the contracted management buyout. For its part, the Special Committee can be expected to inquire about the details of your clients' offer, the genesis and background of that offer, the interests of your clients, their relationships with one another (and with other interested persons) and their plans and proposals, if any, for Pierre Foods.

          "Your clients should be prepared to present the terms and conditions of their offer in full detail. The Special Committee will naturally expect to see, among other things, the form of Supplemental Indenture mentioned in the July 18th letter, as well as written confirmation of the assertion that a majority in interest of the Noteholders will authorize execution of the Supplemental Indenture.

          "The Special Committee also will expect to hear your clients' reasons for requesting 'representation' on the Pierre Foods Board of Directors. The Special Committee will want full details concerning the identity of the proposed director, the candidate's qualifications for membership on the Board of Directors, the candidate's other business relationships and the representative capacity in which the candidate would serve."

     The special committee and its counsel did meet with Simon/Triton and their counsel as scheduled. The special committee explored the Simon/Triton bid over the course of several hours. The representatives of Simon/Triton claimed that we could be managed more efficiently so as to pay the $115 million aggregate principal amount of our outstanding senior notes in full at maturity. They added that they would need to be represented on our board of directors and board committees to make this happen. The special committee expressed reluctance to facilitate election to the board of a representative of the holders of the senior notes in that these holders were our most significant group of creditors. The view was expressed that creditor participation in board meetings, while lawful, was not preferable, particularly in view of the possible need to restructure our debt and equity capital, including the senior notes. While disagreeing with this view, the representatives of Simon/Triton did state that they would still be willing to bid for Pierre Foods' stock even if they could not participate on the board, but only at a lower price (perhaps $1.75 per share).

     The special committee took no action on July 27 on the Simon/Triton bid. As required by the terms of the original exchange agreement, through its counsel it conveyed to PF Management the substance of the talks with Simon/Triton. In these conversations, the opinion of the special committee was clearly stated that $2.50 per share was an attractive bid that the special committee needed to be able to explore further with the bidder. Counsel to the special committee requested, and PF Management granted, a limited waiver of the terms of the original exchange agreement that otherwise would have prohibited the special committee from communicating further with Simon/Triton.

     On August 2, 2001, we announced the special committee's receipt of the Simon/Triton bid (which Simon/Triton had announced on July 18) and asked our shareholders to take no action in response to the bid pending a recommendation from the board in that regard. Because the special committee had not rejected the Simon/Triton offer within ten days of receipt, PF Management had the right, under the exchange agreement, to terminate the original exchange agreement and be reimbursed by us for its transaction expenses. The special committee was aware of this prospect and allowed it to materialize because it did not believe that it should either accept or reject the Simon/Triton offer on the basis of the existing record.

     Also on August 2, in a telephone conversation with counsel to Simon/Triton, counsel to the special committee relayed information: that the special committee had obtained limited authority to pursue discussions with Simon/Triton; that there would be no meetings by Simon/Triton with middle management or the entire board at this stage of discussions; that counsel to the special committee was examining the "directorship" issue, but was pessimistic about solving it, having found no case in which a court had held that directors had a fiduciary duty to nominate a creditor's representative to the board; that the special committee was interested in receiving the written opinion of counsel to Simon/Triton on that point and also on the question of whether the Simon/Triton offer could be made without the consent of 100% of the senior notes. Simon/Triton was reported to be digesting data provided by Grant Thornton at the special committee's direction. It was agreed that counsel would reconnect later in August.

     In early August, representatives of PF Management met with representatives of Simon/Triton to determine whether or not Simon/Triton's bid was one that PF Management could support. Clark concluded from the meeting that Simon might have an interest coincident with our shareholders but that Triton's interest was mainly in furthering the investment value of the senior notes that it had purchased. Clark reported this to the special committee through its counsel. Clark also asked that the special committee challenge Simon/Triton to prove that its bid enjoyed the support of a majority in aggregate principal amount of the senior notes, as Simon/Triton had claimed.

     Counsel to the special committee communicated that challenge to counsel to Simon/Triton on August 16 and was told to expect proof of support by August 20. On August 21, nothing having been received from Simon/Triton, special committee chairman Holman delivered a letter to Simon/Triton stating in material part as follows:

          "On July 23rd, in the course of confirming a meeting with you, our counsel wrote to your counsel as follows: 'Your clients should be prepared to present the terms and conditions of their offer in full detail. The Special Committee will naturally expect to see, among other things, the form of Supplemental Indenture mentioned in the July 18th letter, as well as written confirmation of the assertion that a majority in interest of the Noteholders will authorize execution of the Supplemental Indenture.'

          "You did not bring a form of Supplemental Indenture or written confirmation of your authority to speak for the majority Noteholders to your July 27th meeting with the Special Committee. The minutes of that meeting do reflect reiterations of your assertion of authority. . . .

          "On August 16, through counsel, we . . . reiterated our request to see your draft of a Supplemental Indenture designed to facilitate your proposed transaction, together with written evidence of the concurrence of a majority in principal amount of the Noteholders. We were told we could expect our requests to be satisfied by August 20th.

          "Today is August 21st. We have not received the evidence of your authority that we requested.

          "Notwithstanding the attractive price per share that you said you were willing to offer, your proposed transaction does raise problems for the Special Committee. We are disinclined to guarantee election to the board of a representative of the company's most significant group of creditors, particularly in view of the likely need to negotiate a restructuring of that credit. Also, we are uncomfortable with your assertion that a mere majority in interest of the Notes has the power under the Indenture to modify adversely every Noteholder's change-of-control redemption right.

          ". . . Accordingly, we have determined to reject your proposal unless our counsel receives from yours, by 5:00 p.m., Eastern time, on Friday, August 24th, the form of Supplemental Indenture and written evidence of authority requested twice previously."

     On August 23, 2001, counsel to Simon/Triton delivered to counsel to the special committee a draft supplemental indenture exempting the offer of Simon/Triton from the change-in-control provisions contained in the indenture governing the senior notes together with letters from a majority in interest of the noteholders stating that they were prepared to consent to the supplemental indenture. Concurrently, counsel to Simon/Triton reported that it was in a position to deliver a written opinion favorable to its clients' position on the indenture compliance question raised earlier.

     That same day, representatives of a group of noteholders telephoned a representative of Harrison Hurley and advised that they were interested in pursuing a negotiated restructuring of Pierre Foods. When told of this, Clark relayed the news to counsel to the special committee, who called the lawyer for the group and confirmed what Clark had been told. The lawyer for the group, which became an "ad hoc committee of noteholders," stated that, to commence restructuring talks, a financial advisor and a law firm would need to be engaged and Pierre Foods and PF Management would need to "stand down." Management and the special committee were agreeable to these conditions, with the result that we determined to pursue a restructuring for the reasons mentioned in our counsel's August 24 letter to the ad hoc committee's lawyer (filed with the SEC on August 27):

          "The previously announced overture by William E. Simon & Sons and Triton Partners, with which you are familiar, does not envision a restructuring of Pierre Foods' debt; and Triton has opposed any such restructuring in its discussions with the Special Committee. Your clients, in contrast, appear receptive to a restructuring proposal. The Special Committee believes that a restructuring could benefit the company and its shareholders in several ways. Of particular significance, a restructuring has the potential to greatly increase the value of the stock in public hands, as concern about the company's ability to service and repay the Notes is seen as a depressing factor on the value and price of the stock.

          "Accordingly, the Special Committee is motivated to pursue negotiations with your clients. In fairness to Simon and Triton, these negotiations should commence promptly. We are mindful that your financial advisor will need to obtain and evaluate considerable Pierre Foods financial information. Pierre Foods will expedite the delivery of that information. We suggest that, next week (August 27-31), you should obtain and analyze substantially all that you need to negotiate a restructuring agreement, with a view to meeting as soon as possible afterward in order to negotiate that agreement."

     After the Labor Day break, we focused on engaging CIBC World Markets Corp., identified by the ad hoc committee as its financial advisor, and Anderson Kill & Olick, P.C., legal counsel to the ad hoc committee. When that was done, we spent the rest of the month developing a comprehensive restructuring proposal to present to the ad hoc committee and its advisors and negotiating the scope of the advisors' "due diligence" requests. Our representatives met with the advisors to the ad hoc committee of noteholders in Chicago in mid-September 2001 to work through engagement and due diligence questions in person. Work on these matters continued into October, leading to a meeting in New York on October 19, 2001, where our representatives presented a financial model and restructuring proposal to the financial and legal advisors to the ad hoc committee.

     Our restructuring proposal included the following elements:

     - PF Management would complete its pending statutory share exchange by agreeing to pay $2.50 per share for all shares of Pierre Foods' stock held by the public, by obtaining a 75% vote in favor of the exchange, by consummating the exchange and by resolving any and all assertions of appraisal rights. We would advance to PF Management the purchase price of these shares.

     - We would merge with and into PF Management, whose borrowings assumed in the merger would be limited to $20 million in aggregate principal amount. The founders of PF Management would retain 80% of the common stock of PF Management on a post-restructuring, fully-diluted basis.

     - We and PF Management would offer to exchange, for each $1 million principal amount of the outstanding senior notes, $550,000 principal amount of new notes plus preferred stock convertible into 1/115th of 20% of the common stock of PF Management outstanding on a post-restructuring, fully-diluted basis offered to the holders of all senior notes in the aggregate. Senior notes not tendered into this exchange offer would remain outstanding and unimpaired.

     - The new notes would be secured by first liens on all of our property, plant, equipment and general intangibles. Interest would be payable semi-annually at 10 3/4% per annum. Principal would be payable in full on June 1, 2009.

     - The preferred stock would have a liquidation preference of $5 million, would be convertible into common stock at a ratio of 1:1 (subject to adjustment), would be redeemable at the option of the holder at a redemption price commencing at $243,000 per 1% of the common stock deemed outstanding at June 1, 2007, would be redeemable at the option of Pierre Foods at and after the maturity date of the new notes at a redemption price of $712,000 per 1% of the common stock deemed outstanding, would have protection from dilutive events (but not "price" protection) and would have "piggyback" registration rights, "co-sale" rights, pass-through voting rights and a right of first refusal.

     - Board and board committee membership and functions would remain within shareholder and board control. All directors would be elected by the shareholders (with the preferred stock holders voting on an as-if-converted basis). Subject to board and board committee oversight, Richardson and Clark would exercise plenary authority over Pierre Foods. A variety of management, change-of-control and employment/incentive agreements would be terminated. New employment agreements would be signed. Past and present related party relationships would be grandfathered, while significant future related party transactions would be prohibited without the consent or approval of a majority in interest of the new notes.

     - The exchanging noteholders, upon tendering their senior notes for exchange, would consent to a supplemental indenture amending or waiving compliance with various covenants in the existing indenture.

     The ad hoc committee's advisors did not respond to this proposal in detail at the October meeting, but they offered two basic reactions: First, the over-all value to the noteholders was too low. Second, the amount of PF Management debt migrating to Pierre Foods was too high. These points aside, it was agreed that our proposal was a fair basis from which to negotiate. The working group finally reached closure on the scope of permissible due diligence and we undertook to provide all responsive documents during the next week with a view to reassembling the working group to negotiate terms the first week of November.

     The next week, we and our counsel delivered to the financial and legal advisors to the ad hoc committee all of the documents that they considered responsive to pending due diligence requests. We then waited for a response from the ad hoc committee. The first week of November passed. The working group did not meet, and in our view a meeting would have been unproductive as only a few noteholders on the ad hoc committee had signed confidentiality agreements allowing them to see our restructuring proposal.

     As counsel to the ad hoc committee tried to remedy this situation, we established a firm deadline of November 16 for its receipt of a counterproposal acceptable for further discussions. No counterproposal was received by then. Accordingly, on November 19, we gave the advisors to the ad hoc committee notice of termination of their fee agreements with us, effective immediately in the case of the financial advisor and effective November 27 in the case of counsel. Counsel to the ad hoc committee advised our counsel that a restructuring counterproposal authorized by the ad hoc committee could be expected by November 27, but again no counterproposal was received by the promised date. The next day, therefore, we announced that termination of our fee agreements with the ad hoc committee's advisors had become final and that we no longer were pursuing negotiations with the ad hoc committee. Our announcement concluded:

          "While the Company would consider any bona fide restructuring counterproposal actually made by or on behalf of the Committee or Committee members, the Company presently considers the restructuring talks begun in August to be at an end. As previously disclosed, the definitive exchange agreement documenting a management buyout of the Company by PF Management, Inc. was amended as of September 18, 2001 to extend the expiration date of the agreement to March 2, 2002. PF Management continues to have the right to terminate that agreement and receive reimbursement of its expenses. The competing proposal received from William E. Simon & Sons and Triton Partners in July 2001 has not been withdrawn."

     On November 30, 2001, Clark met with Erik M.W. Caspersen, a principal of William E. Simon & Sons, LLC. Caspersen indicated that he had been in discussions with noteholders and was no longer confident of obtaining accommodations from the holders of a sufficient amount of the senior notes so as to achieve the support of the majority in aggregate principal amount needed to amend the indenture. Because of this, Caspersen said, he no longer believed that a transaction in line with the July 16 Simon/Triton letter to the special committee was highly viable. Caspersen stated that Simon was potentially interested in pursuing an alternative relationship with us, which could begin with Simon's withdrawal of the pending Simon/Triton joint bid so PF Management could complete the MBO, albeit at a higher price -- the $2.50 per share that Simon/Triton had been willing to offer subject to obtaining board participation. Simon would advise PF Management through the remainder of the MBO process and might also advise PF Management or us in later restructurings, possibly even investing its own capital in us should a mutually agreeable opportunity for an investment arise (although there would be no commitment in this regard).

     In the next few days, Simon's interest was explored and confirmed in a series of conversations among representatives of and counsel to PF Management, us and the special committee. An agreement evolved with the following features:
Simon would withdraw the Simon/Triton offer and would "stand still" relative to Pierre Foods for a period of years. Simon would earn fees in connection with the MBO and in connection with possible subsequent restructurings of PF Management and us. The parties would maintain the confidentiality of confidential information shared with each other, and PF Management would indemnify Simon against certain liabilities. Because we were being asked to guarantee PF Management's obligations under the agreement (and out of an abundance of caution), special committee chairman Holman participated in the negotiations and the special committee passed upon a draft of the agreement on December 12, 2001, before the terms were finalized and the agreement was signed.

     Also on December 12, the financial advisor to the ad hoc committee of noteholders delivered to the special committee a counterproposal contemplating a restructuring of the senior notes. This was the counterproposal that had been expected several weeks earlier. In exchange for cancellation of the senior notes, the counterproposal would have required, among other things, delivery to the noteholders of a new issue of $86.25 million aggregate principal amount of senior secured notes plus 60% of Pierre Foods' outstanding common stock. Addressing the meeting of the special committee at the directors' request, Clark reiterated that PF Management would oppose any restructuring that required it to abandon its controlling position in the stock. Counsel to the special committee advised the directors that they were entitled to take PF Management's opposition into account; that PF Management, as the owner of more than 60% of the outstanding shares of Pierre Foods, had the power to defeat shareholder approval of the counterproposal -- a business reality they need not ignore. When asked for financial advice, a representative of Grant Thornton replied that his firm was not in a position to opine on the financial fairness of the counterproposal. The representative noted, however, that the proposed discount from the face amount of the senior notes was only 25%, leaving little value for recovery by the holders of the common stock under the valuation methodologies utilized by Grant Thornton to value Pierre Foods' common stock. The special committee weighed the comments of its legal and financial advisors and rejected the counterproposal. Seeing no promise in recent discussions with representatives of the ad hoc committee, the special committee also determined to discontinue negotiations with the ad hoc committee.

     The next day, Simon signed the agreement with PF Management pursuant to which Simon became a consultant to PF Management and at the same time withdrew the Simon/Triton offer.

     On December 14, 2001, we announced the special committee's decision pertaining to the ad hoc committee's counterproposal, the special committee's determination to discontinue negotiations with the ad hoc committee and the signing of the Simon agreement. In this announcement, we noted that PF Management had not yet submitted its enhanced MBO offer to the special committee but that an offer was expected soon, and we indicated that we would announce promptly the special committee's resolution of the matter.

     On December 17, 2001, PF Management submitted a draft of an amendment to the exchange agreement for the special committee's consideration. The letter accompanying the draft stated that PF Management's offer to enter into an amended agreement would expire on December 20, 2001. Holman and counsel to the special committee negotiated the terms of the amendment with Clark and counsel to PF Management. The special committee had three concerns:

     - First was the amount of the termination fee. At $750,000, the special committee believed this fee was too high. A counterproposal was made at $150,000. The parties settled on $500,000.

     - Second was the need to block transactions contemplated by the agreement in the unlikely event that we were insolvent either before or immediately after a particular transaction. This issue was resolved to the special committee's satisfaction by including in the amendment a requirement that Richardson and Clark deliver a solvency certificate at the closing under the agreement and a prohibition on the making of any payment under the agreement to the extent that it would render us insolvent.

     - Third was the ability of the special committee to pursue other possible offers. The special committee asked for permission, required by the terms of the exchange agreement, to solicit a bid from Triton Partners. The special committee also sought additional time within which to respond to PF Management's offer, which might have been necessary had PF Management permitted solicitation of Triton Partners. These requests were denied.

Counsel to the special committee arranged for Grant Thornton to update its valuation analyses for presentation to the directors and asked Clark to address PF Management's financing when the directors met.

     On December 20, 2001, the special committee met with its counsel. Grant Thornton presented its final valuation analyses and conclusions during the meeting. Grant Thornton's presentation updated its work as presented to the special committee and the board of directors in April. Grant Thornton reported that it had again used the comparable companies, comparable transactions and discounted cash flow valuation methodologies to determine a range of per-share values of the company that would be fair from a financial perspective to the shareholders unaffiliated with PF Management. The comparable companies methodology compared the financial and stock market performance of Pierre Foods and certain ratios and multiples of Pierre Foods to the financial and stock market performance and corresponding ratios and multiples of Bridgford Foods, Inc., Hormel Foods Corporation and Rymer Foods, Inc. In its April analysis, Grant Thornton had utilized each of these companies plus a fourth, Earthgrains Company, which was subsequently purchased by Sara Lee Corporation and thereby became ineligible for inclusion in the December analysis. Grant Thornton also noted that the continued poor performance of Rymer Foods made it a less-reliable comparable company. Second, Grant Thornton analyzed the proposed share exchange relative to fifteen business combination transactions in the food processing industry that Grant Thornton felt were generally comparable to the proposed MBO. The fifteen "comparable transactions" were the same transactions that had been analyzed by Grant Thornton in April. Lastly, Grant Thornton utilized a "discounted cash flow" (or "income") approach to value Pierre Foods. Under this approach, Grant Thornton performed discounted cash flow analyses to estimate the present value of the company under four different scenarios. All four scenarios focused on projected income statements and debt-free net cash flows for fiscal years 2002-2007 (compared to fiscal years 2002-2006, which had been used in the April analysis). Based on these factors and the company's continuing improvement in cash flows and earnings, Grant Thornton concluded that the low end of the range of reasonable values was best established by weighting the discounted cash flow method 50% and the other two methods 25% each, rather than an equal weighting of the methodologies used in April to determine the low end of the range. Grant Thornton stated that the high end of the range of fair values was calculated by using the comparable companies method. Therefore, Grant Thornton concluded that an exchange price between $1.77 per share and $3.62 per share would be fair to unaffiliated shareholders.

     When asked which weighting would produce the "best" determination of Pierre Foods' per share value, Grant Thornton answered that an equal weighting of the methods would, in its opinion, provide the "best" single optic on value. Grant Thornton reasoned that there are uncertainties in the facts underlying each model, including:

     - the fact that none of the companies analyzed under the comparable transactions method was identical to Pierre Foods;

     - the fact that, of the three companies reviewed under the comparable companies method, one (Rymer Foods) faced an uncertain future, leaving only two companies, one of which was significantly larger and more diversified than Pierre Foods and both of which had significantly better financial performance than Pierre Foods; and

     - the fact that each of the discounted cash flow models returned a zero value for Pierre Foods' equity, while the stock market is placing some value on our equity, thus calling into question the reliability of the results of the discounted cash flow methodology.

     These facts led Grant Thornton to conclude that overweighting any single methodology in arriving at a "best" value conclusion would not be reasonable, nor could Grant Thornton accurately determine which of the facts mentioned above outweighed the others and thus warranted an overweighting of a single methodology. Given these concerns, Grant Thornton concluded that the preferred way to arrive at a "best" value would be to equally weight all three methodologies. Using this weighting, Grant Thornton stated that our per-share value was $2.36. See "-- Opinion of Pierre Foods' Financial Advisor." The directors noted that Grant Thornton's analysis assumed change-of-control payments of $11 million, rather than the actual $12.5 million which would become payable under a competing transaction, but concluded that this discrepancy was immaterial as it could only result in a lower fair value for our stock.

     Upon request, Clark addressed the special committee with respect to PF Management's ability to finance the proposed MBO, particularly considering the fact that the per-share purchase price was increasing from $1.21 to $2.50 per share. Clark reported that PF Management has a good cash position and was in discussion with two or three lenders to obtain financing for the MBO. Clark stated that, although PF Management did not at that time have a commitment letter from any lender, a letter of intent from one lender was expected shortly. Clark also stated that Simon might assist PF Management in arranging the financing of the MBO. In response to a question from counsel to the special committee, Clark confirmed that he and Richardson were prepared to use their personal resources, including cash and access to credit, if necessary to complete the MBO.

     Following a discussion by the special committee consisting essentially of consideration of the factors mentioned under "-- Recommendation of the Special Committee and the Board of Directors," the special committee resolved unanimously to recommend to the entire board of directors that it approve and adopt the amended exchange agreement and the exchange and that the board recommend to the shareholders that they approve and adopt the amended agreement and the exchange.

     Immediately after the special committee meeting ended, the board of directors met and the entire board took up the exchange and the amended exchange agreement outside the presence of Richardson and Clark. Counsel to the special committee and the board was present throughout the meeting. Again Grant Thornton presented its final analyses and conclusions as previously presented to the special committee. See "-- Opinion of Pierre Foods' Financial Advisor." Again Clark spoke to the directors about the financing.

     Following a discussion by the board consisting essentially of the factors mentioned under "-- Recommendation of the Special Committee and the Board of Directors," the board (other than Richardson and Clark, who were not present for any part of the discussion or the vote) resolved unanimously to approve and adopt the amended exchange agreement and the exchange and recommended that the shareholders of Pierre Foods approve and adopt the agreement and the exchange.

     The amended exchange agreement was signed immediately following the board meeting.

     On December 21, 2001, we announced that our board of directors, other than Richardson and Clark, acting upon a unanimous recommendation of its special committee, unanimously agreed to approve and recommend to the shareholders an amended exchange agreement and plan of share exchange with PF Management at an exchange price of $2.50 per share -- the highest price per share offered for the company.


     Thereafter, PF Management and its counsel worked steadily with us and our counsel to process this proxy statement through the SEC. In the interim, PF Management agreed with us to amend the exchange agreement in two further respects. First, the termination date of the agreement was extended from June 30 to September 30, 2002. Second, as a condition to closing the exchange, it was agreed that we would need to obtain the affirmative vote of a majority of the shares of Pierre Foods common stock owned by holders other than PF Management and voted (in person or by proxy) at the special meeting.


RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

     As discussed above under "-- Background of the Exchange," the special committee and the board of directors (other than Richardson and Clark) unanimously determined that the exchange agreement and the exchange are fair to and in the best interests of the Pierre Foods shareholders unaffiliated with PF Management. THE SPECIAL COMMITTEE AND THE BOARD RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE EXCHANGE AGREEMENT AND THE EXCHANGE.

     The special committee and the board of directors consulted with their financial and legal advisors, drew on their knowledge of our business, operations, properties, assets, financial condition, operating results, historical public share trading prices and prospects and considered the following factors, each of which, in the opinion of the special committee and the board, supported their determination that the exchange agreement and the exchange are substantively fair to and in the best interests of the shareholders unaffiliated with PF Management:

     - THE BELIEF OF THE SPECIAL COMMITTEE AND THE BOARD THAT THE LIQUIDITY AND ASSURANCE AGAINST FURTHER LOSS AFFORDED BY THE EXCHANGE WAS BETTER FOR THE UNAFFILIATED SHAREHOLDERS THAN CONTINUATION OF THE STATUS QUO. The special committee and the board concluded that, based on Pierre Foods' limited trading volume, the lack of institutional sponsorship and public float, its small market capitalization and the lack of research attention that it received from market analysts, Pierre Foods' continuing status as a public company would limit the ability of Pierre Foods' shareholders to obtain a fair price by selling their shares in the market. See
       "-- Background of the Exchange" and "-- Projections." The special committee and the board believed that the liquidity offered by the $2.50 cash offer is an advantage of the exchange distinct from the status quo and that liquidity in general is in the best interests of the unaffiliated shareholders. The special committee and the board were of the view that liquidity had become especially important since the American economy had slipped into a recession recently. Noting that the general trend in the market price of Pierre Foods' common stock has been downward in recent periods, the special committee and the board observed that liquidation of the value of the shares through the exchange will protect the unaffiliated shareholders from further loss, and they believed that protection from further loss is in the best interests of the unaffiliated shareholders. See "Information Regarding Pierre Foods -- Market Prices of Common Stock; Dividends."

     - THE FACT THAT THE $2.50 PER SHARE EXCHANGE CONSIDERATION REPRESENTED A SIGNIFICANT PREMIUM TO THE CLOSING PRICE OF THE PIERRE FOODS COMMON STOCK ON DECEMBER 13, 2001, THE DAY BEFORE WE ANNOUNCED THAT WE WERE EXPECTING A $2.50 PER SHARE OFFER FROM PF MANAGEMENT. Specifically, the special committee and the board recognized that the exchange consideration was 127.3%, or $1.40, above the $1.10 per share closing price on that day. The special committee and the board believed that this premium indicates the substantive fairness of the exchange because the market price the day before the announcement was not affected by the "noise" of the announcement.

     - THE FINANCIAL ADVISOR'S OPINION TO THE SPECIAL COMMITTEE AND THE BOARD TO THE EFFECT THAT THE EXCHANGE CONSIDERATION IS FAIR TO PIERRE FOODS' UNAFFILIATED SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. The special committee and the board believed that agreeing to, and recommending, a price within a range considered fair from a financial point of view by an independent valuation expert such as Grant Thornton was a particularly strong indication of the substantive fairness of the exchange. Grant Thornton analyzed the going-concern value of Pierre Foods using the comparable companies, comparable transactions and discounted cash flow methodologies. The special committee and the board adopted Grant Thornton's analysis of Pierre Foods' going-concern value, agreeing with Grant Thornton's conclusion that indicia such as net book value and liquidation value were less meaningful than the methodologies selected by Grant Thornton because of the nature of Pierre Foods' assets and business, because Grant Thornton concluded that it is extremely rare for a company's market values to be the same as its accounting book value and because Grant Thornton found no evidence of hidden assets or other factors that might lead it to believe that a liquidation value analysis would be relevant. The special committee and the board noted in particular that:

      - the per-share value calculation resulting from consideration of only Grant Thornton's comparable companies methodology or of only its comparable transactions methodology was, in each case, in excess of the exchange consideration, but they concluded that these methodologies considered independently were not the best indicators of fair value for Pierre Foods because each is dependent on its own set of facts and circumstances such that they provide a better indication of value for Pierre Foods' shares when considered in combination. Thus, the special committee and the board adopted Grant Thornton's conclusion that the most relevant of the possible valuation methodologies was one that blended the per-share values produced by utilization of the comparable companies, comparable transactions and discounted cash flow methodologies;

      - the unwillingness of the two most senior members of senior management to remain with Pierre Foods in a transaction other than a management-led buyout made Pierre Foods less attractive to potential purchasers because of uncertainty as to whether Pierre Foods would be able to continue its historical financial performance or achieve the financial results of the projections prepared by our management with respect to Pierre Foods' financial performance for fiscal years 2002 through 2007 without these senior managers;

      - a number of the comparable companies and comparable transactions used in Grant Thornton's analyses were not truly comparable to Pierre Foods in terms of size, market capitalization, financial performance or other relevant factors, supporting Grant Thornton's conclusion that an average of the per-share values produced by its three methodologies, including the discounted cash flow methodology, was most relevant to the exchange; and

      - the exchange consideration was within the range of values determined by Grant Thornton to be fair from a financial point of view.

     - THE INABILITY OF ANY FINANCIAL OR STRATEGIC BUYER OTHER THAN PF MANAGEMENT TO ACQUIRE PIERRE FOODS WITHOUT TRIGGERING INSOLVENCY. The special committee and the board noted that a buyer could purchase a minority interest in Pierre Foods, but an attempt by any financial or strategic buyer other than PF Management to purchase all of the outstanding shares of stock would cause a change of control of the company. The special committee and the board considered the fact that, because of an indenture covenant giving the senior noteholders "put" rights upon a change of control, the only transaction in which Pierre Foods' shareholders unaffiliated with PF Management could be bought out is a management buyout. Specifically, the indenture governing Pierre Foods' senior notes entitles the holders of the notes to put their notes to Pierre Foods for 101% of their face amount if more than 50% of the outstanding common stock is acquired by any person other than Richardson, Clark or James E. Harris, our former chief financial officer, and any entity controlled by them. Triggering this put right would render Pierre Foods insolvent. The special committee and the board determined, therefore, that the only realistic buyer of the entire equity interest in Pierre Foods is PF Management and that, considering the company's financial condition, it would be better for the shareholders unaffiliated with PF Management to receive $2.50 per share than for them to risk receiving no return of their investment. It was also noted that the indenture covenant was entered into in June 1998, long before an MBO was planned by Richardson or Clark, and that at that time Richardson and Clark already beneficially owned more than 36% of Pierre Foods' outstanding stock.

     - THE SALUTORY EFFECT OF THE SIMON/TRITON OFFER, WHICH WAS TO BID UP THE PRICE FOR THE COMPANY TO $2.50 PER SHARE. The special committee and the board noted that PF Management increased its exchange offer to $2.50, matching the highest offer that was received by the company since the exchange agreement was signed in April.

     - THE COVENANT OF RICHARDSON AND CLARK INDIVIDUALLY TO PAY THE CASH EXCHANGE CONSIDERATION FROM THEIR OWN FUNDS AND FROM FINANCING THEY WOULD ARRANGE AND PERSONALLY GUARANTEE. The special committee and the board believed that it was better for the shareholders unaffiliated with PF Management to receive these covenants as to financing because they increased the likelihood that the exchange would be completed.

     - THE FACT THAT BETWEEN MARCH 30, 2001, WHEN THE MBO NEGOTIATIONS WERE PUBLICLY ANNOUNCED, AND THE PRESENT TIME, THE COMPANY RECEIVED NO SUPERIOR OFFERS FOR ALTERNATIVE TRANSACTIONS. See "-- Background of the Exchange." Although two other potential buyers expressed an interest in acquiring the outstanding stock of Pierre Foods, these two offers were not found satisfactory or superior to the exchange and were subsequently withdrawn. Although Pierre Foods had not actively explored alternative transactions prior to the MBO negotiations since the end of 1999, the special committee and the board viewed the lack of a higher offer from other bidders during this period as confirmation of their view that $2.50 was a fair price and that it was a waste of resources to market the company more than had been done already. See "Special Factors -- Background of the Exchange."

     - THE FACT THAT COMPLETION OF THE EXCHANGE PURSUANT TO THE EXCHANGE AGREEMENT IS NOT SUBJECT TO SATISFACTION OF ANY "DUE DILIGENCE" CONDITION, WHICH WOULD LIKELY NOT BE THE CASE IN ANY COMPETING TRANSACTION. The special committee and the board believed it was in the best interests of Pierre Foods and of the shareholders unaffiliated with PF Management to pursue a transaction with no due diligence condition because this would save Pierre Foods from expending significant time and personnel resources providing due diligence materials, would avoid disruption of the company's day-to-day business activities and would provide greater certainty of the closing of the transaction without further negotiation of the terms of the exchange.

     - THE REQUIREMENT THAT THE EXCHANGE BE APPROVED BY THE HOLDERS OF 75% OF THE OUTSTANDING SHARES OF PIERRE FOODS' COMMON STOCK. The special committee and the board considered that this requirement would facilitate an informed vote by the shareholders on the merits of the transaction without requiring a tender of shares or other potentially coercive transaction structure and would implicitly require (because PF Management and Pierre Foods' officers and directors own less than

       75% of the outstanding shares) that at least some shareholders unaffiliated with PF Management must vote to approve the transaction. See "The Exchange -- Conditions." The special committee and the board believed that a transaction requiring the approval of at least some unaffiliated shareholders was more likely than a transaction without such a requirement to be substantively fair to, and in the best interests of, Pierre Foods and the unaffiliated shareholders in general.

     - THE STATED OPPOSITION OF PF MANAGEMENT TO ANY COMPETING TRANSACTION, WHICH EFFECTIVELY PRECLUDES ANY COMPETING TRANSACTION BECAUSE OF PF MANAGEMENT'S CONTROLLING POSITION IN PIERRE FOODS' COMMON STOCK. As the owner of more than 60% of the outstanding shares of Pierre Foods, PF Management has the power to defeat shareholder approval of any alternative transaction. It was also noted that, given the change in the financial condition of Pierre Foods and the reduced stock price in recent years, it was not surprising that Richardson and Clark believed that they could best protect their investment in Pierre Foods directly, rather than by selling to a third party, and that $2.50 per share is better than the possibility of no return of investment. The special committee and the board believed that PF Management's exercise of its controlling position could not be ignored in the best interests of Pierre Foods and unaffiliated shareholders because it was a business reality.

     - THE FACT THAT RICHARDSON AND CLARK, TOGETHER WITH OTHER OFFICERS AND FORMER OFFICERS OF PIERRE FOODS, WOULD BE ENTITLED TO AGGREGATE NET PAYMENTS IN EXCESS OF $12.5 MILLION UNDER THEIR CHANGE-OF-CONTROL AGREEMENTS AND OTHER SIMILAR CONTRACTS WITH PIERRE FOODS IF A CHANGE OF CONTROL WERE TO OCCUR BY REASON OF A TRANSACTION WITH A COMPETING BIDDER. The special committee and the board noted that this expense would significantly reduce the return to shareholders unaffiliated with PF Management in such a transaction, whereas the expense would not be incurred in the exchange. It was also noted that Pierre Foods entered into these agreements with Richardson and Clark in 1997 and amended them in 1999, again, long before an MBO was planned by Richardson or Clark. The special committee and the board believed that approving and recommending the sale of the company to a buyer whose bid would save $12.5 million in avoidable costs to the company was very much in the best interests of the unaffiliated shareholders.

     In concluding that the exchange is fair to and in the best interests of the unaffiliated shareholders, the special committee and the board of directors also considered the following factors, each of which the special committee and the board considered to be a negative factor:

     - THE FACT THAT CONSUMMATION OF THE EXCHANGE WOULD PRECLUDE THE SHAREHOLDERS OF PIERRE FOODS UNAFFILIATED WITH PF MANAGEMENT FROM HAVING THE OPPORTUNITY TO PARTICIPATE IN THE FUTURE GROWTH PROSPECTS OF PIERRE FOODS. Richardson and Clark, in contrast, would have the chance to benefit from any increases in the value of Pierre Foods following the exchange as a result of their increased equity interest in the company and therefore might receive the economic benefit of capital appreciation from the transaction. See "-- Purpose and Reasons of MBO Group for the Exchange" and "Effects of the Exchange."

     - THE POTENTIAL CONFLICTS OF INTEREST OF RICHARDSON AND CLARK RESULTING FROM BENEFITS THAT MIGHT BE REALIZED BY THEM UPON CONSUMMATION OF THE EXCHANGE, INCLUDING, AS DESCRIBED ABOVE, THE POTENTIAL ECONOMIC BENEFIT OF CAPITAL APPRECIATION. The special committee and the board believed, nevertheless, that the procedures that they followed in their consideration of PF Management's MBO offer, including extensive negotiation of the price and other terms of the exchange, addressed these conflicts and were fair to the shareholders unaffiliated with PF Management. See "-- Background of the Exchange" and "-- Conflicts of Interest."

     - THE FACT THAT PF MANAGEMENT AND ITS SHAREHOLDERS HAVE FROM TIME TO TIME ACQUIRED SHARES AT PRICES IN EXCESS OF $2.50 PER SHARE AND THAT THE PREMIUMS PAID IN THESE ACQUISITIONS (RELATIVE TO THE EXCHANGE CONSIDERATION) WERE 127%, 200%, 260%, 275% AND 532%. The special committee and the board considered the fact that Pierre Foods' stock price per share had dropped from a high of $10.50 in November 1999 to $1.10, the closing price on December 13, 2001 -- the day before Pierre Foods announced that it expected to receive a $2.50 per share offer from PF Management -- and concluded that those prices did not determine the current value of Pierre Foods' shares given adverse changes in the results of operations, financial condition and cash flows of Pierre Foods and adverse changes in the food processing industry generally, as well as the pendency of the Simon/ Triton bid. The special committee and the board also credited Richardson's disclosure that he purchased or caused PF Management to purchase shares from several shareholders at a substantial premium over the exchange price in consideration of the long-time allegiance, association and relationship of these selling shareholders to Richardson. In evaluating the acquisition of shares by Richardson, the special committee and the board recognized that Richardson had fiduciary duties as a director and officer of Pierre Foods, but they also recognized that Richardson is a shareholder of Pierre Foods who is entitled to protect and maximize the value of the shares that he owns. They further recognized that Richardson as an individual was free to pursue opportunities that the company would not pursue, including the purchase of shares, for personal reasons, in amounts and at prices in excess of what the company could or would transact. See "Information Regarding PF Management -- Recent Stock Purchases."

     - THE FACT THAT THE AMENDED EXCHANGE AGREEMENT INCLUDES A TERMINATION FEE AND THE PAYMENT OF PF MANAGEMENT'S EXPENSES. The special committee and the board considered the fact that the commitment of Pierre Foods to pay a termination fee and PF Management's expenses might deter competing offers to some extent and would require the company to use its scarce cash resources. The special committee and the board noted, however, that the termination fee had been agreed to at the conclusion of a long process beginning in April -- a process which elicited two competing offers. The special committee and the board also considered the fact that the amount of the termination fee had been decreased through negotiations with PF Management. The special committee and the board determined that, while the termination fee might discourage other offers, it was not so high as to preclude other offers. The special committee and the board also noted that, pursuant to the terms of the amended exchange agreement, the company would not be required to pay the termination fee and PF Management's expenses if the payment would result in Pierre Foods' insolvency.

     - THE FACT THAT PATRICK DAUGHERTY, LEAD COUNSEL TO THE SPECIAL COMMITTEE AND THE BOARD, HAD SERVED EXTENSIVELY IN THE PAST, AND WOULD CONTINUE TO SERVE, AS CORPORATE AND SECURITIES COUNSEL TO THE COMPANY, AND, AS DESCRIBED UNDER "-- BACKGROUND OF THE EXCHANGE," HAD GIVEN PRELIMINARY ADVICE TO RICHARDSON AND CLARK IN THE SUMMER OF 1999 AND IN JANUARY 2001 REGARDING POSSIBLE TRANSACTIONS WITH THE COMPANY. The special committee and the board decided to engage Daugherty's law firm notwithstanding these circumstances because Daugherty had established a trusting professional relationship with them over a period of several years, because he was a repository of significant institutional memory and knowledge about the company, because they believed that he was not beholden to Richardson or Clark and that he could and would advise them and act independently of Richardson and Clark and because none of Daugherty's colleagues at Foley & Lardner who would be assisting the special committee and the board relative to this transaction had had any prior professional involvement with Richardson, Clark, Templeton or the company. For these reasons, the special committee and the board believed that Daugherty's role in the transaction would not and did not detract from the fairness of the exchange.

     Pierre Foods did not obtain counsel or appraisal services on behalf of the shareholders unaffiliated with PF Management, nor did it make any provisions to grant such shareholders access to its corporate files, other than the access available as a matter of North Carolina law.

     The foregoing discussion of the information and factors considered by the special committee and the board is not meant to be exhaustive, but includes all material factors considered by the special committee and the board as part of their determinations that the exchange and the exchange agreement are fair to, and in the best interests of, Pierre Foods and the unaffiliated shareholders and by the board as part of its recommendation that the shareholders approve and adopt the exchange agreement. While each of the board and the special committee adopted the analysis and conclusions of Grant Thornton as described in "Opinion of Pierre Foods' Financial Advisor," it also considered all of the factors listed above in making the determination that the exchange and the exchange agreement are fair to, and in the best interests of, the unaffiliated shareholders. The special committee and the board did not assign relative weights or quantifiable values to those positive and negative factors. Rather, the decisions of the special committee and the board were based on subjective analysis by their members of those factors, including the analysis and conclusions of Grant Thornton (based on the totality of the information presented to and considered by it).

     In addition, based on the factors described above, the board and the special committee concluded that the exchange is procedurally fair to the shareholders unaffiliated with PF Management. The board and the special committee reached this conclusion notwithstanding the fact that the exchange is not conditioned upon the approval of a majority of the unaffiliated shareholders and the fact that an unaffiliated representative was not retained to negotiate solely on behalf of the unaffiliated shareholders. The board and the special committee concluded that the absence of these factors did not make the procedure followed by the board and the special committee unfair under applicable North Carolina law because they adopted other procedures designed to assure fairness. These other procedures included, in particular, the establishment and operation of a special committee staffed solely by disinterested directors to negotiate and evaluate the terms of the exchange (including direct negotiation of the exchange consideration by the chairman of the special committee), the engagement of Foley & Lardner to advise the special committee regarding the legal aspects of the transaction and the engagement of Grant Thornton to advise the special committee regarding the financial fairness of the transaction.

OPINION OF PIERRE FOODS' FINANCIAL ADVISOR

     The special committee retained the Valuation Services Group of Grant Thornton to act as its financial advisor and, as requested by the special committee, (1) to analyze the proposed sale of Pierre Foods to PF Management and
(2) to render an opinion as to the fairness of such a transaction, from a financial point of view, to Pierre Foods' shareholders unaffiliated with PF Management. Prior to being engaged as the financial advisor to the special committee, Grant Thornton had no prior professional relationship with Pierre Foods, except that, in 2000, the Boston office of Grant Thornton was retained by Harrison Hurley to perform tax consulting work, which was never completed, relative to Pierre Foods.

     At the request of the special committee, on April 26, 2001, Grant Thornton rendered its initial oral opinion to the special committee and to the board to the effect that, as of that date and subject to the assumptions made, matters considered and limits of the review undertaken by Grant Thornton described in its opinion, the $1.21 per share exchange consideration originally to be received by Pierre Foods' shareholders (other than PF Management) pursuant to the exchange was fair from a financial point of view to such shareholders. Grant Thornton subsequently confirmed this opinion in writing by letter dated April 26, 2001.

     A revised exchange offer with a per share price of $2.50 was made to the special committee on December 17, 2001. The special committee again requested Grant Thornton to render an opinion to the special committee and to the board regarding the fairness of the exchange from a financial point of view to Pierre Foods' shareholders (other than PF Management). On December 20, 2001, Grant Thornton rendered its oral opinion to the special committee and to the board to the effect that, as of that date and subject to the assumptions made, matters considered and limits of the review undertaken by Grant Thornton described in its opinion, the $2.50 per share exchange consideration to be received by Pierre Foods' shareholders (other than PF Management) pursuant to the exchange was fair from a financial point of view to such shareholders. Grant Thornton subsequently confirmed its opinion in writing by letter dated December 20, 2001.

     The full text of Grant Thornton's written opinion is attached as Appendix B to this proxy statement. We refer you to Grant Thornton's opinion, and you should consider it as a part of this proxy statement since we are incorporating it by this reference. The following description of Grant Thornton's opinion is only a summary. You should read the full opinion for a complete understanding of the opinion's assumptions, considerations and limitations.

     Grant Thornton's opinion only advises the special committee as to the fairness from a financial point of view of the exchange consideration. It does not address the merits of the special committee's decision to recommend the exchange to the board of directors or of the board's decision to adopt the exchange agreement and recommend the agreement to shareholders. The opinion is not a recommendation to you that you vote for or against the exchange or that you take any other action regarding the exchange.

     The special committee retained Grant Thornton on the basis of its experience with mergers and acquisitions, financings and advising boards of directors and shareholders regarding strategic alternatives. Grant Thornton is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and private placements of securities. Grant Thornton is a privately owned accounting and consulting firm which has been in business for over 75 years.

     In preparing its opinion, Grant Thornton, among other things:

     - reviewed the exchange agreement among Pierre Foods, PF Management, Richardson and Clark.

     - reviewed certain of our publicly available financial statements and other business and financial information.

     - reviewed certain of our internal financial statements, financial forecasts and other data concerning us prepared by our management, including budgeted and projected income statements.

     - met with members of our management to discuss our business, historical and projected financial results, financial condition and business prospects.

     - reviewed the historical stock price and trading volume for our common stock.

     - compared the financial terms of the exchange with the financial terms of acquisition and merger transactions involving companies that Grant Thornton deemed comparable to Pierre Foods.

     - prepared four discounted cash flow analyses of Pierre Foods.

     - made other studies and inquiries, and took into account other matters, that Grant Thornton believed were relevant to forming its opinion, including an assessment of general economic and market conditions.

     Grant Thornton did not independently verify any of the information it obtained for purposes of its opinion. Instead, Grant Thornton assumed the accuracy and completeness of all such information. Grant Thornton relied upon our management's assurances that information concerning our prospects, including budgeted and projected financial results, reflected the best currently available judgments and estimates of management as to our likely future financial performance. As to all legal matters, Grant Thornton relied on the advice of counsel to the special committee and assumed that the exchange will be completed in accordance with the terms of the exchange agreement. Grant Thornton did not make an independent evaluation or appraisal of the assets or liabilities of Pierre Foods. Grant Thornton personnel visited both of our operating facilities as well as corporate headquarters and were provided with third-party appraisals of the real estate and machinery and equipment assets of Pierre Foods conducted in June 2000. Grant Thornton's opinion is based on market, economic and other conditions as they existed and could be evaluated at the time the opinion was given.

     No limitations were imposed by Pierre Foods, the special committee or the board on the scope of Grant Thornton's investigation or the procedures Grant Thornton followed in rendering its opinion.

     In addressing the fairness, from a financial point of view, of the exchange consideration to be received by the unaffiliated shareholders of Pierre Foods, Grant Thornton considered a variety of generally recognized valuation methodologies and utilized those it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves the determination of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Grant Thornton made qualitative judgments about the relevance and significance of each valuation methodology and factor. Such analysis resulted in the calculation of ranges of implied per-share values for Pierre Foods common stock, including implied values that were greater than the exchange consideration; however, Grant Thornton did not consider that any particular implied value, whether less than or greater than the exchange consideration, was determinative of fairness. Rather, the range of implied values provided a range of fairness within which to evaluate the exchange.

     Grant Thornton believes that its valuation methodologies provide value indications dependent on specific facts and circumstances, a subtle change to which could materially affect the value conclusion developed under a particular methodology. Thus, looking at the value indication produced by any single methodology does not provide adequate guidance as to the conclusion of value and fairness determined by Grant Thornton. Instead, Grant Thornton believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and assumptions, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Grant Thornton made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pierre Foods. The analyses performed by Grant Thornton do not purport to be an appraisal and are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by Grant Thornton's analyses. No public company that Grant Thornton utilized as a comparison is identical to Pierre Foods, nor are the transactions utilized as a comparison identical to the exchange. Accordingly, a purely mathematical analysis based on such comparable companies or comparable business combinations is not a meaningful method of using the relevant data. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public share price or other values of the companies being compared.

     In connection with its analyses, Grant Thornton utilized estimates and forecasts of our future operating results contained in or derived from budgeted and projected income statements provided by our management. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than the forecasts. The analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of Pierre Foods. Therefore, future results or actual values may be materially different from these forecasts or assumptions.

     Grant Thornton's opinion was one of many factors taken into consideration by the special committee in making its determination to approve the exchange agreement. Consequently, the analyses described below should not be viewed as determinative of the opinion of either the special committee or the board with respect to the value of Pierre Foods or whether the special committee or the board would have been willing to agree to different terms for the exchange.

     The following is a brief summary of the material analyses performed by Grant Thornton in connection with rendering their opinion to the special committee and the board. The following summary includes information presented in tabular form. In order to understand the financial analyses performed by Grant Thornton, the tables must be read together with the accompanying text. Also, for purposes of the financial analyses from which these per-share values were derived, Grant Thornton assumed that we would be operated by a management team with the perceived ability to achieve the financial results projected. The following is a summary of the methodologies described by Grant Thornton in its PowerPoint(R) presentations to the special committee and the full board of directors on December 20, 2001 and which were contained in the final financial models provided by Grant Thornton to the directors in connection with those presentations.

     Comparable Companies Analysis. Grant Thornton reviewed and compared the financial and stock market performance of Pierre Foods and certain ratios and multiples of Pierre Foods to the financial and stock market performance and corresponding ratios and multiples of three publicly-held companies in the food processing industry that were considered by Grant Thornton to be generally comparable to Pierre Foods. The selected companies were Bridgford Foods Inc., Hormel Foods Corporation and Rymer Foods Inc. (collectively, the "Comparable Companies"). In its original analysis for the April 26, 2001 presentation, Grant Thornton utilized four companies, including the aforementioned plus Earthgrains Company. Subsequent to that analysis, however, Earthgrains Company was purchased by Sara Lee Corporation. Therefore, it was not eligible for inclusion in Grant Thornton's December 2001 analysis.

     Among other analyses, Grant Thornton calculated the enterprise value (that is, equity market value, plus debt, less cash and equivalents) as a multiple of the latest twelve months' net sales and earnings before interest, taxes, depreciation and amortization (EBITDA) for each of the Comparable Companies. All multiples were calculated using closing stock prices on December 12, 2001. A summary of the enterprise value multiples generated from this analysis is shown in the following table:

                                                         INVESTED CAPITAL
                                                          MULTIPLE BASED
                                                           ON NET SALES
                                                         ----------------
Bridgford Foods Corporation............................         0.8
Hormel Foods Corporation...............................         1.0
Rymer Foods Inc. ......................................         0.1
Industry Median........................................         0.8
Pierre Foods...........................................         0.5
                                                         INVESTED CAPITAL
                                                          MULTIPLE BASED
                                                            ON EBITDA
                                                         ----------------
Bridgford Foods Corporation............................         7.9
Hormel Foods Corporation...............................        11.3
Rymer Foods Inc. ......................................        -5.7
Industry Median........................................         7.9
Pierre Foods...........................................         6.8

     Grant Thornton selected the Comparable Companies because they have general business, operating and financial characteristics generally similar to those of Pierre Foods. Grant Thornton noted, however, that no company used in this analysis is identical to Pierre Foods. Grant Thornton compared the financial performance of Pierre Foods for the twelve-month period ended December 3, 2001 (which were preliminary, unaudited results provided by our management) to the Comparable Companies' latest twelve months income statement data. In comparing the income statement data of the Comparable Companies to Pierre Foods, Grant Thornton found that two of the three Comparable Companies were profitable (Rymer Foods is the only comparable company that is not profitable) while we posted a net loss. Based on the multiples presented above, it appears that the market is willing to pay a higher multiple for a company that is profitable than for one that is not. In its analysis, Grant Thornton used the industry median of 0.8 times revenue and 7.9 times EBITDA as benchmark multiples and adjusted them downward by 20% to account for various differences including size, growth, and geographic diversity. After adjusting the benchmark multiple, Pierre Foods' revenue multiple was estimated at approximately 0.6 and its EBIDTA multiple at
6.3. It is purely coincidental that the adjusted revenue and EBITDA multiples used by Grant Thornton are the same as Pierre Foods' revenue and EBITDA multiples priced by the market.

     Grant Thornton also conducted its comparable companies analysis utilizing our projected income statement for the 2002 fiscal year. In determining the appropriateness of this analysis, Grant Thornton noted the projected improvement in our financial performance and believed it to be indicative of our operating capabilities on a go-forward basis. The same multiples were applied to our fiscal 2002 projected revenues and EBITDA as were applied to the results for the twelve months ended December 3, 2001.

     Using the adjusted revenue multiple of 0.6 and the adjusted EBITDA multiple at 6.3 presented above, and further evenly weighting the outcomes of application of the multiples to both the latest twelve month and the next fiscal year data, Grant Thornton calculated the implied equity value per share of Pierre Foods' common stock as $3.62. This per share value was based on the shares and options (assumed to be worthless as their exercise prices exceed the exchange price) outstanding as of December 3, 2001.

     Comparable Transactions Analysis. Grant Thornton reviewed and compared the publicly available financial data related to 15 business combination transactions in the food processing industry that it felt were generally comparable to the exchange and that disclosed financial information sufficient to provide valuation guidance (collectively, the "Comparable Transactions"). A list of the Comparable Transactions follows:

           ACQUIROR                        TARGET                    DATE
------------------------------  -----------------------------  -----------------
Atlantic Premium Brands, Ltd.   J.C. Potter Sausage Company    March 20, 1998
International Home Foods Inc.   Grist Mill Co.                 April 14, 1998
ConAgra Inc.                    GoodMark Foods Inc.            July 31, 1998
Aurora Foods Inc.               Sea Coast Foods Inc.           April 6, 1999
Smithfield Foods Inc.           Animex SA -- 66.6%             April 12, 1999
Smithfield Foods Inc.           Carrolls Foods Inc.            May 7, 1999
IBP Inc.                        Thorn Apple Valley Inc.        August 25, 1999
Sparta Foods Inc.               Food Products Corp.            October 13, 1999
Aurora Foods Inc.               Lender's(R) Bagels             November 1, 1999
ConAgra Inc.                    Seaboard Corp.                 January 3, 2000
Smithfield Foods Inc.           Murphy Farms, Inc.             January 5, 2000
IBP Inc.                        Corporate Brand Foods America  February 7, 2000
Kellogg Co.                     Kashi Co.                      June 29, 2000
ConAgra Inc.                    International Home Foods Inc.  August 24, 2000
Pilgrims Pride Corp.            WLR Foods Inc.                 January 28, 2001

     Among other analyses, Grant Thornton calculated total invested capital relative to each of the Comparable Transaction companies' net sales. A summary of the total invested capital multiples generated from this analysis is shown in the following table:

TOTAL INVESTED CAPITAL MULTIPLE BASED ON NET SALES
--------------------------------------------------
High...................................     1.50
Low....................................     0.30
Average................................     0.87
Median.................................     0.88

     Grant Thornton chose the Comparable Transactions because the target companies have general business, operating and financial characteristics similar to those of Pierre Foods. Grant Thornton noted, however, that no company or transaction used in the foregoing analysis is identical to Pierre Foods or the exchange. After analyzing the Comparable Transactions listed above, Grant Thornton determined that the median total invested capital to revenue multiple of 0.88 was an appropriate benchmark to use for its analysis. The median total invested capital to revenue multiple was adjusted downward by 20% to account for various differences including size, growth, and geographic diversity. After adjusting the benchmark multiple, Pierre Foods' total invested capital to revenue multiple was estimated at approximately 0.7. This adjusted transaction multiple was then applied to Pierre Foods' December 3, 2001 revenue information.

     Once a preliminary value was established, Grant Thornton needed to adjust for the change in control agreements in place for both Richardson and Clark. The revised agreements provide that, if a change of control in Pierre Foods occurs, the following benefits will be provided by Pierre Foods: three times the amount of the annual base salary of the officer; three times the amount of the cash bonus paid or payable to such person for the most recent fiscal year; and a "gross-up" payment for all excise and income tax liabilities resulting from payments under the change in control agreements. Based on these agreements, an adjustment of approximately $11,500,000 was made. Additionally, since the Comparable Transactions' multiples are calculated on a control basis, a 35% minority interest discount was applied to account for the fact that only a minority interest in our common shares is subject to the exchange.

     Using the adjusted total invested capital to revenue multiple of 0.7 presented above and adjusting for the change in control agreements and minority interest, Grant Thornton calculated the implied equity value per share of Pierre Foods' common stock as $3.45 on the basis of the revenues for the period ended December 3, 2001 and the shares and options (which are assumed to be worthless as their exercise prices exceed the exchange price) outstanding as of December 3, 2001.

     Discounted Cash Flow Analysis. Grant Thornton performed discounted cash flow analyses to estimate the present value of Pierre Foods under four different scenarios for which our management provided projected income statements. All four scenarios focused on projected income statements and debt-free net cash flows for fiscal years 2002 through 2007. For more detail on these projections, see "-- Projections" below.

     - Scenario 1 assumed a slow down in our sales growth and no expansion of our business and also assumed:

      - sales growth of 11.6% in 2002, declining to 3% in 2004 and thereafter;
        and

      - an operating profit margin of 5.5% in 2002, declining to 3.8% by 2007.

     - Scenario 2 assumed an expansion of our business, including new plant and computer system additions and also assumed:

      - sales growth of 11.6% in 2002, declining to 10% by 2007; and

      - an operating profit margin of 5.5% in 2002, increasing to 7.9% by 2007.

     - Scenario 3 assumed that we could restructure 50% of our outstanding bonds at $0.50 on the dollar as well as:

      - sales growth at the same rate as in scenario 2; and

      - improvements in operating profit as a percentage of sales of 5.5% in 2002 to 7.2% in 2007.

     - Scenario 4 assumed that we could restructure 100% of our outstanding bonds at $0.50 on the dollar and also assumed:

      - revenue growth at the same rate as scenarios 2 and 3; and

      - operating profit improvement from 5.5% in 2002 to 7.2% in 2007.

     Grant Thornton utilized these projections in order to determine the range of values achievable for Pierre Foods under each scenario. For each scenario, the present value of Pierre Foods, the business enterprise, as of December 3, 2001, was determined by summing the present values of the projected debt-free net cash flows through fiscal 2007 plus the estimated terminal value of Pierre Foods as of the end of fiscal 2007. The terminal value was calculated by increasing the debt-free net cash flow in fiscal 2007 by an estimated sustainable long-term growth rate of 4.0%, then capitalizing the resulting debt-free net cash flow at an appropriate capitalization rate. The capitalization rate was determined by deducting the estimated sustainable long-term growth rate from the discount rate. Debt-free net cash flow is defined as the unleveraged cash flow after tax obligations and consideration of adjustments for depreciation and amortization costs, capital expenditures and additional working capital requirements.

     The range of estimated values for Pierre Foods at the end of each period was calculated by applying a discount rate of 18.0% to the annual debt-free net cash flows and to the estimated value of Pierre Foods for the perpetual or terminal period following 2007. Grant Thornton arrived at this discount rate by calculating an estimated cost of capital for Pierre Foods using, among other things, the capital asset pricing model (CAPM) to calculate the cost of equity capital based on data obtained from recognized industry sources including Ibbotson Associates' Stock Bonds Bills and Inflation Yearbook 2001 and the Federal Reserve Statistical Release, and a cost of debt capital based on the interest rate of Pierre Foods' existing debt and an estimated premium that, in its opinion, Grant Thornton felt would need to be paid at the valuation date for any additional debt that was issued. The capital structure utilized to determine the overall weighted average cost of capital was based on the capital structures of companies in Pierre Foods' industry as determined by reviewing the data for Pierre Foods' SIC codes contained in Ibbotson Associates' Cost of Capital 2001 Yearbook.

     The sum of the values thus calculated provided an indication of the range of values of Pierre Foods' invested capital, which is synonymous with the business enterprise. The following table presents a summary of the implied invested capital values for Pierre Foods' based on these analyses:

                                                             VALUE OF
                                                             INVESTED
SCENARIO                                                     CAPITAL
--------                                                 ----------------
1......................................................   $57.5 million
2......................................................   $74.9 million
3......................................................   $64.6 million
4......................................................   $65.0 million

     To determine the value of the common equity, it was necessary to deduct from the invested capital value the value of Pierre Foods' interest-bearing debt, which was $121.3 million as of December 3, 2001. The following table presents a summary of the implied values per share of Pierre Foods' common stock from these analyses:

                                                        VALUE OF THE
                                                        COMMON EQUITY
SCENARIO                                                  PER SHARE
--------                                                -------------
1.....................................................      $0.00
2.....................................................      $0.00
3.....................................................      $0.00
4.....................................................      $0.00

     Grant Thornton did not attribute any particular weight to the four projection scenarios, noting that in each case the implied per-share value was zero.

     A significant consideration in the rendering of the Grant Thornton opinion was the existence of Change of Control Agreements between Pierre Foods and both James C. Richardson, Jr. and David R. Clark. Under these agreements, Richardson and Clark would be entitled to receive an aggregate payment in excess of $11 million upon the occurrence of any change in control as defined in the agreements. The significance of this fact was to increase the cost of a transaction other than the exchange and thus to diminish the return to shareholders from any such competing transaction. This fact caused Grant Thornton to place less reliance on the value indication derived under the comparable transaction analysis.

     Conclusion as to Range of Value. Grant Thornton considered a combination of its comparable companies, comparable transactions and discounted cash flow methodologies to provide the most relevant indication of value. Grant Thornton believes that, taken individually, the methodologies provide value indications dependent on specific facts and circumstances, a subtle change to which could materially affect the value conclusion developed under a particular methodology. Such dependence has been mitigated through an analysis of value looking at the methodologies holistically; that is, how the various methodologies and their resulting value indications relate to each other to provide a total value picture. Thus, looking at the value indication of any single methodology does not provide adequate guidance as to the conclusion of value and fairness determined by Grant Thornton.

     Therefore, Grant Thornton concluded that the appropriate range of values for the stock of Pierre Foods was $1.77 to $3.62 per share. In order to determine the floor of the range, Grant Thornton applied a 50% weight to the discounted cash flow methodology and a 25% weighting to each of the comparable company and comparable transaction methodologies. Grant Thornton weighted each methodology because, individually, the methodologies are dependent on their own sets of facts and circumstances, while looked at holistically they provide a more reliable indication of value for Pierre Foods' shares. Grant Thornton determined that the top end of the range of fairness was the $3.62 per share value calculated under its guideline company methodology.

     Recent Stock Purchases. During April 2001, and prior to Grant Thornton issuing its fairness opinions of April 26, 2001 and December 20, 2001, PF Management and certain of its affiliates acquired shares of our stock in a series of privately negotiated transactions. These transactions were negotiated and executed with certain executive officers, directors and affiliates of Pierre Foods and their relatives. The transactions occurred at prices ranging from $2.09 per share to $15.81 per share.

     These purchases were consummated at the request of Richardson, motivated by the long-time allegiance, association and relationship of the selling shareholders to Richardson and for the purpose of consolidating and reorganizing the ownership of Pierre Foods common stock by Richardson, Clark and Templeton and their associates in contemplation of the possible acquisition by that group of Pierre Foods common stock in an aggregate amount in excess of 50% of all outstanding stock. Absent the consolidation and reorganization, Richardson, Clark, Templeton and their associates could not acquire additional shares of stock so as to exceed a 50% equity interest in Pierre Foods because doing so would trigger the change-of-control provision of the senior notes indenture, empowering the noteholders to "put" their notes to Pierre Foods at a premium to the face amount of the notes and resulting in the financial ruin of Pierre Foods.

     The transactions involved membership interests in Columbia Hill owned by its members (Richardson, Clark and Hefner), common stock in HERTH owned by its shareholders (Richardson, Templeton, Edgell and Columbia Hill, LLC), Pierre Foods common stock owned by Richardson, Clark, Templeton, Edgell, HERTH and Columbia Hill and newly-issued shares of common stock of PF Management. The transactions resulted in PF Management acquiring all of the shares of Pierre Foods common stock owned by Columbia Hill, Richardson, Clark, Hefner, HERTH, Templeton and Edgell (except for 5,000 shares held by Edgell and his wife in their individual retirement accounts) and Richardson, Clark and Templeton being issued all of the shares of PF Management stock. In connection with this consolidation and reorganization, PF Management assumed indebtedness of Columbia Hill, HERTH and Richardson, and each of Richardson, Clark and Templeton, in his capacity as a shareholder of PF Management, guaranteed the indebtedness. See "Information Regarding PF Management -- Recent Stock Purchases" for a list of specific transactions.

     Grant Thornton did not find these transactions to be relevant in its analysis of the exchange transaction and the fairness of the exchange from a financial point of view due to the fact that the purchases were negotiated away from the public market. It is Grant Thornton's opinion that these prices are not representative of fair market value because they were based in part on non-business considerations and not solely on a financial analysis of Pierre's operations. As such, Grant Thornton believes that its analyses, as outlined herein, are more representative of the factors affecting the value of our stock and that, therefore, its range of possible values is more representative of fair market value than that indicated by the affiliated party transactions.

     Other Analyses Performed and Factors Considered. Grant Thornton computed Pierre Foods' net book value as approximately $26,742,578, or $4.63 per share, at December 3, 2001, based on preliminary, unaudited financial statements. Grant Thornton did not consider Pierre Foods' net book value to be material for purposes of its fairness opinion, however, because it is extremely rare for a company's market value to be the same as its accounting book value. Additionally, as Grant Thornton did not conduct independent appraisals of our tangible assets, intangible assets, or liabilities, they were not able to mark our balance sheet to market, which would be necessary to conduct an accurate valuation of Pierre Foods under an adjusted book value or cost based methodology. Similarly, Grant Thornton did not perform a liquidation value analysis of Pierre Foods because it found no evidence of hidden assets or other factors that might lead it to believe that such an analysis would be relevant for purposes of its fairness opinion. Although a liquidation valuation is called for under the rights agreement pursuant to which shareholders may purchase dilutive shares in a transaction involving a sale of Pierre Foods or its assets, the exchange agreement expressly avoids the terms of the rights agreement, negating the necessity of a liquidation analysis under the terms of the rights agreement.

     The implied per-share values presented in these analyses did not take into account all of the transaction expenses that are likely to be incurred in an acquisition of Pierre Foods because the level of such expenses is subject to considerable variation depending on the nature of the purchaser and the structure of the transaction. Specifically, the comparable companies and the discounted cash flow analyses did not reflect any transaction expenses. The comparable transaction analysis implicitly reflected the transaction expenses related to each transaction.

     In its engagement letter with Grant Thornton dated February 27, 2001, amended April 12, 2001 and December 12, 2001, Pierre Foods agreed to pay Grant Thornton an aggregate fee of approximately $195,000 for its services in connection with the exchange. The engagement letter also provides that Pierre Foods will reimburse Grant Thornton for its reasonable travel, legal and other out-of-pocket expenses incurred in connection with Grant Thornton's role thereunder and will indemnify Grant Thornton and its affiliates from and against certain liabilities. These liabilities include liabilities under the federal securities laws in connection with the engagement of Grant Thornton by the special committee.

     You may review and copy all materials prepared by Grant Thornton, including its bullet point summary and preliminary financial models described under "-- Background to the Exchange," and its PowerPoint(R) presentation, final financial models and fairness opinion presented to the special committee and the board at their December 20 meetings, during regular business hours at the offices of Grant Thornton located at Two Commerce Square, 2001 Market Street, Suite 3100, Philadelphia, Pennsylvania. These materials are also filed as exhibits to the Schedule 13E-3 covering the exchange. Finally, upon written request, we will provide you with a copy of these materials at no cost to you. See "Available Information" and "Information regarding Pierre
Foods -- Incorporation of Documents by Reference."

PROJECTIONS

     As discussed above, Pierre Foods prepared projections with respect to its financial performance over a six-year period ending March 2007. These projections were prepared for each of four scenarios which assume different operating results of Pierre Foods. The following is a summary of the projections (in thousands):

  SCENARIO 1

                                                               FISCAL YEAR
                                     ---------------------------------------------------------------
                                       2002       2003       2004       2005       2006       2007
                                     --------   --------   --------   --------   --------   --------
Revenues...........................  $235,555   $247,332   $254,752   $262,395   $270,267   $278,375
Cost of goods sold.................   156,074    164,476    170,174    176,067    182,160    188,460
Gross profit.......................    79,481     82,856     84,578     86,328     88,107     89,915
Operating expenses.................    66,643     71,018     73,487     75,271     77,236     79,358
Operating profit...................    12,838     11,838     11,091     11,057     10,871     10,557
Interest and other income..........    13,002     13,043     13,225     13,267     13,315     13,078
Extraordinary gain.................        --         --         --         --         --         --
Income tax.........................       (82)      (482)      (854)      (884)      (978)    (1,008)
Net income (loss)..................       (82)      (723)    (1,280)    (1,326)    (1,466)    (1,513)
Capital expenditures...............     4,108      9,500      4,700      5,000      5,500      6,000

     In scenario 1, we assumed that:

     - Our revenue growth slows due to capacity constraints;

     - We have revenue growth of 11.6% in 2002 which declines to 3% in 2004 and thereafter;

     - We have cost of goods sold as a percentage of revenues of 33.7% in 2002, declining to 32.3 % in 2007; and

     - We incur routine capital expenditures plus a computer systems upgrade in 2003.

  SCENARIO 2

                                                               FISCAL YEAR
                                     ---------------------------------------------------------------
                                       2002       2003       2004       2005       2006       2007
                                     --------   --------   --------   --------   --------   --------
Revenues...........................  $235,555   $263,821   $294,161   $326,518   $360,803   $396,883
Cost of goods sold.................   156,074    174,913    194,441    215,175    237,046    259,958
Gross profit.......................    79,481     88,908     99,720    111,343    123,757    136,925
Operating expenses.................    66,643     73,898     81,854     89,038     96,637    105,574
Operating profit...................    12,838     15,010     17,866     22,305     27,120     31,351
Interest and other income..........    13,002     14,021     15,233     14,986     15,259      6,519
Extraordinary gain.................        --         --         --         --         --         --
Income tax.........................      (151)       396      1,053      2,928      4,744      9,933
Net income (loss)..................       (13)       593      1,580      4,391      7,117     14,899
Capital expenditures...............     4,122     30,500      4,700      5,000     25,500      6,000

     In each of scenarios 2, 3 and 4, we assumed the following:

     - Our revenue growth momentum continues due to increased capacity;

     - We have revenue growth of 11.6% in 2002, declining to 10% in 2007;

     - We have cost of goods sold as a percentage of revenues of 33.7% in 2002, increasing to 34.5 % in 2007; and

     - We incur routine capital expenditures plus a computer systems upgrade in 2003, line upgrades and a plant acquisition in 2003 and plant expansion in 2006.

     In scenario 2, we also assumed that our line of credit increases to $35 million in 2003.

  SCENARIO 3

                                                               FISCAL YEAR
                                     ---------------------------------------------------------------
                                       2002       2003       2004       2005       2006       2007
                                     --------   --------   --------   --------   --------   --------
Revenues...........................  $235,555   $263,821   $294,161   $326,518   $360,803   $396,883
Cost of goods sold.................   156,074    174,913    194,441    215,175    237,046    259,958
Gross profit.......................    79,481     88,908     99,720    111,343    123,757    136,925
Operating expenses.................    66,643     78,912     84,668     91,852     99,451    108,388
Operating profit...................    12,838      9,996     15,052     19,491     24,306     28,537
Interest and other income..........    13,002     15,041     14,735     14,274     14,723     15,426
Extraordinary gain.................        --     13,973     13,328         --         --         --
Income tax.........................      (151)     1,270      5,458      2,085      3,833      5,244
Net income (loss)..................       (13)     7,658      8,187      3,132      5,750      7,867
Capital expenditures...............     4,122     30,500      4,700      5,000     25,500      6,000

     In scenario 3, in addition to the assumptions described above, we assumed that we repurchase 25% of our $115 million outstanding senior notes at 50% of face value in each of 2003 and 2004.

  SCENARIO 4

                                                               FISCAL YEAR
                                     ---------------------------------------------------------------
                                       2002       2003       2004       2005       2006       2007
                                     --------   --------   --------   --------   --------   --------
Revenues...........................  $235,555   $263,821   $294,161   $326,518   $360,803   $396,883
Cost of goods sold.................   156,074    174,913    194,441    215,175    237,046    259,958
Gross profit.......................    79,481     88,908     99,720    111,343    123,757    136,925
Operating expenses.................    66,643     78,912     84,668     91,852     99,451    108,388
Operating profit...................    12,838      9,996     15,052     19,491     24,306     28,537
Interest and other income..........    13,002     14,731     12,983     12,263     12,597     13,207
Extraordinary gain.................        --     27,931     28,090         --         --         --
Income tax.........................      (151)     6,977     12,064      2,892      4,684      6,132
Net income (loss)..................       (13)    16,219     18,095      4,336      7,025      9,198
Capital expenditures...............     4,122     30,500      4,700      5,000     25,500      6,000

     In scenario 4, in addition to the assumptions described above, we assumed that we repurchase 50% of our $115 million outstanding senior notes at 50% of face value in each of 2003 and 2004.

     Pierre Foods does not as a matter of course make public any projections as to future sales, performance, earnings or other results. The management of Pierre Foods has prepared the prospective financial information set forth above and has included it in this proxy statement only because the information is available to PF Management and was used by the special committee, its financial advisor and the board of directors in evaluating the fairness of the exchange. This prospective financial information was not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of Pierre Foods' management, however, this information was prepared on a reasonable basis and reflects the best currently available estimates and judgments. This information is not "fact" and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. The projections are subjective in many respects and are thus susceptible to various interpretations and periodic revision based on actual experience and business developments. The projections were based on a number of assumptions that are beyond the control of Pierre Foods or PF Management or their respective financial advisors, including economic forecasting (both general and specific to Pierre Foods' business), which is inherently uncertain and subjective. None of Pierre Foods' or PF Management's respective financial advisors assumes any responsibility for the accuracy of these projections. The inclusion of projections in this proxy statement should not be regarded as an indication that Pierre Foods, PF Management, Grant Thornton, Harrison Hurley or any other person who received these projections considers them an accurate prediction of future events. Pierre Foods will update, revise or correct the information provided in this proxy statement as and to the extent required by law.

     Neither Pierre Foods' independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor has any of them expressed any opinion or any other form of assurance on such information or its achievability. Neither Pierre Foods' independent auditors nor any other independent accountants assumes responsibility for, and they disclaim any association with, the prospective financial information.

VALUATION ANALYSIS OF PF MANAGEMENT'S FINANCIAL ADVISOR

     PF Management engaged Harrison Hurley and Company as its financial adviser with respect to the exchange. Harrison Hurley is a nationally recognized investment banking firm. As part of its investment banking business, Harrison Hurley is regularly engaged in the valuation of businesses and securities, mergers, acquisitions and private placements.

     As part of its engagement, Harrison Hurley was asked by PF Management to provide it with a preliminary range of values of Pierre Foods to assist it in determining an amount to bid for Pierre Foods and to assess the level of financing necessary to complete an exchange at a fair price. In addition, during the course of negotiations with Pierre Foods, Harrison Hurley assisted PF Management in deciding the amount it would offer. The opinion of value developed by Harrison Hurley in the appraisal process is based upon current financial theory and consideration of all relevant factors, including those outlined by the Internal Revenue Service in Revenue Ruling 59-60, 1959-1C.B.237, summarized as follows:

     - The nature of Pierre Foods' business and the history of the company since its inception;

     - The economic outlook in general and the outlook of the food processing industry in particular;

     - The book value of Pierre Foods' stock and the financial condition of the business;

     - The earning capacity of the company;

     - The dividend paying capacity of the company;

     - Whether or not Pierre Foods has goodwill or other intangible value;

     - Sales of stock and the size of the block of shares to be valued; and

     - The market prices of stock of other corporations engaged in the food processing industry having their stocks actively traded in a free and open market, either on an exchange or over the counter.

     PF Management placed no limits on the scope of work proposed by Harrison Hurley, nor did PF Management provide specific instructions to Harrison Hurley. All relevant documentation was available for Harrison Hurley's review at all times during this engagement.

     Analysis as of April 26, 2001. On March 27, 2001, Harrison Hurley presented a preliminary assessment of the value of Pierre Foods to PF Management. Harrison Hurley's report consisted of an oral explanation by representatives of Harrison Hurley of its procedures and methodologies. Harrison Hurley's preliminary assessment was based upon information provided to it by PF Management. Harrison Hurley presented its final assessment of Pierre Foods' value to PF Management on April 26, 2001. For the reasons summarized below, Harrison Hurley concluded as of April 26, 2001 that the value of the shares of Pierre Foods is negligible because the debt service obligations of the company negate all residual stockholder value.

     Set forth below is a summary of Harrison Hurley's April 26 report to PF Management. The full text of that report has been filed with the SEC as an exhibit to the Schedule 13E-3 covering the exchange and is incorporated into this proxy statement by this reference. Because the following description of Harrison Hurley's report is only a summary, you should read the full report for a complete understanding of Harrison Hurley's assumptions, considerations and conclusions.

     Harrison Hurley tested various methodologies to determine the best means for valuing Pierre Foods' stock, including asset valuation/tangible book value, competitive analysis, EBITDA -- cash flow generation and comparable transactions. Harrison Hurley determined that the most appropriate method by which to value Pierre Foods' shares of stock is an EBITDA -- cash flow generation methodology. The various methodologies, and Harrison Hurley's findings, are described below.

     Asset Valuation/Tangible Book Value. Harrison Hurley found that Pierre Foods' balance sheet at December 2, 2000 showed total assets of $162.0 million (including $71.2 million of net intangible assets), current liabilities of $13.9 million and total debt of $117.0 million (excluding stockholders equity of $28.2 million). Pierre Foods' book value per share on December 2, 2000 was $4.88, including $12.32 per share attributable to intangible assets.

     Harrison Hurley reviewed the underlying value of the intangible assets, most of which were recorded in connection with the purchase of the Pierre Foods division of Hudson Foods, Inc. in June 1998. According to Harrison Hurley's review, the value of the net intangible assets on Pierre Foods' books exceeded the carrying amounts by $48.4 million, consisting of an excess of $28.1 million for the unallocated portion of the intangibles and an excess of $20.3 million for trademarks. With Pierre Foods' outstanding senior debt at $117.0 million, Harrison Hurley concluded that a liquidation of Pierre Foods' assets would preclude any recovery for the shareholders.

     Because the application of both asset valuation and book valuation resulted in a negative value for the shares of Pierre Foods' common stock, Harrison Hurley abandoned both of these methodologies from further consideration for determining an equitable pricing model for Pierre Foods in the exchange transaction. Nevertheless, Harrison Hurley did review other public companies in the "protein processing" segment of the food processing industry (generally referring to beef, poultry and pork processing) to determine the relationship of each company's book value and tangible book value to its recent stock prices. For each competitor, the ratio of book value per share to market share price ranged from a high of 4.11 to a low of 1.33, compared to Pierre Foods' ratio of ..23 (a perfect correlation would be 1.0). The ratio of tangible book value per share to market share price among competitors ranged from a high of 20.38 to a low of 1.33, compared to Pierre Foods' ratio, which was negative (as Pierre Foods' net tangible book value is negative).

     Based on these results, Harrison Hurley concluded that market valuation of shares in the food processing industry as a whole is not responsive to book value considerations.

     Competitive Analysis. Harrison Hurley next analyzed the recent profit and loss statements of Pierre Foods' publicly-traded competitors to determine the gross profit generation, operating earning structure and income of Pierre Foods' competitors, again with the goal of determining an appropriate methodology for valuing Pierre Foods. The competitors studied by Harrison Hurley included ConAgra (which includes the following brands: Armour, Swift, Hunts and Healthy Choice); Rymer Foods; Hormel (pork); Smithfield (pork); Pilgrims Pride (chicken and turkey); and Tyson (chicken). Each of these companies is comparable to Pierre Foods in terms of product offerings, but all are significantly larger than Pierre Foods. The annual sales of these competitors ranged from a high of $25 billion (ConAgra) to a low of $40 million (Rymer Foods, a troubled company that sells proteins to the food service industry). Pierre Foods' sales of $208 million per year are substantially smaller than the sales of these competitors (other than Rymer Foods).

     Harrison Hurley analyzed the profitability of the industry competitors relative to Pierre Foods and calculated commonly used industry multiples for these companies based on the latest twelve months of financial statements with respect to the following data:

     - The ratios of debt to sales; debt to total capitalization; debt to "EBITDA" (earnings before interest and income tax expenses and charges for depreciation and amortization); debt per outstanding share; earnings to sales; earnings per share; normalized (before reserves and unusual charges/credits) earnings per share; EBITDA to sales; book value (total stockholders equity) per share, and tangible book value (stockholder value less intangibles).

     - The sum of price per share multiplied by outstanding shares (market capitalization) divided by total sales; and market capitalization divided by EBITDA.

The foregoing analyses indicated a close correlation between the generation of cash flow by each company and the market value of its stock, after giving consideration to the outstanding debt obligations of the companies. Applying this same methodology to Pierre Foods, Harrison Hurley calculated an equity valuation per share for Pierre Foods ranging from zero to $(.147).

     Harrison Hurley analyzed the cost of sales of these competitors as compared to Pierre Foods. Depreciation and amortization expenses were excluded from this cost study in order to fully compare "conversion costs" without regard to the impacts of asset structure or goodwill writeoffs. During the latest reporting period, these competitors averaged cost of sales of 81.4% of sales, while Pierre Food's cost of sales was 63.5% of sales. Harrison Hurley then analyzed the selling, general and administrative costs of the competition. The competition's costs averaged 11.3% of sales for the latest period, while Pierre Foods' costs as a percentage of sales were 28.8%. To validate the hypothesis that differing accounting practices and classification of costs were responsible for the wide dispersion of cost ratios, Harrison Hurley calculated total operating costs (excluding depreciation and amortization. The average for the competitors was 92.7% of sales; Pierre Foods' total costs were 92.3% of sales; thus, Pierre Foods is operating at a cost structure slightly favorable to the competition. Based on this information, Harrison Hurley determined that the overall cost impact of the HERTH management agreement is negligible to Pierre Foods' cost structure relative to its competitors.

     Harrison Hurley also evaluated the debt structure of Pierre Foods' competitors and compared their cash flow generation -- EBITDA -- to determine the ability of the industry to service debt. The debt-to-equity structure of the competition was also studied. Pierre Foods' competitors maintain debt levels ranging from 5% to 25% of annual sales, for an average of 16.4%. This indicates that interest payments in the industry range from .5% to 2.5% of sales, averaging 1.6% of sales. Pierre Foods' debt level, in contrast, is 56% of its sales, and its interest cost is 6% of sales. The ratio of debt to total capitalization (debt plus equity) of Pierre Foods' competitors ranged from 17% to 59%, with a simple average of 41.5% and a weighted average of 49.2%. (Rymer Foods was excluded from this average as the company has recently undergone a restructuring). This compares to Pierre Foods' debt to total capitalization of 80.6%. Next, Harrison Hurley calculated total debt to EBITDA of Pierre Foods' competitors to determine the ability of the competition to service its debt. This calculation ranged from 56% (meaning that slightly more than a half a year's EBITDA could retire all debt, excluding interest) to 431% (meaning that 4 and 1/3 years' EBITDA would be needed to retire debt excluding interest). Harrison Hurley determined that it would take Pierre Foods more than 7 years' cash flow to retire its debt, excluding interest. Harrison Hurley reviewed debt on a per-outstanding-share basis, on the assumption that the stock market would devalue the market price of a company based on the senior obligations that the company would need to satisfy before any consideration of the shareholders. This issue would be present in a statutory share exchange as the acquiring company would assume the acquired company's debt obligations. With fairly wide dispersion, the competitors had a simple average of $6.14 per share of debt obligation, which, on a weighted average basis, was $7.40 per share. Pierre Foods, however, is burdened with debt obligations of $20.17 per share, more than
2.7 times the industry average -- a significant negative to stock valuation. Thus, the market would recognize that highly debt-burdened Pierre Foods would need to have earnings per share significantly above the industry averages in order to satisfy its debt service costs. For instance, if interest costs averaged 10%, then, with respect to competitors that averaged $7.40 of debt per share, the market would devalue earnings per share by $.74 solely to account for debt service requirements. In the case of Pierre Foods, whose debt service requirements are $20.17 per share, the market would devalue earnings per share by $2.02 solely to account for debt service needs. The impact of the reduced earnings per share would be reflected in reduced stock market value. In Pierre Foods' case, the negative earnings per share, fully burdened with the high debt service costs, further depresses the market value.

     Harrison Hurley also reviewed EBITDA ratios to operating results. With the industry generating total EBITDA of $3.15 billion on industry sales of $42.9 billion, the industry, on average, records 7.34% EBITDA to sales. Pierre Foods compares favorably to the industry at 7.88% EBITDA to sales, but Pierre Foods' operations do not benefit from that cash flow as the bulk of the generated cash is used to pay interest on Pierre Foods' outstanding debt. This negates the ability of Pierre Foods to create a sinking fund to provide for the June 2006 retirement of the debt. The impact became clear when Harrison Hurley reviewed the various competitors' final net income as a percentage of sales. The industry (which, as noted above, has a cost structure slightly higher than Pierre Foods') generated normalized return on sales (before reserve and unusual items) of 2.47%, whereas Pierre Foods' favorable operations convert to a (1.3%) return on sales due to Pierre Foods' high interest costs.

     Harrison Hurley converted the EBITDA-to-sales and earnings-to-sales statistics to a per-share basis and compared the data to market pricing in early March 2001. Harrison Hurley determined that EBITDA per share averaged $3.30 in the industry (weighted by the total number of shares outstanding for all companies, divided by total industry EBITDA), compared to $2.83 for Pierre Foods. Normalized earnings per share averaged $1.11 for the industry, compared to $ (0.47) for Pierre Foods. Sales per share averaged $44.89 for the industry, compared to $35.90 for Pierre Foods. Because of its lower sales-per-share figure,

Pierre Foods does not generate as much profit, or cash flow, per share, as the industry does. Pierre Foods' sales per share are almost $9.00, or 20%, less than the industry average.

     Harrison Hurley computed price to "normalized" (i.e., before reserves and unusual charges and credits) earnings per share, which ranged from a low of $.67 to a high of $1.37 for the industry, but was $(.47) for Pierre Foods, and a normalized price-to-earnings ratio, for which the weighted average (weighted for total competitive industry earnings and total competitive industry outstanding shares) was $19.18 for the industry, yet was $(2.43) for Pierre Foods. Given Pierre Foods' negative position, Harrison Hurley determined that earnings-per-share and price-to-earnings ratios would not be meaningful for purposes of comparative valuation.

     EBITDA -- Cash Flow Generation. Harrison Hurley's next analysis involved computing EBITDA per share to recent market prices to determine if there was a correlation between market price and cash flow generation. Each competitor's latest reported EBITDA was increased by its market multiple to arrive at a gross enterprise valuation, which was then adjusted downward for outstanding debt. This net ownership value was divided by the number of shares outstanding to arrive at a value per share. Since Harrison Hurley's study was based on historical competitor data, the value per share was compared to each competitor's market price approximately one week after the filing of its Annual Report on Form 10-K -- the day with the highest trading volume, suggesting that the new disclosures had been absorbed by the market. Harrison Hurley determined that there is a strong correlation between this valuation method and the market price of the stock. With the exception of Smithfield, which recorded a large sales increase on new acquisitions, the price-to-value ratio for each competitor of Pierre Foods was as follows: Hormel, .94; ConAgra, 1.07; Pilgrims Pride, 1.16, and Tyson, .71. (A correlation of 1.00 would indicate a direct correlation between share price and enterprise value.) Thus, except for Rymer Foods, Harrison Hurley found that a direct correlation exists between market pricing and cash flow per share, with most of Pierre Foods' competitors trading at approximately the mean average of 6.2 times cash flow or the weighted average (competitive industry EBITDA divided by total competitive industry outstanding shares) of 6.45 times cash flow. Pierre Foods trades at .4 times cash flow, a fraction of its cash flow per share. Harrison Hurley inferred that the market discounts Pierre Foods' value because the bulk of its cash flow is used to pay interest.

     Based on the industry correlation between cash flow per share to market value per share, Harrison Hurley determined that the best method for valuing Pierre Foods' common stock was to measure its market capitalization on an EBITDA multiple of 6.5, adjusted by any debt assumed by PF Management in the exchange. Pierre Foods' projected cash flow for its fiscal year ended March 2, 2002 is $16.4 million. Multiplying $16.4 million by 6.5, Harrison Hurley calculated a gross enterprise value of Pierre Foods of $106.6 million. This gross enterprise value exceeds Pierre Foods' December 2, 2000 total asset valuation of $82.1 million ($52.5 million of current assets plus a fair market value of $29.6 million for fixed assets) by $24.5 million. The excess market value of $24.5 million exceeds the going concern intangible value of $22.8 million as determined by Harrison Hurley's review of the net intangibles value, discussed earlier.

     Harrison Hurley adjusted the $106.6 million gross enterprise value downward by $115.1 million, representing the amount of debt to be assumed by PF Management, valued as of March 4, 2001. Thus, Harrison Hurley calculated Pierre Foods' stock equity value at $(8.50) million, or $(0.147) per share.

     Comparable Transactions. In its analysis of comparable transactions, Harrison Hurley used the acquisition of International Home Foods (Libby, Bumblebee, Chef Boyardee and others) by ConAgra. Harrison Hurley considered this acquisition to be comparable to the proposed exchange principally because of the similarity in products offered by the two companies, noting, however, that both the acquiring company and the acquired company were significantly larger than Pierre Foods. Harrison Hurley calculated the pending $2.9 billion acquisition price as a multiple of its EBITDA. Harrison Hurley applied an 80% discount to this multiple to account for the difference in size between International Home Foods (with sales of $2.2 billion) and Pierre Foods. This analysis indicated an equity valuation per share for Pierre Foods ranging from $0.00 to $0.62.

     Conclusions as of April 26, 2001. Harrison Hurley concluded that, in the protein processing industry, there is a direct correlation between a company's ability to generate cash net of its debt service obligations and the value that the market assigns to the company's stock. Harrison Hurley also concluded that, as of April 26, 2001, the value of the shares of Pierre Foods was negligible because the debt service obligations of the company negated all residual stockholder value. Harrison Hurley advised PF Management at that time to offer unaffiliated shareholders the then-current market price for Pierre Foods common stock because that price significantly exceeded the underlying value of the stock.

     Updated Analysis. PF Management did not ask Harrison Hurley to reassess the value of Pierre Foods stock in connection with its increase of the exchange consideration to $2.50 per share. In mid-October, however, shortly after Pierre Foods' second quarter 10-Q filing and prior to the renegotiation of the exchange price, Harrison Hurley revisited its March 2001 valuation of Pierre Foods prepared for PF Management by undertaking a financial review of Pierre Foods' operating performance since the fiscal year end at March 3, 2001. The purpose of Harrison Hurley's review was to determine whether there had been any change in Pierre Foods' operating performance during the six-month period following fiscal year end, not to revalue the prior per share valuation. For this, Harrison Hurley relied exclusively on information in the public domain, specifically Pierre Foods' Form 10-Q filings for the periods ending December 2, 2000, June 2, 2001 and September 1, 2001 and Form 10-K filing for the fiscal year ended March 3, 2001.

     Using the quarterly operating performance data, Harrison Hurley constructed a pro forma fiscal year ending September 1, 2001 by using information from the trailing twelve months of operations. That data was compared to the Pierre Foods' audited consolidated statements of operations for the fiscal year ended March 3, 2001. Based on this comparison, Harrison Hurley provided the following information to PF Management regarding improvements from the fiscal year ended March 3, 2001 to the trailing twelve months ended September 1, 2001 (all share references assume 5,781,480 Pierre Foods' shares outstanding):

          1.  Total revenue increased $2.42 per share.

          2.  Cost of goods sold increased $1.97 per share.

          3.  Gross margin increased $.45 per share.

          4. Selling, general and administrative expenses were reduced by $.11 per share.

          5.  EBITDA increased by $.56 per share.

          6.  Interest expense was reduced by $.02 per share.

     Based on this review, Harrison Hurley concluded that Pierre Foods' operating performance improved in the six-month period following the March 3, 2001 fiscal year end, based on trailing twelve months' comparatives. The direct per share impact of this improvement is $.58. The comparative data provided to PF Management has been filed with the SEC as an exhibit to the Schedule 13e-3 covering the exchange and is incorporated into this proxy statement by reference.

     Harrison Hurley has performed several assignments for Pierre Foods from 1995 to 2001 and expects to provide services to Pierre Foods in the future. These assignments have included strategic advisory services, debt placement, fairness opinions and noteholder relations.

     Under the term of its engagement letter with PF Management, Harrison Hurley is entitled to a fee of $35,000, plus reimbursement of its out-of-pocket expenses.

     You may review and copy Harrison Hurley's full report during regular business hours at its offices located at 1 Turks Head Place, Providence, Rhode Island. The report is also filed as an exhibit to the Schedule 13E-3 covering the exchange. Finally, upon written request, we will provide you with a copy of the report at no cost to you. See "Available Information" and "Information regarding Pierre Foods -- Incorporation of Documents by Reference."

CONFLICTS OF INTEREST

     In considering the recommendations of the special committee and of the board of directors with respect to the exchange, shareholders should be mindful that James C. Richardson, Jr., Chairman of the board of directors, and David R. Clark, Vice-Chairman, own 88.11% of the outstanding common stock of, and they control, PF Management, which will own all of the outstanding common stock of Pierre Foods immediately after the exchange. The special committee and the board of directors were aware of these conflicts of interest and considered them among other factors described under "-- Recommendation of the Special Committee and the Board of Directors." The special committee considered PF Management's post-exchange ownership of Pierre Foods to be a negative factor in its determination that the exchange is fair to shareholders unaffiliated with PF Management.

     PF Management has not provided the shareholders of Pierre Foods unaffiliated with PF Management with access to its corporate files or with counsel or appraisal services expressly for the benefit of such shareholders at the expense of PF Management.

     PF Management expects that Mr. Templeton will join the Pierre Foods board of directors after completion of the exchange but that the overall size of the board will be reduced. Other than the addition of Mr. Templeton, however, PF Management has not determined what specific changes it will make in the Pierre Foods board after completion of the exchange.

     The exchange agreement requires that Pierre Foods indemnify its current and former directors and officers for six years after the completion of the exchange against liabilities (including reasonable attorneys' fees) relating to actions or omissions arising out of their being a director, officer, employee or agent of Pierre Foods at or prior to the time the exchange is completed (including the transactions contemplated by the exchange agreement). In addition, Pierre Foods is obligated for a period of six years from the time the exchange is completed to continue in effect directors' and officers' liability insurance with respect to matters occurring prior to the time the exchange is completed.

     Members of the special committee received fees for their service on that committee of $2,500 per meeting. As the special committee has held eight meetings, each member is entitled to receive $20,000 in the aggregate for service on that committee. In addition, each director of Pierre Foods, including each member of the special committee, receives $10,000 per meeting of the board of directors and $5,000 per meeting of each and every other committee of the board. Richardson, Clark and Woodhams receive no fees for their service as directors. The aggregate amount paid to each independent director for such service to the board and on board committees (other than the special committee) was as follows for the year ended March 2, 2002:

INDEPENDENT DIRECTOR                                     AGGREGATE FEES
--------------------                                     --------------
E. Edwin Bradford......................................     $60,000
Bobby G. Holman........................................     $55,000
Richard F. Howard......................................     $55,000
Lewis C. Lanier........................................     $75,000
William R. McDonald, III...............................     $75,000
Bruce Meisner..........................................     $70,000

     Our independent directors also own shares of our common stock. Based on their stock ownership as of June 20, 2002 indicated below, our independent directors will receive the following aggregate cash consideration for their shares in the exchange, based on an exchange price of $2.50 per share:


                                                   SHARES     EXCHANGE
INDEPENDENT DIRECTOR                               OWNED    CONSIDERATION
--------------------                               ------   -------------
E. Edwin Bradford................................  3,141       $ 7,853
Bobby G. Holman..................................  5,728       $14,320
Richard F. Howard................................     --            --
Lewis C. Lanier..................................     --            --
William R. McDonald, III.........................    860       $ 2,150
Bruce Meisner....................................     --            --

PURPOSE AND REASONS OF THE MBO GROUP FOR THE EXCHANGE

     PF Management and its shareholders, Richardson, Clark and Templeton (collectively, the "MBO Group"), are engaging in the transactions contemplated by the exchange agreement to acquire ownership of all of the outstanding capital stock of Pierre Foods. The MBO Group believes that, due to decreasing profitability and increasing risk in the food processing industry generally, our small size and the lack of equity research coverage for our common stock (factors they believe are in large measure beyond our control), it is and will continue to be difficult for us to attract new investor interest and to obtain access to the capital markets, and for our shareholders, including themselves, to get a fair price when selling their shares in the market. In addition, trading volume in our common stock has historically been low. For the twelve months immediately preceding March 30, 2001, when we announced that we were in advanced talks with PF Management looking toward the exchange, the trading volume averaged approximately 5,816 shares a day.

     While Richardson and Clark believe that these factors do and would continue to limit the ability of our shareholders, including themselves, to receive a fair price selling their shares in the market, they also believe that we are a valuable company with the opportunity to increase our revenues and net income in the future. Richardson and Clark believe that as a private company, Pierre Foods can better position itself for long-range strategic planning, without the concern of short-term impact on stock price. They also believe that the expenses and pressures of being a public company are significant for a company our size and that mitigating those expenses and pressures by eliminating some (although not all) SEC filing requirements, particularly those pertaining to annual reports and proxy statements, and shareholder relations expenses, would enhance our long-term success. They believe that the exchange offers our shareholders the opportunity to obtain a fair value for their shares. Nevertheless, the MBO Group also recognizes that the exchange will deprive the shareholders of Pierre Foods unaffiliated with PF Management of the opportunity to share in any future increase to its revenues or net income. The members of the MBO Group have chosen this time to effectuate the exchange because of their concern that the company could become insolvent due to possible inability to service Pierre Foods' outstanding senior notes. The members of the MBO Group recognize that they have a higher risk tolerance than the unaffiliated shareholders and are willing to assume the risk of greater share ownership at this time. They also believe that the company will be able to take various actions as a private company that it would not be able to take as a public company and will therefore have greater flexibility in managing its affairs. Finally, it is at this time that the members of the MBO Group are personally financially able to effectuate the exchange.

     PF Management owns 3,630,212 shares of Pierre Foods common stock. If the exchange is completed, then PF Management will own all of Pierre Foods' outstanding common stock. The MBO Group believes that, if Pierre Foods is able to successfully continue its business strategy, then the value of its ownership interest in Pierre Foods will, over time, exceed the amount that they will have invested through completion of the exchange.

POSITION OF THE MBO GROUP AS TO FAIRNESS OF THE EXCHANGE

     The MBO Group has considered the analyses and findings of the special committee and the board of directors (described in detail in "Special
Factors -- Recommendation of the Special Committee and the Board of Directors") with respect to the fairness of the exchange to shareholders unaffiliated with PF Management. As of the date of this proxy statement, the MBO Group adopted the analyses and findings of the special committee and the board with respect to the fairness of the exchange and believes that the exchange is both procedurally and substantively fair to Pierre Foods' shareholders unaffiliated with PF Management.

     In adopting the analysis and findings of the special committee and the board, the MBO Group noted that the ability of Pierre Foods to effect any alternative transaction has been effectively precluded by the decision of their controlled company PF Management, holder of approximately 63% of the Pierre Foods common stock, to oppose any alternative transaction and by the refusals of Richardson and Clark, at a minimum, to waive the benefits of their change-of-control agreements in connection with any alternative transaction. The MBO Group does not believe that these precluding factors adversely affected its fairness determination or the fairness of the exchange to shareholders unaffiliated with PF Management because, in its view, the reasons stated below as substantiating the fairness of the exchange consideration are operative regardless of PF Management's controlling position.

     Richardson and Clark, who are Pierre Foods' two most senior executive officers, had advised the special committee that they would not remain employees of Pierre Foods if it became a division or portfolio investment of another company and that, accordingly, they would not waive the benefits of their change-of-control agreements to facilitate any transaction alternative to the exchange. Richardson and Clark believe that they have the right (i) to choose to leave the employment of the company, (ii) to refuse to waive their contractual rights and (iii) to exercise (through PF Management) their shareholder rights and that their personal decisions as to such matters do not affect the procedural fairness of the exchange.

     As members of the board of directors, Richardson and Clark abstained from voting on approval of the exchange agreement and on the recommendation to the shareholders that they vote to approve the agreement.

     In addition to considering the analyses and findings of the special committee and the board of directors, the MBO Group considered and adopted the report and opinion of Harrison Hurley, its financial advisor, in its evaluation of the fairness of the exchange to shareholders unaffiliated with PF Management as of April 26, 2001. Harrison Hurley's April report included a comprehensive analysis of the operating and financial structure of Pierre Foods compared to other publicly-held integrated food processors. This report concluded that the common stock of Pierre Foods had no value as of April 26, 2001. In light of the market trading valuation as of April 26, however, Harrison Hurley recommended at that time that an offer priced at the then-current market value of Pierre Foods' common stock would be fair to the unaffiliated shareholders.

     In considering the fairness of the exchange, the MBO Group also considered market prices for Pierre Foods' common stock at the time of its offer and historical market prices. The average daily closing price for the period March 1, 2001 to March 15, 2001 was $1.002 per share. Within this date range, the low trade was for 1,900 shares at $.9688, and the high trade was for 1,000 shares at $1.125. The average daily closing price for the period December 1, 2000 through March 15, 2001 was $.852 per share. Within this date range, the low trade was for 13,900 shares at $.75, and the high trade was for 6,500 shares at $1.25.

     As part of its consideration of the Harrison Hurley report, the MBO Group also considered the fairness of the exchange in relation to net book value, liquidation value and going concern value (which for this purpose is considered to be the cash flow generating capabilities of Pierre Foods' tangible and intangible assets). Since these values are negative, as reflected in the summary of the Harrison Hurley report above, the MBO Group believes the $2.50 per share to be received in the exchange by the shareholders unaffiliated with PF Management is fair in relation to these values.

     The MBO Group also considered the purchase prices paid in purchases of Pierre Foods' common stock by PF Management and its shareholders, as well as offers received from unaffiliated parties to acquire Pierre Foods. The MBO Group adopts the analysis and findings of the special committee and the board of directors with respect to these factors (described in detail in "Special
Factors -- Recommendations of the Special Committee and the Board of Directors") and, like the special committee, believes these factors do not alter the conclusion that the exchange is fair to the shareholders unaffiliated with PF Management.

     The MBO Group considered all of the factors described above and believes that the exchange is both procedurally and substantively fair to Pierre Foods' shareholders unaffiliated with PF Management.

                            EFFECTS OF THE EXCHANGE

     As a result of the exchange, the shareholders of Pierre Foods unaffiliated with PF Management will be entitled to receive $2.50 per share of Pierre Foods common stock. The receipt of cash pursuant to the exchange will be a taxable transaction. See "Federal Income Tax Consequences."

     As a consequence of the exchange, the shareholders of Pierre Foods other than PF Management will not continue their equity interest in Pierre Foods as an ongoing corporation and therefore will not share in the future earnings and potential growth of Pierre Foods. The shareholders other than PF Management also will not bear the risk that the value of Pierre Foods stock will decrease in the future. Upon completion of the exchange, Pierre Foods common stock will no longer be quoted on the OTC Bulletin Board and the registration of the Pierre Foods common stock under the Securities Exchange Act of 1934 will be terminated. The termination of registration of the common stock under the Exchange Act will make many of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable. Pierre Foods will continue to file periodic reports with the SEC, however, as required by the indenture governing our senior notes. The cost savings to Pierre Foods as a result of this mitigation of SEC-administered compliance obligations is estimated at approximately $250,000 per year.

     PF Management will own and retain all of the outstanding common stock of Pierre Foods upon consummation of the exchange. Investment in Pierre Foods following the exchange will involve substantial risk resulting from the limited liquidity of such an investment. PF Management believes, nevertheless, that, if Pierre Foods can implement its business strategy, then the value of PF Management's investment in Pierre Foods common stock will be much greater than the amount of its investment made through the exchange. See "Forward-Looking Information."

     The shareholders of PF Management will share in the net book value and net earnings of Pierre Foods based on their respective interests in PF Management. Had the exchange been effective as of March 2, 2002, respective net book value and net loss would have been shared as follows:

                                                                               PIERRE FOODS'
                                                         PIERRE FOODS'        NET INCOME FOR
                                      OWNERSHIP % OF   NET BOOK VALUE AT   THE FISCAL YEAR ENDED
                                      PF MANAGEMENT      MARCH 2, 2002         MARCH 2, 2002
                                      --------------   -----------------   ---------------------
Richardson..........................      52.875%         $14,385,710              $307
Clark...............................      35.250%           9,590,473               204
Templeton...........................      11.875%           3,230,834                69
                                         -------          -----------              ----
Total...............................     100.000%         $27,207,017              $580

                                  THE EXCHANGE


     The exchange agreement provides that PF Management, a North Carolina corporation, will become the holder of all of the outstanding shares of our common stock pursuant to the terms and conditions of the agreement. The exchange is a statutory share exchange, not a merger. This structure was chosen because the company's indenture impedes a merger of the company with another company, but does not impede a statutory share exchange with a company controlled by Richardson or Clark.



     The exchange agreement, as amended, is included in its entirety as Appendices A-1 and A-2. The discussion in this proxy statement of the exchange and the summary description of the principal terms of the exchange agreement, while complete in all material respects, is subject to and qualified in its entirety by reference to the full text of the agreement.


ACQUISITION OF PIERRE FOODS

     Upon completion of the exchange, we will be a wholly-owned subsidiary of PF Management. We will continue to have all of the assets and liabilities we had immediately before the exchange.

CONVERSION OF SECURITIES

     At the effective time of the exchange, each share of our common stock issued and outstanding other than shares held by PF Management, together with the associated preferred stock purchase rights, will be exchanged for and become the right to receive $2.50 per share, without interest, from PF Management without further action on the part of the holder. Shares of common stock held by PF Management at the time of the exchange will not be altered or affected in any way by the exchange. Other than PF Management, no Pierre Foods shareholders will be treated differently in the exchange.

     On August 28, 1997, Pierre Foods declared a dividend distribution of preferred stock purchase rights (the "rights"). Pursuant to the terms of the rights agreement dated September 2, 1997 between Pierre Foods and American Stock Transfer & Trust Company, the holder of a right is entitled to purchase from Pierre Foods upon a sale of Pierre Foods or its assets 1/100 of a share of its junior participating preferred stock, series A, or in certain circumstances, to purchase either Pierre Foods' common stock or the common stock of an acquiring company at one-half of its market price. Under the exchange agreement, all of the common stock of Pierre Foods, together with the rights, other than shares owned by PF Management, will be converted into the right to receive cash consideration.

     At the effective time, PF Management will irrevocably deposit with a bank or trust company selected by PF Management and reasonably satisfactory to us cash sufficient to pay the consideration for the exchanged shares. All such funds will be held in trust for shareholders and will be disbursed to shareholders upon surrender of the certificates representing the exchanged shares. Any interest or income on such funds will be the property of PF Management.

     Shareholders immediately prior to the effectiveness of the exchange will not be entitled to receive any dividends declared and payable in respect of the exchanged shares after effectiveness of exchange.

TREATMENT OF OPTIONS

     We will terminate all plans or arrangements providing for the issuance or grant of any equity security or instruments convertible into equity securities of our company, including the 1987 Special Stock Option Plan, the 1997 Special Stock Option Plan and the 1997 Incentive Stock Option Plan. All options granted under the option plans will be cancelled prior to effectiveness of the exchange.

TIME OF CLOSING

     The exchange will close on the second business day after satisfaction or waiver of the conditions to the exchange. To complete the exchange, Pierre Foods and PF Management will file articles of share exchange with the Secretary of State of North Carolina.

TRANSFER OF SHARES

     No transfers of shares of our common stock will be made on the stock transfer books at or after the effective time of the exchange. Certificates representing shares of common stock presented to us after the effective time will be cancelled and exchanged for cash.

CONDITIONS

     The obligation of Pierre Foods and PF Management to effect the exchange is subject to the satisfaction of each of the following conditions, which may be waived at the appropriate party's discretion, to the extent permitted by applicable law, other than the first listed condition:


     - the exchange has been approved by the holders of at least 75% of the common stock entitled to vote, including a majority of the shares owned by holders other than PF Management and voted (in person or by proxy) at the special meeting;


     - no law, rule, regulation, order, decree or injunction prohibits the exchange;

     - there is no pending or threatened proceeding challenging or prohibiting the exchange or which is reasonably expected to have a material adverse effect on one of the parties; and

     - all governmental approvals of the exchange have been obtained.

     Neither Pierre Foods nor PF Management is aware of any governmental consent, approval or notice required for the exchange.

     Our obligation to effect the exchange is subject to the satisfaction of the following conditions, unless waived by us:

     - PF Management's representations and warranties in the exchange agreement are accurate as of the closing;

     - PF Management has performed its obligations under the exchange agreement; and

     - Richardson and Clark have delivered a certificate attesting to the solvency of Pierre Foods at the closing (after giving effect to the exchange).

     The obligations of PF Management to effect the exchange are subject to the satisfaction of each of the following conditions, unless waived by PF
Management:

     - our representations and warranties in the exchange agreement are accurate as of the closing;

     - we have performed our obligations under the exchange agreement;

     - dissenter's rights are not exercised by holders of more than 5% of our outstanding common stock;

     - no material adverse change in our business has occurred;

     - there is no general suspension of trading securities on the Nasdaq Stock Market or declaration of a banking moratorium;

     - there is no action pending or threatened which could limit the ability of PF Management to exercise full rights of ownership of shares acquired in the exchange or require PF Management to divest shares acquired in the exchange; and

     - PF Management has obtained financing satisfactory to it in its discretion to pay the exchange consideration and expenses of the exchange.

     If and to the extent that a material condition to the exchange is waived by Pierre Foods or PF Management, we will notify you and resolicit your votes in the manner and to the extent required by law. After approval of the exchange agreement by our shareholders, no condition may be waived that reduces the amount or changes the form of the cash exchange consideration to be received by our shareholders, or that would adversely affect our shareholders, unless a waiver of such condition is approved by the shareholders.

FINANCING OF THE EXCHANGE


     We estimate that approximately $5.4 million will be required to pay the exchange consideration and complete the exchange. Expenses of PF Management related to the transaction will become an obligation of Pierre Foods upon completion of the exchange. Richardson and Clark have committed to advance the funds required to pay the exchange consideration at closing from their personal earnings. See "Certain Relationships and Related Party Transactions." These advances are not subject to definitive documentation or specific repayment terms.


     Unless waived by PF Management, obtaining financing to pay the exchange consideration is a condition which must be satisfied in order to complete the exchange. Richardson and Clark have individually represented in the exchange agreement that they are able to pay the exchange consideration from their own funds or from financing which they arrange and personally guarantee and have agreed to do so. See "-- Representations and Warranties" below.

REPRESENTATIONS AND WARRANTIES

     We have made customary representations and warranties in the exchange agreement regarding, among other things, authorization of the exchange agreement, our operations and our financial matters.

     PF Management has made customary representations and warranties in the exchange agreement regarding, among other things, its organization and authorization of the exchange.

     The representations and warranties of the parties in the exchange agreement will expire upon completion of the exchange, and none of the parties or their respective officers, directors or shareholders will have any liability with respect to these representations or warranties after the completion of the exchange.

     PF Management, jointly and severally with Richardson and Clark, also have represented that Richardson and Clark are able to pay the exchange consideration and the expenses of the exchange, either with their personal assets or by arranging for PF Management to obtain financing guaranteed by them for this purpose. Richardson and Clark covenant to make their assets available or to arrange for such financing in order to fund the exchange.

COVENANTS

     In the exchange agreement, we have agreed that prior to completion of the exchange, unless otherwise agreed to in writing by PF Management or as otherwise contemplated by the exchange agreement, we and each of our subsidiaries will conduct business substantially consistent with past practice and will not:

     - issue equity securities or instruments convertible into equity securities;

     - make a distribution or disposition of our assets, capital or surplus (except in the ordinary course of business);

     - take any action which would impair our assets; or

     - take any action which would cause our representations and warranties to be untrue.

     Each party also has agreed to provide prompt notice to the other upon obtaining knowledge of:

     - any event which would likely cause any representation or warranty made by it to be untrue prior to closing; and

     - any notice from a third party that the consent of such third party may be required to effect the exchange.

     In addition, PF Management agreed that, prior to the completion of the exchange, it would not do or fail to do, or cause any person to do or fail to do, any act that would cause us to breach any of our representations and warranties.

NONSOLICITATION COVENANT

     Under the terms of the exchange agreement, we have agreed not to permit any of our subsidiaries, directors, officers, agents, advisors or representatives to solicit, initiate, facilitate or encourage any inquiries or proposals with respect to alternative business combinations. However, we may provide information and enter into discussions in response to an unsolicited proposal if our board of directors, upon recommendation of the special committee and upon advice of counsel and financial advisors, determines that such action is in the best interest of shareholders and is required by its fiduciary duties. We are obligated to inform PF Management immediately of any alternative business proposals.

INDEMNIFICATION AND INSURANCE

     The exchange agreement provides that for six years after the closing of the exchange our current and former directors and officers (including the members of the special committee) and any of our subsidiaries (i) will be indemnified by us, to the fullest extent permitted by applicable law, against any losses, claims, damages, liabilities, costs or expenses arising from his or her service as an officer, director or employee prior to and at the completion of the exchange, and (ii) will be advanced expenses (including attorneys' fees) incurred in defense of any action or suit. In addition, we are required to maintain in effect, for a period of six years after the closing of the exchange, directors' and officers' liability insurance of at least the same amounts and comparable coverage as currently in effect.

EXPENSES

     We have agreed to pay PF Management's actual out-of-pocket costs and expenses in connection with the exchange upon closing and we have reimbursed PF Management for $409,410 of its expenses incurred to date. We will bear our own costs and expenses in connection with the exchange, including the costs and expenses incurred in printing, filing with the SEC and mailing to shareholders this proxy statement and other materials in connection with the special meeting.

TERMINATION, AMENDMENT AND WAIVER

     At any time before completion of the exchange, the exchange agreement may be terminated by the mutual consent of Pierre Foods and PF Management.

     Either party may terminate the exchange agreement prior to completion of the exchange by written notice to the other party:


     - if the exchange has not been completed by September 30, 2002, but the party seeking to terminate for this reason must not be in breach of its obligations under the exchange agreement; or


     - if completion of the exchange is prohibited by a court or governmental entity.

     In addition, PF Management may terminate the exchange agreement prior to effectiveness of the exchange by written notice to us if:

     - there has occurred, and PF Management has notified us of, a material breach by us of any representation, warranty, covenant or agreement in the exchange agreement;

     - our board of directors or special committee withdraws, modifies or changes its recommendation to the shareholders to approve the exchange, or recommends any other proposal to the shareholders; or

     - we have received a proposal for an alternative business combination and do not reject it within 10 business days.

     We may terminate the exchange agreement prior to effectiveness of the exchange by written notice to PF Management if:

     - there has occurred, and we have notified PF Management of, a material breach by PF Management of any representation, warranty, covenant or agreement in the exchange agreement; or

     - the board of directors has determined in good faith that a failure to terminate the exchange agreement and enter into an alternative transaction would constitute a breach of its fiduciary duty.

     We are required to reimburse PF Management for its actual out-pocket fees and expenses in connection with the exchange upon termination of the exchange agreement for any reason other than expiration of the agreement or as a result of a material breach by PF Management. We are not required to reimburse PF Management to the extent such payment would cause us to be insolvent.

     Subject to applicable law, the exchange agreement may be modified or amended, and provisions waived, by written agreement of the parties. After approval of the exchange agreement by our shareholders, however, no amendment or waiver of a provision may be made which reduces the amount or changes the form of the exchange consideration to be received by the shareholders, or that would adversely affect the shareholders, unless such amendment or waiver is approved by the shareholders. With respect to any decision regarding a material modification, amendment or waiver of the exchange agreement, our board of directors, in the exercise of its fiduciary duty and in accordance with applicable law, will determine whether resolicitation of the shareholders is required.

TERMINATION FEE

     In the event that the exchange agreement:

     - is terminated by us due to receipt of a proposal for an alternative transaction which is superior to the exchange;

     - is terminated by PF Management due to our board of directors' withdrawal of its recommendation to shareholders, our board of directors' recommendation of an alternative proposal to shareholders, or receipt of an alternative proposal which is not rejected by our board;

     - is terminated by PF Management due to our breach of a representation, warranty, covenant, or agreement in the exchange agreement and within two months after such termination we receive a proposal for an alternative transaction, which results in a definitive agreement as to such transaction within 12 months of the termination; or

     - expires and within 12 months we enter into an alternative transaction with William E. Simons & Sons, LLC, Triton Partners (Restructuring), LLC, or an affiliate thereof, or a third party who submitted a proposal for an alternative transaction before expiration of the agreement;

then we are required to pay to PF Management a termination fee of $500,000. We are not required to pay this amount to the extent the payment would cause us to be insolvent.

REGULATORY APPROVALS

     We are not aware of any governmental license or regulatory permit that is material to our business and that is likely to be adversely affected by the exchange or of any approval or other action by a state, federal or foreign governmental agency that is required to effect the exchange.

ACCOUNTING TREATMENT

     PF Management will account for the exchange as a purchase business combination.

                               FEES AND EXPENSES

     Whether or not the exchange is consummated, Pierre Foods will pay the following fees and expenses in connection with the exchange and related transactions:

EXPENSE OR FEE                                         ESTIMATED AMOUNT
--------------                                         ----------------
Financial advisory fees and expenses.................     $  400,000
Legal fees...........................................     $  400,000
Accounting fees......................................     $   50,000
Printing and mailing expenses........................     $  100,000
Solicitation expenses................................     $   15,000
SEC filing fees......................................     $      783
Miscellaneous........................................     $   19,217
                                                          ----------
     Total...........................................     $  985,000
                                                          ==========

     Except for the SEC filing fee, all of these fees are estimated. Pierre Foods has also reimbursed PF Management for $426,435 of its expenses to date.

     For a description of Pierre Foods' obligation, even in some cases if the exchange is not consummated, to pay or reimburse PF Management for expenses incurred by PF Management in connection with the exchange, see "The
Exchange -- Expenses," "-- Termination" and "-- Termination Fee." See "Special Factors -- Opinion of Pierre Foods' Financial Advisor" for a description of the fees to be paid to Grant Thornton in connection with its engagement. For a description of fees paid to the members of the special committee, see "Special Factors -- Conflicts of Interest."

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the exchange that are generally applicable to holders of Pierre Foods common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Pierre Foods common stock as described in this proxy statement. Special tax consequences not described below may be applicable to particular classes of taxpayers, including insurance companies, financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, other foreign entities or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

     The receipt of the $2.50 per share cash exchange consideration in the exchange by holders of Pierre Foods common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between $2.50 and the holder's basis per share in the common stock. This gain or loss generally will be a capital gain or loss. In the case of domestic individuals, trusts and estates, most of this capital gain will be subject to a maximum federal income tax rate of 20 percent for shares of common stock held for more than 12 months prior to the date of disposition. For domestic corporations, capital gains are taxed at the rate generally applicable to the corporation for the current taxable year. For shares held less than 12 months the gain or loss will be a short-term capital gain or loss. As a general rule, short-term capital gains are taxed at ordinary income rates.

     A holder of Pierre Foods common stock may be subject to backup withholding at the rate of 30% with respect to the exchange consideration received, unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the back-up withholdings rules. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of common stock under the exchange, each holder must provide the disbursing agent with his or her correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Pierre Foods common stock who does not provide Pierre Foods with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules may be credited against the holder's federal income tax liability. Pierre Foods (or its agent) will report to the holders of common stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, that is withheld.


     Completion of the exchange would not result in any taxable income, gain, loss or deduction to Pierre Foods, PF Management, Richardson, Clark or Templeton. Upon completion of the exchange, Pierre Foods will undergo an "ownership change" within the meaning of Section 382 of the Code and, as a consequence, its net operating losses will be subject to an annual limitation upon their use. Specifically, this annual limitation will be an amount equal to the "long term tax exempt rate" as defined in Section 382 multiplied by the fair market value of Pierre Foods' common stock immediately prior to the exchange. For the month of June 2002, the long term tax-exempt rate is 5.01%. As of the end of fiscal 2002, Pierre Foods' federal income tax net operating loss carryforward was $5.8 million.


     THE FOREGOING TAX DISCUSSION IS BASED UPON PRESENT LAW. EACH HOLDER OF COMMON STOCK IS URGED TO CONSULT THE HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE TO THE HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                       INFORMATION REGARDING PIERRE FOODS


     We engage in one line of business -- food processing. We own and operate food processing facilities in Cincinnati, Ohio and Claremont, North Carolina. We are a leading manufacturer of fully-cooked branded and private-label protein and bakery products, and we believe that we are the largest integrated producer of microwaveable sandwiches. We provide specialty beef, poultry and pork products formed and portioned to meet specific customer requirements. We sell primarily to the foodservice market and serve leading national restaurant chains, a majority of primary and secondary schools, vending, convenience store and other niche markets.


     Pierre Foods, Inc. was organized as a North Carolina corporation in 1970. Our principal executive offices are located at 9990 Princeton Road, Cincinnati, Ohio 45246. Our telephone number there is (513) 874-8741.

INCORPORATION OF DOCUMENTS BY REFERENCE


     We are incorporating by reference our annual report on Form 10-K for the fiscal year ended March 2, 2002, as amended, filed with the SEC and attached as Appendix C to this proxy statement.


     In addition, we are incorporating by reference all documents we file in response to the requirements of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. Accordingly, those documents will be considered a part of this proxy statement from the date they are filed.

     If you would like copies of the documents we file after the date of this proxy statement, please contact Pamela M. Witters at Pierre Foods, Inc., 9990 Princeton Road, Cincinnati, Ohio 45246 or by telephone at (513) 874-8741. You may also review our filings with the SEC as described under "Available Information."

MANAGEMENT

     The following table sets forth information about the directors and executive officers of Pierre Foods:


                                                   PRINCIPAL EMPLOYMENT; FIVE-YEAR
NAME, BUSINESS ADDRESS AND PHONE NUMBER        EMPLOYMENT HISTORY; OTHER DIRECTORSHIPS
---------------------------------------  ----------------------------------------------------
James C. Richardson, Jr...............   Director of Pierre Foods since 1987, and Chairman of
  P.O. Box 3967                          the board of directors since December 16, 1999. From
  Hickory, NC 28603                      1993 until then he served as Chief Executive Officer
  (828) 304-2304                         of Pierre Foods. From 1996 until becoming Chairman,
                                         he served as Vice-Chairman. Mr. Richardson has
                                         served Pierre Foods as an executive officer since
                                         1987, including Executive Vice President from 1989
                                         to 1993 and President from 1993 to 1996.
David R. Clark........................   Director of Pierre Foods since 1996 and
  P.O. Box 3967                          Vice-Chairman since 1999. He joined Pierre Foods as
  Hickory, NC 28603                      its President and Chief Operating Officer in 1996
  (828) 304-2307                         and held those positions until he became
                                         Vice-Chairman. From 1994 to 1996, he served as
                                         Executive Vice President and Chief Operating Officer
                                         of Bank of Granite, located in Granite Falls, North
                                         Carolina.
E. Edwin Bradford.....................   Director of Pierre Foods since 1993. In 1977, he
  2700 Garden Hill Drive, Apt. 102       founded Bradford Communications, Inc., a Hickory,
  Raleigh, NC 27614                      North Carolina marketing and advertising firm.
  (828) 322-5550                         During fiscal 2001, Mr. Bradford served as a member
                                         of the sensitive transactions and special committees
                                         of the board of directors. He continues to serve on
                                         both committees.
Bobby G. Holman.......................   Director of Pierre Foods since 1994. He served as
  4090 Golf Drive                        Pierre Foods' Chief Financial Officer and Treasurer
  Conover, NC 28613                      from 1994 until his retirement in 1997. During
  (828) 459-7277                         fiscal 2001, Mr. Holman was a member of the audit
                                         and special committees of the board of directors. He
                                         continues to serve on and chairs both committees.
Richard F. Howard.....................   Director of Pierre Foods since 1987. He served as
  5982 Hwy. 150 East                     Chairman of the board of directors from 1993 until
  Denver, NC 28037                       Mr. Richardson became Chairman in 1999. Mr. Howard
  (704) 483-3463                         served as Executive Vice President of Pierre Foods
                                         from 1989 to 1993 and as Chief Financial Officer and
                                         Treasurer from 1989 to 1994. During fiscal 2001, Mr.
                                         Howard was a member of the executive compensation
                                         committee of the board of directors, and continues
                                         to serve on that committee.
Lewis C. Lanier.......................   Director of Pierre Foods since 1988. He is a partner
  P.O. Box 518                           in the Orangeburg, South Carolina, law firm of
  160 Centre Street, NE                  Lanier & Knight, LLC. Until he co-founded that firm
  Orangeburg, SC 29115                   in August 1999, he had been a member of the
  (803) 268-9800                         Orangeburg law firm of Horger, Horger, Lanier &
                                         Knight, L.L.P., since joining the firm's predecessor
                                         in 1985. During fiscal 2001, Mr. Lanier served on
                                         the executive compensation and sensitive
                                         transactions committees of the board of directors.
                                         He continues to serve on both committees and chairs
                                         the executive compensation committee.

                                                   PRINCIPAL EMPLOYMENT; FIVE-YEAR
NAME, BUSINESS ADDRESS AND PHONE NUMBER        EMPLOYMENT HISTORY; OTHER DIRECTORSHIPS
---------------------------------------  ----------------------------------------------------
William R. McDonald III...............   Director of Pierre Foods since 1991. From 1989 until
  1257 25th Street Pl., SE               his retirement in 1999, he was Branch Manager of
  Hickory, NC 28602                      American Pharmaceutical Services, a subsidiary of
  (828) 328-5936                         Mariner Post- Acute Network, or its predecessors.
                                         American Pharmaceutical Services provides
                                         pharmaceutical needs and prescription services to
                                         nursing homes. Mr. McDonald served as Mayor of the
                                         City of Hickory, North Carolina, an elective office,
                                         from 1981 through 2001. During fiscal 2001, he
                                         served on the audit and sensitive transactions
                                         committees of the board of directors. He continues
                                         to serve on both committees and chairs the sensitive
                                         transactions committee.
Bruce E. Meisner......................   Director of Pierre Foods since February 3, 2000. Mr.
  1316 2nd Street NE, Suite No. 8        Meisner is the proprietor of Bruce E. Meisner
  Hickory, NC 28601                      Appraisal Company in Hickory, North Carolina, a
  (828) 324-4100                         company providing real estate appraisal services
                                         since 1985. During fiscal 2001, Mr. Meisner served
                                         on the audit, executive compensation and special
                                         committees. He continues to serve on those
                                         committees.
Norbert E. Woodhams...................   Director of Pierre Foods since 1998 and President
  9990 Princeton Road                    and Chief Executive Officer since December 16, 1999.
  Cincinnati, OH 45246                   Immediately prior to his election to those offices,
  (800) 543-1604                         Mr. Woodhams was President of Pierre Foods, LLC,
                                         Pierre Foods' operating subsidiary, having served in
                                         that position since Pierre Foods' acquisition of
                                         Pierre Cincinnati in June 1998. From 1994 to 1998,
                                         he served as President of Hudson Specialty Foods, a
                                         food processing division of Hudson.
Pamela M. Witters.....................   Pierre Foods' Chief Financial Officer since December
  9990 Princeton Road                    16, 1999 and Senior Vice President since October 26,
  Cincinnati, OH 45246                   2000. Ms. Witters served as Pierre Foods' Vice
  (800) 543-1604                         President of Finance from 1998 to 1999. From 1994 to
                                         1998, she worked with Deloitte & Touche LLP in
                                         Hickory, North Carolina.
Robert C. Naylor......................   Pierre Foods' Senior Vice President of Sales since
  9990 Princeton Road                    December 16, 1999. Immediately prior, he was Senior
  Cincinnati, OH 45246                   Vice President of Sales of Pierre Foods, LLC, an
  (800) 543-1604                         operating subsidiary of Pierre Foods, a position he
                                         had held since Pierre Foods acquired Pierre
                                         Cincinnati in June 1998. From 1978 to 1998, he
                                         served in various sales positions, including Vice
                                         President of Sales.


     None of the directors or executive officers of Pierre Foods has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Each of the directors and executive officers of Pierre Foods is a citizen of the United States.

SELECTED CONSOLIDATED FINANCIAL DATA


     The following table presents our selected historical financial data and other operating information for the five fiscal years ended March 2, 2002, which are derived from our audited consolidated financial statements. The consolidated financial statements for such five fiscal years have been audited by Deloitte & Touche LLP, independent auditors. The statement of operations data for the fiscal years ended March 3, 2001, March 4, 2000 and March 6, 1999 have been reclassified, where applicable, to conform to the financial statement presentation used for the fiscal year ended March 2, 2002. The data is qualified by reference to, and should be read in conjunction with our audited consolidated financial statements, related notes and other financial information included in our annual report on Form 10-K for the fiscal year ended March 2, 2002, as amended. Our Form 10-K, as amended, accompanies this proxy statement, and the financial statements included in that report are incorporated into this proxy statement by reference.



                                                                     FISCAL YEARS ENDED
                                                  --------------------------------------------------------
                                                  MARCH 2,   MARCH 3,   MARCH 4,   MARCH 6,   FEBRUARY 27,
                                                    2002       2001       2000       1999         1998
                                                  --------   --------   --------   --------   ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues......................................  $242,605   $203,475   $179,415   $150,455     $66,245
  Cost of goods sold............................   160,781    133,385    115,968    101,356      59,153
  Selling, general and administrative...........    61,726     55,752     59,193     33,673      10,356
  Loss on sale of Mom 'n' Pop's Country Ham,
    LLC.........................................        --         --      2,857         --          --
  Net (gain) loss on disposition of property,
    plant and equipment.........................        84         27        (22)     1,004        (640)
  Depreciation and amortization.................     6,438      6,238      5,662      4,902       1,615
                                                  --------   --------   --------   --------     -------
  Operating income (loss).......................    13,576      8,073     (4,243)     9,520      (4,239)
  Interest expense..............................    13,207     13,334     14,986     12,332       1,762
  Other income, net.............................       365        281        169        409         204
  Income tax benefit (expense)..................      (733)       767      4,825        613       1,926
                                                  --------   --------   --------   --------     -------
  Income (loss) from continuing operations......         1     (4,213)   (14,235)    (1,790)     (3,871)
  Income from discontinued operations...........        --         --      2,828      4,285       6,121
  Gain on disposal of discontinued operations...        --         --      6,802         --          --
  Extraordinary item(1).........................        --       (455)       (52)       (64)         --
                                                  --------   --------   --------   --------     -------
  Net income (loss).............................  $      1   $ (4,668)  $ (4,657)  $  2,431     $ 2,250
                                                  ========   ========   ========   ========     =======
NET INCOME (LOSS) PER SHARE -- BASIC AND
  DILUTED:
  Income (loss) from continuing operations......  $     --   $  (0.73)  $  (2.45)  $  (0.30)    $ (0.68)
  Income from discontinued operations...........        --         --       0.49       0.72        1.08
  Gain on disposal of discontinued operations...        --         --       1.17         --          --
  Extraordinary item............................        --      (0.08)     (0.01)     (0.01)         --
                                                  --------   --------   --------   --------     -------
  Net income (loss).............................  $     --   $  (0.81)  $  (0.80)  $   0.41     $  0.40
                                                  ========   ========   ========   ========     =======
OTHER DATA:
  Capital expenditures..........................  $  5,994   $  2,764   $  5,488   $ 15,479     $13,252
  Ratio of earnings to fixed charges............      1.06       0.64      (0.27)      0.79       (2.22)
BALANCE SHEET DATA:
  Working capital (deficit).....................  $ 37,061   $ 35,890   $ 36,403   $ 27,126     $  (497)
  Total assets..................................   169,821    160,308    164,727    216,989      71,656
  Total debt....................................   121,231    115,165    115,479    146,940      20,918
  Shareholders' equity..........................    27,207     26,867     31,533     41,152      39,227
  Book value per share..........................      4.71       4.65       5.45       7.09        6.65


---------------

(1) Reflects an extraordinary loss from early extinguishment of debt in the amount of $455 in fiscal 2001, $52 in fiscal 2000 and $64 in fiscal 1999.

STOCK OWNERSHIP



     The following table shows, as of June 20, 2002, except as otherwise indicated, the holdings of Pierre Foods common stock by (1) any entity or person known to us to be the beneficial owner of more than five percent of the outstanding shares, (2) each director and each executive officer and (3) by all directors and executive officers as a group.



                                                               NUMBER OF SHARES       PERCENT OF
NAME AND ADDRESS OF                                            OF COMMON STOCK        OUTSTANDING
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP   COMMON STOCK(1)
-------------------                                          --------------------   ---------------
PF Management, Inc.(2).....................................       3,630,212              62.8
  361 Second Street, N.W.
  Hickory, NC 28601
James C. Richardson, Jr.(3)................................       3,630,212              62.8
  P.O. Box 3967
  Hickory, NC 28603
David R. Clark(3)..........................................       3,630,212              62.8
  P.O. Box 3967
  Hickory, NC 28603
James M. Templeton(3)......................................       3,630,212              62.8
  P.O. Box 1295
  Claremont, NC 28610
Dimensional Fund Advisors Inc.(4)..........................         493,375               8.5
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Robert C. Naylor...........................................          25,197                 *
  9990 Princeton Road
  Cincinnati, OH 45246
Norbert E. Woodhams........................................           7,627                 *
  9990 Princeton Road
  Cincinnati, OH 45248
Pamela M. Witters(5).......................................           6,346                 *
  9990 Princeton Road
  Cincinnati, OH 45246
Bobby G. Holman............................................           5,728                 *
  4090 Golf Drive
  Conover, NC 28613
E. Edwin Bradford(6).......................................           3,141                 *
  2700 Garden Hill Drive, Apt. 102
  Raleigh, NC 27614
William R. McDonald III(7).................................             860                 *
  1257 25th Street Pl., SE
  Hickory, NC 28602
Richard F. Howard..........................................              --                --
  5982 Hwy. 150 East
  Denver, NC 28037
Lewis C. Lanier............................................              --                --
  P.O. Box 518
  160 Centre Street, NE
  Orangeburg, SC 29115
Bruce E. Meisner...........................................              --                --
  1316 2nd Street NE, Suite No. 8
  Hickory, NC 28601
All directors and executive officers as a group (11               3,679,111              63.6%
  persons).................................................

---------------

 * Less than one percent.


(1) The actual number of shares outstanding at June 20, 2002 was 5,781,480. Each percentage has been calculated on the basis of such number.


(2) All of the shares owned of record by PF Management are also deemed to be beneficially owned by Richardson and Clark in their capacity as directors. Richardson, Clark and Templeton are also shareholders of PF Management. Templeton disclaims beneficial ownership of the Pierre Foods shares owned by PF Management. Templeton has agreed with PF Management, Richardson and Clark
    (a) to vote his PF Management shares in the manner directed by Richardson and Clark and (b) to give Richardson and Clark sole voting and investment power over the Pierre Foods shares owned by PF Management.

(3) Consists of 3,630,212 shares deemed to be owned beneficially through PF Management.

(4) The information provided for Dimensional Fund Advisors Inc. ("Dimensional") was obtained from a Schedule 13G dated January 30, 2002, filed with the SEC by Dimensional. According to the filing, Dimensional is a registered investment advisor with voting and/or investment power over the shares disclosed as beneficially owned by it. The filing states that the shares are actually owned by investment companies, trusts and accounts advised by Dimensional and that Dimensional disclaims beneficial ownership of the shares.

(5) Includes 5,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $2.00 per share. Excludes 20,000 shares issuable upon the exercise of options at an exercise price of $2.00 per share, which options are not currently exercisable but will become exercisable immediately prior to the completion of the exchange.

(6) Includes 1,200 shares deemed to be owned beneficially through an individual retirement account.

(7) Consists of 860 shares owned of record by this shareholder's spouse.


     In addition to Richardson and Clark (acting through PF Management), all of our directors and executive officers, who together own 43,899, or 0.76%, of the outstanding shares, have indicated to us that they intend to vote their shares in favor of the exchange. Each of these directors and officers intend to do so because they believe that the $2.50 per share consideration to be paid to shareholders in the exchange is fair based on the analysis of the board of directors, the special committee and its financial advisor described earlier in this proxy statement.


MARKET PRICES OF COMMON STOCK; DIVIDENDS

     Pierre Foods common stock is quoted under the symbol "FOOD.OB" on the OTC Bulletin Board ("OTCBB"). Before April 4, 2002, Pierre Foods common stock was traded on the Nasdaq Small Cap Market. The following table sets forth the high and low sales prices per share as reported on Nasdaq for each quarterly period for the two most recent fiscal years.


                                                                    FISCAL YEARS ENDED
                                                             ---------------------------------
                                                              MARCH 3, 2001     MARCH 2, 2002
                                                             ---------------   ---------------
                                                              HIGH     LOW      HIGH     LOW
                                                             ------   ------   ------   ------
First Quarter.............................................   $4.813   $2.375   $1.937   $0.906
Second Quarter............................................   $3.094   $1.75    $2.28    $1.19
Third Quarter.............................................   $2.50    $1.125   $2.20    $1.24
Fourth Quarter............................................   $1.25    $0.75    $2.39    $1.05


     The book value of a share of Pierre Foods common stock as of March 2, 2002 was $4.71 and the tangible book value of a share on that date was $(7.03).


     On June 20, 2002, the last day prior to the printing of this proxy statement on which Pierre Foods common stock was traded, the last price per share of such stock quoted on OTCBB was $2.199. On that date, 5,781,480 shares of common stock were issued and outstanding.

     We are prohibited from paying cash dividends on our common stock by the terms of the indenture governing our senior notes and by the agreement governing our revolving credit facility.


                      INFORMATION REGARDING PF MANAGEMENT

     PF Management is a North Carolina corporation organized for the purpose of effecting the exchange. Its principal executive offices are located at 361 Second Street, NW, Hickory, North Carolina 28603. Its telephone number is (828) 324-7474. James C. Richardson, Jr. and David R. Clark are directors and executive officers of PF Management and James M. Templeton is a director of PF Management. They own the outstanding common stock of PF Management in these proportions: Richardson, 52.9%, Clark, 35.2% and Templeton, 11.9%. Messrs. Richardson and Clark are directors and executive officers of Pierre Foods.

     PF Management is not required to file reports with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

RECENT STOCK PURCHASES

     Richardson, Clark and their affiliates contributed 3,037,285 Pierre Foods shares to PF Management in exchange for shares of PF Management. Many of these shares of stock had debt associated with them which had previously been the debt of HERTH, and, with the restructuring of HERTH and the contribution of these shares to PF Management (see "Opinion of Pierre Foods' Financial Advisor -- Recent Stock Purchases"), PF Management assumed debt in the aggregate amount of approximately $16 million, which was guaranteed by the shareholders of PF Management. 2,556,534 of these shares are pledged to secure part of this debt.

     On April 17, 2001, PF Management purchased an aggregate of 592,927 shares of Pierre Foods stock in private transactions, in each case except one at prices representing a substantial premium over the price to be paid in the exchange. As stated in the Schedule 13D filed with the SEC by the MBO Group on April 27, 2001, Richardson caused PF Management to purchase these shares, and Richardson made the purchases described below, in consideration of the long time allegiance, association and relationship of the selling shareholders to Mr. Richardson. As stated in the Schedule 13D, in the opinion of Richardson and PF Management, these purchase prices substantially exceed the fair value of the shares of common stock acquired. The shares purchased by PF Management included shares purchased from the following persons who were executive officers, directors or affiliates of Pierre Foods at the time of the purchase, each payable in notes of PF Management:

                                                              SHARES   PRICE PER SHARE
                                                              ------   ---------------
James M. Templeton..........................................  64,280        $2.09
Larry D. Hefner.............................................  30,000        $8.00
Richard F. Howard...........................................  12,569        $7.50

     The shares contributed to Pierre Foods by Richardson included shares purchased by Richardson from the following persons who were executive officers, directors or affiliates of Pierre Foods at the time of the purchase:

                                              SHARES    PRICE PER SHARE   DATE OF PURCHASE
                                              -------   ---------------   ----------------
Gregory A. Edgell...........................  363,414       $15.81        April 17, 2001
Charles F. Connor, Jr. .....................  715,163       $ 8.53        February 1, 2000
L. Dent Miller..............................  521,421       $ 7.00        January 31, 2000

     The following table sets forth the amount of Pierre Foods common stock purchased by PF Management, Richardson, Clark and Templeton during the prior two years, the range of prices paid per share and the average purchase price per share paid during each quarterly period presented. The purchases summarized below include the purchases from affiliates described above as well as non-affiliate and open market transactions. We have not presented quarterly periods in which no purchases were made.

                                                    NUMBER OF      RANGE OF      AVERAGE
                                                     SHARES         PRICES        PRICE
                                                    ---------   --------------   -------
FISCAL YEAR ENDED MARCH 4, 2000
Fourth Quarter....................................  1,476,606    $4.31 - $8.53    $7.60

FISCAL YEAR ENDED MARCH 3, 2001
First Quarter.....................................        307            $5.84    $5.84
Second Quarter....................................         92            $5.84    $5.84

FISCAL YEAR ENDING MARCH 2, 2002
First Quarter.....................................  1,034,563   $2.09 - $15.81    $9.93


     As applicable to Pierre Foods and its affiliates, including PF Management, a "Rule 13e-3 transaction" under the Exchange Act is any transaction or series of transactions, involving one or more of the following, with a reasonable likelihood or purpose of directly or indirectly causing Pierre Foods common stock to be held of record by less than 300 persons or causing the stock to be neither listed on any national securities exchange nor authorized for quotation on Nasdaq:



     - a purchase of Pierre Foods common stock by Pierre Foods or by an affiliate of Pierre Foods;



     - a tender offer for or request or invitation for tenders of Pierre Foods common stock made by Pierre Foods or by an affiliate of Pierre Foods; or



     - a solicitation subject to the SEC's proxy rules of any proxy, consent or authorization of, or a distribution subject to the SEC's proxy rules of information statements to, a Pierre Foods shareholder by Pierre Foods or by an affiliate of Pierre Foods in connection with a merger, consolidation, reclassification, recapitalization, reorganization or similar corporate transaction of Pierre Foods or between Pierre Foods and an affiliate of Pierre Foods, a sale of substantially all the assets of Pierre Foods to an affiliate (or group of affiliates) of Pierre Foods or a reverse stock split of the Pierre Foods common stock involving the purchase of fractional interests.



     Persons engaged in a Rule 13e-3 transaction are obligated to file a
Schedule 13E-3 with the SEC upon taking the first steps of the Rule 13e-3 transaction. Pierre Foods and its affiliates, including PF Management, did not file a Schedule 13E-3 coincident with the stock purchases described above because they did not believe those purchases were the first steps of a Rule 13e-3 transaction. If the purchases were first steps, however, then PF Management and possibly other affiliates of Pierre Foods violated Rule 13e-3 as they did not file a Schedule 13E-3 with the SEC until May 3, 2001. The consequences of a Rule 13e-3 violation could include an administrative cease-and-desist order or a court-ordered injunction against further violations of Rule 13e-3 or other sanctions including disgorgement of ill-gotten gains or civil money penalties.

MANAGEMENT

     The following table sets forth information about the directors, executive officers and shareholders of PF Management:


                                                           PRINCIPAL EMPLOYMENT; FIVE-YEAR
NAME AND BUSINESS ADDRESS                              EMPLOYMENT HISTORY; OTHER DIRECTORSHIPS
-------------------------                         --------------------------------------------------
James C. Richardson, Jr. .......................  Director and executive officer of Pierre Foods
  P.O. Box 3967                                   since 1987, including Chairman since 1999, Chief
  Hickory, NC 28603                               Executive Officer from 1993 to 1996, Vice-Chairman
  (828) 304-2304                                  and President from 1993 to 1996 and Vice President
                                                  from 1989 to 1993.
David R. Clark..................................  Director since 1996 and Vice-Chairman since 1999
  P.O. Box 3967                                   of Pierre Foods and President and Chief Operating
  Hickory, NC 28603                               Officer from 1996 until 1999; Executive Vice
  (828) 304-2307                                  President and Chief Operating Officer of Bank of
                                                  Granite, P.O. Box 128, Granite Falls, North
                                                  Carolina 28630, from 1994 to 1996; for 13 years
                                                  before that, various executive capacities with
                                                  BB&T (a commercial bank and trust company), 200
                                                  West Second Street, Winston-Salem, North Carolina
                                                  27101, including President of BB&T of South
                                                  Carolina during 1993 and 1994.
James M. Templeton..............................  Management consultant since October 1999; Senior
  P.O. Box 1295                                   Vice President of Real Estate of Claremont
  Claremont, NC 28610                             Restaurant Group, 3437 East Main Street,
  (828) 459-2111                                  Claremont, North Carolina 28610, from December
                                                  1987 to September 1999.


     None of the directors, executive officers or shareholders of PF Management has during the last five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Each of the directors and executive officers of PF Management is a citizen of the United States.

     All information contained in this proxy statement concerning PF Management is based upon statements and representations made by its representatives to our representatives.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Beginning April 25, 2001 and terminating September 3, 2001, PF Management provided management services to Pierre Foods, including strategic planning and the direction of strategic initiatives, including the identification and pursuit of mergers, acquisitions, other investment opportunities (both within and without Pierre Foods' industry) and divestitures; management of Pierre Foods' relationships with investment bankers, securities broker-dealers, significant shareholders, noteholders, banks, lawyers and accountants; facilitating meetings of the board of directors; and general oversight of Pierre Foods' performance. PF Management provided the full-time services of Richardson and Clark to Pierre Foods. In exchange for these services, PF Management was entitled to $1,500,000 per year pursuant to a management services agreement. HERTH Management, Inc. previously provided these services to Pierre Foods, but assigned the management services agreement to PF Management as of April 25, 2001. The agreement was subsequently cancelled as of September 3, 2001. Upon termination of the agreement, Richardson and Clark each entered into employment agreements with Pierre Foods.

     As of April 25, 2001, the shareholders of PF Management were Richardson (52.9%), Clark (35.2%) and Templeton (11.9%). As of April 17, 2001, HERTH was owned only by Richardson and Gregory A. Edgell, a former affiliate of Pierre Foods. Prior to April 17, 2001, the shareholders of HERTH included Richardson (22.0%), Templeton (11.0%) and Columbia Hill, LLC (45.0%), whose equity owners included Clark (45.0%) and Richardson (40.0%).

     Pierre Foods paid PF Management $967,500 in the fiscal year ended March 2, 2002, consisting of $325,000 under the management services agreement, $350,000 as a cancellation fee, an additional $150,000 as bonuses paid to Richardson and an additional $142,500 as bonuses paid to Templeton. Pierre Foods paid HERTH $925,000 in the fiscal year ended March 2, 2002, consisting of $325,000 under the management services agreement and an additional $600,000 as bonuses paid to Richardson. Pierre Foods paid HERTH $2,550,000 in fiscal 2001, consisting of $1,300,000 under the management services agreement and an additional $1,250,000 as bonuses paid to Richardson. Pierre Foods paid $3,241,270 in fiscal 2000, consisting of $1,300,000 under the management services agreement and an additional $1,941,270 as bonuses paid to Richardson. The management services agreement provided for $200,000 of Clark's annual salary to be paid for by PF Management or HERTH, as applicable. In the fiscal year ended March 2, 2002, Pierre Foods paid $100,000 directly to Clark and reduced the amounts owed under the management services agreement accordingly. In each of fiscal 2001 and 2000, Pierre Foods paid $200,000 directly to Clark and reduced the $1,500,000 owed under the management services agreement. In addition, in the fiscal year ended March 2, 2002, Pierre Foods paid approximately $425,000 to PF Management for reimbursement of expenses incurred in connection with the exchange as required by the amended exchange agreement.

     On April 9, 2002, the board of directors of Pierre Foods approved the payment of up to $2 million as a bonus to Richardson and up to $2 million as a bonus to Clark. Each such bonus is payable in whole or in part at any time, is based on anticipated fiscal 2003 earnings and is subject to possible repayment in the board's discretion to the extent the anticipated earnings are not realized.

     Columbia Hill Management, Inc., owned 50% each by Richardson and Clark, provides accounting, tax and administrative services to Pierre Foods, as well as professional services for the management of special projects. During fiscal 2001 and 2002, Columbia Hill Management also provided consulting services for development of new food service programs, and consulting services for assessment and development of alternative warehousing and distribution programs. Fees paid for these services were approximately $1,130,000 in fiscal 2002 and $860,000 in fiscal 2001.

     On September 13, 1999, Pierre Foods, Claremont Restaurant Group, HERTH and Templeton entered into a severance, consulting and noncompete agreement pursuant to which Templeton agreed to provide consulting services to Claremont for a term of five years, beginning on the date of disposition of Pierre Foods' membership interest in Claremont. Templeton also agreed not to compete with Claremont during the five-year term. On such date, Pierre Foods paid Templeton a lump sum payment of $315,000 plus a "gross up" amount equal to all income and excise tax liabilities related to such payment, and an additional amount of $34,437 representing future premium payments on a life insurance policy insuring Templeton. The payment of $315,000 to Templeton represented (a) $236,538 for his agreement not to compete with Claremont, (b) $70,961 for the consulting services to be provided, and (c) a severance amount of $7,501.

     During fiscal 2002, 2001 and 2000, Columbia Hill, LLC owed Pierre Foods as much as $993,247 pursuant to a promissory note payable on demand and bearing interest at the prime rate. Columbia Hill, LLC is owned in part by Richardson and Clark, who have unconditionally guaranteed repayment of the note. In April 2001, the note was assumed by PF Management.

     Atlantic Cold Storage of Mocksville, LLC, owned one-third each by Richardson and Clark, plans to construct and finance a public cold storage warehouse which would lease space to Pierre Foods as well as to others. The proposed agreement with Pierre Foods is for 10 years and a minimum of 4,000 pallet positions to be leased as of the first date the facility is operational. Pierre Foods also agreed to pay $250,000 for specialized construction costs. During fiscal 2001, Pierre Foods paid $250,000 to Atlantic Cold Storage for the specialized construction costs.

     On September 14, 1999, Pierre Foods sold five former restaurant properties and one tract of vacant land, with a combined book value of $2,433,482, to an entity in which Templeton was then a minority investor, for a total cash purchase price of $938,585. This transaction was completed under an agreement entered into earlier during fiscal 2000 and was contingent upon the sale of the Claremont Restaurant Group. Under the terms of the initial agreement, all non-operating restaurant properties, consisting of seven former restaurant locations and three tracts of undeveloped land with a total book value of $3,620,842, were offered for sale at an aggregate price of $2,635,000. The agreement further specified that the cash proceeds from the sale of any of these properties to third parties prior to the sale of Claremont would reduce the purchase price of the remaining pool of properties on a dollar-for-dollar basis, subject to the sale of Claremont. Prior to the sale, four of the properties, with a book value totaling $1,187,359, were sold to unrelated third parties for cash totaling $1,557,065.

     On December 16, 1999, the board of directors approved a loan to Richardson in an amount up to $8.5 million for the purpose of enabling Richardson to purchase shares of Pierre Foods' common stock owned by certain shareholders. The terms of the loan provide that outstanding amounts will bear a simple interest rate of 8 1/2%, with principal and interest due three years from the date of the loan. At the end of fiscal 2000, disbursements under the loan totaled $5 million. No further disbursements have been, or are anticipated to be, made under this loan.

     On July 1, 1999, Pierre Foods' subsidiary, Pierre Foods, LLC sold a 1% membership interest in Mom 'n' Pop's Country Ham, LLC, Pierre Foods' country ham operation, to Richardson for $9,950. In August 1999, effective as of July 2, 1999, Pierre Foods conveyed its 99% membership interest in Mom 'n' Pop's to Hoggs, LLC in exchange for a promissory note in the principal amount of $985,050 due December 31, 1999. As security, each of the members of Hoggs, LLC pledged his or her membership interest in Hoggs to Pierre Foods. Richardson holds a 55% membership interest in Hoggs, but is entitled to receive 100% of the profits and losses of Hoggs on a pass-through basis. In addition, Pierre Foods provided a revolving line of credit of $500,000 to Hoggs for working capital. As of the end of fiscal 2000, Hoggs paid the promissory note and the line of credit in full, and the line of credit has been terminated. In fiscal 2002, Mom 'n' Pop's began selling pork products to Pierre Foods. The amount paid by Pierre Foods during fiscal 2002 was approximately $150,000.

     In October 1999, Fresh Foods Sales, LLC, a wholly-owned subsidiary of Pierre Foods, sold all assets related to its Bennett's Bar-B-Que restaurant located in Conover, North Carolina, to Fairgrove Restaurants, LLC. Fairgrove purchased the assets for approximately $1.1 million in cash and assumed certain related liabilities. Richardson and Clark each held a 17.5% membership interest in Fairgrove until August 12, 2001, when they sold their interests.

     Columbia Hill Land Company, LLC, owned 50% by each of Richardson and Clark, leases office space to Pierre Foods in Hickory, North Carolina, pursuant to a ten-year lease that commenced in September 1998. Rents paid under the lease were approximately $110,000 in fiscal 2002 and $103,000 in each of fiscal 2001 and 2000.

     In fiscal 2002, Pierre Foods began to purchase general construction and maintenance services from Phoenix Building Systems, Inc., a company owned 43% by Richardson, but in which Richardson has the right to receive 100% of the profits and losses of Phoenix on a pass-through basis. The amount paid to Phoenix by Pierre Foods during fiscal 2002 was approximately $140,000.

     In fiscal 2002, Pierre Foods began to purchase services from Compass Outfitters, LLC ("Compass"), a company owned 45% by each of Richardson and Clark that provides team-building opportunities for customers and employees. During fiscal 2002, approximately $90,000 was paid to Compass under this arrangement.

     PF Purchasing, LLC, owned 50% by each of Richardson and Clark, serves as an exclusive purchasing agent for Pierre Foods, pursuant to a three-year agreement that commenced September 3, 2001. Under the agreement, PF Purchasing will make an incentive payment of $100,000 per quarter in consideration of the opportunity to act as exclusive purchasing agent, and in exchange will be entitled to receive all rebates or discounts receivable by Pierre Foods from suppliers and vendors for orders negotiated and placed by PF Purchasing. As of March 2, 2002, net fees paid to PF Purchasing were approximately $620,000.

     During the fourth quarter of fiscal 2002, Pierre Foods leased an aircraft from Columbia Hill Aviation, LLC, owned 100% by PF Management. Under the terms of the lease, Pierre Foods was obligated to make monthly payments of approximately $58,000 and paid approximately $170,000 under the lease during fiscal

2002. Under that arrangement, Pierre Foods was to maintain its own flight department and was responsible for all operating costs of the aircraft. Effective March 1, 2002, the December 11, 2001 lease was cancelled and replaced with a non-exclusive lease agreement. Pursuant to this new lease, Pierre Foods is obligated to make 16 minimum quarterly lease payments of $471,500 each for the right to use the aircraft for up to 115 flight hours per quarter, based on availability. Under this lease arrangement, Columbia Hill Aviation is responsible for all expenses incurred in the operation and use of the aircraft, except that Pierre Foods must provide its own crew. On March 1, 2002, Pierre paid Columbia Hill Aviation $943,000 as a refundable deposit under the lease agreement and $471,500 for the first quarterly lease payment.


     PF Distribution, LLC, owned 50% by each of Richardson and Clark, serves as an exclusive logistics agent for Pierre Foods pursuant to a one-year agreement that commenced March 3, 2002. Under the agreement, PF Distribution will provide warehousing, fulfillment and transportation services to Pierre Foods.


     On May 30, 2002, Pierre Foods entered into a new credit facility with Foothill Capital Corporation ("Foothill Capital"), which replaces Fleet Capital Corporation as Pierre Foods' principal lender. Under the new facility, Foothill Capital has extended a five-year secured credit facility to Pierre Foods in an aggregate amount up to $50 million, which includes a $16 million term loan subline, a $10 million capital expenditures subline and a $7 million letter of credit subfacility. The collateral for the facility includes substantially all of Pierre Foods' assets. Richardson and Clark have agreed to guarantee payment of the facility in exchange for guarantee fees. Pierre Foods has agreed to pay such fees to each of Richardson and Clark, annually in advance, equal to 1.5% of the amount committed for lending under the facility.


     All material transactions with affiliates of Pierre Foods are first reviewed by the sensitive transactions committee of the board, which is composed of three independent directors. Upon recommendation of this committee, such transactions are then presented to the entire board, where they must be approved by a majority of the independent directors. The directors obtain and rely upon investment banking "fairness" opinions when considering these transactions to the extent required by the indenture governing the senior notes.

     For information on recent stock purchases by the MBO Group, including purchases from affiliates, see "Information Regarding PF Management."

                              INDEPENDENT AUDITORS


     The consolidated balance sheets as of March 2, 2002 and March 3, 2001 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three fiscal years in the period ended March 2, 2002, included in our annual report on Form 10-K, as amended, attached as Appendix C to this proxy statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports. A representative of Deloitte & Touche LLP will be at the special meeting to answer appropriate questions from shareholders and will have the opportunity to make a statement if so desired.


                             SHAREHOLDER PROPOSALS

     Our annual meeting of shareholders is normally held in July of each year. In April 2001, in light of PF Management's proposal to acquire Pierre Foods in the exchange, we postponed indefinitely the next annual meeting of shareholders. If the proposal to approve the exchange is not approved at the special meeting, then the annual meeting of shareholders will be held as soon as practicable thereafter. Shareholder proposals intended to be presented at the next annual meeting were required to be submitted to Pierre Foods by February 28, 2001 to be included in our proxy statement and form of proxy for the next annual meeting. If a proposal is submitted after that date, proxies will have the authority to vote in their discretion on the proposal.

                                 OTHER MATTERS

     We know of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, or before any adjournment or adjournments of the special meeting, then the individuals named in the proxy will have the discretion to vote on these other matters according to their best judgment unless the authority to do so is withheld as marked by a shareholder on the proxy.

CONFORMED COPY                                                      APPENDIX A-1


                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                 AMONG PIERRE FOODS, INC., PF MANAGEMENT, INC.
                  JAMES C. RICHARDSON, JR. AND DAVID R. CLARK

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE 1...........................................................   A-1
  TERMS AND CONDITIONS OF THE EXCHANGE..............................   A-1
  1.1   The Exchange................................................   A-1
  1.2   Payment of Cash and Surrender of Share Certificates.........   A-2
  1.3   Effects of the Exchange.....................................   A-3
  1.4   Closing.....................................................   A-3
  1.5   Stock Options and Employee Benefit Plans....................   A-3
ARTICLE 2...........................................................   A-3
  GENERAL CONDITIONS AND AGREEMENTS.................................   A-3
  2.1   Effective Time..............................................   A-3
  2.2   Termination.................................................   A-3
  2.3   Effect of Termination.......................................   A-5
  2.4   Conduct of the Participating Corporations prior to the         A-5
        Effective Time..............................................
  2.5   Conditions to the Exchange..................................   A-7
  2.6   Suspension of Payment.......................................   A-9
ARTICLE 3...........................................................   A-9
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................   A-9
  3.1   Due Authorization...........................................   A-9
  3.2   Consents and Approvals; No Violation........................   A-9
  3.3   SEC Reports.................................................  A-10
  3.4   Litigation..................................................  A-10
  3.5   Rights Agreement; Anti-Takeover Laws........................  A-10
  3.6   Fairness Opinion............................................  A-10
  3.7   Board Action................................................  A-10
  3.8   Absence of Certain Changes..................................  A-10
  3.9   Proxy Statement and Transaction Statement Information.......  A-11
  3.10  Stock Options...............................................  A-11
  3.11  Brokers.....................................................  A-11
ARTICLE 4...........................................................  A-11
  REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR....................  A-11
  4.1   Organization, Standing and Qualification....................  A-11
  4.2   Authority for this Agreement................................  A-11
  4.3   Consents and Approvals; No Violation........................  A-11
  4.4   Financing...................................................  A-12
  4.5   Litigation..................................................  A-12
  4.6   Brokers.....................................................  A-12
  4.7   Proxy Statement and Transaction Statement Information.......  A-12

                                                                      PAGE
                                                                      ----
ARTICLE 5...........................................................  A-12
  ADDITIONAL AGREEMENTS.............................................  A-12
  5.1   Indemnification; Directors and Officers Liability             A-12
        Insurance...................................................
  5.2   Shareholder Approval; Proxy Statement.......................  A-13
  5.3   Fees and Expenses...........................................  A-14
  5.4   Reasonable Efforts..........................................  A-14
  5.5   Public Announcements; Certain Notices.......................  A-14
  5.6   Exemption from Liability Under Section 16(b)................  A-14
ARTICLE 6...........................................................  A-15
  NOTICES...........................................................  A-15
ARTICLE 7...........................................................  A-15
  MISCELLANEOUS.....................................................  A-15
  7.1   Governing Law...............................................  A-15
  7.2   Binding Agreement...........................................  A-15
  7.3   Counterpart Originals.......................................  A-15
  7.4   Entire Agreement............................................  A-15
  7.5   Amendments..................................................  A-15
  7.6   Definitions.................................................  A-16
ANNEX A
Articles of Share Exchange between PF Management, Inc. and Pierre
  Foods, Inc. ......................................................  A-19

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF SHARE EXCHANGE

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF SHARE EXCHANGE (this "Agreement" or the "Exchange Agreement") is made and entered into as of December 20, 2001, among Pierre Foods, Inc., a North Carolina corporation (the "Company"), and PF Management, Inc., a North Carolina corporation (the "Acquiror" and, together with the Company, the "Participating Corporations"), and James C. Richardson, Jr. and David R. Clark, who are the principal shareholders of the Acquiror (the "Principal Shareholders"), pursuant to Section 55-11-02 of the North Carolina Business Corporation Act (the "Act").

                              STATEMENT OF PURPOSE

     The Participating Corporations entered into an Agreement and Plan of Share Exchange (the "Original Agreement") effective April 26, 2001 providing for the acquisition of the Company by the Acquiror pursuant to a statutory share exchange in accordance with the provisions of Section 55-11-02 of the Act (the "Exchange"). In the Exchange as contemplated by the Original Agreement, all of the outstanding shares of common stock, no par value per share, of the Company (the "Common Stock"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, as defined below (the shares of Common Stock and associated Rights being referred to herein as "Shares"), other than the Shares already owned by the Acquiror, would, on the terms and subject to the conditions set forth in the Original Agreement, be converted into the right to receive $1.21 per Share.

     Due to various events, including the Company's receipt of a competing proposal from William E. Simon & Sons Private Equity Partners, L.P. and Triton Partners (Restructuring) L.L.C. to acquire any and all shares of the Common Stock for a purchase price of $2.50 per share, which proposal was withdrawn on December 13, 2001, the Participating Corporations did not consummate the Exchange. In response to the developing events, the Participating Corporations entered into an Amendment No. 1 to Agreement and Plan of Share Exchange effective September 18, 2001 and an Amendment No. 2 to Agreement and Plan of Share Exchange effective December 20, 2001 (collectively, the "Amendments"). The Amendments modify the Original Agreement to, among other things, increase the price payable for each Share from $1.21 to $2.50 per share in cash, provide for the payment by the Company of the Acquiror's expenses and extend the expiration date of the Original Agreement from September 30, 2001 to June 30, 2002.

     The Board of Directors of the Company, other than James C. Richardson, Jr. and David R. Clark (the "Board"), has unanimously adopted resolutions approving the Original Agreement, the Amendments and the Exchange. The Board determined that the Exchange is fair to and in the best interests of the holders of Shares, other than the Acquiror, and unanimously recommended that the Company's shareholders approve and adopt the Original Agreement, including the Plan of Share Exchange set forth in the Articles of Share Exchange, the form of which is Annex A to this Agreement (the "Plan"), and the Amendments.

     The parties now desire to amend and restate the Original Agreement to incorporate the terms of the Amendments in the Original Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreement herein contained, the parties agree as follows:

                                   ARTICLE 1

                      TERMS AND CONDITIONS OF THE EXCHANGE

     1.1 The Exchange. The Acquiror will become the holder of all of the outstanding Shares pursuant to the terms and conditions of this Agreement and the Plan. At the Effective Time (as defined in

Section 2.1 below), and subject to the conditions set forth in this Agreement, the shares of the Participating Corporations shall be exchanged as follows:

          (a) Acquiror. The outstanding shares of capital stock of the Acquiror will not be exchanged, altered or affected in any manner as a result of the share exchange to be effected pursuant to the Plan and will remain outstanding as shares of the Acquiror.

          (b) The Company. At the Effective Time, each of the outstanding Shares of the Company except those already owned by the Acquiror (the "Exchange Shares") will, by virtue of the share exchange provided for by the Plan and without any further action on the part of the holder thereof, be exchanged for, and become the right to receive from the Acquiror, $2.50 in cash (the "Exchange Price") upon surrender to the Acquiror (or an agent of the Acquiror designated as provided in Section 1.2 hereof) of the certificate or certificates representing such Exchange Shares, as provided in Section 1.2 hereof, and each of the Exchange Shares shall be cancelled. No interest shall be payable with respect to payment of such cash amount on surrender of outstanding certificates. No holder of any Exchange Shares (or any certificate representing such Exchange Share or Shares) immediately prior to the Effective Time shall be entitled to receive any dividend declared and payable in respect of such Exchange Shares after the Effective Time, any such dividend being the property of the Acquiror. The stock transfer ledger of the Company shall be closed in respect of the Exchange Shares from and after the Effective Time.

     1.2  Payment of Cash and Surrender of Share Certificates.

          (a) At the Effective Time, the Acquiror shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Acquiror and reasonably satisfactory to the Company, which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100 million, as paying agent for the holders of the Exchange Shares, cash in the aggregate amount required to effect the conversion of the Exchange Shares into the consideration to be paid to the shareholders of the Company as provided in
     Section 1.1(b) (the "Aggregate Exchange Consideration"). Pending distribution pursuant to this Agreement, the Aggregate Exchange Consideration shall be held in trust for the benefit of the holders of the Exchange Shares and the funds shall not be used for any other purposes, and the Acquiror and the Company may direct the paying agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptances of domestic and commercial banks with capital exceeding $250 million or money market funds which are invested solely in such permitted investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this Agreement. Any interest and other income resulting from such investments shall be paid to the Acquiror.

          (b) After the Effective Time, each holder, other than the Acquiror, of an outstanding certificate or certificates representing Exchange Shares shall surrender the same to the Acquiror in accordance with the instructions contained in a form of letter of transmittal. The letter of transmittal and certificate(s) shall be delivered to the bank, trust company or other party designated by the Acquiror as paying agent for the exchange of Exchange Shares for cash as provided herein. Upon such surrender, each such holder shall receive cash in an amount equal to the Exchange Price for each Exchange Share represented by a certificate so surrendered. Until so surrendered, each outstanding certificate that prior to the Effective Time represented one or more Exchange Shares shall be deemed for all purposes to evidence only the ownership of the non-transferable right to receive the cash to be exchanged for each Exchange Share represented by such certificate. With respect to any certificate for Exchange Shares that has been lost or destroyed, the Acquiror shall pay the holder thereof the consideration attributable to such certificate upon receipt of (i) evidence of ownership of such Exchange Shares reasonably satisfactory to the Acquiror, and (ii) an indemnity bond posted by such holder in such amount as the Acquiror may reasonably require.

          (c) If any cash deposited with the paying agent for purposes of payment in exchange for the Exchange Shares remains unclaimed following the expiration of six months after the Effective Time, such cash shall be delivered to the Acquiror by the paying agent, and thereafter the paying agent shall not be liable to any persons claiming any amount of such cash, and any future surrender and exchange shall be effected directly with the Acquiror (subject to applicable abandoned property, escheat and similar laws). No interest shall accrue or be payable with respect to any amount which any such holder shall be so entitled to receive.

          (d) None of the Acquiror, the Company or the paying agent shall be liable to any person in respect of any unsurrendered Exchange Shares (or dividends or distributions in respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.3 Effects of the Exchange. The Exchange shall transpire pursuant to the provisions of and with the effect provided in the Act. The Exchange is a statutory share exchange and not a merger.

     1.4 Closing. The closing of the Exchange (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, 3300 One First Union Center, 301 South College Street, Charlotte, North Carolina 28202-6025, at 10:00 a.m., local time, on the second business day after the day on which the last of the conditions set forth in Section 2.5 of this Agreement shall have been fulfilled or waived or at such other time and place as the Participating Corporations shall agree.

     1.5 Stock Options and Employee Benefit Plans. The Company shall (a) terminate the 1997 Special Stock Option Plan, the 1997 Incentive Stock Option Plan and the 1987 Special Stock Option Plan (the "Stock Option Plans"), and shall terminate or amend any other plan or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company, prior to the Effective Time, so that no such interest shall remain outstanding after the Effective Time; (b) grant no further options under the Stock Option Plans; and (c) take all necessary actions prior to the Effective Time, including obtaining required consents, such that all outstanding options under the Stock Option Plans shall be cancelled prior to the Effective Time, provided that the exercise prices of all such options are above the Exchange Price.

                                   ARTICLE 2

                       GENERAL CONDITIONS AND AGREEMENTS

     2.1 Effective Time. As used in the Plan, the term "Effective Time" means the time at which Articles of Share Exchange, substantially in the form attached to this Agreement as Annex A, shall have been filed with the Secretary of State of North Carolina in accordance with Section 55-11-05 of the Act or such later date set forth in the Articles of Share Exchange.

     2.2 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after the approval of this Agreement by the shareholders of the Company) as follows:

          (a) By mutual written agreement of the Participating Corporations; or

          (b) (i) By either the Company or the Acquiror if the Exchange shall not have been consummated by June 30, 2002; provided, that neither of the parties shall be entitled to terminate this Agreement pursuant to this
     Section 2.2(b)(i) if, at the time of such proposed termination, it is in material breach of its representations and warranties, covenants or other agreements under this Agreement; or

             (ii) By the Company if, prior to the Effective Time, there has occurred, and the Company has notified the Acquiror of the occurrence of, a material breach by the Acquiror of any representation, warranty, covenant or agreement set forth herein and such breach is not cured within 30 days after notice; provided, that if such breach is not reasonably capable of being cured within such 30 day period, the Company may terminate this Agreement at any time after it has given the Acquiror notice of such breach; and provided further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 2.2(b)(ii) if it is in material breach of its representations and warranties, covenants or other agreements under this Agreement; or

          (c) (i) By either the Acquiror or the Company if a federal, state or local court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") shall have issued an order, decree or filing or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

             (ii) By the Acquiror if, prior to the Effective Time, there has occurred, and the Acquiror has notified the Company of the occurrence of, a material breach by the Company of any representation, warranty, covenant or agreement set forth herein and such breach is not cured within 30 days after notice; provided, that if such breach is not reasonably capable of being cured within such 30 day period, the Acquiror may terminate this Agreement at any time after it has given the Company notice of such breach; and provided further, that the Acquiror shall not be entitled to terminate this Agreement pursuant to this
        Section 2.2(c)(ii) if it is in material breach of its representations and warranties, covenant or other agreement under this Agreement.

          (d) By the Company for the purpose of allowing the Company to enter into one or more related agreements in accordance with Section 2.4 with respect to a Superior Proposal (as defined below) if the Board, based on the recommendations of the special committee of the Board established to review and consider the proposal to effect the Exchange contemplated by this Agreement (the "Special Committee"), after receiving advice from counsel to the Special Committee, has determined in good faith that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary duties; provided, that:

             (i) the Company has complied with all provisions of Section 2.4(d);

             (ii) the Acquiror does not make, within three business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer to enter into an amendment to this Agreement containing terms such that the Board, based on the recommendation of the Special Committee after receiving advice from its financial advisors, determines in good faith that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of the Company (other than the Acquiror) as the Superior Proposal;

             (iii) the Company pays the Termination Fee and the Expenses (as defined below) in accordance with Section 2.3(b) and (c) hereof; and

             (iv) substantially contemporaneously with such termination, the Company enters into a definitive agreement to effect the Superior Proposal.

          (e) By the Acquiror, at any time prior to the approval of the Exchange by the shareholders of the Company, if:

             (i) the Board, or the Special Committee, shall have withdrawn, modified, or changed its recommendation in respect of this Agreement in a manner adverse to the Acquiror or resolved to do so;

             (ii) the Board, or the Special Committee, shall have recommended any proposal other than by the Acquiror in respect of an Acquisition Transaction (as defined below) or resolved to do so; or

             (iii) the Company has received a proposal regarding an Acquisition Transaction and the Company shall not have rejected such proposal within 10 business days after its receipt or, if sooner, the date its existence first becomes publicly disclosed.

          (f) By the Company if there shall have been threatened, instituted or pending any action or proceeding by any Governmental Entity, or by any other Person, domestic or foreign, before any court of competent jurisdiction or Governmental Entity, which could reasonably be expected to make illegal, materially impede or otherwise directly or indirectly prohibit or materially restrain the Exchange or seek to obtain material damages in connection therewith.

     2.3  Effect of Termination.

          (a) In the event of a party's termination of this Agreement as provided in Section 2.2 hereof, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and, subject to Section 2.3(b) hereof, this Agreement shall become null and void and there shall be no liability on the part of the Acquiror or the Company; provided, that nothing herein shall relieve any party from liability for any breach of this Agreement.

          (b) If:

             (i) the Acquiror shall have terminated this Agreement pursuant to
        Section 2.2(e);

             (ii) the Acquiror shall have terminated this Agreement pursuant to
        Section 2.2(c)(ii) and following the date hereof and either prior to such termination or within two months after such termination, (A) the Company shall have received a proposal with respect to an Acquisition Transaction that the Company has not rejected prior to such termination, and (B) within 12 months after the date of such termination, the Company shall enter into a definitive agreement with respect to such Acquisition Transaction;

             (iii) the Company shall have terminated this Agreement pursuant to
        Section 2.2(d); or

             (iv) this Agreement shall have expired on the date set forth in
        Section 2.2(b)(i) and within 12 months after such date the Company shall enter into a definitive agreement providing for an Acquisition Transaction (as defined in Section 2.4(d)(i)) with William E. Simon & Sons Private Equity Partners, L.P. or Triton Partners (Restructuring) L.L.C., or an affiliate thereof, or with any third party that, prior to the date set forth in Section 2.2(b)(i), submitted to the Company or publicly disclosed a proposal to enter into an Acquisition Transaction;

     then the Company shall pay to the Acquiror a termination fee in the amount of $500,000 (the "Termination Fee"). The Termination Fee shall be payable by wire transfer to such account as the Acquiror may designate in writing to the Company. The Termination Fee shall be paid by the Company simultaneously with such termination if pursuant to Section 2.2(d), on the next business day after the execution of a definitive agreement with respect to an Acquisition Transaction under the circumstances described in
     Section 2.3(b)(ii) or (iv), or promptly, but in no event later than two business days, after the date of any other termination entitling the Acquiror to the Termination Fee.

          (c) Upon any termination of this Agreement (other than a termination by the Acquiror pursuant to Section 2.2(b)(i) or by the Company pursuant to
     Section 2.2(b)(ii)) or at the Effective Time, the Company shall pay the Acquiror an amount equal to its actual and documented out-of-pocket expenses incurred or paid by the Acquiror, to and including the date of termination or the Effective Time, as the case may be, in connection with the Exchange, this Agreement and the consummation of the transactions contemplated hereby and not previously paid by the Company to the Acquiror under Section 5.3 of this Agreement (the "Expenses"). The Company shall pay the Expenses promptly, but in no event later than two business days, after the Acquiror has provided the Company with documentation of the Expenses and a written request for payment.

     2.4  Conduct of the Participating Corporations prior to the Effective Time.

          (a) Until the completion of the Exchange, the Company shall continue to conduct its business without material change and it shall not, without the consent of the Acquiror, (i) issue any equity security or instrument convertible into any equity security, (ii) make any distribution or other disposition of its assets, capital or surplus except in the ordinary course of business, (iii) take any action which would impair its assets, or (iv) take any action that would cause its representations and warranties to be untrue in any material respect at the Effective Time. Subject to the conditions set forth in this Agreement, prior to the Effective Time, each of the Participating Corporations shall promptly take all such actions as shall be necessary or appropriate in order to effect the Exchange in accordance with the terms and conditions of the Plan, including, but not limited to, complying with the conditions set forth in Section 2.5(b).

          (b) During the period beginning on the date of this Agreement and ending at the Effective Time, the Company shall, and shall cause each of its subsidiaries to, upon reasonable notice, afford the Acquiror and its counsel, accountants, financing sources, consultants and other authorized representatives reasonable access during normal business hours to the employees, properties, books and records and accountants of the Company and its subsidiaries. The Company shall furnish promptly to the Acquiror (i) a copy of each report, schedule or other document filed by it or any of its subsidiaries during such period pursuant to federal or state securities laws and (ii) all other information concerning its or its subsidiaries' business, properties and personnel as the Acquiror shall from time to time reasonably request.

          (c) Subject to Section 5.5(a), each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, such undertakings with respect to confidentiality to survive any termination of this Agreement. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

          (d) The Company shall, and shall cause its subsidiaries and each of their directors, officers, employees, agents, advisors and representatives to, immediately cease any discussions or negotiations with third parties with respect to any Acquisition Transaction. Prior to the Effective Time, the Company agrees that it shall not, and shall not authorize or permit any of its subsidiaries or any of their directors, officers, agents, advisors or representatives to, directly or indirectly:

             (i) Solicit, initiate, facilitate or encourage (including without limitation by furnishing information to a third party or by taking any action which would make the Rights Agreement dated as of September 2, 1997 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), inapplicable to any Acquisition Transaction (other than the Exchange)) any inquiries or the making of any proposal with respect to any tender offer or exchange offer involving the Company or any proposal with respect to any merger, consolidation, statutory share exchange or other business combination involving the Company or any subsidiary of the Company, the acquisition of all or any significant part of the assets of the Company or any subsidiary of the Company or more than 10% of any class of the capital stock of the Company or any subsidiary of the Company (each, an "Acquisition Transaction");

             (ii) Except for agreements with respect to a Superior Proposal entered into in accordance with Section 2.2(d) and except for confidentiality agreements entered into in connection with actions permitted in accordance with Section 2.4(d)(iii), enter into any agreement, arrangement or understanding with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Exchange or any other transaction contemplated by this Agreement; or

             (iii) Negotiate, explore or otherwise engage in discussions with any individual or any partnership, joint venture, corporation, trust, limited liability company or any other entity or any unincorporated organization or group (a "Person"), other than the Acquiror and its representatives, with respect to any Acquisition Transaction, or any inquiry that may reasonably be expected to lead to a proposal for an Acquisition Transaction; provided, that the Company may (A) participate in discussions with or request clarifications from or furnish information (pursuant to a confidentiality agreement with terms not more favorable to such third party than as set forth in Section 2.4(c)) to any third party which makes an unsolicited written proposal to effect an Acquisition Transaction that did not result from the breach of this Section 2.4 and subject to compliance with its obligations under Section 2.4(d), in each case solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Transaction is, or could reasonably likely lead to, a Superior Proposal, and (B) in response to an unsolicited written proposal from a third party making a Superior Proposal that did not result from the breach of this Section 2.4 and subject to compliance with its obligations under Section 2.4(d), furnish information (pursuant to a confidentiality agreement with terms not more favorable to such third party than as set forth in Section 2.4(c)) to and engage in discussions and negotiations with such third party, but only, in the case of clause (A) and clause (B), if the Board, based on the recommendation of the Special Committee after receiving written advice from its financial advisors and after receiving advice from outside counsel to the Special Committee, determines in good faith that taking such action is in the best interests of the Company and its shareholders other than the Acquiror and such action is required by its fiduciary duties under applicable law.

             (iv) Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 2.4(d) by any director, officer, employee, agent, advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company, shall constitute a breach of this Section 2.4(d) by the Company.

          (e) The Company agrees to advise the Acquiror in writing within 24 hours after the receipt thereof of the existence of:

             (i) Any inquiries, proposals or requests for information received by the Company or any of its directors, officers, agents, advisors or representatives (other than James C. Richardson, Jr. or David R. Clark), or by the financial and legal advisors to the Special Committee, from a Person (other than the Acquiror and its representatives) with respect to an Acquisition Transaction; and

             (ii) The content of any such inquiries, proposals or requests, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction;

     and shall update the Acquiror on an ongoing basis or upon the Acquiror's reasonable request on the status thereof. The Company shall simultaneously provide to the Acquiror any non-public information concerning the Company provided to any other Person or group in connection with any Acquisition Transaction which was not previously provided to the Acquiror.

          (f) As used herein, "Superior Proposal" means a written and unsolicited proposal or offer made by any Person (other than the Acquiror) to acquire all or substantially all of the capital stock of the Company pursuant to a tender offer, exchange offer, merger, statutory share exchange or other business combination or to purchase all or substantially all of the assets of the Company on terms that, as determined in good faith by the Board, based on the recommendation of the Special Committee after receiving written advice of its financial advisors, are more favorable from a financial point of view to the Company and its shareholders, other than the Acquiror, than the transactions contemplated hereby and any alternative proposed by the Acquiror.

     2.5  Conditions to the Exchange.

          (a) The obligations of the Participating Corporations and the Principal Shareholders to consummate the Exchange pursuant to the Plan shall be conditioned upon the satisfaction of the following conditions:

             (i) The Plan shall have been approved at the meeting of shareholders of the Company held for such purpose (the "Shareholder Meeting"), or any adjournment thereof, by the vote of the holders of 75% of the Common Stock outstanding and entitled to vote thereon.

             (ii) All filings, registrations, notices, consents, approvals, authorizations, certificates, orders and permits with respect to the exchange of the Exchange Shares pursuant to and in accordance with the provisions of the Plan required from any Governmental Entity having or asserting jurisdiction over the Participating Corporations shall have been made or obtained and be in full force and effect on a basis reasonably satisfactory to the Participating Corporations.

             (iii) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree or injunction which prohibits or has the effect of prohibiting the consummation of the Exchange; provided, that the party asserting this condition shall have used its reasonable best efforts to have any such order, decree or injunction vacated.

             (iv) There shall not have been threatened, instituted or pending any action or proceeding by any Governmental Entity, or by any other Person, domestic or foreign, before any court of competent jurisdiction or Governmental Entity, which could reasonably be expected to: (i) make illegal, materially impede or otherwise directly or indirectly prohibit or materially restrain the Exchange or seek to obtain material damages in connection therewith, (ii) prohibit or materially limit the ownership or operation by the Acquiror of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or compel the Acquiror to dispose of or hold separately all or any material portion of the business or assets of the Acquiror or the Company and its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of the Acquiror to conduct its business or own such assets, or (iii) have a material adverse effect on the business of the Acquiror or the Company and its subsidiaries taken as a whole (hereinafter as applied to the Company, a "Material Adverse Effect").

             (v) Each of the Participating Corporations shall have received from the other Participating Corporation such certificate or certificates as shall reasonably be requested to evidence satisfaction of the conditions set forth in this Section 2.5.

          (b) The obligations of the Acquiror and the Principal Shareholders to consummate the Exchange shall be conditioned on the satisfaction of the following conditions:

             (i) The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects at, and at all times prior to, the Effective Time, and the Company shall have fully performed in all material respects its covenants and obligations under this Agreement at or prior to the Effective Time.

             (ii) The holders of no more than 5% of the Common Stock shall have given written notice of their intent to demand payment for their Shares and shall not have voted for the Exchange, pursuant to Article 13 of the Act.

             (iii) There shall not have occurred any event, change, circumstance or occurrence that has had or that would reasonably be expected to have a Material Adverse Effect on the Company or any of its subsidiaries taken as a whole.

             (iv) There shall not have occurred and be continuing (A) any general suspension of, or limitation on prices for, trading in securities through the Nasdaq Stock Market or (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

             (v) There shall not have been threatened, instituted or pending any action or proceeding by any Governmental Entity, or by any other Person, domestic or foreign, before any court of competent jurisdiction or Governmental Entity, which could reasonably be expected to (i) impose limitations on the ability of the Acquiror effectively to exercise full rights of ownership of the Shares owned by it, including, without limitation, the right to vote such Shares on all matters properly presented to the Company's shareholders or (ii) require divestiture by the Acquiror of any Shares.

             (vi) The Acquiror shall have obtained financing necessary to satisfy its obligations to pay the Exchange Price and the Expenses on terms and conditions satisfactory to the Acquiror in its sole discretion (it being understood that this condition shall not apply to the Principal Shareholders).

          (c) The obligations of the Company to consummate the Exchange shall be conditioned on (i) the representations and warranties of the Acquiror made in this Agreement being true and correct in all material respects at, and at all times prior to, the Effective Time, (ii) the Acquiror having fully performed in all material respects its covenants and obligations under this Agreement at or prior to the Effective Time, and (iii) the Principal Shareholders delivering to the Company a solvency certificate, in form and substance satisfactory to the Company, attesting to the solvency of the Company as of the Effective Time (after giving effect to the transactions contemplated by this Agreement).

     2.6 Suspension of Payment. In the event that the payment of any sums due by the Company pursuant to this Agreement would result in the Insolvency (as defined below) of the Company at the time of such payment, such payment shall be suspended until such time, if any, that the making of such payment does not render the Company Insolvent. Notwithstanding the foregoing, the Company shall be obligated to make a partial payment to the extent that such payment does not render the Company Insolvent. As used in this Section 2.6, solely for the purposes of this Section, the Company shall be deemed "Insolvent" in the event that (a) the sum of the Company's debt is greater than all of the Company's assets at a fair valuation, as determined by the fair market price of the Company's assets that could be obtained if sold in a prudent manner within a reasonable period of time, or (b) the Company is generally not paying its debts as they become due in the usual course of business, unless such debts are subject to a bona fide dispute.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1 Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, following compliance with
Section 2.5(a)(i), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company (through the Chairman of the Special Committee) and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by the Board and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of this Agreement by the holders of 75% of the Shares outstanding. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

     3.2 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Company; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except pursuant to the Exchange Act; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms of any obligation to which the Company is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations that would not materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.3 SEC Reports. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law since January 1, 1998 (the "SEC Reports"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC promulgated under the Exchange Act. None of the SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.4 Litigation. There is no claim, action, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or other Governmental Entity that, individually or in the aggregate, could be reasonably expected to
(i) have a Material Adverse Effect or (ii) result in a material amendment or termination of the Plan or prevent, enjoin, materially alter the terms of or materially delay the Exchange.

     3.5 Rights Agreement; Anti-Takeover Laws. The Rights Agreement is not applicable to this Agreement or to the transactions contemplated by this Agreement. Neither the North Carolina Shareholder Protection Act nor the North Carolina Control Share Acquisition Act is applicable to the Company. The only vote of shareholders of the Company required to approve and adopt this Agreement is the affirmative vote of the holders of at least 75% of the outstanding Shares.

     3.6 Fairness Opinion. Grant Thornton LLP, the independent financial advisor to the Special Committee, has delivered to the Special Committee and the Board its written opinion that the Exchange Price is fair, from a financial point of view, to the Company and its subsidiaries and the holders of the Shares other than the Acquiror. At the date of this Agreement, such opinion has not been withdrawn or modified. A true and complete copy of such opinion has been delivered to the Acquiror.

     3.7 Board Action. The Special Committee, at a meeting duly called and held, has unanimously (i) determined that the Exchange is fair to and in the best interests of the Company and its subsidiaries and the holders of the Shares other than the Acquiror and (ii) submitted to the Board its recommendation that the Board approve and adopt this Agreement and the Plan and that the Board recommend that the shareholders of the Company approve and adopt this Agreement and the Plan. The Board, at a meeting duly called and held, has unanimously (exclusive of directors who abstained from voting because of their relationship with the Acquiror) (i) determined that the Exchange is fair to and in the best interests of the holders of the Shares other than the Acquiror, (ii) approved and adopted this Agreement and the Plan and (iii) recommended that the shareholders of the Company approve and adopt this Agreement and the Plan. The Company has been advised by its directors and executive officers that each of them intends to vote all of his or her Shares in favor of approval and adoption of this Agreement and the Plan.

     3.8 Absence of Certain Changes. Since March 4, 2000, except as contemplated by this Agreement or disclosed in any SEC Report filed since the Company's Annual Report on Form 10-K for the year ended March 4, 2000 and prior to the date of this Agreement, there has not been (i) any change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and its subsidiaries having individually or in the aggregate a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any of its subsidiaries having, individually or in the aggregate, a Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices not mandated by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the SEC, or (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities.

     3.9 Proxy Statement and Transaction Statement Information. The proxy statement to be sent to the shareholders of the Company in connection with the Shareholder Meeting (as amended or supplemented, the "Proxy Statement") will comply in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC, on the date first published, sent or given to the Company's shareholders, and on the date of the Shareholder Meeting, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to the information supplied by the Acquiror in writing expressly for inclusion in the Proxy Statement. The written information supplied or to be supplied by the Company, expressly for inclusion or incorporation by reference in the Transaction Statement will not, on the date filed with the SEC, the date first published, sent or given to the Company's shareholders, and at the time of the Shareholder Meeting, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     3.10 Stock Options. The exercise price of each outstanding option under the Stock Option Plans is above the Exchange Price.

     3.11 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of the Company, except as follows:

          (a) Grant Thornton LLP was retained by, and acted as financial advisor to, the Special Committee. Grant Thornton LLP's fee for its financial advisory services is set forth in letter agreements between Grant Thornton LLP and the Special Committee, dated February 27, April 11, and December 12, 2001, copies of which have been supplied to the Acquiror.

          (b) William E. Simon & Sons, LLC ("Simon") has been retained by the Acquiror to provide financial advisory services to the Acquiror. The Company has guaranteed the Acquiror's financial obligations under the Agreement. Simon's fee for its financial advisory services is set forth in an engagement letter between Simon and the Acquiror dated December 13, 2001, to which the Company is a party in its capacity as guarantor.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     4.1 Organization, Standing and Qualification. The Acquiror is duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

     4.2 Authority for this Agreement. The Acquiror has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors of the Acquiror and no other corporate proceeding on the part of the Acquiror is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Acquiror and constitutes a valid and binding agreement of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

     4.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Acquiror nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the

Acquiror; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except pursuant to the Exchange Act; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms of any obligation to which the Acquiror is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not materially and adversely affect the ability of the Acquiror to consummate the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or any of its assets, except for violations that would not materially and adversely affect the ability of the Acquiror to consummate the transactions contemplated by this Agreement.

     4.4 Financing. The Principal Shareholders have the ability to fund the Acquiror's obligations under this Agreement to pay the Exchange Price and the Expenses by contributing to the Acquiror their own assets and arranging for the Acquiror to obtain financing, which financing may be personally guaranteed by the Principal Shareholders, and they hereby covenant to make available to the Acquiror their assets and access to financing for such purposes. The Principal Shareholders are parties to this Agreement solely for the purpose of jointly and severally making the representation, warranty and covenant contained in the foregoing sentence.

     4.5 Litigation. There is no claim, action, proceeding or governmental investigation pending, or to the knowledge of the Acquiror, threatened against the Acquiror that, individually or in the aggregate, has materially and adversely affected or could reasonably be expected to materially and adversely affect the ability of the Acquiror to consummate the transactions contemplated by this Agreement or that in any manner seeks to enjoin the Exchange.

     4.6 Brokers. No broker, finder or other investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of the Acquiror or its shareholders, except as follows:

          (a) HHCO Limited was retained by, and acted as financial advisor to, the Acquiror. HHCO Limited's fee for its financial advising services is set forth in a letter agreement between HHCO Limited and the Acquiror, dated February 12, 2001, a copy of which has been supplied to the Company.

          (b) As described in Section 3.11(b), the Acquiror has retained Simon to provide financial advisory services to the Acquiror. The Company has guaranteed the Acquiror's financial obligations under the Agreement. Simon's fee for its financial advisory services is set forth in an engagement letter between Simon and the Acquiror dated December 13, 2001, to which the Company is a party in its capacity as guarantor.

     4.7 Proxy Statement and Transaction Statement Information. The written information supplied or to be supplied by the Acquiror expressly for inclusion or incorporation by reference in the Proxy Statement and the Transaction Statement will not, on the date filed with the SEC, the date first published, sent or given to the Company's shareholders, and at the time of the Shareholder Meeting, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

     5.1  Indemnification; Directors and Officers Liability Insurance.

          (a) Until the sixth anniversary of the Effective Time, the Company shall indemnify each of its officers, directors or employees (the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses arising from his service as an officer, director or employee or prior to and including the Effective Time, and shall provide for the advancement of expenses incurred in defense of any action or suit, to the fullest extent required pursuant to the Company's articles of incorporation and bylaws as each is in effect on the date of this Agreement. If any claim is made against any of the Indemnified Parties on or prior to the sixth anniversary of the Effective Time arising from his service as an officer, director or employee at or prior to the Effective Time, the provisions of this Section 5.1 shall continue in effect until the final disposition of all such claims.

          (b) Unless otherwise agreed to by the Acquiror, until the sixth anniversary of the Effective Time, the Company shall maintain or cause to be maintained in effect, at no expense to the beneficiaries thereof, directors' and officers' liability protection with respect to matters occurring at or prior to the Effective Time, providing the same coverage with respect to the Company's current officers and directors as in effect on the date of this Agreement.

          (c) In the event the Company (i) consolidates with or merges into or effects any other business combination with any other Person and shall not be the continuing, surviving or controlling entity of such consolidation, merger or combination or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations of the Company in this Section 5.1.

          (d) Each of the Indemnified Parties is an intended beneficiary of the provisions of this Section 5.1 and shall have the right to enforce such provisions individually on his or her own behalf.

     5.2  Shareholder Approval; Proxy Statement.

          (a) The Company shall call the Shareholder Meeting for the purpose of voting on the Exchange and shall take all action necessary or advisable in its reasonable judgment to obtain shareholder approval of the Exchange. The Shareholder Meeting shall be held as soon as practicable following clearance of the Proxy Statement by the SEC as provided in Section 5.2(b), and the Company will, through its Board, subject to this Agreement, recommend to its shareholders the approval of the Exchange. Subject to Sections 2.2(d) and 2.4(d), the Company agrees that it shall include in the Proxy Statement the recommendation of its Board to the shareholders of the Company to approve and adopt this Agreement and approve the Exchange.

          (b) The Company will, as soon as practicable following the date of this Agreement, prepare and file with the SEC a preliminary Proxy Statement and will use its reasonable best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be cleared by the SEC. The Company and the Acquiror will, as soon as practicable following the date of this Agreement, jointly prepare and file a Transaction Statement on Schedule 13E-3 (the "Transaction Statement") and will use their reasonable best efforts to respond to any comments of the SEC and to cause the Transaction Statement to be cleared by the SEC. The Company shall give the Acquiror and its counsel the opportunity to review the preliminary Proxy Statement prior to its being filed with the SEC and all amendment and supplements to the Proxy Statement, responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. As promptly as practicable after the Proxy Statement and the Transaction Statement have been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement or Transaction Statement, the Company will prepare and mail to its shareholders such an amendment or supplement. The Company shall not use any material in connection with the Shareholder Meeting without the Acquiror's prior approval.

          (c) The Company shall use its commercially reasonable efforts to obtain the necessary approvals by its shareholders of the Exchange, this Agreement and the transactions contemplated hereby.

          (d) The Acquiror agrees to cause all Shares owned by the Acquiror to be voted in favor of the approval of the Exchange.

     5.3 Fees and Expenses. In addition to the obligations of the Company pursuant to Section 2.3(c) of this Agreement, simultaneously with the execution and delivery of this Agreement, the Company shall pay to the Acquiror, by wire transfer to such account as the Acquiror may designate in writing to the Company, an amount equal to $409,410.96 as reimbursement of all Expenses of the Acquiror incurred to the date of this Amendment. The Company shall be responsible for its own fees and expenses in connection with the Exchange, this Agreement and the transactions contemplated hereby.

     5.4 Reasonable Efforts. On the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange, and the other transactions contemplated by this Agreement, including (a) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Entity;
(b) obtaining all necessary consents, approvals or waivers from third parties;
(c) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (d) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its subsidiaries in order to attain any such consent, approval or authorization without the prior written consent of the Acquiror.

     5.5  Public Announcements; Certain Notices.

          (a) The Acquiror and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market so long as it has used reasonable best efforts to consult with the other party prior to issuing such press release or making such public disclosure.

          (b) The Company shall give prompt notice to the Acquiror, and the Acquiror shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty made by it contained in the Agreement to be untrue in any material respect at any time from the date of this Agreement to the Closing. Each of the Company and the Acquiror shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     5.6 Exemption from Liability Under Section 16(b). The Board, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time adopt a resolution providing that, to the extent the Exchange is deemed for purposes of Section 16 of the Exchange Act to constitute a purchase of Shares by the Acquiror and by its controlling shareholders who also are officers and directors of the Company, such purchases (including the specific changes in such officers' and directors' beneficial ownership of the Company's Common Stock resulting from the Exchange) are approved by such Board or by such committee thereof and are intended to be exempt from liability pursuant to Section 16(b) of the Exchange Act.

                                   ARTICLE 6

                                    NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or via courier service or when received if mailed by registered mail, return receipt requested to the parties at the addresses indicated below:

        To the Acquiror:
        PF Management, Inc.
        361 Second Street NW
        Hickory, NC 28601
        Attn: David R. Clark, President

        Copy to:
        Womble Carlyle Sandridge & Rice, PLLC
        3300 One First Union Center
        301 South College Street
        Charlotte, NC 28202-6025
        Attn: Garza Baldwin, III

        To the Company:
        Special Committee of the Board of Directors
        Pierre Foods, Inc.
        361 Second Street, NW
        Hickory, NC 28601
        Attn: Bobby G. Holman, Chairman

        Copy to:
        Foley & Lardner
        150 West Jefferson
        Suite 1000
        Detroit, MI 48226-4416
        Attn: Patrick Daugherty

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 Governing Law. This Agreement shall be interpreted, construed and enforced under and in accordance with the laws of the State of North Carolina.

     7.2 Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement. Obligations undertaken by the parties may not be assigned or delegated without the written consent of the other party hereto and, except as provided in Section 5.1(d), nothing herein shall be construed to create any rights enforceable by any other Person.

     7.3 Counterpart Originals. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, as long as one or more counterparts shall have been signed by each of the parties and delivered to the other.

     7.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties, superseding all prior agreements and understandings between them relating to the subject matter of this Agreement.

     7.5 Amendments. This Agreement may be amended only by the written agreement of both parties hereto; provided, at the request of the Acquiror prior to the approval of this Agreement by the shareholders of the Company, the Company shall enter into an amendment to this Agreement that provides for the acquisition of the Company by the Acquiror in a multi-step transaction that involves a tender offer for all the outstanding Shares at a price equal to the Exchange Price, followed by a statutory share exchange in which the Shares of non-tendering shareholders would be converted into the right to receive the Exchange Price. After the approval of this Agreement by the shareholders of the Company, no amendment may be made which reduces the amount or changes the form of consideration to be received in the Exchange or otherwise changes or effects any change that would adversely affect the holders of the Shares without the further approval of the shareholders of the Company.

     7.6  Definitions.

TERM                                                            DEFINED IN SECTION
----                                                            ------------------
Act.........................................................   Introduction
Acquiror....................................................   Introduction
Acquisition Transaction.....................................   Section 2.4(d)(i)
Aggregate Exchange Consideration............................   Section 1.2(a)
Agreement...................................................   Introduction
Amendments..................................................   Statement of Purpose
Board.......................................................   Statement of Purpose
Closing.....................................................   Section 1.4
Common Stock................................................   Statement of Purpose
Company.....................................................   Introduction
Effective Time..............................................   Section 2.1
Exchange....................................................   Statement of Purpose
Exchange Act................................................   Section 3.3
Exchange Agreement..........................................   Introduction
Exchange Price..............................................   Section 1.1(b)
Exchange Shares.............................................   Section 1.1(b)
Expenses....................................................   Section 2.3(c)
Governmental Entity.........................................   Section 2.2(c)(i)
Indemnified Parties.........................................   Section 5.1(a)
Insolvent...................................................   Section 2.6
Material Adverse Effect.....................................   Section 2.5(a)(iv)
Original Agreement..........................................   Statement of Purpose
Participating Corporations..................................   Introduction
Person......................................................   Section 2.4(d)(iii)
Plan........................................................   Statement of Purpose
Principal Shareholders......................................   Introduction
Proxy Statement.............................................   Section 3.9
Rights......................................................   Statement of Purpose
Rights Agreement............................................   Section 2.4(d)(i)
SEC.........................................................   Section 3.3
SEC Reports.................................................   Section 3.3
Shareholder Meeting.........................................   Section 2.5(a)(i)
Shares......................................................   Statement of Purpose
Simon.......................................................   Section 3.11(b)
Special Committee...........................................   Section 2.2(d)
Stock Option Plans..........................................   Section 1.5

TERM                                                            DEFINED IN SECTION
----                                                            ------------------
Superior Proposal...........................................   Section 2.4(f)
Termination Fee.............................................   Section 2.3(c)
Transaction Statement.......................................   Section 5.2(b)

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the dates indicated below.

                                          PIERRE FOODS, INC.

                                          By:      /s/ BOBBY G. HOLMAN
                                            ------------------------------------
                                              Bobby G. Holman
                                              Chairman of the Special Committee
                                              of the Board of Directors

                                          PF MANAGEMENT, INC.

                                          By:      /s/ DAVID R. CLARK
                                            ------------------------------------
                                              David R. Clark
                                              President

                                             /s/ JAMES C. RICHARDSON, JR.
                                          --------------------------------------
                                          James C. Richardson, Jr.
                                          (Solely for the purpose of Sections
                                          4.4 and 2.5)

                                                  /s/ DAVID R. CLARK
                                          --------------------------------------
                                          David R. Clark
                                          (Solely for the purpose of Sections
                                          4.4 and 2.5)

                                                                         ANNEX A

                           ARTICLES OF SHARE EXCHANGE

                                    BETWEEN

                              PF MANAGEMENT, INC.

                                      AND

                               PIERRE FOODS, INC.

     Pursuant to Section 55-11-05 of the General Statutes of North Carolina, PF Management, Inc., a corporation organized under the laws of the State of North Carolina, hereby submits these Articles of Share Exchange for the purpose of acquiring all of the outstanding shares of common stock, no par value, of Pierre Foods, Inc., a corporation organized under the law of the State of North Carolina.

     I. The Plan of Share Exchange that was duly adopted by the board of directors of each of the corporations participating in the exchange and that was approved by the shareholders of Pierre Foods, Inc. in the manner prescribed by Chapter 55 of the General Statutes of North Carolina is as follows:

                             PLAN OF SHARE EXCHANGE

A.  Corporations Participating in Share Exchange.

     PF Management, Inc. (the "Acquiror") will acquire all of the outstanding shares of Pierre Foods, Inc. (the "Company") pursuant to the terms and conditions of this Plan.

B.  Exchange of Shares.

     At the effective time of the share exchange (the "Effective Time"), the shares of the corporations participating in the share exchange shall be exchanged as follows:

          1. Acquiror. The outstanding shares of the Acquiror will not be exchanged or altered in any manner as a result of the share exchange and will remain outstanding as shares of the Acquiror.

          2. The Company. Each outstanding share of the Company, except those already owned by the Acquiror, will be exchanged for and become the right to receive from the Acquiror $2.50 in cash per share and each such share shall be cancelled.

          3. Surrender of Share Certificates. Each holder of a certificate representing shares of the Company to be exchanged under this Plan will be entitled, upon presentation and surrender to the Acquiror of such certificate, to receive in exchange therefor the consideration described in paragraph 2 of this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of the Company will be deemed for all purposes to evidence ownership of the consideration to be issued for such shares.

C.  Abandonment.

     After the approval of this Plan by the shareholders of the Company, and at any time prior to the exchange becoming effective, the board of directors of the Acquiror may, in its discretion, abandon the share exchange.

     II. Approval by the shareholders of the undersigned Acquiror was not required.

     III. The share exchange will become effective upon filing by the Secretary of State of North Carolina.

     This the        day of                , 2002.

                                          PF MANAGEMENT, INC.

                                          By:
                                          --------------------------------------
                                              David R. Clark
                                              President

CONFORMED COPY                                                      APPENDIX A-2



                    AMENDMENT NO. 1 TO AMENDED AND RESTATED


                      AGREEMENT AND PLAN OF SHARE EXCHANGE



     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF SHARE EXCHANGE (this "Amendment") is made and entered into as of June 20, 2002 among Pierre Foods, Inc., a North Carolina corporation (the "Company"), PF Management, Inc., a North Carolina corporation (the "Acquiror" and, together with the Company, the "Participating Corporations"), and James C. Richardson, Jr. and David R. Clark, who are the principal shareholders of the Acquiror (the "Principal Shareholders").



                              STATEMENT OF PURPOSE



     The Company, the Acquiror and the Principal Shareholders are parties to that certain Amended and Restated Agreement and Plan of Share Exchange dated as of December 20, 2001 (the "Agreement"). The parties desire to amend the Agreement as provided for in this Amendment.



     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:



                                   ARTICLE 1


                                  DEFINITIONS



     Capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.



                                   ARTICLE 2


                       GENERAL CONDITIONS AND AGREEMENTS



     1. Section 2.2(b)(i) of the Agreement is hereby amended by changing "June 30, 2002" to "September 30, 2002".



     2. Section 2.5(a)(i) of the Agreement is hereby amended and restated to read as follows:



          "(i) The Plan shall have been approved at the meeting of shareholders of the Company held for such purpose (the "Shareholders Meeting"), or any adjournment thereof, by the vote of the holders of 75% of the Common Stock outstanding and entitled to vote thereon, including a majority of those shares of Common Stock owned by holders other than the Acquiror and voted (in person or by proxy) at the Shareholders Meeting."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date indicated above.



                                          PIERRE FOODS, INC.



                                          By: /s/ Bobby G. Holman


                                                  Bobby G. Holman


                                                  Chairman of the Special
                                                  Committee


                                                  of the Board of Directors



                                          PF MANAGEMENT, INC.



                                          By: /s/ David R. Clark


                                                  David R. Clark


                                                  President



                                          /s/ James C. Richardson, Jr.


                                          James C. Richardson, Jr.


                                          (Solely for the purpose of Sections
                                          4.4 and 2.5 of the Agreement)



                                          /s/ David R. Clark


                                          David R. Clark


                                          (Solely for the purpose of Sections
                                          4.4 and 2.5 of the Agreement)

CONFORMED COPY                                                        APPENDIX B


                                FAIRNESS OPINION

                             REGARDING THE PROPOSED
                               EXCHANGE OF SHARES

                                       OF

                               PIERRE FOODS, INC.

                                CINCINNATI, OHIO

                                      WITH

                              PF MANAGEMENT, INC.

                                     AS OF
                               DECEMBER 20, 2001

                               GRANT THORNTON LLP
                            VALUATION SERVICES GROUP

                                                           (GRANT THORNTON LOGO)


ACCOUNTANTS AND
MANAGEMENT CONSULTANTS
Grant Thornton LLP
The US Member Firm of
Grant Thornton International

December 20, 2001

The Special Committee of the Board of Directors
Pierre Foods, Inc.
361 Second Street, NW
Hickory, NC 28601

Gentlemen:

     You have engaged Grant Thornton, LLP to advise you as to the fairness to holders of the common stock (the "Shareholders") of Pierre Foods, Inc. ("PFI" or the "Company"), from a financial point of view, of the consideration to be received by the Shareholders pursuant to the terms and conditions of the Agreement and Plan of Share Exchange, dated April 26, 2001 ("Agreement"), and as amended on September 18, 2001 and December 20, 2001 by and among Pierre Foods, Inc. and PF Management, Inc. ("PFM" and/or "Acquiror") and James C. Richardson, Jr. and David R. Clark. PFM was established by certain members of the PFI management team to affect the share exchange as outlined in the Agreement.

     The Agreement provides for the exchange of all of the outstanding shares ("Shares") of Pierre Foods, Inc. as well as the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated September 2, 1997 ("Rights"), excluding those Shares and Rights owned by the Acquiror, for a right to receive from the Acquiror $2.50 per share in cash upon surrender of the certificate or certificates representing the Shares being exchanged (the "Transaction"). PFM will, upon completion of the exchange of shares, become the holder of all of the shares outstanding of Pierre Foods, Inc. Approval by holders of 75% of PFI's common stock outstanding and entitled to vote is necessary for the Agreement to be ratified.

     For purposes of the opinion expressed herein, we have:

     - Interviewed key PFI management personnel, including the President & CEO, Chief Financial Officer and Senior Vice President of Sales & Marketing.

     - Interviewed the Chairman of the Special Committee of the Board of Directors of PFI.

     - Interviewed the Chairman and Vice Chairman of the Board of PFI who are also key management personnel of the Acquiror.

     - Conducted site visits at PFI's Claremont, North Carolina and Cincinnati Ohio facilities, which included random interviews personnel at each facility.

     - Reviewed the April 26, 2001 Agreement and Plan of Share Exchange Between Pierre Foods, Inc. and PF Management, Inc and James C. Richardson, Jr. and David R. Clark.

     - Reviewed the September 18, 2001 Amendment No. 1 to Agreement and Plan of Share Exchange.

     - Reviewed the December 20, 2001 Amendment No. 2 to Agreement and Plan of Share Exchange.

SUITE 3100
TWO COMMERCE SQUARE
2001 MARKET STREET
PHILADELPHIA, PA 19103-7080
215.561.4200 Tel
215.561.1066 Fax

ACCOUNTANTS AND
MANAGEMENT CONSULTANTS
Grant Thornton LLP
The US Member Firm of
Grant Thornton International

     - Reviewed audited financial data for PFI for the fiscal years 1996 through 2000; unaudited internal financial statements for the fiscal year ended March 3, 2001 and unaudited financial statements for the twelve month period ended as of the end of the Company's fiscal 2002 third quarter.

     - Reviewed PFI's SEC Form 10-K filings filed May 4, 2001 May 30, 2000, June 8, 1999, May 28, 1998, May 27, 1997; Form 10-K/A filed November 15, 2001,
       June 29, 1999; and Form 10-K405 filed May 23, 1996.

     - Reviewed PFI's SEC Form 10-Qs filed October 16, 2001, July 17, 2001, January 16, 2001 and January 18, 2000.

     - Reviewed PFI's SEC Form 8-Ks filed June 24, 1998, May 12, 1998, April 28, 1998, November 25, 1997, October 3, 1997, September 5, 1997 and January 29, 1997.

     - Reviewed PFI's Reporting Package for Fiscal Year End March 3, 2001.

     - Reviewed the Indenture dated July 6, 1998 representing the Senior Notes due 2006.

     - Reviewed the Loan and Security Agreement dated May 2000 representing the $25 million revolving credit facility with Fleet Capital Corporation.

     - Reviewed the Pierre Foods Confidential Information Memorandum issued by Harrison Hurley & Company in 2000.

     - Reviewed the Minutes of Board of Directors' meetings held April 27, 2000, July 27, 2000, October 26, 2000, November 15, 2000, December 5, 2000 and February 7, 2001.

     - Reviewed the Minutes of Executive Compensation Committee meetings held December 16, 1999, April 27, 2000, July 27, 2000, December 1, 2000 and
       February 7, 2001.

     - Reviewed the Minutes of Audit Committee meetings held February 3, 2000, April 27, 2000, July 13, 2000, October 10, 2000, November 15, 2000 and
       January 12, 2001.

     - Reviewed the Minutes of the Sensitive Transactions Committee meeting held November 15, 2000.

     - Reviewed the Articles of Merger of Pierre Foods LLC and Pierre Leasing LLC with Fresh Foods, Inc. dated January 10, 2000.

     - Reviewed the Amended and Restated Management Services Agreement between Fresh Foods, Inc. (predecessor to PFI) and HERTH Management, Inc. dated December 17, 1999.

     - Reviewed the Change of Control Agreement dated July 6, 1999 between James
       C. Richardson and Fresh Foods, Inc.

     - Reviewed the Change of Control Agreement dated July 6, 1999 between David
       R. Clark and Fresh Foods, Inc.

     - Reviewed the Promissory Note dated January 31, 2000 between James C. Richardson, borrower, and Fresh Foods, Inc., lender.

     - Reviewed Cushman and Wakefield appraisal report dated June 16, 2000 for PFI's Cincinnati real estate; Cushman and Wakefield appraisal report dated June 28, 2000 for PFI's.

     - Claremont real estate, and Loeb Equipment and Appraisal Company appraisal report for PFI's equipment located in both the Cincinnati and Claremont facilities.

ACCOUNTANTS AND
MANAGEMENT CONSULTANTS
Grant Thornton LLP
The US Member Firm of
Grant Thornton International

     - Reviewed Company prepared budgets and forecasts for fiscal years 2002 to 2007.

     - Reviewed certain publicly available data, analyses, and studies related to the bakery market, the restaurant industry, the general food industry and the food processing industry, along with general economic conditions.

     - Compared the financial performance of PFI with the financial performance of certain publicly traded companies that we deemed to be comparable to PFI.

     - Reviewed the financial terms, to the extent publicly available, of certain acquisition and merger transactions involving companies that we deemed to be comparable to PFI.

     Performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. In addition, we have assumed and relied upon, without independent verification, the accuracy and completeness of the oral representations made by management and by others.

     Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of the date of this opinion. We have assumed that all aspects of the Transaction are in compliance with and legal under applicable law.

     Our opinion expressed herein is provided for the information of the Special Committee of the Board of Directors of Pierre Foods, Inc. in their evaluation of the proposed transaction. It is our understanding that this opinion will be included in PFI's proxy statement regarding the proposed transaction. Aside from this use, it may not be published or otherwise used or referred to, nor shall any public reference to Grant Thornton LLP be made without prior written consent.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the $2.50 per share exchange consideration to be received by the Shareholders, other than the Acquiror, in the Transaction is fair to the subject Shareholders from a financial point of view.

                                          Sincerely,


                                          /s/ GRANT THORNTON LLP

                                                                      APPENDIX C

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 10-K/A

                               (AMENDMENT NO. 1)

                                 ANNUAL REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE FISCAL YEAR ENDED MARCH 2, 2002
                        COMMISSION FILE NUMBER -- 0-7277

                               PIERRE FOODS, INC.
             (Exact name of registrant as specified in its charter)

                NORTH CAROLINA                                   56-0945643
(State or other jurisdiction of incorporation       (I.R.S. Employer Identification No.)
               or organization)

                  9990 PRINCETON ROAD, CINCINNATI, OHIO 45246
                           TELEPHONE: (513) 874-8741
                    (Address of principal executive offices)

 SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934:

                           COMMON STOCK, NO PAR VALUE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulations S-K is not contained herein and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The number of shares of Pierre Foods, Inc. Common Stock outstanding as of May 20, 2002 was 5,781,480. The aggregate market value of Pierre Foods, Inc. Common Stock held by nonaffiliates of Pierre Foods, Inc. as of May 20, 2002 was $4,947,916.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


ITEM NUMBER                                                                 PAGE
-----------                                                                 ----
                                     PART I
Item 1.       Description of Business.....................................   C-3
              General Development of Business.............................   C-3
              Financial Information About Segments........................   C-3
              Narrative Description of Business...........................   C-3
Item 2.       Properties..................................................   C-6
Item 3.       Legal Proceedings...........................................   C-6
Item 4.       Submission of Matters to a Vote of Security Holders.........   C-6

                                    PART II
Item 5.       Market for the Registrant's Common Stock and Related
              Security Holder Matters.....................................   C-7
Item 6.       Selected Financial Data.....................................   C-8
Item 7.       Management's Discussion and Analysis of Financial Condition
              and Results of Operations...................................   C-9
              Results of Operations.......................................   C-9
              Critical Accounting Policies and Estimates..................  C-11
              Liquidity and Capital Resources.............................  C-11
              Commercial Commitments, Contingencies and Contractual
              Obligations.................................................  C-14
              Inflation...................................................  C-14
Item 7A.      Quantitative and Qualitative Disclosures About Market
              Risk........................................................  C-14
Item 8.       Financial Statements and Supplementary Data.................  C-15
Item 9.       Changes in and Disagreements with Accountants on Accounting and Financial Disclosure....................................  C-15

                                    PART III
Item 10.      Directors and Executive Officers of the Registrant..........  C-16
Item 11.      Executive Compensation......................................  C-18
Item 12.      Security Ownership of Certain Beneficial Owners and
              Management..................................................  C-24
Item 13.      Certain Relationships and Related Transactions..............  C-25

                                    PART IV
Item 14.      Exhibits, Financial Statement Schedules, and Reports on Form
              8-K.........................................................  C-28

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

     Pierre Foods, Inc. (the "Company" or "Pierre Foods") is a vertically integrated producer and marketer of fully-cooked branded and private label protein and bakery products and microwaveable sandwiches for the foodservice market. The Company's predecessor was founded as a North Carolina corporation in 1966 to own and operate restaurants. The Company's food processing business was originally developed to support its restaurants, but grew independently to become its principal business. In recognition of this fact, in May 1998, the Company, then known as "WSMP, Inc.," changed its name to "Fresh Foods, Inc." In June 1998, the Company consummated the purchase of substantially all of the business in Cincinnati, Ohio, and a portion of the business in Caryville, Tennessee (collectively, "Pierre Cincinnati"), conducted by the Pierre Foods Division of Hudson Foods, Inc. ("Hudson"), a subsidiary of Tyson Foods, Inc. Pierre Cincinnati was a value-added food processor selling principally to the foodservice and packaged foods markets. In September 1998, the Company implemented a tax-exempt reorganization of its corporate structure. The reorganization established Fresh Foods, Inc. as a holding company, consolidated 32 subsidiaries into 12 subsidiaries and separated the Company's food processing and restaurant businesses. In July 1999, the Company sold its ham curing business, and in October 1999, the Company disposed of its restaurant segment. The Company now operates solely in the food processing business. In December 1999, the Company implemented another tax-exempt reorganization of its corporate structure to further streamline its operations into one subsidiary. In July 2000, the Company, then known as "Fresh Foods, Inc.," changed its name to "Pierre Foods, Inc."

     In this document, unless the context otherwise requires, the term "Company" refers to Pierre Foods, Inc. and its current and former subsidiaries. The Company's fiscal year ended March 4, 2000 is referred to as "fiscal 2000," its fiscal year ended March 3, 2001 is referred to as "fiscal 2001," and its fiscal year ended March 2, 2002 is referred to as "fiscal 2002."

FINANCIAL INFORMATION ABOUT SEGMENTS

     During fiscal 2002 and fiscal 2001, the Company operated in the segment of food processing operations, servicing the foodservice industry. In fiscal 2000, the food processing and ham curing segments are presented in the financial statements as continuing operations. Due to the disposition of the restaurant segment during fiscal 2000, the results of the restaurant segment are reported as discontinued operations. The ham curing business, which also was disposed of during fiscal 2000, did not qualify for discontinued operations presentation. Information as to revenue, operating profit, identifiable assets, depreciation and amortization expense and capital expenditures for the Company's food processing and ham curing business segments is contained herein by reference to
Item 8, "Financial Statements and Supplementary Data," incorporating the information under the caption "Major Business Segments" in Note 13 to the Company's consolidated financial statements. Information as to revenue and operating profit of the restaurant segment is contained herein by reference to
Item 8, "Financial Statements and Supplementary Data," incorporating the information under the caption "Disposition of the Restaurant Segment" in Note 1 to the Company's consolidated financial statements.

NARRATIVE DESCRIPTION OF THE BUSINESS

     The Company produces a wide variety of fully-cooked beef, chicken and pork products, hand-held convenience sandwiches and value-added bakery products. The Company's current product line consists of over 800 stock keeping units ("SKUs"). At its Cincinnati, Ohio facility, the Company produces specialty beef, poultry and pork products that are typically custom-developed to meet specific customer requirements. The Company also offers proprietary product development, special ingredients and recipes, as well as custom packaging and marketing programs to its customers. The Company's bakery and sandwich assembly plant is located at the Company's Claremont, North Carolina facility. The Company's primary markets and distribution channels include national restaurant chains, primary and secondary schools, vending, convenience stores, warehouse clubs and other niche foodservice and packaged foods markets.

     The following table sets forth the Company's revenue and percent of revenue contributed during the past three fiscal years by its various product segments and classes:

                               REVENUES BY SOURCE

                                    FISCAL 2002           FISCAL 2001           FISCAL 2000
                                -------------------   -------------------   -------------------
                                 REVENUES       %      REVENUES       %      REVENUES       %
                                -----------   -----   -----------   -----   -----------   -----
                                                         (IN MILLIONS)
Food Processing:
  Fully-Cooked Protein
     Products.................    $139.0       57.3     $111.2       54.6     $103.1       57.5
  Microwaveable Sandwiches....      95.8       39.5       85.2       41.9       66.4       37.1
  Bakery and Other Products...       7.8        3.2        7.1        3.5        7.5        4.2
                                  ------      -----     ------      -----     ------      -----
  Total Food Processing.......     242.6      100.0      203.5      100.0      177.0       98.8
Ham Curing....................        --         --         --         --        2.1        1.2
                                  ------      -----     ------      -----     ------      -----
  Total.......................    $242.6      100.0     $203.5      100.0     $179.1      100.0
                                  ======      =====     ======      =====     ======      =====

  SALES AND MARKETING

     The Company's team of sales and marketing professionals has significant experience in the Company's markets for fully-cooked protein and bakery products and microwaveable sandwiches. The sales, marketing and new product development functions are organized predominantly by distribution channel. In addition to its direct sales force, the Company utilizes a nationwide network of over 100 independent food brokers, all of whom are compensated solely by payment of sales commissions.

     The Company's marketing strategy includes distributor and consumer promotions, trade promotions, advertising and participation in trade shows and exhibitions. The Company participates in numerous conferences and is a member of 18 national industry organizations. Company representatives serve on the boards of a number of industry organizations, including the American Meat Institute, the American School Food Service Association, and the National Association of Convenience Stores.

  RAW MATERIALS

     The primary materials used in the food processing operations include boneless chicken, beef and pork cuts, flour, yeast, seasonings, breading, soy proteins, and packaging supplies. Meat proteins are generally purchased under seven day payment terms. Historically, raw material costs have remained stable and any price increases have generally been passed on to the customer. The Company does not hedge in the futures markets.

     The Company purchases all of its raw materials from outside sources. The Company does not depend on a single source for any significant item, believes that its sources of supply for raw materials are adequate for its present needs and does not anticipate any difficulty in acquiring such materials in the future.

  TRADEMARKS AND LICENSING

     The Company markets food products under a variety of brand names, including Pierre and Design(TM), Fast Bites(R), Fast Choice(R), Rib-B-Q(R), Mom 'n' Pop's(R) and Chop House(TM). The Company regards these trademarks and service marks as having significant value in marketing its food products. Pursuant to licenses acquired in fiscal 1998, the Company began producing and marketing microwaveable Checkers, Rally's and Nathan's Famous sandwiches through its existing distribution channels. The term of each such license is subject to renewal and satisfaction of sales volume requirements. The Company has national distribution rights for Rally's and Checkers for vending, as well as distribution rights for Nathan's Famous products.

  SEASONALITY

     Except for sales to school districts, which represent approximately 24% of total sales and which decline significantly during the summer and early January, there is no seasonal variation in the Company's sales.

  COMPETITION

     The food production business is highly competitive and is often affected by changes in tastes and eating habits of the public, economic conditions affecting spending habits and other demographic factors. In sales of meat products, the Company faces strong price competition from a variety of large meat processing concerns, including Tyson, ConAgra, Zartic, Inc. and Advance Food Company, and from smaller local and regional operations. In sales of biscuit and yeast roll products, the Company competes with a number of large bakeries in various parts of the country. The sandwich industry is extremely fragmented, with few large direct competitors but low barriers to entry and indirect competition in the form of numerous other products. The Company's competitors in the sandwich industry include Market Fare Foods, Bridgford Foods Corp., Jimmy Dean Foods and E.A. Sween.

  RESEARCH AND DEVELOPMENT

     The Company employs eight food technologists in the product and process development department. Ongoing food production research and development activities include development of new products, improvement of existing products and refinement of food production processes. These activities resulted in the launch of nearly 200 new SKUs in fiscal 2002. Over 28% of fiscal 2002 food processing sales were related to products developed in the last two years, the Company's definition of a new product. In fiscal 2002, 2001 and 2000, the Company spent approximately $373,000, $465,000 and $354,000 respectively, on product development programs.

  GOVERNMENT REGULATION

     The food production industry is subject to extensive federal, state and local government regulation. The Company's food processing facilities and food products are subject to frequent inspection by the United States Department of Agriculture ("USDA"), Food and Drug Administration ("FDA") and other government authorities. In July 1996, the USDA issued strict new policies against contamination by food-borne pathogens and established the Hazard Analysis and Critical Control Points ("HACCP") system. The Company is in full compliance with all FDA and USDA regulations, including HACCP standards.

     The Company's operations are governed by laws and regulations relating to workplace safety and worker health that, among other things, establish noise standards and regulate the use of hazardous chemicals in the workplace. The Company also is subject to numerous federal, state and local environmental laws. Under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities relating to its facilities and the land on which its facilities are or had been situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant. The Company does not believe that compliance with environmental laws will have a material effect upon the capital expenditures, earnings or competitive position of the Company and its subsidiary.

     The Company's operations are subject to licensing and regulation by a number of state and local governmental authorities, which include health, safety, sanitation, building and fire agencies. Operating costs are affected by increases in costs of providing health care benefits, the minimum hourly wage, unemployment tax rates, sales taxes and other similar matters over which the Company has no control. The Company is subject to laws governing relationships with employees, including minimum wage requirements, overtime, working conditions and citizenship requirements.

  EMPLOYEES

     As of March 2, 2002, the Company employed approximately 1,300 persons. The Company has experienced no work stoppage attributed to labor disputes and considers its employee relations to be good.

  RESTAURANT OPERATIONS

     During fiscal 2000, the Company disposed of its restaurant segment. Prior to the disposition, the Company owned and operated 67 restaurants and franchised an additional 36 restaurants operating under the Sagebrush, Western Steer, Prime Sirloin and Bennett's concepts. The Company's restaurants were located in North Carolina, South Carolina, Tennessee and Virginia.

  HAM CURING OPERATIONS

     During fiscal 2000, the Company sold its ham curing business. Prior to the disposition, the Company produced cured hams and ham products for foodservice and retail grocery customers. The Company's revenues from ham curing operations totaled approximately $2.1 million during fiscal 2000, representing 1.1% of the Company's revenues from continuing operations.

ITEM 2.  PROPERTIES

     The Company believes that its facilities are generally in good condition and that they are suitable for their current uses. The Company nevertheless engages periodically in construction and other capital improvement projects as the Company believes is necessary to expand and improve the efficiency of its facilities.

     Principal Offices. The Company's main office is located in the facility it owns in Cincinnati, Ohio. The Company also leases 6,000 square feet of executive office space in Hickory, North Carolina from an affiliated party for $115,700 per year at terms no less favorable than those which could be obtained from an unaffiliated third party.

     Food Processing Plants. The Company produces its fully-cooked meat products, packaged sandwiches and specialty bread products at facilities it owns in Cincinnati, Ohio and Claremont, North Carolina. The Cincinnati facility occupies buildings totaling approximately 200,000 square feet. The Claremont facility occupies buildings totaling approximately 220,000 square feet. The Company also owns and uses a 23,000 square foot building in Claremont, North Carolina for additional office space.

ITEM 3.  LEGAL PROCEEDINGS

     Pierre Foods and its subsidiary are parties in various lawsuits arising in the ordinary course of business. In the opinion of management, any ultimate liability with respect to these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders during the fourth quarter of fiscal 2002.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
MATTERS

     The Company's common stock is quoted on the OTC Bulletin Board (OTCBB) under the symbol "FOOD.OB." As of May 20, 2002, the Company had approximately 1,452 shareholders of record.

     The following table sets forth the quarterly high and low sales price per share as reported on NASDAQ for the Company's common stock.

                                                              RANGE OF PRICES
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
Fiscal year ended March 3, 2001:
  First Quarter.............................................  $4.813   $2.375
  Second Quarter............................................   3.094    1.750
  Third Quarter.............................................   2.500    1.125
  Fourth Quarter............................................   1.250    0.750
Fiscal year ended March 2, 2002:
  First Quarter.............................................  $1.937   $0.906
  Second Quarter............................................   2.280    1.190
  Third Quarter.............................................   2.200    1.240
  Fourth Quarter............................................   2.390    1.050

     The closing bid price on May 20, 2002 was $2.30 per share.

     The Company did not declare a cash dividend during fiscal 2002 or fiscal 2001. The Company's debt instruments restrict its ability to pay dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and the Company's consolidated financial statements and supplementary data. Regardless of the scope of such restrictions, the Company's policy is to reinvest any earnings rather than pay dividends.

ITEM 6.  SELECTED FINANCIAL DATA

     The following selected historical financial information has been derived from audited consolidated financial statements of the Company. Such financial information should be read in conjunction with the fiscal 2002 consolidated financial statements of the Company, the notes thereto and the other financial information contained elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and supplementary data.

                                                                 FISCAL YEARS ENDED
                                                ----------------------------------------------------
                                                MARCH 2,   MARCH 3,   MARCH 4,   MARCH 6,   FEB. 27,
                                                  2002       2001       2000       1999       1998
                                                --------   --------   --------   --------   --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues....................................  $242,605   $203,475   $179,415   $150,455   $66,245
  Cost of goods sold..........................   160,781    133,385    115,968    101,356    59,153
  Selling, general and administrative.........    61,726     55,752     59,193     33,673    10,356
  Loss on sale of Mom 'n' Pop's Country Ham,
     LLC......................................        --         --      2,857         --        --
  Net (gain) loss on disposition of property,
     plant and equipment......................        84         27        (22)     1,004      (640)
  Depreciation and amortization...............     6,438      6,238      5,662      4,902     1,615
                                                --------   --------   --------   --------   -------
  Operating income (loss).....................    13,576      8,073     (4,243)     9,520    (4,239)
  Interest expense............................    13,206     13,334     14,986     12,332     1,762
  Other income, net...........................       364        281        169        409       204
  Income tax benefit (provision)..............      (733)       767      4,825        613     1,926
                                                --------   --------   --------   --------   -------
  Income (loss) from continuing operations....         1     (4,213)   (14,235)    (1,790)   (3,871)
  Income from discontinued operations(2)......        --         --      2,828      4,285     6,121
  Gain on disposal of discontinued
     operations(2)............................        --         --      6,802         --        --
  Extraordinary item(1).......................        --       (455)       (52)       (64)       --
                                                --------   --------   --------   --------   -------
  Net income (loss)...........................  $      1   $ (4,668)  $ (4,657)  $  2,431   $ 2,250
                                                ========   ========   ========   ========   =======
NET INCOME (LOSS) PER SHARE -- BASIC AND
  DILUTED:
  Income (loss) from continuing operations....  $     --   $  (0.73)  $  (2.45)  $  (0.30)  $ (0.68)
  Income from discontinued operations.........        --         --       0.49       0.72      1.08
  Gain on disposal of discontinued
     operations...............................        --         --       1.17         --        --
  Extraordinary item..........................        --      (0.08)     (0.01)     (0.01)       --
                                                --------   --------   --------   --------   -------
  Net income (loss)...........................  $     --   $  (0.81)  $  (0.80)  $   0.41   $  0.40
                                                ========   ========   ========   ========   =======
BALANCE SHEET DATA:
  Working capital (deficit)...................  $ 37,061   $ 35,890   $ 36,403   $ 27,126   $  (497)
  Total assets................................   169,821    160,308    164,727    216,989    71,656
  Total debt..................................   121,231    115,165    115,479    146,940    20,918
  Shareholders' equity........................    27,207     26,867     31,533     41,152    39,227
OTHER DATA:
  Capital expenditures........................  $  5,994   $  2,764   $  5,488   $ 15,479   $13,252

---------------

(1) Reflects an extraordinary loss from early extinguishment of debt in the amount of $455 in fiscal 2001, $52 in fiscal 2000 and $64 in fiscal 1999.

(2) Reflects income from discontinued operations in the amount of $2,828 in fiscal 2000, $4,285 in fiscal 1999 and $6,121 in fiscal 1998. In addition, reflects income from discontinued operations of $6,802 in fiscal 2000. See
    Note 1 -- Basis of Presentation, Acquisition and Discontinued Operations to the consolidated financial statements.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain statements made in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from expected results. These risks and uncertainties include: substantial leverage and insufficient cash flow from operations; restrictions imposed by the Company's debt instruments; management control; factors inhibiting takeover; limited secondary market for common stock; price volatility; restriction of payment of dividends; competitive considerations; government regulation; general risks of the food industry; adverse changes in food costs and availability of supplies; dependence on key personnel; potential labor disruptions and the effects of the pending management buyout. This list of risks and uncertainties is not exhaustive. Also, new risk factors emerge over time. Investors should not place undue reliance on the predictive value of forward-looking statements.

RESULTS OF OPERATIONS

     The Company's operations historically have been classified into three business segments: food processing operations, principally fully-cooked protein and sandwich production; restaurant operations, comprised of the Sagebrush, Western Steer, Prime Sirloin and Bennett's concepts; and ham curing operations. As discussed in Note 1 to the Consolidated Financial Statements, the Company sold its ham curing business effective July 2, 1999, and sold its restaurant operations effective October 8, 1999. The results of the restaurant operations are presented as a discontinued operation in the Company's Consolidated Statements of Operations, and are excluded from the table below. In fiscal 2000, the ham curing operations do not qualify for discontinued operations presentation.

     As a part of the Pierre Cincinnati acquisition, the Company changed its interim fiscal periods to conform with the standard food processing industry interim periods. In line with this, each quarter of the fiscal year contains 13 weeks except for the infrequent fiscal years with 53 weeks. The results for fiscal 2002, 2001 and 2000 contain 52 weeks.

     Results for fiscal 2002, 2001 and 2000 for each segment are shown below:

                                                                 FISCAL YEARS ENDED
                                                           ------------------------------
                                                           MARCH 2,   MARCH 3,   MARCH 4,
                                                             2002       2001       2000
                                                           --------   --------   --------
                                                                   (IN MILLIONS)
Revenues, net:
  Food processing........................................   $242.6     $203.5     $177.0
  Ham curing.............................................       --         --        2.1
                                                            ------     ------     ------
     Total...............................................    242.6      203.5      179.1
                                                            ------     ------     ------
Cost of goods sold:
  Food processing........................................    160.8      133.4      113.5
  Ham curing.............................................       --         --        2.1
                                                            ------     ------     ------
     Total...............................................    160.8      133.4      115.6
                                                            ------     ------     ------
Selling, general and administrative......................     61.7       55.8       59.2
Loss on sale of Mom 'n' Pop's Country Ham, LLC...........       --         --        2.8
Net loss on disposition of property, plant and
  equipment..............................................      0.1         --         --
Depreciation and amortization............................      6.4        6.2        5.7
                                                            ------     ------     ------
Operating income (loss)..................................     13.6        8.1       (4.2)
Interest and other expense, net..........................    (12.9)     (13.1)     (14.8)
                                                            ------     ------     ------
Income (loss) from continuing operations before income
  tax....................................................      0.7       (5.0)     (19.0)
Income tax (provision) benefit...........................     (0.7)       0.8        4.8
                                                            ------     ------     ------
Income (loss) from continuing operations.................       --       (4.2)     (14.2)
Income from discontinued restaurant segment..............       --         --        2.8
Gain on disposal of discontinued restaurant segment......       --         --        6.8
Extraordinary item.......................................       --       (0.5)      (0.1)
                                                            ------     ------     ------
Net income (loss)........................................   $   --     $ (4.7)    $ (4.7)
                                                            ======     ======     ======

  FISCAL 2002 COMPARED TO FISCAL 2001

     Revenues, net. Net revenues increased by $39.1 million, or 19.2%. The increase in net revenues was due the introduction of new products and to an increase in demand in all core customer channels. The significant new product line introduced was the Chop House(TM) burger line, marketed primarily to restaurants. This new line added significant volume to the lower margin customer channel. Of all core customer channels, which include restaurants, schools, vending and convenience stores, the restaurant channel had the greatest increase in demand.

     Cost of goods sold. Cost of goods sold increased by $27.4 million, or 20.5%. As a percentage of revenues, cost of goods sold increased from 65.6% to 66.3%. This increase primarily was due to an increase in raw material prices and a change in product mix to lower margin product, offset by improved production efficiencies. Our primary raw materials are beef, pork and chicken. In fiscal 2002, beef prices increased approximately 14% over fiscal 2001 prices, compared to pork and chicken price increases of 11% and 4%, respectively, in fiscal 2002 compared to fiscal 2001. These increases in raw material prices are generally passed on to the customer through adjustments to product pricing with no significant impact to product demand. Production efficiencies were realized through process improvements, including equipment modifications and labor reduction, combined with an increase in production volume spread over a stable fixed overhead base.

     Selling, general and administrative. Selling, general and administrative expenses increased by $6.0 million, or 10.7%, primarily due to an increase in overhead costs to support the increase in sales volume. As a percentage of revenues, selling, general and administrative expenses decreased from 27.4% to 25.4%, primarily due to cost reduction initiatives in distribution, including freight and storage consolidation programs implemented in fiscal 2002.

     Depreciation and amortization. Depreciation and amortization increased by $.2 million, or 3.2%, due to the increase in capital expenditures. As a percentage of revenues, depreciation and amortization decreased from 3.1% to 2.7%.

     Other expense, net. The primary component of net other expense for fiscal 2002 and fiscal 2001 is interest expense. Interest expense consists primarily of interest on fixed rate long-term debt, and decreased from $13.3 million to $13.2 million.

     Income tax provision. The effective tax rate for fiscal 2002 continuing operations was 99.9% compared to 15.4% for fiscal 2001. The increase in the effective tax rate is due primarily to the effects of permanent timing differences.

  FISCAL 2001 COMPARED TO FISCAL 2000

     Revenues, net. Net revenues increased by $24.4 million, or 13.6%, due to a $26.5 million (15.0%) increase in the food processing segment, offset by a $2.1 million (100.0%) decrease in the ham curing segment. The increase in food processing revenues was due to an increase in demand in all core customer channels. The decrease in ham curing net revenues was due to the Company's strategic decision to exit the ham curing business, which was effective July 2, 1999.

     Cost of goods sold. Cost of goods sold increased by $17.8 million, or 15.4%, comprised of a $19.9 million (17.5%) increase in the food processing segment, offset by a $2.1 million (100.0%) decrease in the ham curing segment due to the Company's sale of the ham curing business. As a percentage of net food processing revenues, food processing cost of goods sold increased from 62.1% to 63.4%. This increase was due to a shift in demand to product categories with lower margins.

     Selling, general and administrative. Selling, general and administrative expenses decreased by $3.4 million, or 5.8%, primarily due to a decrease in overhead costs following the divestitures of the restaurant operations and ham curing business and subsequent corporate restructuring in fiscal 2000. As a percentage of net operating revenues, selling, general and administrative expenses decreased from 33.0% to 27.4% for the same reasons.

     Depreciation and amortization. Depreciation and amortization increased by $.6 million, or 10.2%, primarily due to routine capital expenditures. As a percentage of net operating revenues, depreciation and amortization decreased from 3.2% to 3.1%.

     Other expense, net. The primary component of net other expense for fiscal 2001 and 2000 is interest expense. Net other expense decreased by $1.8 million, or 11.9% in fiscal 2001 compared to fiscal 2000. This decrease primarily was due to the change in the Company's credit facility from a $75 million facility to a $25 million facility during fiscal 2001, resulting in decreased bank fees, as well as decreased borrowings in fiscal 2001 compared to fiscal 2000, resulting in lower interest expense (see -- "Liquidity and Capital Resources" below). Other non-operating expenses were not significant.

     Income tax benefit. The effective tax rate for fiscal 2001 continuing operations was 15.4% compared to 25.3% for fiscal 2000. The decrease in the effective tax rate is due primarily to the change in estimated tax benefit from the prior year in connection with the completion of the income tax return, combined with the effects of permanent timing differences.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the appropriate application of certain accounting policies, many of which require the Company to make estimates and assumptions about future events and their impact on amounts reported in the financial statements and related notes. Since future events and the impact of those events cannot be determined with certainty, the actual results will inevitably differ from the Company's estimates. Such differences could be material to the financial statements.

     The Company believes its application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are constantly reevaluated, and adjustments are made when facts and circumstances dictate a change. Historically, the Company's application of accounting policies has been appropriate, and actual results have not differed materially from those determined using necessary estimates.

     The following critical accounting policies affect the Company's more significant judgments and estimates used in the preparation of its financial statements.

     Revenue recognition. Revenue from sales of food processing products is recorded at the time title transfers. Standard shipping terms are FOB destination, therefore title passes at the time the product is delivered to the customer. Revenue is recognized as the net amount to be received after deductions for estimated discounts, product returns and other allowances. These estimates are based on historical trends and expected future payments (see also Promotions below).

     Promotions. Promotional expenses associated with rebates, marketing promotions and special pricing arrangements are recorded as a reduction of revenues at the time the sale is recorded. Certain of these expenses are estimated based on expected future payments to be made under these programs. The Company believes the estimates recorded in the financial statements are reasonable estimates of the Company's future liability.

     Going concern assumption. Significant assumptions underlie the belief that the Company anticipates that its fiscal 2003 cash requirements for working capital and debt service will be met through a combination of funds provided by operations and borrowings under the anticipated $50 million Foothill Capital credit facility, including, among other things, that the Company will succeed in implementing its business strategy and in closing the Foothill Capital credit facility and that there will be no material adverse developments in the business, liquidity or significant capital requirements of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $9.9 million and $2.1 million for fiscal 2002 and fiscal 2001, respectively, compared to cash used in operating activities of $6.7 million in fiscal 2000. The increase in net cash provided by operating activities from fiscal 2001 to fiscal 2002 was primarily due to the increase in operating income of $5.5 million. The increase in net cash provided by operating activities from fiscal 2000 to fiscal 2001 was primarily due to a decrease in overhead costs following the divestitures of the restaurant operations and ham curing business and subsequent corporate restructuring in fiscal 2000. The primary components of net cash provided by operating activities for fiscal 2002 were: (1) a decrease in inventories of $3.0 million and (2) an increase in trade accounts payable and other accrued liabilities of $2.4 million, offset by (3) an increase in accounts receivable of $3.3 million. The primary components of net cash provided by operating activities for fiscal 2001 were: (1) a decrease in net loss from continuing operations from $14.2 million in fiscal 2000 to $4.2 million in fiscal 2001, (2) net income tax refunds received of $1.5 million and (3) an increase in accrued payroll of $1.5 million, offset by (4) a decrease in accounts payable and other accrued liabilities, excluding accrued payroll, of $1.0 million and (5) an increase in accounts receivable and inventories of $2.8 million. The Company had positive working capital at March 2, 2002 and March 3, 2001 of $37.1 million and $35.9 million, respectively.

     Cash flows used in investing activities were $7.3 million for fiscal 2002. The primary component was for routine capital expenditures totaling $6.0 million. Cash flows used in investing activities were $2.5 million for fiscal 2001. The primary component was for routine capital expenditures totaling $2.8 million, offset by the collection of a related party note receivable of $.2 million. Cash flows provided by investing activities were $45.2 million in fiscal 2000. The primary components were proceeds from the sales of certain of the Company's assets and the restaurant segment in the amount of $50.1 million, offset by capital expenditures for the food processing and restaurant segments totaling $5.5 million.

     Cash flows provided by financing activities were $0.2 million for fiscal 2002, due the capital contribution of the special purpose leasing entity (see Aircraft Operating Lease Agreement below), offset by principal payments on the Company's capital leases and principal payments related to the obligation of the special purpose leasing entity. Cash flows used in financing activities were $0.5 million for fiscal 2001. The major components were principal payments on the Company's capital leases of $0.3 million and fees of $0.2 million associated with the Company's $25 million revolving credit facility secured May 24, 2000. Cash flows used in financing activities were $37.4 million in fiscal 2000. The major components of the cash flows used in fiscal 2000 were (1) the early payoff of the Company's industrial revenue bonds of $2.1 million, (2) repayment of borrowings under the revolving credit facility with proceeds from the disposition of the restaurant segment of $38.3 million, (3) a loan to a principal shareholder of $5.0 million and (4) the repurchase of the Company's common stock of $1.0 million.

     Effective May 24, 2000, the Company secured a three-year $25 million revolving credit facility, under which the Company may borrow up to an amount (including standby letters of credit up to $5 million) equal to the lesser of $25 million less required minimum availability or a borrowing base (comprised of eligible accounts receivable and inventory). Funds available under the facility are available for working capital requirements, permitted investments and general corporate purposes. Borrowings under the facility bear interest at floating rates based upon the interest rate option selected from time to time by the Company, and are secured by a first priority security interest in substantially all of the accounts receivable and inventory of the Company. In addition, the Company is required to meet certain financial covenants regarding net worth, cash flow and restricted payments, including limited dividend payments.

     On May 10, 2002, the Company signed a binding letter agreement with Foothill Capital Corporation ("Foothill Capital"), the terms of which will replace the Company's $25 million credit facility. Under the letter agreement, Foothill Capital will extend a five-year secured credit facility to the Company in an aggregate amount up to $50 million, which includes a $16 million term loan subline, a $10 million capital expenditure subline and a $7 million letter of credit subfacility. The collateral for the facility will include substantially all of the Company's assets. The Company expects to close on the facility on or before May 31, 2002, the expiration date of the commitment letter.

     At March 2, 2002, the Company had $4.6 million in cash or cash equivalents on hand, had no outstanding borrowings under the revolving credit facility, and had approximately $20.0 million of additional borrowing availability. At March 2, 2002, the Company was in compliance with the financial covenants under the facility, but continued compliance will depend upon future cash flows and net income, which are not assured.

     Fiscal 2002 operating cash flows were sufficient to provide necessary working capital and to service existing debt. These cash requirements were satisfied through a combination of funds provided by cash on hand at the end of fiscal 2001 and borrowings under the $25 million revolving credit facility. The Company anticipates that its fiscal 2003 cash requirements for working capital and debt service will be met through a combination of funds provided by operations and borrowings under the anticipated $50 million Foothill Capital credit facility.

     The Company has budgeted approximately $13.2 million for capital expenditures in fiscal 2003. These expenditures are primarily devoted to a plant expansion in order to maintain the current revenue of growth trend. Additional expenditures are designated for routine food processing capital improvement projects and other miscellaneous expenditures. The Company believes that funds from operations and funds from the anticipated $50 million Foothill Capital credit facility, as well as the Company's ability to enter into capital or operating leases, will be adequate to finance these capital expenditures.

     If Pierre continues its historical revenue growth trend as expected, then the Company will be required to raise and invest additional capital for additional plant expansion projects to provide operating capacity to satisfy increased demand. The Company believes that future cash requirements for these plant expansion projects would need to be met through other long-term financing sources, such as an increase in borrowing availability under the $25 million credit facility or its anticipated $50 million credit facility with Foothill Capital, the issuance of industrial revenue bonds or equity investment. The incurrence of additional long-term debt is governed and restricted by the Company's existing debt instruments. Furthermore, there can be no assurance that additional long-term financing will be available on advantageous terms (or any terms) when needed by the Company.

     The Company anticipates continued sales growth in key market areas. As noted above, however, this growth will require future capital expansion projects to increase existing plant capacity to satisfy increased demand. Sales growth, improved operating performance and expanded plant capacity -- none of which is assured -- will be necessary for the Company to continue to service existing debt.

     Purchasing agreement. Effective September 3, 2001, the Company entered into a three-year purchasing agreement with PF Purchasing, LLC ("PF Purchasing"), owned 50% by each of the Company's Chairman and the Company's Vice Chairman. Under the agreement, PF Purchasing will make an incentive payment to the Company of $100,000 per quarter in consideration for the opportunity to act as the Company's exclusive purchasing agent. In addition, PF Purchasing will provide guaranteed pricing on certain raw materials purchased by the Company, which pricing is based primarily on historical raw material prices and which will serve to keep costs down. In exchange, PF Purchasing will be entitled to receive all rebates or discounts receivable by the Company from suppliers and vendors for orders negotiated and placed by PF Purchasing. In the fiscal year ended March 2, 2002, net fees paid to PF Purchasing were approximately $620,000, comprised of approximately $820,000 in rebates and discounts paid due to negotiated price savings, offset by $200,000 in incentive payments received.

     Aircraft operating lease agreement. During the fourth quarter of fiscal 2002, the Company leased an aircraft from Columbia Hill Aviation, LLC ("Columbia Hill Aviation"), owned 100% by PF Management. Columbia Hill Aviation is not a subsidiary of the Company, however the Company considers Columbia Hill Aviation a non-independent special purpose leasing entity. Accordingly, Columbia Hill Aviation's financial condition, results of operations and cash flows have been included in the Company's consolidated financial statements.

     Effective March 1, 2002, the Company's original operating lease was replaced with a four-year non-exclusive operating lease agreement. Pursuant to the new lease, the Company is obligated to make minimum quarterly lease payments for the right to use the aircraft for a specified number of hours. Under this lease arrangement, Columbia Hill Aviation is responsible for all expenses incurred in the operation and use of the aircraft, except that the Company must provide its own crew. The Company obtained a fairness opinion that states that the agreement is fair to the Company from a financial point of view. In addition, this relationship was reviewed and approved by the Company's Sensitive Transactions Committee and the Board of Directors. See further discussion at
Note 16 to the Consolidated Financial Statements.

     Under the terms of the operating lease agreement with Columbia Hill Aviation, and the financing arrangements between Columbia Hill Aviation and its creditor, the Company does not maintain the legal right of ownership to the aircraft, nor does Columbia Hill Aviation's creditor maintain any legal recourse to the Company.

COMMERCIAL COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

     See Note 14 to the Consolidated Financial Statements for a discussion of commitments, contingencies and contractual obligations.

INFLATION

     The Company believes that inflation has not had a material impact on its results of operations for fiscal 2002, fiscal 2001 or fiscal 2000. The Company does not expect inflation to have a material impact on its results of operations for fiscal 2003.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company is exposed to market risk stemming from changes in interest rates, foreign exchange rates and commodity prices. Changes in these factors could cause fluctuations in the Company's financial condition, results of operations and cash flows. The Company owned no derivative financial instruments or nonderivative financial instruments held for trading purposes at March 2, 2002, March 3, 2001 or March 4, 2000. Certain of the Company's outstanding nonderivative financial instruments at March 2, 2002 are subject to interest rate risk, but not subject to foreign currency or commodity price risk. There was no significant change in market risk from fiscal 2001 to fiscal 2002.

INTEREST RATE RISK

     The Company manages the potential loss on long-term debt from changing interest rates by issuing a combination of fixed and variable-rate debt in amounts and maturities that management considers appropriate. Of the Company's long-term debt outstanding at March 2, 2002 and March 3, 2001, all principal amounts were accruing interest at fixed rates. In the future, should the Company borrow funds under its variable-rate revolving credit facility, which may include up to $50 million of variable rate debt under the anticipated Foothill Capital credit facility, a rise in prevailing interest rates could adversely affect the Company's financial condition, results of operations and cash flows. The following table summarizes the Company's market risks associated with long-term debt outstanding at March 2, 2002. The table presents principal cash outflows and related interest rates by maturity date.

                                 MARCH 2, 2002
                      EXPECTED MATURITIES IN FISCAL YEARS

                                                                 LONG-TERM DEBT
                                                         -------------------------------
                                                                        WEIGHTED AVERAGE
                                                          FIXED RATE     INTEREST RATE
                                                         ------------   ----------------
2003...................................................  $     49,686         9.28%
2004...................................................        47,605         9.28
2005...................................................            --           --
2006...................................................   115,000,000        10.75
Thereafter.............................................            --           --
                                                         ------------
Total..................................................  $115,097,291        10.75
                                                         ============
Fair Value.............................................  $ 57,597,291        10.75%

FOREIGN EXCHANGE RATE RISK

     The Company primarily bills customers in foreign countries in US dollars. However, a significant decline in the value of currencies used in certain regions of the world as compared to the US dollar could adversely affect product sales in those regions because the Company's products may be more expensive for those customers to pay for in their local currency. At March 2, 2002 and March 3, 2001, all trade receivables were denominated in US dollars.

COMMODITY PRICE RISK

     Certain raw materials used in food processing products are exposed to commodity price changes. Increases in the prices of certain commodity products could result in higher overall production costs. The Company manages this risk through purchase orders, non-cancelable contracts and by passing on such cost increases to customers. The Company's primary commodity price exposures relate to beef, pork, poultry, soy and packaging materials used in food processing products. At March 2, 2002 and March 3, 2001, the Company evaluated commodity pricing risks and determined it was not currently beneficial to use derivative financial instruments to hedge the Company's current positions with respect to such pricing exposures.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's nonderivative financial instruments consist primarily of cash and cash equivalents, trade and note receivables, trade payables and long-term debt. The estimated fair values of the financial instruments have been determined by the Company using available market information and appropriate valuation techniques. Considerable judgment is required, however, to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. See further discussion at Note 12 to the Consolidated Financial Statements.

MANAGEMENT BUYOUT

     On April 26, 2001, the Company signed a definitive exchange agreement documenting a management buyout proposal by PF Management. In July, the Special Committee of the Board of Directors of the Company received a competing proposal from William E. Simon & Sons ("Simon") and Triton Partners ("Triton") in which Simon and Triton proposed to commence a tender offer to purchase the Company's common stock for $2.50 per share, subject to certain conditions. The Special Committee was considering the Simon and Triton proposal in light of the exchange agreement and other factors when the Company was contacted in August by counsel to an Ad Hoc Committee of holders of the Company's 10 3/4% Senior Notes Due 2006 who stated that the members of the Ad Hoc Committee, collectively owning at least $90 million in aggregate principal amount of the Senior Notes, were interested in negotiating with the Company to restructure the Company's debt and equity capital. The Special Committee and the Board of Directors decided that the Company should pursue these negotiations; however, when the Company and the Ad Hoc Committee were unable to agree on a mutually acceptable proposal, the Company terminated formal negotiations with the Ad Hoc Committee.

     On December 13, 2001, Simon entered into an agreement with PF Management, guaranteed by the Company, whereby Simon agreed to assist PF Management in completing the management buyout and possible subsequent restructurings of PF Management and the Company. Commensurate with the signing of this agreement, Simon withdrew its offer made in July with Triton. Following the signing of this agreement, PF Management and the Company entered into an amendment of the definitive exchange agreement. The amendment, dated December 20, 2001, provides for an increase in the exchange price to be paid in the management buyout from $1.21 to $2.50 per share.

     The Company has filed a preliminary proxy statement in preparation for a special meeting of the shareholders to consider the management buyout proposal, which is subject to SEC review.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this Item is set forth on pages F-1 through F-31.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DIRECTORS AND EXECUTIVE OFFICERS

     JAMES C. RICHARDSON, JR., Chairman, age 53, has been a director since 1987, and became Chairman of the Board of Directors on December 16, 1999. From 1993 until then he had served as Chief Executive Officer of the Company. From 1996 until becoming Chairman, he had served as Vice Chairman. Mr. Richardson has served the Company as an executive officer since 1987, including Executive Vice President from 1989 to 1993 and President from 1993 to 1996.

     DAVID R. CLARK, Vice Chairman, age 45, has been a director since 1996 and Vice Chairman since 1999. He joined the Company as its President and Chief Operating Officer in 1996 and held those positions until he became Vice Chairman. From 1994 to 1996, he served as Executive Vice President and Chief Operating Officer of Bank of Granite, located in Granite Falls, North Carolina.

     E. EDWIN BRADFORD, Director, age 59, has been a director since 1993. In 1977, he founded Bradford Communications, Inc., a Hickory, North Carolina marketing and advertising firm. During fiscal 2001, Mr. Bradford served as a member of the Sensitive Transactions and Special Committees of the Board of Directors. He continues to serve on both Committees.

     BOBBY G. HOLMAN, Director, age 66, has been a director since 1994. He served as the Company's Chief Financial Officer and Treasurer from 1994 until his retirement in 1997. During fiscal 2001, Mr. Holman was a member of the Audit and Special Committees of the Board of Directors. He continues to serve on and chairs both Committees.

     RICHARD F. HOWARD, Director, age 52, has been a director since 1987. He served as Chairman of the Board of Directors from 1993 until Mr. Richardson became Chairman in 1999. Mr. Howard served as Executive Vice President of the Company from 1989 to 1993 and as Chief Financial Officer and Treasurer from 1989 to 1994. During fiscal 2001, Mr. Howard was a member of the Executive Compensation Committee of the Board of Directors, and continues to serve on that Committee.

     LEWIS C. LANIER, Director, age 53, has been a director since 1988. He is a partner in the Orangeburg, South Carolina, law firm of Lanier & Knight, LLC. Until he co-founded that firm in August 1999, he had been a member of the Orangeburg law firm of Horger, Horger, Lanier & Knight, L.L.P., since joining the firm's predecessor in 1985. During fiscal 2001, Mr. Lanier served on the Executive Compensation and Sensitive Transactions Committees of the Board of Directors. He continues to serve on both committees and chairs the Executive Compensation Committee.

     WILLIAM R. MCDONALD III, Director, age 68, has been a director since 1991. From 1989 until his retirement in 1999, he was Branch Manager of American Pharmaceutical Services, a subsidiary of Mariner Post-Acute Network, or its predecessors. American Pharmaceutical Services provides pharmaceutical needs and prescription services to nursing homes. Mr. McDonald served as Mayor of the City of Hickory, North Carolina, an elective office he has held from 1981 through 2001. During fiscal 2001, he served on the Audit and Sensitive Transactions Committees of the Company's Board of Directors. He continues to serve on both Committees and chairs the Sensitive Transactions Committee.

     BRUCE E. MEISNER, Director, age 52, was elected to the Board of Directors by the Board itself on February 3, 2000 to fill the unexpired term of L. Dent Miller, who had resigned from the Board concurrent with his retirement from the Company. Mr. Meisner is the proprietor of Bruce E. Meisner Appraisal Company in Hickory, North Carolina, a company providing real estate appraisal services, and has been the proprietor since 1985. During fiscal 2001, Mr. Meisner served on the Audit, Executive Compensation and Special Committees. He continues to serve on those Committees.

     NORBERT E. WOODHAMS, President, Chief Executive Officer and Director, age 56, a director since 1998, became the Company's President and Chief Executive Officer on December 16, 1999. Immediately prior to his election to those offices, Mr. Woodhams was President of Pierre Foods, LLC, the Company's operating subsidiary, having served in that position since the Company's acquisition of Pierre Cincinnati in June 1998. From 1994 to 1998, he served as President of Hudson Specialty Foods, a food processing division of Hudson. Upon the acquisition of Hudson by Tyson in January 1998, Mr. Woodhams became President of Pierre.

     PAMELA M. WITTERS, Chief Financial Officer, Treasurer and Secretary, age 45, became the Company's Chief Financial Officer on December 16, 1999, and Senior Vice President on October 26, 2000. She served the Company as Vice President of Finance from 1998 to 1999. From 1994 to 1998, she worked with Deloitte & Touche LLP in Hickory, North Carolina.

     ROBERT C. NAYLOR, Senior Vice President of Sales, age 49, became the Company's Senior Vice President of Sales on December 16, 1999. Immediately prior, he was Senior Vice President of Sales of Pierre Foods, LLC, the Company's operating subsidiary, having served in that position since the Company's acquisition of Pierre Cincinnati in June 1998. From 1978 to 1998, he served in various sales positions, including Vice President of Sales.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own ten percent or more of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, no persons failed to make timely filings during the Company's fiscal year ended March 2, 2002, except for the untimely filing of a Form 3 filed for Robert C. Naylor.

ITEM 11.  EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information relates to compensation paid by the Company to its Chief Executive Officer and each of the highly compensated Executive Officers (collectively, the "Named Executive Officers"). The Company granted no options during fiscal 2002.

                                                                               LONG TERM
                                              ANNUAL COMPENSATION            COMPENSATION
                             FISCAL   ------------------------------------   -------------    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY        BONUS         OTHER     OPTION AWARDS   COMPENSATION
---------------------------  ------   --------     ----------     --------   -------------   ------------
                                        ($)           ($)          ($)(1)    (# OF SHARES       ($)(2)
                                                                              UNDERLYING
                                                                               OPTIONS)
James C. Richardson, Jr....   2002    $481,148(3)  $  750,000(4)  $207,314            0         $    0
  Chairman                    2001           0(3)   1,775,000(4)         0            0              0
                              2000           0(3)   1,145,748(4)   799,522           (5)             0
David R. Clark............    2002    $665,604(6)  $1,368,800     $ 18,876            0         $3,200
  Vice Chairman               2001     150,000(6)           0            0            0          3,200
                              2000     150,000(6)   1,261,969(4)   795,522           (5)         3,200
Norbert E. Woodhams.......    2002    $307,693     $  324,771     $      0            0         $3,200
  President and               2001     300,000              0            0            0          3,200
  Chief Executive Officer     2000     275,622        355,007      179,100           (5)         3,200
Pamela M. Witters.........    2002    $184,669     $  201,426     $      0            0         $3,200
  Chief Financial Officer,    2001     152,500         20,000            0       25,000          3,200
  Treasurer and Secretary     2000     104,438         73,546            0            0            652
Robert C. Naylor..........    2002    $193,860     $  202,416     $      0            0         $1,040
  Senior Vice President       2001     183,600              0            0            0          1,040
  of Sales                    2000     180,000        116,607            0            0          1,040

---------------

(1) For fiscal 2002, consists of the value of life insurance premiums. For fiscal 2000, consists of tax "gross up" payments made in connection with the payment of transaction success bonuses. For all periods shown, company cars and certain other benefits are excluded, as such items did not exceed 10% of the individual's annual salary and bonus.

(2) Includes matching contributions made by the Company to the Company's 401(k) plan.

(3) For fiscal 2002, includes compensation by HERTH Management, Inc. ("HERTH") and subsequently PF Management through September 3, 2001, plus salary beginning September 3, 2001. For fiscal 2001 and 2000, no salary was paid to this individual, who was instead compensated solely by HERTH. The Company paid PF Management $967,500 in fiscal 2002, consisting of $325,000 under the management services agreement, $350,000 as a cancellation fee, and $150,000 as bonuses paid to Mr. Richardson. The Company paid HERTH $925,000 in fiscal 2002, consisting of $325,000 pursuant to the HERTH agreement and an additional $600,000 in the aggregate as bonuses paid to Mr. Richardson. The Company paid HERTH $2,550,000 in fiscal 2001, consisting of $1,300,000 pursuant to the HERTH agreement and an additional $1,250,000 in the aggregate as bonuses paid to Mr. Richardson for his leadership on strategic initiatives. See "Certain Relationships and Related Party Transactions."

(4) For fiscal 2002, includes management performance bonuses of $600,000 paid directly to HERTH and management performance bonuses of $150,000 paid directly to PF Management. For fiscal 2001, includes management performance bonuses of $1,250,000 paid directly to HERTH, plus $525,000 paid directly to Mr. Richardson by the Company. For fiscal 2000, includes management performance bonuses and transaction success bonuses.

(5) On February 18, 2000, these Named Executive Officers cancelled all outstanding options to purchase common stock that had been issued and were then outstanding, including options not yet exercisable as well as options exercisable as of the date of cancellation. No value was received by any of the Named Executive Officers in connection with the cancellation of their options.

(6) For fiscal 2002, excludes $100,000, and for both fiscal 2001 and fiscal 2000, excludes $200,000 paid by the Company and offset from amounts owing to HERTH and subsequently PF Management. See "Employment Contracts and Change in Control Agreements" and "Certain Relationships and Related Party Transactions."

                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                       AND FISCAL YEAR-END OPTION VALUES

     The following table presents the value of unexercised options held by the Named Executive Officers during fiscal 2002. No stock options were exercised during fiscal 2002.

                                                   NO. SHARES UNDERLYING         VALUE OF IN-THE-MONEY
                                                 OPTIONS AT MARCH 2, 2002     OPTIONS AT MARCH 2, 2002(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
James C. Richardson, Jr.......................        --             --             --             --
David R. Clark................................        --             --             --             --
Norbert E. Woodhams...........................        --             --             --             --
Pamela M. Witters.............................    12,500         25,000          5,000         20,000
Robert C. Naylor..............................    30,000         20,000             --             --

---------------

(1) The closing bid price of the Company's common stock on Wednesday, May 20, 2002, was $2.30 per share.

                           COMPENSATION OF DIRECTORS

     During fiscal 2002, directors were paid $10,000 per Board meeting attended, $5,000 per Audit, Executive Compensation and Sensitive Transactions Committee meetings attended, and $2,500 per Special Committee meeting attended, except that directors who were employees of the Company, who were compensated by HERTH, or who had material contracts with the Company, received no payment for their service as directors.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     On September 3, 2001, each of James C. Richardson, Jr., the Company's Chairman, and David R. Clark, the Company's Vice Chairman, executed an Employment Agreement with the Company for three years at an annual base salary of $1,000,800, which may be increased from time to time by the Board of Directors. The Company can also award bonuses to Mr. Richardson and Mr. Clark based upon other considerations. See "Report of the Executive Compensation Committee." Each of these employment agreements will be automatically extended for additional, successive one-year terms, unless the Company or the respective employee gives prior notice of termination. Should Mr. Richardson's or Mr. Clark's employment be terminated by the Company without cause, or by reason of death or disability, or should Mr. Richardson or Mr. Clark resign from employment for good reason, then the Company would be obligated to make a severance payment to him equal to the sum of his base salary as would be due in the aggregate for the remainder of the initial three-year term or the one-year renewal term then in effect, as the case may be, but which shall not be less than three months of his base salary then in effect.

     In the case of Mr. Clark, the Employment Agreement dated as of September 3, 2001 replaces the Employment Agreement between the Company and Mr. Clark dated June 30, 1996, as amended February 23, 1998 (the "superseded agreement"). As amended, the superseded agreement provided for an annual base salary of $350,000 and an annual bonus based on the Company's financial performance. Under this agreement, $200,000 of Mr. Clark's base salary was paid by HERTH and $150,000 of his base salary was paid by the Company. See "Certain Relationships and Related Party Transactions." The superseded agreement expired February 28, 2003, with automatic successive renewals for one-year terms, unless the Company notified Mr. Clark that it did not intend to extend the term. If Mr. Clark's employment were terminated by the Company without cause, or by reason of death or disability, or if Mr. Clark resigned from employment for good reason during the initial five-year term under the superseded agreement, then the Company would have been obligated to make a severance payment to him equal to the sum of his base salary as would be due in the aggregate for the remainder of the five-year term. In the event of termination without cause, or by reason of death or disability, or a resignation for good reason during any renewal term under the superseded agreement, the severance payment would equal three months of Mr. Clark's then-existing base salary.

     On August 18, 1999, Norbert E. Woodhams, the Company's President, Chief Executive Officer and Director, and the Company executed an Incentive Agreement, which provided for an annual salary of $250,000 and a periodic bonus under the Company's executive bonus plan (the "Woodhams Incentive Agreement"). The Company also agreed to pay to Mr. Woodhams a "pay to stay bonus" in the amount of $800,000 (inclusive of a tax "gross up" amount) in the event that the Company enters into an agreement for the sale of the Company's food processing operation or if Mr. Woodhams' employment is terminated. Mr. Woodhams is also entitled to receive a transaction success bonus in the amount of $750,000 (inclusive of a tax "gross up" amount) and a severance payment of $532,099 (inclusive of a tax "gross up" amount) in the event that such sale is consummated or Mr. Woodhams' employment is terminated. The Woodhams Incentive Agreement was amended on January 1, 2000 and December 31, 2001 to increase Mr. Woodhams annual salary to $300,000 and $350,000, respectively. The term of the Woodhams Incentive Agreement expires on June 8, 2003 and will be automatically extended from year to year unless the Company notifies Mr. Woodhams that it does not intend to extend the term.

     On July 6, 1999, each of Messrs. Richardson and Clark (each, an "Officer") entered into a Change in Control Agreement with the Company (collectively, the "Change in Control Agreements"). The Change in Control Agreements provide that, if a change in control of the Company occurs, whether or not an Officer's employment is terminated, then the following benefits will be provided by the
Company: three times the amount of the annual base salary (paid by the Company and HERTH) of the Officer; three times the amount of the cash bonus paid or payable by the Company and HERTH (for the most recent completed fiscal year of the Company) to the Officer; and a "gross-up" payment for all excise and income tax liabilities resulting from payments under the Change in Control Agreements. A change in control of the Company is considered to have occurred if: (1) the individuals who constituted the Board of Directors as of the date of the applicable Change in Control Agreement cease to constitute a majority of the Board; (2) any "person" (as defined in the applicable Change in Control Agreement) acquires 15% of the Company's common stock; (3) any of certain business combinations is consummated; or (4) the Company is liquidated or dissolved. Payments under the Change in Control Agreements are payable upon a change in control of the Company, whether or not an Officer's employment is terminated. Upon a change in control, Mr. Clark's Employment Agreement would be terminated immediately prior to the change in control. The term of each Change in Control Agreement is ten years and is automatically extended for additional, successive one-year terms unless the Company notifies the Officer that it does not intend to extend the term.

     On December 31, 2001, each of Pamela M. Witters, the Company's Chief Financial Officer, and Robert C. Naylor, the Company's Senior Vice President of Sales, executed an Employment Agreement with the Company for three years. Ms. Witters' agreement provides for an annual base salary of $210,000, and Mr. Naylor's agreement provides for an annual base salary of $220,000, each of which may be increased from time to time by the Board of Directors. The Company can also award bonuses to Ms. Witters and Mr. Naylor based upon other considerations. See "Report of the Executive Compensation Committee." Each of these employment agreements will be automatically extended for additional, successive one-year terms, unless the Company or the respective employee gives prior notice of termination. Should Ms. Witters' or Mr. Naylor's employment be terminated by the Company without cause, or by reason of death or disability, or should Ms. Witters or Mr. Naylor resign from employment for good reason, then the Company would be obligated to make a severance payment to that employee equal to the sum of his or her base salary as would be due in the aggregate for the remainder of the initial three-year term or the one-year renewal term then in effect, as the case may be, but which shall not be less than three months of his or her base salary then in effect. In the event of a change in control of the Company (excluding the proposed management buyout), Ms. Witters and Mr. Naylor shall be entitled to receive (a) three times the amount of base salary paid or payable by the Company to that employee for services rendered during the most recently completed fiscal year, plus (b) three times the amount of aggregate cash bonus paid or payable by the Company to that employee for services rendered during the most recently completed fiscal year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, the Executive Compensation Committee of the Company's Board of Directors consisted of Messrs. Lanier, Howard and Meisner, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal 2002. Messrs. Lanier and Meisner have never been officers of the Company or any of its subsidiaries. Mr. Howard served as Chairman of the Board of Directors from 1993 until Mr. Richardson became Chairman in 1999. Mr. Howard served as Executive Vice President of the Company from 1989 to 1993 and as Chief Financial Officer and Treasurer from 1989 to 1994.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     It is the responsibility of the Executive Compensation Committee to advise management and the Board of Directors on matters pertaining to compensation arrangements for senior executives. The members of the Committee are all independent, non-employee directors. Following review and approval by the Executive Compensation Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its consideration.

     Compensation Principles. In determining the compensation of senior executives, the Company believes that compensation should be (1) based in part upon the Company's performance, by the use of bonuses, (2) based in part upon the individual contributions and attainment of goals of each officer and the performance of management as a group and (3) based in part upon compensation paid by other companies to similarly situated management. The Company's executive compensation program consists of salary, bonus, long-term compensation and other benefits.

     Executive Compensation. The Committee considers the objectives of the Company in developing criteria to measure management performance and whether individual executives have accomplished the goals assigned to them. Several elements of the performance of an executive are based upon non-numerical performance criteria, such as level of responsibility in the Company, comparable compensation of other executives, individual meritorious performance and improvements in administration, customer relations and strategic planning. Other elements are tied to management's performance individually and as a group in achieving corporate goals, such as financial performance, profit margins, EBITDA and acquisitions and dispositions deemed to be advantageous to the Company. No mathematical weights are assigned to these individual criteria; however, certain specific bonus incentives may be directly related to financial performance goals.

     Performance-based criteria are generally considered as a whole, although specific performance targets may be waived or adjusted in consequence of unforeseen events or circumstances. Concerning this aspect of compensation, the Committee considered that during fiscal year 2002 management met and surpassed many goals set for them by the Board, including retention and development of customer relationships, negotiating a debt refinancing and the completion of the restructuring of business units within the Company. The Committee also considered management's timely actions in positioning the Company for future growth and strategic initiatives.

     In hiring new officers for the Company, consideration is given to compensation arrangements in previous employment, compensation averages for such executives in the food service industry and means of structuring compensation packages to create incentives to achieve individual and corporate goals.

     Compensation of Chief Executive Officer and other Senior Executives. The evaluation of the performance of the Chief Executive Officer and the other senior executives is consistent with the compensation principles described above. The compensation paid to the Chief Executive Officer and the other senior executives reflects the performance of the Company and each senior executive. Determination of adequate compensation is qualitative in nature and is based upon a variety of factors, including comparison group compensation data, attainment of various corporate goals, financial and operating performance, individual performance and other factors.

                                          The Executive Compensation Committee

                                          Lewis C. Lanier, Chairman
                                          Richard F. Howard
                                          Bruce E. Meisner

                            STOCK PERFORMANCE GRAPH

     The following graph presents a five-year comparison of cumulative shareholder returns for the Company, the Standard & Poor's Composite Index (the "S&P Composite Index"), and a Company-constructed peer group (the "Peer Group"). The Company-constructed peer group seeks to reflect the performance of various companies that are similar to the Company in industry or line of business over the five-year period beginning February 28, 1997 and ending March 2, 2002. The graph assumes that $100 is invested on February 28, 1997 in each of the Company's common stock, the Peer Group, and on February 28, 1997 in the Standard & Poor's Composite Index, and, in each case, that all dividends are reinvested.

     The Company's Peer Group consists of food processing peers ConAgra, Inc., Sara Lee Corporation, Tyson Foods, Bridgford Foods Corporation and Hormel Foods. The returns of each group member were weighted according to the member's stock market capitalization at the beginning of each period for which a return is indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG PIERRE FOODS, INC., THE S & P 500 INDEX
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                            2/28/97   2/27/98   3/6/99    3/4/00    3/3/01    3/2/02
-------------------------------------------------------------------------------------
 Pierre Foods, Inc.         100.00    200.00     58.33     45.14     11.11     25.56
 Peer Group                 100.00    133.22    135.11     75.71    106.04    119.42
 S&P 500                    100.00    135.00    161.65    180.61    165.80    150.03

---------------

* $100 invested on 2/28/97 in stock or index-including reinvestment of dividends.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table shows, as of April 11, 2002, except as otherwise indicated, the holdings of Pierre Foods common stock by (1) any entity or person known to us to be the beneficial owner of more than five percent of the outstanding shares, (2) each director and each executive officer and (3) by all directors and executive officers as a group.

                                                         NUMBER OF SHARES       PERCENT OF
                                                          OF COMMON STOCK      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)   COMMON STOCK
------------------------------------                   ---------------------   ------------
PF Management, Inc.(2)...............................        3,630,212             62.8%
361 Second Street, NW
Hickory, NC 28601
James C. Richardson, Jr.(3)..........................        3,630,212             62.8
P.O. Box 3967
Hickory, NC 28603
David R. Clark(3)....................................        3,630,212             62.8
P.O. Box 3967
Hickory, NC 28603
James M. Templeton(3)................................        3,630,212             62.8
P.O. Box 1295
Claremont, NC 28610
Dimensional Fund Advisors Inc.(4)....................          493,375              8.5
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Robert C. Naylor(5)..................................           55,197                *
9990 Princeton Road
Cincinnati, OH 45246
Pamela M. Witters(6).................................           13,846                *
9990 Princeton Road
Cincinnati, OH 45246
Norbert E. Woodhams..................................            7,627                *
9990 Princeton Road
Cincinnati, OH 45246
Bobby G. Holman......................................            5,728                *
4090 Golf Drive
Conover, NC 28613
E. Edwin Bradford(7).................................            3,141                *
2700 Garden Hill Drive, Apt 102
Raleigh, NC 27614
William R. McDonald III(8)...........................              860                *
1257 25th Street Pl., SE
Hickory, NC 28602
Richard F. Howard....................................               --                *
5982 Highway 150 East
Denver, NC 28037
Lewis C. Lanier......................................               --                *
P.O. Box 518
160 Centre Street, N.E
Orangeburg, SC 29115

                                                         NUMBER OF SHARES       PERCENT OF
                                                          OF COMMON STOCK      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)   COMMON STOCK
------------------------------------                   ---------------------   ------------
Bruce E. Meisner.....................................               --                *
1316 2nd Street NE, Suite No. 8
Hickory, NC 28601
All directors and executive officers as a group (11
  persons)...........................................        3,716,611             64.2%

---------------

 *  Less than one percent

(1) The actual number of shares outstanding at April 11, 2002 was 5,781,480. Each percentage has been calculated on the basis of such number.

(2) All of the shares owned by PF Management are also deemed to be beneficially owned by Messrs. Richardson and Clark in their capacity as directors. Messrs. Richardson, Clark, and Templeton are also shareholders of PF Management. Mr. Templeton disclaims beneficial ownership of Pierre Foods shares owned by PF Management. Mr. Templeton has agreed with PF Management, and Messrs. Richardson and Clark (a) to vote his PF Management shares in the manner directed by Messrs. Richardson and Clark and (b) to give Messrs. Richardson and Clark sole voting and investment power over the Pierre Foods shares owned by PF Management.

(3) Consists of 3,630,212 shares deemed to be owned beneficially through PF Management.

(4) The information provided for Dimensional Fund Advisors Inc. ("Dimensional") was obtained from a Schedule 13G dated January 30, 2002, filed with the SEC by Dimensional. According to the filing, Dimensional is a registered investment advisor with voting and/or investment power over the shares disclosed as beneficially owned by it. The filing states that the shares are actually owned by investment companies, trusts and accounts advised by Dimensional and that Dimensional disclaims beneficial ownership of the shares.

(5) Includes 30,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $10.50 per share.

(6) Includes 5,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $2.00 per share, and 7,500 shares issuable upon the exercise of currently exercisable options at an exercise price of $5.13 per share. Excludes 20,000 shares issuable upon the exercise of options at an exercise price of $2.00 per share, which options are not currently exercisable but will become exercisable immediately prior to completion of the management buyout exchange.

(7) Includes 1,200 shares deemed to be owned beneficially through an individual retirement account.

(8) Consists of 860 shares held directly by this shareholder's spouse.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Beginning April 25, 2001 and terminating September 3, 2001, PF Management provided management services to Pierre Foods, including strategic planning and the direction of strategic initiatives, including the identification and pursuit of mergers, acquisitions, other investment opportunities (both within and without Pierre Foods industry) and divestitures; management of Pierre Foods' relationships with investment bankers, securities broker-dealers, significant shareholders, note holders, banks, lawyers and accountants; facilitating meetings of the board of directors; and general oversight of Pierre Foods performance. PF Management provided the full time services of Richardson and Clark to Pierre Foods. In exchange for these services, PF Management was entitled to $1,500,000 per year pursuant to a management services agreement. HERTH Management, Inc. previously provided these services to Pierre Foods, but assigned the management services agreement to PF Management as of April 25, 2001. The agreement was subsequently cancelled as of September 3, 2001. Upon termination of the agreement, Richardson and Clark each entered into employment agreements with Pierre Foods.

     As of April 25, 2001, the shareholders of PF Management were Richardson (52.9%), Clark (35.2%) and Templeton (11.9%). As of April 17, 2001, HERTH was owned only by Richardson and Gregory A. Edgell, a former affiliate of Pierre Foods. Prior to April 17, 2001, the shareholders of HERTH included Richardson (22.0%), Templeton (11.0%) and Columbia Hill, LLC (45.0%), whose equity owners included Clark (45.0%) and Richardson (40.0%).

     Pierre Foods paid PF Management $967,500 in the fiscal year ended March 2, 2002, consisting of $325,000 under the management services agreement, $350,000 as a cancellation fee, an additional $150,000 as bonuses paid to Richardson, and an additional $142,500 as bonuses paid to Templeton. Pierre Foods paid HERTH $925,000 in the fiscal year ended March 2, 2002, consisting of $325,000 under the management services agreement and an additional $600,000 as bonuses paid to Richardson. Pierre Foods paid HERTH $2,550,000 in fiscal 2001, consisting of $1,300,000 under the management services agreement and an additional $1,250,000 as bonuses paid to Richardson. Pierre Foods paid HERTH $3,241,270 in fiscal 2000, consisting of $1,300,000 under the management services agreement and an additional $1,941,270 as bonuses paid to Richardson. The management services agreement provided for $200,000 of Mr. Clark's annual salary to be paid for by PF Management or HERTH, as applicable. In the fiscal year ended March 2, 2002, Pierre Foods paid $100,000 directly to Clark and reduced the amounts owed under the management services agreement accordingly. In each of fiscal 2001 and 2000, the Company paid $200,000 directly to Clark and reduced the $1,500,000 owed under the management services agreement. In addition, in the fiscal year ended March 2, 2002, Pierre Foods paid approximately $425,000 to PF Management for reimbursement of expenses incurred in connection with the management buyout exchange as required by the amended exchange agreement.

     On April 9, 2002, the board of directors of Pierre Foods approved the payment of up to $2 million as a bonus to Richardson and up to $2 million as a bonus to Clark. Each bonus is payable in whole or in part at any time, is based on anticipated fiscal 2003 earnings and is subject to repayment in the board's discretion to the extent the anticipated earnings are not realized.

     Columbia Hill Management, Inc., owned 50% each by Richardson and Clark, provides accounting, tax and administrative services to Pierre Foods, as well as professional services for the management of special projects. During fiscal 2001 and 2002, Columbia Hill Management also provided consulting services for development of new food service programs, and consulting services for assessment and development of alternative warehousing and distribution programs. Fees paid for these services were approximately $1,130,000 in fiscal 2002 and $860,000 in fiscal 2001.

     During fiscal 2002, 2001 and 2000 Columbia Hill, LLC, owed Pierre Foods as much as $993,247 pursuant to a promissory note payable on demand and bearing interest at the prime rate. Columbia Hill LLC is owned in part by Richardson and Clark, who have unconditionally guaranteed repayment of the note. In April 2001, the note was assumed by PF Management.

     Columbia Hill Land Company, LLC, owned 50% by each of Richardson and Clark, leases office space to Pierre Foods in Hickory, North Carolina, pursuant to a ten-year lease that commenced in September 1998. Rents paid under the lease were approximately $110,000 in fiscal 2002 and $103,000 in each of fiscal 2001 and 2000.

     Atlantic Cold Storage of Mocksville, LLC , owned one-third each by Richardson and Clark, plans to construct and finance a public cold storage warehouse which would lease space to Pierre Foods as well as to others. The proposed agreement with Pierre Foods is for 10 years and a minimum of 4,000 pallet positions to be leased as of the first date the facility is operational. Pierre Foods also agreed to pay $250,000 for specialized construction costs. During fiscal 2001, Pierre Foods paid $250,000 to Atlantic Cold Storage for the specialized construction costs.

     In fiscal 2002, Pierre Foods began to purchase general construction and maintenance services from Phoenix Building Systems, Inc., a company owned 43% by Richardson, but in which Richardson has the right to receive 100% of the profits and losses of Phoenix on a pass-through basis. The amount paid to Phoenix by Pierre Foods during fiscal 2002 was approximately $140,000.

     In fiscal 2002, the Company began to purchase services from Compass Outfitters, LLC ("Compass"), a company owned 45% by each of Richardson and Clark that provides team-building opportunities for customers and employees. During fiscal 2002, approximately $90,000 was paid to Compass under this arrangement.

     On December 16, 1999, the board of directors approved a loan to Richardson in an amount up to $8.5 million for the purpose of enabling Richardson to purchase shares of Pierre Foods common stock owned by certain shareholders. The terms of the loan provide that outstanding amounts will bear a simple interest rate of 8 1/2%, with principal and interest due three years from the date of the loan. At the end of fiscal 2000, disbursements under the loan totaled $5 million. No further disbursements have been, or are anticipated to be, made under this loan.

     PF Purchasing, LLC, owned 50% by each of Richardson and Clark, serves as an exclusive purchasing agent for Pierre Foods, pursuant to a three-year agreement that commenced September 3, 2001. Under the agreement, PF Purchasing will make an incentive payment of $100,000 per quarter in consideration of the opportunity to act as exclusive purchasing agent, and in exchange will be entitled to receive all rebates or discounts receivable by Pierre Foods from suppliers and vendors for orders negotiated and placed by PF Purchasing. In the fiscal year ended March 2, 2002, net fees paid to PF Purchasing were approximately $620,000.

     On July 1, 1999, Pierre Foods' subsidiary, Pierre Foods, LLC sold a 1% membership interest in Mom 'n' Pop's Country Ham, LLC, Pierre Foods' ham operation, to Richardson for $9,950. In August 1999, effective as of July 2, 1999, Pierre Foods conveyed its 99% membership interest in Mom 'n' Pop's to Hoggs, LLC in exchange for a promissory note in the principal amount of $985,050 due December 31, 1999. As security, each of the members of Hoggs, LLC pledged his or her membership interest in Hoggs to Pierre Foods. Richardson holds a 55% interest in Hoggs, but is entitled to receive 100% of the profits and losses of Hoggs on a pass-through basis. In addition, Pierre Foods provided a revolving credit line of $500,000 to Hoggs for working capital. As of the end of fiscal 2000, Hoggs paid the promissory note and the line of credit in full, and the line of credit has been terminated. In fiscal 2002, Mom 'n' Pop's began selling pork products to Pierre Foods. The amount paid by Pierre Foods during fiscal 2002 was approximately $150,000.

     During the fourth quarter of fiscal 2002, Pierre Foods leased an aircraft from Columbia Hill Aviation, LLC, owned 100% by PF Management. Under the terms of the lease, Pierre Foods was obligated to make monthly payments of approximately $58,000 and paid approximately $170,000 under the lease during fiscal 2002. Under that arrangement, Pierre Foods was to maintain its own flight department and was responsible for all operating costs of the aircraft. Effective March 1, 2002, the December 11, 2001 lease was cancelled and replaced with a non-exclusive lease agreement. Pursuant to this new lease, Pierre Foods is obligated to make 16 quarterly lease payments of $471,500 each for the right to use the aircraft for up to 115 flight hours per quarter, based on availability. Under this lease agreement, Columbia Hill Aviation is responsible for all expenses incurred in the operation of the use of the aircraft, except that Pierre Foods must provide its own crew. On March 1, 2002, Pierre paid Columbia Hill Aviation $943,000 as a refundable deposit under the lease agreement and $471,500 for the first quarterly lease payment.

     PF Distribution, LLC, owned 50% by each of Richardson and Clark, serves as an exclusive logistics agent for Pierre Foods pursuant to a one-year agreement that commenced on March 3, 2002. Under the agreement, PF Distribution will provide warehousing, fulfillment and transportation services to Pierre Foods.

     On May 10, 2002, Pierre Foods signed a binding letter agreement with Foothill Capital Corporation ("Foothill Capital"), the terms of which will replace Fleet Capital Corporation as Pierre Foods' principal lender. Under the letter agreement, Foothill Capital will extend a five-year secured credit facility to the Company in an aggregate amount up to $50 million, which includes a $16 million term loan subline, a $10 million capital expenditure subline and a $7 million letter of credit subfacility. The collateral for the facility will include substantially all of Pierre Foods' assets. Richardson and Clark have agreed to guarantee payment of the facility in exchange for guarantee fees. Pierre Foods has agreed to pay such fees to each of Richardson and Clark, annually in advance, equal to 1.5% of the amount committed for lending under the facility. Pierre Foods expects to close on the facility on or before May 31, 2002.

     All material transactions with affiliates of the Company are first reviewed by the sensitive transactions committee of the board, which is composed of three independent directors. Upon recommendation of this committee, such transactions are then presented to the entire board, where they must be approved by a majority of the independent directors. The directors obtain and rely upon investment banking "fairness" opinions when considering these transactions to the extent required by the indenture governing the senior notes.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) 1. Financial Statements

     The Financial Statements listed in the accompanying Index on page F-1 are filed as a part of this Report.

     2. Financial Statement Schedules

     Financial statement schedules have been omitted because they are not applicable or not required or because the required information is provided in the consolidated financial statements or notes thereto.

     3. Exhibits

     See Index to Exhibits.

(b) Reports On Form 8-K.

     A current report on Form 8-K was filed on March 27, announcing the delisting of its common stock from the NASDAQ Small Cap Market, and its transfer to the OTC Bulletin Board.

(c) Other Filings

     A revised preliminary proxy statement was filed with the Securities and Exchange Commission on May 15, 2002, in connection with a special meeting of shareholders, at which the shareholders will be asked to adopt and approve the Amended and Restated Agreement and Plan of Share Exchange dated as of December 20, 2001.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, Pierre Foods, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          PIERRE FOODS, INC.

                                          By:     /s/ PAMELA M. WITTERS
                                            ------------------------------------
                                              Pamela M. Witters
                                              Chief Financial Officer, Treasurer
                                              and Secretary

Dated: June 14, 2002

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
  2.1     --    Purchase Agreement dated as of August 6, 1999, among Mom 'n'
                Pop's Country Ham, LLC, Pierre Foods, LLC, the Company and
                Hoggs, LLC (schedules and exhibits omitted) (incorporated by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 4, 1999)
  2.2     --    Purchase Agreement dated as of September 10, 1999 among
                Claremont Restaurant Group, LLC, Fresh Foods Sales, LLC, the
                Company and CRG Holdings Corp. (incorporated by reference to
                Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q
                for its fiscal quarter ended December 4, 1999)
  2.3     --    Plan of Merger dated as of December 27, 1999 among Pierre
                Foods, LLC, Pierre Leasing, LLC and the Company
                (incorporated by reference to Exhibit 2.5 to the Company's
                Quarterly Report on From 10-Q for its fiscal quarter ended
                December 4, 1999)
  3.1     --    Restated Articles of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the Company's
                Registration Statement on Form S-4 (No. 333-58711))
  3.2     --    Bylaws of the Company (incorporated by reference to Exhibit
                3.4 to the Company's Annual Report on Form 10-K for its
                fiscal year ended February 27, 1998)
  4.1     --    Note Purchase Agreement, dated June 4, 1998, among the
                Company, the Guarantors and the Initial Purchasers
                (incorporated by reference to Exhibit 4.1 to the Company's
                Current Report on Form 8-K filed with the SEC on June 24,
                1998)
  4.2     --    Indenture, dated as of June 9, 1998, among the Company,
                certain Guarantors and State Street Bank and Trust Company,
                Trustee (incorporated by reference to Exhibit 4.2 to the
                Company's Current Report on Form 8-K filed with the SEC on
                June 24, 1998)
  4.3     --    Registration Rights Agreement, dated June 9, 1998, among the
                Company, certain Guarantors and certain Initial Purchasers
                (incorporated by reference to Exhibit 4.3 to the Company's
                Current Report on Form 8-K filed with the SEC on June 24,
                1998)
  4.4     --    Form of Initial Global Note (included as Exhibit A to
                Exhibit 4.2 to the Company's Current Report on Form 8-K
                filed with the SEC on June 24, 1998 and incorporated herein by reference)
  4.5     --    Form of Initial Certificated Note (included as Exhibit B to
                Exhibit 4.2 to the Company's Current Report on Form 8-K
                filed with the SEC on June 24, 1998 and incorporated herein by reference)
  4.6     --    Form of Exchange Global Note (included as Exhibit C to
                Exhibit 4.2 to the Company's Current Report on Form 8-K
                filed with the SEC on June 24, 1998 and incorporated herein by reference)
  4.7     --    Form of Exchange Certificated Note (included as Exhibit D to
                Exhibit 4.2 to the Company's Current Report on Form 8-K
                filed with the SEC on June 24, 1998 and incorporated herein by reference)
  4.8     --    First Supplemental Indenture, dated as of September 5, 1998, among the Company, State Street Bank and Trust Company,
                Trustee, and Pierre Leasing, LLC (incorporated by reference to Exhibit 4.8 to Pre-Effective amendment No. 1 to the
                Company's Registration Statement on Form S-4 (No.
                333-58711))
  4.9     --    Second Supplemental Indenture dated as of February 26, 1999 among the Company, State Street Bank and Trust Company,
                Trustee, and Fresh Foods Restaurant Group, LLC (incorporated by reference to Exhibit 4.9 to the Company's Quarterly
                Report on Form 10-Q for its fiscal quarter ended December 4,
                1999)
  4.10    --    Third Supplemental Indenture dated as of October 8, 1999
                between the Company and State Street Bank and Trust Company,
                Trustee (incorporated by reference to Exhibit 4.10 to the
                Company's Quarterly Report on Form 10-Q for its fiscal
                quarter ended December 4, 1999)
 10.1     --    1987 Incentive Stock Option Plan (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form
                S-8 (No. 33-15017))

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 10.2     --    First Amendment to 1987 Incentive Stock Option Plan
                (incorporated by reference to Exhibit 4(b) to Post-Effective
                Amendment No. 1 to the Company's Registration Statement on
                Form S-8 (No. 33-15017))
 10.3     --    1987 Special Stock Option Plan (restated as of May 15, 1997)
                (incorporated by reference to Exhibit 99 to the Company's
                Registration Statement on Form S-8 (No. 333-29111))
 10.4     --    1997 Incentive Stock Option Plan (as amended and restated
                February 23, 1998) (incorporated by reference to
                Post-Effective Amendment No. 1 to Exhibit 99(a) to the
                Company's Registration Statement on Form S-8 (No.
                333-32455))
 10.5     --    First Amendment to 1997 Incentive Stock Option Plan, dated
                February 23, 1998 (incorporated by reference to Exhibit
                99(b) to Post-Effective Amendment No. 1 to the Company's
                Registration Statement on Form S-8 (No. 333-32455))
 10.6     --    1997 Special Stock Option Plan (as amended and restated
                February 23, 1998) (incorporated by reference to Exhibit
                99.1 to Post-Effective Amendment No. 1 to the Company's
                Registration Statement on Form S-8 (No. 333-33439))
 10.7     --    First Amendment to 1997 Special Stock Option Plan, dated
                February 23, 1998 (incorporated by reference to Exhibit 99.2 to Post-Effective Amendment No. 1 to the Company's
                Registration Statement on Form S-8 (No. 333-33439))
 10.8     --    Consulting and Non-Competition Agreement, dated as of
                January 29, 1998, between the Company and Charles F. Connor,
                Jr. (incorporated by reference to Exhibit 10.20 to the
                Company's Registration Statement on Form S-4 (No.
                333-58711))
 10.9     --    Rights Agreement, dated as of September 2, 1997, between the
                Company and American Stock Transfer & Trust Company, Rights
                Agent (incorporated by reference to Exhibit 99.1 to the
                Company's Current Report on Form 8-K filed with the SEC on
                September 5, 1997)
 10.10    --    Credit Agreement, dated as of June 9, 1998, among the
                Company, certain Guarantors, First Union Commercial
                Corporation ("First Union"), as Agent and a Lender, and
                NationsBank N.A., American National Bank and Trust Company
                of Chicago and National City Commercial Finance, Inc., as
                Lenders (incorporated by reference to Exhibit 99.1 to the
                Company's Current Report on Form 8-K filed with the SEC on
                June 24, 1998)
 10.11    --    Security Agreement, dated as of June 9, 1998, among the
                Company, certain Guarantors and First Union, as Agent
                (incorporated by reference to Exhibit 99.2 to the Company's
                Current Report on Form 8-K filed with the SEC on June 24,
                1998)
 10.12    --    Pledge Agreement, dated as of June 9, 1998, among the
                Company, certain Guarantors and First Union, as Agent
                (incorporated by reference to Exhibit 99.3 to the Company's
                Current Report on Form 8-K filed with the SEC on June 24,
                1998)
 10.13    --    Amendment to Credit Agreement and Consent, dated as of
                September 5, 1998, among the Company, certain subsidiaries of the Company, First Union, as Agent and a Lender, and
                certain other Lenders (incorporated by reference to Exhibit
                10.32 to Pre-Effective Amendment No. 1 to the Company's
                Registration Statement on Form S-4 (No. 333-58711)
 10.14    --    Borrower Joinder Agreement dated as of February 26, 1999
                between Fresh Foods Restaurant Group, LLC and First Union, as Agent (schedules omitted) (incorporated by reference to
                Exhibit 10.33 to the Company's Quarterly Report on Form 10-Q
                for its fiscal quarter ended December 4, 1999)
 10.15    --    Amendment No. 2 to Credit Agreement and Waiver dated as of
                April 14, 1999 among the Company, certain subsidiaries of
                the Company, First Union, as Agent and a Lender, and certain other Lenders (incorporated by reference to Exhibit 10.34 to the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 4, 1999)
 10.16    --    Amendment No. 3 to Credit Agreement dated as of May 14, 1999 among the Company, certain subsidiaries of the Company,
                First Union, as Agent and a Lender, and certain other
                Lenders (incorporated by reference to Exhibit 10.35 to the
                Company's Quarterly Report on Form 10-Q for its fiscal
                quarter ended December 4, 1999)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 10.17    --    Consent dated as of July 29, 1999 among the Company, certain subsidiaries of the Company, First Union, as Agent and a
                Lender, and certain other Lenders (incorporated by reference to Exhibit 10.36 to the Company's Quarterly Report on Form
                10-Q for its fiscal quarter ended December 4, 1999)
 10.18    --    Amended and Restated Change in Control Agreement dated as of
                July 6, 1999 between the Company and David R. Clark
                (incorporated by reference to Exhibit 10.37 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                December 4, 1999)
 10.19    --    Amended and Restated Change in Control Agreement dated as of
                July 6, 1999 between the Company and James C. Richardson,
                Jr. (incorporated by reference to Exhibit 10.38 to the
                Company's Quarterly Report on Form 10-Q for the fiscal
                quarter ended December 4, 1999)
 10.20    --    Severance, Consulting and Noncompete Agreement dated as of
                July 12, 1999 among Claremont Restaurant Group, LLC, the
                Company and L. Dent Miller (incorporated by reference to
                Exhibit 10.39 to the Company's Quarterly Report on Form 10-Q
                for the fiscal quarter ended December 4, 1999)
 10.21    --    Severance, Consulting and Noncompete Agreement dated as of
                July 12, 1999 among Claremont Restaurant Group, LLC, the
                Company, HERTH Management, Inc. and Richard F. Howard
                (incorporated by reference to Exhibit 10.40 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                December 4, 1999)
 10.22    --    Incentive Agreement dated as of August 18, 1999 among the
                Company, Pierre Foods, LLC and Norbert E. Woodhams, together with First Amendment to Incentive Agreement dated as of
                January 1, 2000 (incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q for the
                fiscal quarter ended December 4, 1999)
 10.23    --    Severance, Consulting and Noncompete Agreement dated as of
                September 13, 1999 among Claremont Restaurant Group, LLC,
                the Company, HERTH Management, Inc. and James M. Templeton
                (incorporated by reference to Exhibit 10.42 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                December 4, 1999)
 10.24    --    Amendment No. 4 to Credit Agreement dated as of September
                23, 1999 among the Company, certain subsidiaries of the
                Company, First Union, as Agent and Lender, and certain other
                Lenders (incorporated by reference to Exhibit 10.43 to the
                Company's Quarterly Report on Form 10-Q for the fiscal
                quarter ended December 4, 1999)
 10.25    --    Asset Purchase Agreement dated as of September 30, 1999
                among Fairgrove Restaurants, LLC, the Company and Fresh
                Foods Sales, LLC (schedules and exhibits omitted)
                (incorporated by reference to Exhibit 10.44 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                December 4, 1999)
 10.26    --    Amended and Restated Management Services Agreement dated as of December 17, 1999 between HERTH Management, Inc. and the
                Company (incorporated by reference to Exhibit 10.45 to the
                Company's Quarterly Report on Form 10-Q for the fiscal
                quarter ended December 4, 1999)
 10.27    --    Agreement dated December 21, 1999 between the Company and
                Gungor Solmaz, together with form of Agreement dated January
                2000 between the Company and Gungor Solmaz (incorporated by reference to Exhibit 10.46 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 4, 1999)
 10.28    --    Fifth Amendment to Credit Agreement and Consent dated as of
                December 30, 1999 by and among the Company, certain
                subsidiaries of the Company, First Union, as Agent and
                Lender, and certain other Lenders (schedules and exhibits
                omitted) (incorporated by reference to Exhibit 10.47 to the
                Company's Quarterly Report on Form 10-Q for the fiscal
                quarter ended December 4, 1999)
 10.29    --    Consulting and Noncompete Agreement dated as of January 6,
                2000 between the Company and L. Dent Miller (incorporated by reference to Exhibit 10.48 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 4, 1999)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 10.30    --    Consulting and Noncompete Agreement dated as of January 14,
                2000 between the Company and Charles F. Connor, Jr.
                (incorporated by reference to Exhibit 10.49 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                December 4, 1999)
 10.31    --    Loan and Security Agreement, dated as of May 24, 2000,
                between the Company and Fleet Capital Corporation, as Lender
                (schedules omitted) (incorporated by reference to Exhibit
                10.51 to the Company's Annual Report on Form 10-K for its
                fiscal year ended March 6, 2000)
 10.32    --    Pierre Foods, Inc. Compensation Exchange Plan dated August
                1, 2000 (incorporated by reference to Exhibit 10.38 to the
                Company's Quarterly Report on Form 10-Q for its fiscal
                quarter ended September 2, 2000)
 10.33    --    Assumption and Assignment Agreement dated as of April 17,
                2001, between Columbia Hill, LLC and PF Management, Inc.
                (incorporated by reference to Exhibit 10.39 to the Company's
                Annual Report on Form 10-K for its fiscal year ended March
                3, 2001)
 10.34    --    Cancellation and Assignment Agreement dated as of April 25,
                2001, between David R. Clark, HERTH Management, Inc. and PF
                Management, Inc. (incorporated by reference to Exhibit 10.40 to the Company's Annual Report on Form 10-K for its fiscal year ended March 3, 2001)
 10.35    --    Amendment No. 1, dated as of May 5, 2001, to Loan and
                Security Agreement, dated as of May 24, 2000, between the
                Company and Fleet Capital Corporation, as Lender
                (incorporated by reference to Exhibit 10.1 to the Company's
                Quarterly Report on Form 10-Q for its fiscal quarter ended
                June 2, 2001)
 10.36    --    Cancellation and Termination on September 3, 2001, of
                Amended and Restated Management Services Agreement dated as of December 17, 1999, by and between Pierre Foods, Inc. and
                PF Management, Inc. (the successor by assignment from HERTH
                Management, Inc.) (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for its
                fiscal quarter ended December 1, 2001)
 10.37    --    Employment Agreement dated as of September 3, 2001, by and between Pierre Foods, Inc. and James C. Richardson, Jr.
                (incorporated by reference to Exhibit 10.2 to the Company's
                Quarterly Report on Form 10-Q for its fiscal quarter ended
                December 1, 2001)
 10.38    --    Employment Agreement dated as of September 3, 2001, by and between Pierre Foods, Inc. and David R. Clark (incorporated by reference to Exhibit 10.3 to the Company's Quarterly
                Report on Form 10-Q for its fiscal quarter ended December 1,
                2001)
 10.39    --    Purchasing Agent Agreement dated as of September 3, 2001, by and between Pierre Foods, Inc. and PF Purchasing, LLC
                (incorporated by reference to Exhibit 10.4 to the Company's
                Quarterly Report on Form 10-Q for its fiscal quarter ended
                December 1, 2001)
 10.40    --    Engagement Letter dated December 13, 2001, between PF
                Management, Inc. and William E. Simon & Sons, LLC
                (performance by PF Management, Inc. guaranteed by Pierre
                Foods, Inc.) (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 1, 2001)
 10.41    --    Agreement and Restated Agreement and Plan of Share Exchange
                between Pierre Foods, Inc. and PF Management, Inc., dated as of December 20, 2001 (incorporated by reference to Appendix
                A to the Company's Preliminary Proxy Statement on Schedule
                14A file on January 24, 2002)
 10.42    --    Employment Agreement dated as of December 31, 2001, between the Company and Pamela M. Witters (incorporated by reference to Exhibit 10.42 to the Company's Annual Report on Form 10-K
                for its fiscal year ended March 2, 2002)
 10.43    --    Employment Agreement dated as of December 31, 2001, between the Company and Robert C. Naylor (incorporated by reference to Exhibit 10.43 to the Company's Annual Report on Form 10-K
                for its fiscal year ended March 2, 2002)
 10.44    --    Non-Exclusive Aircraft Dry Lease dated as of March 1, 2002, between the Company and Columbia Hill Aviation, LLC
                (incorporated by reference to Exhibit 10.44 to the Company's
                Annual Report on Form 10-K for its fiscal year ended March
                2, 2002)

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
 10.45    --    Logistics Agreement dated as of March 3, 2002, between the
                Company and PF Distribution, LLC (incorporated by reference to Exhibit 10.45 to the Company's Annual Report on Form 10-K
                for its fiscal year ended March 2, 2002)
 12       --    Calculation of Ratios of Earnings to Fixed Charges
                (incorporated by reference to Exhibit 12 to the Company's
                Annual Report on Form 10-K for its fiscal year ended March
                2, 2002)
 21       --    Subsidiaries of Pierre Foods, Inc. (incorporated by
                reference to Exhibit 21 to the Company's Annual Report on
                Form 10-K for its fiscal year ended March 2, 2002)
 23       --    Independent Auditors' Consent
 99.1     --    Risk Factors (incorporated by reference to Exhibit 99.1 to the Company's Annual Report on Form 10-K for its fiscal year ended March 2, 2002)

     The Company hereby agrees to provide to the Commission, upon request, copies of long-term debt instruments omitted from this report pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K under the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS


                                                               PAGE
                                                               ----
PIERRE FOODS, INC.
INDEPENDENT AUDITORS' REPORT................................   C-36
CONSOLIDATED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets as of March 2, 2002 and March
     3, 2001................................................   C-37
  Consolidated Statements of Operations for the Years Ended
     March 2, 2002, March 3, 2001 and March 4, 2000.........   C-38
  Consolidated Statements of Shareholders' Equity for the
     Years Ended March 2, 2002, March 3, 2001 and March 4,
     2000...................................................   C-39
  Consolidated Statements of Cash Flows for the Years Ended
     March 2, 2002, March 3, 2001 and March 4, 2000.........   C-40
  Notes to Consolidated Financial Statements................   C-41

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Pierre Foods, Inc.
Cincinnati, Ohio

     We have audited the accompanying consolidated balance sheets of Pierre Foods, Inc. and subsidiaries (the "Company") as of March 2, 2002 and March 3, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three fiscal years in the period ended March 2, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 2, 2002 and March 3, 2001, and the results of its operations and its cash flows for each of the three fiscal years in the period ended March 2, 2002 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
April 26, 2002

                               PIERRE FOODS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                MARCH 2,       MARCH 3,
                                                                  2002           2001
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,577,982   $  1,813,185
  Certificate of deposit of special purpose entity (Note
    16).....................................................     1,240,000             --
  Accounts receivable, net (Notes 3 and 7)..................    21,469,035     18,197,902
  Inventories (Notes 4 and 7)...............................    23,852,855     26,804,063
  Refundable income taxes (Note 8)..........................        70,622      1,292,667
  Deferred income taxes (Note 8)............................     2,349,617      2,174,642
  Prepaid expenses and other current assets.................     1,624,161      1,033,015
                                                              ------------   ------------
      Total current assets..................................    55,184,272     51,315,474
Property, plant and equipment, net (Notes 5, 9 and 16)......    43,281,303     34,916,493
                                                              ------------   ------------
Other assets:
  Trade name (Note 6).......................................    38,808,636     40,286,636
  Excess of cost over fair value of net assets of businesses
    acquired, net (Note 6)..................................    26,848,504     27,871,114
  Other intangible assets, net (Note 6).....................     2,171,067      2,363,956
  Note receivable -- related party (Notes 3 and 16).........       993,247        935,044
  Deferred loan origination fees, net.......................     2,092,904      2,619,157
  Other.....................................................       440,931             --
                                                              ------------   ------------
         Total other assets.................................    71,355,289     74,075,907
                                                              ------------   ------------
         Total assets.......................................  $169,820,864   $160,307,874
                                                              ============   ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (Note 7)...........  $    325,071   $     67,631
  Trade accounts payable....................................     4,972,870      5,368,066
  Accrued payroll and payroll taxes.........................     6,077,062      3,915,799
  Accrued interest..........................................     3,090,624      3,153,280
  Accrued promotions (includes related party payables of
    $32,833 at March 3, 2001)...............................     1,943,479      1,926,650
  Accrued taxes (other than income and payroll).............       566,677        584,206
  Other accrued liabilities.................................     1,147,558        409,835
                                                              ------------   ------------
      Total current liabilities.............................    18,123,341     15,425,467
Long-term debt, less current installments (Note 7)..........   115,047,605    115,097,291
Obligation of special purpose entity (Note 16)..............     5,858,139             --
Other long-term liabilities (Note 16).......................     1,032,696      1,347,231
Deferred income taxes (Note 8)..............................     2,552,066      1,571,087
Commitments and contingencies (Notes 9 and 14)..............            --             --
Shareholders' equity (Notes 11 and 16)
  Preferred stock -- par value $.10, authorized 2,500,000,
    no shares issued........................................            --             --
  Common stock -- no par value, authorized 100,000,000
    shares; issued and outstanding March 2,
    2002 -- 5,781,480 shares and March 3, 2001 -- 5,781,480
    shares..................................................     5,781,480      5,781,480
  Additional paid in capital................................    23,656,692     23,317,053
  Retained earnings.........................................     2,768,845      2,768,265
  Note receivable -- related party..........................    (5,000,000)    (5,000,000)
                                                              ------------   ------------
      Total shareholders' equity............................    27,207,017     26,866,798
                                                              ------------   ------------
      Total liabilities and shareholders' equity............  $169,820,864   $160,307,874
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

                               PIERRE FOODS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          FISCAL YEARS ENDED
                                                              ------------------------------------------
                                                                MARCH 2,       MARCH 3,       MARCH 4,
                                                                  2002           2001           2000
                                                              ------------   ------------   ------------
Revenues, net (Note 13):
  Food processing...........................................  $242,605,000   $203,475,325   $176,969,884
  Ham curing................................................            --             --      2,096,052
                                                              ------------   ------------   ------------
         Total operating revenues, net......................   242,605,000    203,475,325    179,065,936
                                                              ------------   ------------   ------------
Costs and expenses:
  Cost of goods sold (Note 16 -- includes net related party
    transactions totaling $620,191 in fiscal 2002)..........   160,781,388    133,384,944    115,631,474
  Selling, general and administrative expenses (Notes 11 and
    16 -- includes related party transactions totaling
    $3,943,452, $4,199,591 and $3,983,434 in fiscal 2002,
    2001 and 2000, respectively)............................    61,725,969     55,751,791     59,180,564
  Loss on sale of Mom 'n' Pop's Country Ham, LLC (Note 1)...            --             --      2,857,160
  Net (gain) loss on disposition of property, plant and
    equipment...............................................        83,833         27,695        (22,038)
  Depreciation and amortization.............................     6,437,873      6,237,969      5,661,893
                                                              ------------   ------------   ------------
         Total costs and expenses...........................   229,029,063    195,402,399    183,309,053
                                                              ------------   ------------   ------------
Operating income (loss).....................................    13,575,937      8,072,926     (4,243,117)
                                                              ------------   ------------   ------------
Other income (expense)
  Interest expense (Note 16)................................   (13,206,634)   (13,334,022)   (14,985,577)
  Other income, net (Note 16 -- includes related party
    income totaling $58,203, $61,293 and $137,364 in fiscal
    2002, 2001 and 2000, respectively)......................       364,237        281,600        168,959
                                                              ------------   ------------   ------------
         Other expense, net.................................   (12,842,397)   (13,052,422)   (14,816,618)
                                                              ------------   ------------   ------------
Income (loss) from continuing operations before income
  tax.......................................................       733,540     (4,979,496)   (19,059,735)
Income tax (provision) benefit (Note 8).....................      (732,960)       766,708      4,825,168
                                                              ------------   ------------   ------------
Income (loss) from continuing operations....................           580     (4,212,788)   (14,234,567)
Discontinued operations (Note 1):
  Income from discontinued restaurant segment (net of income
    taxes of $1,507,029)....................................            --             --      2,828,367
  Gain on disposal of discontinued restaurant segment (net
    of income taxes of $3,968,525)..........................            --             --      6,801,726
                                                              ------------   ------------   ------------
         Discontinued operations, net.......................            --             --      9,630,093
Income (loss) before extraordinary item.....................           580     (4,212,788)    (4,604,474)
Extraordinary loss from early extinguishment of debt (net of income tax benefit of $258,303 and $35,633 in fiscal 2001
  and 2000, respectively)...................................            --       (455,238)       (52,350)
                                                              ------------   ------------   ------------
Net income (loss)...........................................  $        580   $ (4,668,026)  $ (4,656,824)
                                                              ============   ============   ============
Net income (loss) per common share -- basic and diluted
  Income (loss) from continuing operations..................  $       0.00   $      (0.73)  $      (2.45)
  Discontinued operations...................................            --             --           1.66
  Extraordinary loss from early extinguishment of debt......            --          (0.08)         (0.01)
                                                              ------------   ------------   ------------
         Net income (loss)..................................  $       0.00   $      (0.81)  $      (0.80)
                                                              ============   ============   ============
Weighted average shares outstanding -- basic and diluted....     5,781,480      5,781,319      5,808,075

          See accompanying notes to consolidated financial statements.

                               PIERRE FOODS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                            CAPITAL IN                  RECEIVABLE        TOTAL
                                 COMMON      EXCESS OF     RETAINED        FROM       SHAREHOLDERS'
                                 STOCK       PAR VALUE     EARNINGS     SHAREHOLDER      EQUITY
                               ----------   -----------   -----------   -----------   -------------
Balance at March 6, 1999.....  $5,807,049   $23,251,845   $12,093,115   $        --    $41,152,009
Net loss.....................          --            --    (4,656,824)           --     (4,656,824)
Short swing profit
  reimbursement..............          --        48,542            --            --         48,542
Loan to shareholder (Note
  16)........................          --            --            --    (5,000,000)    (5,000,000)
Common stock options
  exercised (Note 11)........      39,375       165,238            --            --        204,613
Accelerated vesting of stock
  options (Note 11)..........          --       345,970            --            --        345,970
Purchase of common stock.....     (68,024)     (510,180)           --            --       (578,204)
Issuance of common stock.....       2,600        14,466            --            --         17,066
                               ----------   -----------   -----------   -----------    -----------
Balance at March 4, 2000.....   5,781,000    23,315,881     7,436,291    (5,000,000)    31,533,172
Net loss.....................          --            --    (4,668,026)           --     (4,668,026)
Issuance of common stock.....         480         1,172            --            --          1,652
                               ----------   -----------   -----------   -----------    -----------
Balance at March 3, 2001.....   5,781,480    23,317,053     2,768,265    (5,000,000)    26,866,798
Net income...................          --            --           580            --            580
Contributions of special
  purpose entity (Note 16)...          --       339,639            --            --        339,639
                               ----------   -----------   -----------   -----------    -----------
Balance at March 2, 2002.....  $5,781,480   $23,656,692   $ 2,768,845   $(5,000,000)   $27,207,017
                               ==========   ===========   ===========   ===========    ===========

          See accompanying notes to consolidated financial statements.

                               PIERRE FOODS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        FISCAL YEARS ENDED
                                                              ---------------------------------------
                                                               MARCH 2,      MARCH 3,      MARCH 4,
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
Cash flows from operating activities
  Net income (loss).........................................  $       580   $(4,668,026)  $(4,656,824)
                                                              -----------   -----------   -----------
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
  Extraordinary loss on extinguishment of debt before income
    tax benefit.............................................           --       713,541        87,983
  Depreciation and amortization.............................    6,437,873     6,237,969     8,199,039
  Amortization of deferred loan origination fees............      528,202       570,625       899,931
  Deferred income taxes.....................................      806,004       199,672         8,400
  Net loss on disposition of assets (net of writedowns).....       83,833        27,695     2,835,122
  Net gain on disposal of discontinued operations (Note
    1)......................................................           --            --   (10,770,251)
  Increase in other assets..................................     (440,931)           --            --
  Increase (decrease) in other long-term liabilities........     (314,535)     (291,235)    1,638,466
  Other noncash adjustments.................................           --         1,653       705,039
  Changes in operating assets and liabilities (net of
    effects from sales of ham curing operations and
    restaurant segments) providing (using) cash:
    Receivables.............................................   (3,271,133)   (1,004,642)     (287,077)
    Inventories.............................................    2,951,208    (1,778,642)    3,301,173
    Refundable income taxes, prepaid expenses and other
      assets................................................      630,899     1,302,056    (2,917,660)
    Trade accounts payable and other accrued liabilities....    2,440,434       769,300    (5,763,674)
                                                              -----------   -----------   -----------
         Total adjustments..................................    9,851,854     6,747,992    (2,063,509)
                                                              -----------   -----------   -----------
         Net cash provided by (used in) operating
           activities.......................................    9,852,434     2,079,966    (6,720,333)
                                                              -----------   -----------   -----------
Cash flows from investing activities
  Net proceeds from sale of restaurant segment (Note 1).....           --            --    49,234,814
  Net proceeds from sale of Mom 'n' Pop's Country Ham, LLC
    (Note 1)................................................           --            --       147,239
  Proceeds from sales of assets to others...................        1,000        60,300       652,523
  Proceeds from sales of assets to other related parties....           --            --        19,750
  (Increase) decrease in related party notes receivables
    (Note 16)...............................................      (58,203)      238,513       441,782
  Decrease in other notes receivables.......................           --            --       103,974
  Capital expenditures to related parties (Note 16).........           --      (250,000)     (316,233)
  Capital expenditures -- other.............................   (5,994,017)   (2,514,050)   (5,171,445)
  Certificate of deposit of special purpose entity..........   (1,240,000)           --            --
  Other investing activities, net...........................           --            --        53,875
                                                              -----------   -----------   -----------
         Net cash provided by (used in) investing
           activities.......................................   (7,291,220)   (2,465,237)   45,166,279
                                                              -----------   -----------   -----------
Cash flows from financing activities
  Net repayments under revolving credit agreement...........           --            --   (29,000,000)
  Principal payments on long-term debt (Note 16)............     (134,107)     (314,433)   (2,415,224)
  Loan origination fees.....................................       (1,949)     (188,575)     (177,909)
  Loan to shareholder.......................................           --            --    (5,000,000)
  Purchase of common stock..................................           --            --    (1,020,360)
  Capital contributions of special purpose leasing entity
    (Note 16)...............................................      339,639            --            --
  Proceeds from exercise of stock options...................           --            --       204,613
                                                              -----------   -----------   -----------
         Net cash provided by (used in) financing
           activities.......................................      203,583      (503,008)  (37,408,880)
                                                              -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents........    2,764,797      (888,279)    1,037,066
Cash and cash equivalents, beginning of year................    1,813,185     2,701,464     1,664,398
                                                              -----------   -----------   -----------
Cash and cash equivalents, end of year......................  $ 4,577,982   $ 1,813,185   $ 2,701,464
                                                              ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                               PIERRE FOODS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION, ACQUISITION AND DISCONTINUED OPERATIONS

     Description of Business. Pierre Foods, Inc. (the "Company" or "Pierre Foods," formerly known as "Fresh Foods, Inc." or "Fresh Foods") is a vertically integrated producer and marketer of fully-cooked branded and private label protein and bakery products and microwaveable sandwiches for the domestic foodservice market. The Company sells its products through various distribution channels under the Pierre(TM), Fast Choice(R), Fast Bite(R), Rib-B-Q(R), Chop House(TM), Deli Breaks(TM), Hot 'n' Ready(TM) and Mom 'n' Pop's(R) brand names. Prior to the sale of the ham curing business effective July 2, 1999, the Company also produced cured hams which were sold primarily through distributors to retail supermarkets under the "Mom 'n' Pop's"(R) brand name. In addition, prior to the sale of the restaurant segment effective October 7, 1999, the Company owned and operated 67 restaurants and franchised an additional 36 restaurants operating under the Sagebrush, Western Steer, Prime Sirloin and Bennett's concepts.

     Acquisition of Pierre Foods Division of Hudson Foods, Inc. On June 9, 1998, the Company purchased certain of the net operating assets of the Pierre Foods Division ("Pierre Cincinnati") of Hudson Foods, Inc. ("Hudson"), a wholly owned subsidiary of Tyson Foods. The acquisition was accounted for using the purchase method of accounting. The purchase price, which totaled $119.3 million including capitalized transaction costs was allocated to the net underlying assets based on their respective fair values. Excess purchase price over fair market value of the underlying assets was allocated to goodwill, trade name and assembled work force and is being amortized on a straight-line basis over lives ranging from fifteen to thirty years (Note 2).

     The purchase was financed by the issuance of $115.0 million 10.75% Senior Notes Due 2006 (the "Senior Notes") and an initial borrowing under a five-year, $75.0 million, revolving bank credit facility. That $75.0 million facility was replaced in fiscal 2000 with a $25 million facility from a new lender (Note 7).

     Disposition of Mom 'n' Pop's Country Ham, LLC. Effective July 2, 1999, the Company sold Mom 'n' Pop's Country Ham, LLC, its ham curing business, to the management group of that subsidiary that includes the Chairman of the Board for $995,000. Under the terms of the sale agreement, the Company received cash of $9,950 and an 8%, unsecured $985,050 note, due December 31, 1999. In addition, the Company agreed to provide an 8%, $500,000 unsecured working capital line of credit through December 31, 1999. As part of the sale transaction, the Company, on behalf of Mom 'n' Pop's Country Ham, LLC, paid $490,178 for a non-compete and consulting agreement with a former executive officer of the subsidiary. In addition, the executive officer received severance benefits totaling $357,583 as a result of the disposal of this business. As a result of this sale, the Company recorded a loss on disposition of $2,857,160. At March 4, 2000, all outstanding principal amounts and accrued interest under the note and working capital line were paid in full. The ham curing business did not qualify for discontinued operations presentation.

     Disposition of the Restaurant Segment. On September 10, 1999, the Company signed an agreement to sell substantially all of its restaurant operations and thereby committed itself to disposing of its restaurant segment in a transaction completed on October 8, 1999. Under the terms of the agreement, the buyer, Carousel Capital Partners, L.P., acquired Claremont Restaurant Group, LLC ("Claremont Restaurant Group"), as well as non-compete and consulting contracts with certain key restaurant executives in exchange for a cash purchase price of $49,796,904, subject to adjustments. Cash proceeds were used for payments to key restaurant executives for severance, consulting, and noncompete agreements totaling $2,015,361, payments of bonuses to certain restaurant employees totaling $333,868 and payments of investment banking, legal, and accounting fees totaling $1,756,167 to arrive at net cash proceeds of $45,691,508. As of October 8, 1999, the net book value of Claremont Restaurant Group was $34,074,024, resulting in a gain of $11,617,484. In addition, at the time of the sale, the Company accelerated vesting of

                               PIERRE FOODS, INC.

stock options for all restaurant employees, resulting in the recognition of a charge totaling $207,314, which reduced the net gain to $11,410,170.

     In addition, on September 14, 1999 the Company sold five former restaurant properties and one tract of vacant land, with a combined book value of $2,433,482, to an entity in which a former officer and principal shareholder is a minority investor, for a net cash purchase price of $938,585. This transaction was completed under an agreement entered into earlier during the fiscal year and was contingent upon the sale of Claremont Restaurant Group. Under the terms of the initial agreement, all non-operating restaurant properties, consisting of seven former restaurant locations and three tracts of undeveloped land with a total book value of $3,620,842, were offered for sale at an aggregate price of $2,635,000. The agreement further specified that the cash proceeds from the sale of any of these properties to third parties prior to the sale of Claremont Restaurant Group would reduce the purchase price of the remaining pool of properties on a dollar-for-dollar basis, subject to the sale of Claremont Restaurant Group. Prior to the sale, four of the properties, with a book value totaling $1,187,359, were sold to unrelated third parties for cash totaling $1,557,065. Due to the nature of this transaction, gross gains totaling $369,706 were netted with the loss recorded from the sale of the remaining real estate occurring on September 14, 1999. Net cash proceeds from these transactions, after legal fees and other settlement costs of $32,428, totaled $2,463,223, resulting in a net loss of $1,157,619.

     Due to the disposition of all assets and liabilities relating to Claremont Restaurant Group, the results of the restaurant segment have been reported separately as discontinued operations in the consolidated statements of operations. Operating results prior to the measurement date of September 10, 1999 are presented in "Income From Discontinued Restaurant Segment". The operating loss subsequent to the measurement date through the date of disposal was $4,510 and is included in "Gain on Disposal of Discontinued Restaurant Segment", along with the gains and losses discussed above. The results of the discontinued operations do not reflect any interest expense or management fees allocated by the Company. In addition, the results of discontinued operations exclude transaction success bonuses paid to certain corporate officers totaling $3,102,689, as well as amounts totaling $1,389,503 paid to the Company's former Chairman under a severance, consulting, and noncompete agreement as part of the sale (Note 16). Prior year consolidated financial statements have been reclassified to present Claremont Restaurant Group as a discontinued operation.

     Net revenues and income from discontinued operations are as follows:

                                                               MARCH 4, 2000
                                                               -------------
Net operating revenues......................................    $59,583,905
                                                                ===========
Operating profit............................................      4,502,401
Other expense, net..........................................        167,005
Income tax provision........................................      1,507,029
                                                                -----------
Income from discontinued restaurant segment.................    $ 2,828,367
                                                                ===========
Pretax gain on disposal of discontinued restaurant
  segment...................................................    $10,770,251
Income tax provision........................................      3,968,525
                                                                -----------
Gain on disposal of discontinued restaurant segment.........    $ 6,801,726
                                                                ===========

     Corporate Reorganization. On December 31, 1999, the Company completed a reorganization which merged Pierre Foods, LLC (Pierre Cincinnati) and Pierre Leasing, LLC into Fresh Foods, Inc. In July 2000, the Company changed its name to "Pierre Foods, Inc." Subsequent to the reorganization in 1999, Fresh Foods Properties, LLC is the only subsidiary of the Company.

                               PIERRE FOODS, INC.

     On April 26, 2001, the Company signed a definitive exchange agreement documenting a management buyout proposal by PF Management, Inc. ("PF Management"). In July, the Special Committee of the Board of Directors of the Company received a competing proposal from William E. Simon & Sons ("Simon") and Triton Partners ("Triton") in which Simon and Triton proposed to commence a tender offer to purchase the Company's common stock for $2.50 per share, subject to certain conditions. The Special Committee was considering the Simon and Triton proposal in light of the exchange agreement and other factors when the Company was contacted in August by counsel to an Ad Hoc Committee of holders of the Company's 10 3/4% Senior Notes Due 2006 who stated that the members of the Ad Hoc Committee, collectively owning at least $90 million in aggregate principal amount of the Senior Notes, were interested in negotiating with the Company to restructure the Company's debt and equity capital. The Special Committee and the Board of Directors decided that the Company should pursue these negotiations; however, when the Company and the Ad Hoc Committee were unable to agree on a mutually acceptable proposal, the Company terminated formal negotiations with the Ad Hoc Committee.

     On December 13, Simon entered into an agreement with PF Management, guaranteed by the Company, whereby Simon agreed to assist PF Management in completing the management buyout and possible subsequent restructurings of PF Management and the Company. Commensurate with the signing of this agreement, Simon withdrew its offer made in July with Triton. Following the signing of this agreement, PF Management and the Company entered into an amendment of the definitive exchange agreement. The amendment, dated December 20, 2001, provides for an increase in the exchange price to be paid in the management buyout from $1.21 to $2.50 per share.

     The Company is currently revising its preliminary proxy statement filed April 11, 2002 in preparation for a special meeting of the shareholders to consider the management buyout proposal, tentatively scheduled for June 26, 2002.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The accompanying consolidated financial statements include Pierre Foods, Inc. and subsidiary, as well as amounts of the special purpose leasing entity (see Note 16). All intercompany transactions have been eliminated.

     Fiscal Year. The Company reports the results of operations using a 52-53 week basis. Each quarter of the fiscal year contains 13 weeks except for the infrequent fiscal years with 53 weeks. Fiscal 2002, fiscal 2001 and fiscal 2000 represent 52 week periods.

     The Company's fiscal year ended March 2, 2002 is referred to herein as "fiscal 2002," its fiscal year ended March 3, 2001 is referred to herein as "fiscal 2001," and its fiscal year ended March 4, 2000 is referred to herein as "fiscal 2000."

     Cash and Cash Equivalents. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost (first-in, first-out) or market.

     Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs which do not significantly extend the useful lives of assets are charged to operations whereas additions and betterments, including interest costs incurred during construction, which was not material for any year presented, are capitalized.

     Depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets on the straight-line basis. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the terms of the respective leases. Property under capital leases is amortized in accordance with the Company's normal depreciation policy. Depreciation expense, along with

                               PIERRE FOODS, INC.

amortization of intangible assets, is recorded as a separate line item in the consolidated statements of operations. Cost of goods sold and selling, general and administrative expenses exclude depreciation expense.

     The Company evaluates the carrying values of long-lived assets for impairment by assessing recoverability based on forecasted operating cash flows on an undiscounted basis, and determined no impairment charge was necessary at March 2, 2002.

     Intangible Assets. Intangible assets consist of the excess of cost over the fair value of net assets of businesses acquired, assembled workforce and trade name. The Company assesses recoverability of the excess cost over the assigned value of net assets acquired by determining whether the amortization of the balance over its remaining life can be recovered through the undiscounted future operating cash flows of the acquired operations. See "New Accounting Pronouncements" following.

     The estimated lives of the intangible assets are as follows:

Excess of cost over fair value of net assets acquired.......   15 - 30 years
Trade name..................................................        30 years
Assembled workforce.........................................        15 years

     Deferred Loan Origination Fees. Deferred loan origination fees associated with the Company's revolving credit facility and long-term debt are amortized based on the term of the respective agreements. This amortization expense is included in interest expense.

     Revenue Recognition. Revenue from sales of food processing products is recorded at the time title transfers. Standard shipping terms are FOB destination, therefore title passes at the time the product is delivered to the customer. Revenue is recognized as the net amount to be received after deductions for estimated discounts, product returns and other allowances.

     Promotions. Effective with the fiscal year beginning March 4, 2001, promotional expenses associated with rebates, marketing promotions and special pricing arrangements are recorded as a reduction of revenues at the time the sale is recorded, in accordance with EITF 0014. The appropriate reclasses were made for all other fiscal years presented. Certain of these expenses are estimated based on expected future payments to be made under these programs. The Company believes the estimates recorded in the financial statements are reasonable estimates of the Company's future liability.

     Advertising Costs. The Company expenses advertising costs as incurred. Advertising expense included in continuing operations for fiscal 2002, fiscal 2001 and fiscal 2000 was $810,367, $891,173 and $994,334, respectively.

     Research and Development. The Company expenses research and development costs as incurred. Research and development expense included in continuing operations for fiscal 2002, fiscal 2001 and fiscal 2000 was $372,797, $464,594 and $354,322, respectively.

     Distribution Expense. The Company expenses distribution costs as incurred. These costs include warehousing, fulfillment and freight costs, and are included in selling, general and administrative expense. Distribution expense included in continuing operations for fiscal 2002, fiscal 2001 and fiscal 2000 was $17,010,037, $18,219,688 and $16,894,823, respectively.

     Income Taxes. Income taxes are provided for temporary differences between the tax and financial accounting bases of assets and liabilities using the asset and liability method. The tax effects of such differences are reflected in the balance sheet at the enacted tax rate applicable to the years when such differences are scheduled to reverse. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date.

                               PIERRE FOODS, INC.

     Reclassifications. Financial statements for fiscal 2001 and fiscal 2000 have been reclassified, where applicable, to conform to the financial statement presentation used in fiscal 2002.

     Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include sales discounts and promotional allowances, inventory reserves, insurance reserves, and useful lives assigned to intangible assets. Actual results could differ from those estimates.

     New Accounting Pronouncements. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended, establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts (collectively referred to as embedded derivatives) and for hedging activities. The new standard requires an entity to recognize all derivative instruments as either assets or liabilities in its statement of financial position and to measure those instruments at fair value. The Company adopted SFAS No. 133 effective March 4, 2001. The Company purchases natural gas contracts as a means of managing the risk of price changes in forecasted natural gas purchases. As of March 2, 2002, these contracts qualify for the normal purchases and sales exception within SFAS No. 133, and accordingly, the Company has not recorded the fair value of these contracts within the consolidated financial statements.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS 141 did not have a material impact on its financial position and results of operations.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for the fiscal year beginning March 3, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

     Any impairment loss resulting from transitional impairment test would be recorded as a cumulative effect of a change in accounting principle for the fiscal quarter ending June 1, 2002. The Company is currently assessing the impact of SFAS 142 on its financial position and results of operation. As a result, the assembled work force, with an amortized balance of $2,171,067 at March 2, 2002, will be reclassified as goodwill. In addition, there are preliminary indications that the revised goodwill amount of $29,019,571 may be impaired. The assessment of the impact of SFAS 142 will be completed by the second quarter ending August 31, 2002.

     The reason for the potential impairment loss is the result of the change (effective March 3, 2002) in the evaluation criteria for goodwill from an undiscounted cash flow approach, which was previously utilized under the guidance in Accounting Principles Board Opinion No. 17, to the fair value approach which is stipulated in SFAS No. 142.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations," which is effective for the Company beginning March 2, 2003. SFAS 143 addresses financial accounting and reporting for obligations associated

                               PIERRE FOODS, INC.

with the retirement of tangible long-lived assets and the associated asset retirement cost. The Company does not believe that the adoption of SFAS 143 will have a material impact on its financial position and results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for the Company's fiscal year beginning March 3, 2002. SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. The Company does not believe that the adoption of SFAS 144 will have a material impact on its financial position and results of operations.

3.  ACCOUNTS AND NOTES RECEIVABLE

     Accounts and notes receivable consist of the following:

                                                              MARCH 2,      MARCH 3,
                                                                2002          2001
                                                             -----------   -----------
Accounts receivable:
  Trade accounts receivable (less allowance for doubtful
     receivables of $219,118 and $244,881 at March 2, 2002
     and March 3, 2001)....................................  $20,608,422   $17,802,086
  Other....................................................      860,613       395,816
                                                             -----------   -----------
          Total accounts receivable........................  $21,469,035   $18,197,902
                                                             ===========   ===========
Note receivable (includes accrued interest):
  Related parties; interest rates 8.25% to 9.0% (Note
     16)...................................................  $   993,247   $   935,044
                                                             -----------   -----------
          Total noncurrent note receivable.................  $   993,247   $   935,044
                                                             ===========   ===========

     See Note 16 regarding a $5,000,000 note receivable from a significant shareholder presented as a reduction of shareholders' equity.

4.  INVENTORIES

     A summary of inventories, by major classification, follows:

                                                              MARCH 2,      MARCH 3,
                                                                2002          2001
                                                             -----------   -----------
Manufacturing supplies.....................................  $ 1,199,647   $ 1,189,481
Raw materials..............................................    4,974,350     4,404,820
Work in process............................................          838         4,281
Finished goods.............................................   17,678,020    21,205,481
                                                             -----------   -----------
          Total............................................  $23,852,855   $26,804,063
                                                             ===========   ===========

                               PIERRE FOODS, INC.

5.  PROPERTY, PLANT AND EQUIPMENT

     The major components of property, plant and equipment are as follows:

                                                 ESTIMATED     MARCH 2,      MARCH 3,
                                                USEFUL LIFE      2002          2001
                                                -----------   -----------   -----------
Land..........................................                $ 1,270,025   $ 1,270,025
Land improvements.............................  10-20 years       382,304       382,304
Buildings.....................................  20-40 years    16,721,925    16,073,803
Leasehold improvements........................   5-20 years     1,517,143       670,143
Machinery and equipment.......................   5-20 years    30,954,454    28,459,116
Machinery and equipment under capital
  leases......................................   5-15 years       763,517       630,650
Furniture and fixtures........................   5-15 years     4,987,449     4,031,735
Aircraft (Note 16)............................     16 years     6,200,000            --
Automotive equipment..........................    2-5 years       542,412       487,504
Construction in progress......................                  1,318,912       636,828
                                                              -----------   -----------
Total.........................................                 64,658,141    52,642,108
Less accumulated depreciation and
  amortization................................                 21,376,838    17,725,615
                                                              -----------   -----------
Property, plant and equipment, net............                $43,281,303   $34,916,493
                                                              ===========   ===========

6.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                              MARCH 2,      MARCH 3,
                                                                2002          2001
                                                             -----------   -----------
Trade name.................................................  $44,340,000   $44,340,000
Less accumulated amortization..............................   (5,531,364)   (4,053,364)
                                                             -----------   -----------
          Total............................................  $38,808,636   $40,286,636
                                                             ===========   ===========
Excess of cost over fair value of net assets of businesses
  acquired.................................................  $30,678,287   $30,678,287
Less accumulated amortization..............................   (3,829,783)   (2,807,173)
                                                             -----------   -----------
          Total............................................  $26,848,504   $27,871,114
                                                             ===========   ===========
Assembled workforce........................................  $ 2,893,400   $ 2,893,000
Less accumulated amortization..............................     (722,333)     (529,044)
                                                             -----------   -----------
          Total............................................  $ 2,171,067   $ 2,363,956
                                                             ===========   ===========

     Amortization expense was $2,693,499 for each of the fiscal years 2002, 2001 and 2000.

                               PIERRE FOODS, INC.

7.  FINANCING ARRANGEMENTS

     Long-term debt is comprised of the following:

                                                             MARCH 2,       MARCH 3,
                                                               2002           2001
                                                           ------------   ------------
10.75% Senior Notes, interest payable on June 1 and
  December 1 of each year, maturing on June 1, 2006......  $115,000,000   $115,000,000
9.25% to 11.5% capitalized lease obligations maturing
  2004 (Note 9)..........................................        97,291        164,922
                                                           ------------   ------------
          Total long-term debt...........................   115,097,291    115,164,922
          Less current installments......................        49,686         67,631
                                                           ------------   ------------
Long-term debt, excluding current installments...........  $115,047,605   $115,097,291
                                                           ============   ============

     The Senior Notes are unsecured obligations of the Company, subject to certain financial and non-financial covenants. At March 2, 2002, the Company was in compliance with all covenants under the Senior Notes.

     Effective May 24, 2000, the Company obtained a three-year variable rate $25 million revolving credit facility which provides that the Company will be able to borrow up to an amount (including standby letters of credit up to $5.0 million) equal to the lesser of $25.0 million less required minimum availability or a borrowing base (comprised of eligible accounts receivable and inventory). Funds available under the revolving credit facility may be used for general working capital needs. In addition, the Company is required to meet certain financial covenants regarding net worth, cash flow and restricted payments, including a restriction against dividend payouts. As of March 2, 2002, the Company was in compliance with the financial covenants under this facility.

     Effective May 30, 2000 the Company terminated a $75 million credit facility which resulted in the recognition of an extraordinary loss of $455,238, net of income taxes of $258,303 in fiscal 2001.

     The average rate on the $25 million revolving line of credit was 7.30% and 7.65% for the fiscal years ended March 2, 2002 and March 3, 2001, respectively. The average rate on the $75 million revolving line of credit was 8.27% for the fiscal year ended March 4, 2000. There were no outstanding borrowings under this facility at March 2, 2002 or March 3, 2001.

LONG-TERM DEBT MATURITIES, INCLUDING CAPITAL LEASES (NOTE 9)
------------------------------------------------------------
 2003     2004     2005   2006       2007          TOTAL
-------  -------   ----   ----   ------------   ------------
$49,686  $47,605    $--    $--   $115,000,000   $115,097,291

     Obligation of special purpose entity is comprised of a seven year variable rate note payable, due in monthly installments with a balloon payment due in December 2008 (see Note 16):

                                                               MARCH 2,    MARCH 3,
                                                                 2002        2001
                                                              ----------   --------
Obligation of special purpose entity........................  $6,133,524      $--
  Less current installments.................................     275,385      --
                                                              ----------      --
Obligation of special purpose entity, excluding current
  installments..............................................  $5,858,139      $--
                                                              ==========      ==

               OBLIGATION OF SPECIAL PURPOSE ENTITY
------------------------------------------------------------------
                                            2007 AND
  2003      2004       2005       2006     THEREAFTER     TOTAL
--------  --------   --------   --------   ----------   ----------
$275,385  $291,208   $307,941   $325,636   $4,933,354   $6,133,524

                               PIERRE FOODS, INC.

8.  INCOME TAXES

     The income tax provision (benefit) attributable to continuing operations is summarized as follows:

                                                           FISCAL YEARS ENDED
                                                  ------------------------------------
                                                  MARCH 2,    MARCH 3,      MARCH 4,
                                                    2002        2001          2000
                                                  --------   -----------   -----------
Current:
  Federal.......................................  $(59,063)  $(1,201,123)  $(5,477,218)
  State.........................................   (13,981)      (23,557)      191,094
                                                  --------   -----------   -----------
          Total current.........................   (73,044)   (1,224,680)   (5,286,124)
                                                  --------   -----------   -----------
Deferred:
  Federal.......................................   694,949       675,159      (404,262)
  State.........................................   111,055      (217,187)      865,218
                                                  --------   -----------   -----------
          Total deferred........................   806,004       457,972       460,956
                                                  --------   -----------   -----------
          Total provision (benefit).............  $732,960   $  (766,708)  $(4,825,168)
                                                  ========   ===========   ===========

     Actual income tax provision (benefits) are different from amounts computed by applying a statutory federal income tax rate to loss before income tax from continuing operations. The computed amount is reconciled to total income tax provision (benefit) from continuing operations.

                                                                  FISCAL YEARS ENDED
                                   --------------------------------------------------------------------------------
                                        MARCH 2, 2002               MARCH 3, 2001               MARCH 4, 2000
                                   ------------------------   -------------------------   -------------------------
                                               PERCENT OF                   PERCENT OF                  PERCENT OF
                                    AMOUNT    PRETAX INCOME     AMOUNT      PRETAX LOSS     AMOUNT      PRETAX LOSS
                                   --------   -------------   -----------   -----------   -----------   -----------
Computed provision (benefit) at
  statutory rate.................  $249,404       34.0%       $(1,693,028)     (34.0)%    $(6,480,310)     (34.0)%
Tax effect resulting from:
  State income taxes, net of
    federal tax provision
    (benefit)....................    55,857        7.6           (158,889)      (3.2)         790,493        4.1
  Compensation limitation........   315,941       43.0            442,000        8.9          833,752        4.4
  Meals and entertainment........    80,429       11.0            117,368        2.4           90,648        0.5
  Other permanent differences....    31,329        4.3            525,841       10.5          (59,751)      (0.3)
                                   --------       ----        -----------      -----      -----------      -----
  Income tax provision
    (benefit)....................  $732,960       99.9%       $  (766,708)     (15.4)%    $(4,825,168)     (25.3)%
                                   ========       ====        ===========      =====      ===========      =====

                               PIERRE FOODS, INC.

     The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred income tax assets and liabilities for fiscal 2002 and fiscal 2001 is as follows:

                                              MARCH 2, 2002                            MARCH 3, 2001
                                  --------------------------------------   --------------------------------------
                                    ASSETS     LIABILITIES      TOTAL        ASSETS     LIABILITIES      TOTAL
                                  ----------   -----------   -----------   ----------   -----------   -----------
Current:
  Allowance for doubtful
    receivables.................  $  342,421   $        --   $   342,421   $   45,822   $        --   $    45,822
  Inventory.....................     657,455            --       657,455      811,625            --       811,625
  Accrued promotional expense...     757,957            --       757,957      751,394            --       751,394
  Accrued vacation pay..........     487,329            --       487,329      410,265            --       410,265
  Reserve for returns...........      48,591            --        48,591       35,721            --        35,721
  Reserves -- other.............     127,726            --       127,726       34,281            --        34,281
  Prepaid expenses..............          --      (172,885)     (172,885)          --      (168,178)     (168,178)
  Accrued bonus.................          --            --            --      107,809            --       107,809
  Accrued worker's
    compensation................      51,921            --        51,921      128,937            --       128,937
  Other.........................      49,102            --        49,102       16,966            --        16,966
                                  ----------   -----------   -----------   ----------   -----------   -----------
         Total current..........   2,522,502      (172,885)    2,349,617    2,342,820      (168,178)    2,174,642
                                  ----------   -----------   -----------   ----------   -----------   -----------
Noncurrent:
  Property, plant and
    equipment...................          --    (4,303,962)   (4,303,962)          --    (3,332,260)   (3,332,260)
  Consulting agreements.........     402,751            --       402,751      517,359            --       517,359
  Goodwill amortization.........          --    (3,650,651)   (3,650,651)                (2,675,410)   (2,675,410)
  General business credit
    carryforward................   1,070,799            --     1,070,799    1,070,799            --     1,070,799
  Alternative minimum tax credit
    carryforward................     654,317            --       654,317      654,317            --       654,317
  Federal loss carryforward.....   1,980,513            --     1,980,513    1,427,658            --     1,427,658
  State loss carryforward.......     609,988            --       609,988      528,718            --       528,718
  Other.........................     703,633       (19,454)      684,179      237,732            --       237,732
                                  ----------   -----------   -----------   ----------   -----------   -----------
         Total noncurrent.......   5,422,001    (7,974,067)   (2,552,066)   4,436,583    (6,007,670)   (1,571,087)
                                  ----------   -----------   -----------   ----------   -----------   -----------
         Total current and
           noncurrent...........  $7,944,503   $(8,146,952)  $  (202,449)  $6,779,403   $(6,175,848)  $   603,555
                                  ==========   ===========   ===========   ==========   ===========   ===========

     At March 2, 2002, federal and state operating loss carryovers of approximately $5,825,000 and $12,200,000, respectively, are available to offset future federal and state taxable income. The carryover periods range from five to twenty years, which will result in expirations of varying amounts beginning in fiscal 2007 and continuing through fiscal 2022.

     No valuation allowance has been provided as of March 2, 2002 because management believes that it is more likely than not that the deferred tax assets will be realized.

9.  LEASED PROPERTIES

     The Company operates certain machinery and equipment under leases classified as capital leases. The machinery and equipment leases have original terms ranging from one to eight years. The assets covered under these leases have carrying values of $163,256, $279,034 and $394,810 and at March 2, 2002, March 3, 2001 and March 4, 2000, respectively.

                               PIERRE FOODS, INC.

     Certain machinery and equipment are under operating leases with terms that are effective for varying periods until 2008. Certain of these leases have remaining renewal clauses, exercisable at the option of the lessee. Amounts below include leases with related parties (see Note 16).

     At March 2, 2002, minimum rental payments required under operating and capital leases are summarized as follows:

                                                   OPERATING LEASES
                              ----------------------------------------------------------
                                            MINIMUM
                               MINIMUM     SUBLEASE                 CAPITAL
FISCAL YEAR                    PAYMENTS    RECEIPTS      TOTAL      LEASES      TOTAL
-----------                   ----------   ---------   ----------   -------   ----------
2003........................  $  581,016   $ (34,260)  $  546,756   $56,640   $  603,396
2004........................     329,639     (34,260)     295,379    49,805      345,184
2005........................     218,747     (34,260)     184,487        --      184,487
2006........................     634,815     (34,260)     600,555        --      600,555
2007........................     126,796     (34,260)      92,536        --       92,536
Later years.................     289,200     (34,260)     254,940        --      254,940
                              ----------   ---------   ----------   -------   ----------
Total minimum lease
  payments..................  $2,180,213   $(205,560)  $1,974,653   106,445   $2,081,098
                              ==========   =========   ==========             ==========
Less amount representing
  interest..................                                         (9,154)
                                                                    -------
Present value of minimum
  lease payments under
  capital leases (Note 7)...                                        $97,291
                                                                    =======

     Rental expense charged to continuing operations is as follows:

                                                            FISCAL YEAR ENDED
                                                   ------------------------------------
                                                    MARCH 2,     MARCH 3,     MARCH 4,
                                                      2002         2001         2000
                                                   ----------   ----------   ----------
Real estate......................................  $  164,003   $  185,103   $  251,340
Equipment........................................   1,185,738      998,012      808,164
                                                   ----------   ----------   ----------
Total............................................  $1,349,741   $1,183,115   $1,059,504
                                                   ==========   ==========   ==========

10.  EMPLOYEE BENEFITS

     On March 1, 1994, the Company established an employee stock purchase plan through which employees, after meeting minimum eligibility requirements, may contribute up to 10% of their base earnings toward the purchase of the Company's common stock. The plan provides that the Company will make matching contributions of 25% of the employee's contribution. Participation in the plan is voluntary. All contributions are funded monthly and vest immediately. The Company's contributions to the plan included in continuing operations totaled $11,699 and $82,707 in fiscal 2001 and 2000, respectively. Effective June 16, 2000, the Company terminated the plan. During fiscal 2001, the plan assets, comprised of the Company's common stock and cash, totaling approximately $230,000 were distributed to plan participants based on their respective account balances.

     The Company maintains a 401(k) Retirement Plan for its employees which provides that the Company will make a matching contribution of up to 50% of an employee's voluntary contribution, limited to the lesser of 5% of that employee's annual compensation or $11,000 for fiscal 2002. The Company's contributions included in continuing operations were $450,085, $396,883, and $352,773 in fiscal 2002, 2001 and 2000, respectively.

                               PIERRE FOODS, INC.

     The Company provides employee health insurance benefits to employees. During fiscal 2001 and 2000, benefits were provided through both fully insured and self insurance group medical plans which are partially funded by the Company. During fiscal 2000, benefits were also provided through a Voluntary Employee Benefit Association ("VEBA") which is partially funded by the Company. During fiscal 2002, 2001 and 2000, contributions included in continuing operations were $1,579,999, $1,789,926 and $1,844,874, respectively.

     Effective August 1, 2000, the Company adopted the Pierre Foods, Inc. Compensation Exchange Plan. The Plan is a non-qualified deferred compensation plan in which eligible participants consist of highly compensated employees and the Company's Board of Directors. Cash contributions to the Plan were $55,270 and $56,167 during fiscal 2002 and fiscal 2001, respectively.

11.  CAPITAL STOCK

  STOCK OPTIONS

     The Company's 1987 Incentive Stock Option Plan and 1987 Special Stock Option Plan provided for the issuance of up to 625,000 shares each of the Company's stock to key employees. At March 2, 2002, no options were outstanding under these Plans.

     The Company's 1997 Incentive Stock Option Plan, as amended, provides for the issuance of up to 1,000,000 shares of the Company's common stock to key employees, including officers of the Company. The Company may grant Incentive Stock Options ("ISOs") or nonqualified stock options to eligible employees. Stock options granted under this plan have terms of ten years, vest evenly over five years, and are assigned an exercise price of not less than the fair value on the date of grant.

     The Company's 1997 Special Stock Option Plan, as amended, provides for the issuance of up to 1,500,000 shares of the Company's common stock to key management employees, including officers and directors of the Company and certain other individuals. All options granted under this Plan are nonqualified stock options. Stock options granted under this plan have terms of ten years, vest immediately, and are assigned an exercise price of not less than the fair value on the date of grant.

     During fiscal 2000, certain current and former officers and directors of the Company voluntarily tendered 150,000 stock options of the Incentive Stock Option Plan and 1,000,000 stock options of the Special Stock Option Plan for cancellation.

                               PIERRE FOODS, INC.

     A summary of the changes in shares under option and the weighted-average exercise prices for these Plans follows:

                                            1997 INCENTIVE                1997 SPECIAL
                                           STOCK OPTION PLAN            STOCK OPTION PLAN
                                       -------------------------   ---------------------------
                                                     WEIGHTED                      WEIGHTED
                                                     AVERAGE                       AVERAGE
                                        SHARES    EXERCISE PRICE     SHARES     EXERCISE PRICE
                                       --------   --------------   ----------   --------------
Balance at March 6, 1999.............   812,798       $9.37         1,250,000       $ 9.50
  Forfeited or cancelled.............  (457,919)       9.07        (1,000,000)       10.27
  Granted............................   166,671        5.76                --           --
  Exercised..........................   (39,375)       5.20                --           --
                                       --------                    ----------
Balance at March 4, 2000.............   482,175        8.75           250,000         6.84
  Forfeited or cancelled.............  (246,375)       8.12           (12,500)        2.90
  Granted............................    25,000        2.00                --           --
                                       --------                    ----------
Balance at March 3, 2001.............   260,800        8.52           237,500         7.04
  Forfeited or cancelled.............   (80,800)       8.95          (112,500)        3.20
                                       --------                    ----------
Balance at March 2, 2002.............   180,000       $8.33           125,000       $10.50
                                       ========                    ==========

     A summary of the range of weighted average exercise prices and weighted average remaining contractual lives for options outstanding under the Plans at March 2, 2002 is as follows:

                                                                     SHARES
                                                     WEIGHTED      OUTSTANDING     AVERAGE
                                                     AVERAGE           AND       CONTRACTUAL
                                                  EXERCISE PRICE   EXERCISABLE      LIFE
                                                  --------------   -----------   -----------
1997 Special Stock Option Plan..................      $10.50         125,000      74 months
                                                                     -------
                                                                     125,000
                                                                     =======
1997 Incentive Stock Option Plan................      $10.50         131,000      75 months
                                                      $ 5.13          22,500      82 months
                                                      $ 5.38           1,500      86 months
                                                      $ 2.00          25,000     101 months
                                                                     -------
                                                      $ 8.33         180,000
                                                                     =======

                               PIERRE FOODS, INC.

     The Company accounts for its stock option plans using the intrinsic value based method. Accordingly, no compensation expense was recognized for stock-based compensation relating to options granted in fiscal 2001 and 2000 since the exercise price of the options approximated the fair market value on the date of grant. Had compensation for stock options granted been determined using the fair value based method, the Company's net income (loss) and net income (loss) per common share amounts for fiscal 2002, 2001, and 2000 would approximate the following pro forma amounts:

                                                           FISCAL YEARS ENDED
                            ---------------------------------------------------------------------------------
                                 MARCH 2, 2002              MARCH 3, 2001                MARCH 4, 2000
                            -----------------------   -------------------------   ---------------------------
                            AS REPORTED   PRO FORMA   AS REPORTED    PRO FORMA    AS REPORTED     PRO FORMA
                            -----------   ---------   -----------   -----------   ------------   ------------
Net Income (loss) from
  continuing operations...     $580       $(252,854)  $(4,212,788)  $(4,489,924)  $(14,234,567)  $(15,363,122)
Income from discontinued
  operations..............       --              --            --            --      9,630,093      9,051,558
Extraordinary loss........       --              --      (455,238)     (455,238)       (52,350)       (52,350)
                               ----       ---------   -----------   -----------   ------------   ------------
Net income (loss).........     $580       $(252,854)  $(4,668,026)  $(4,945,162)  $ (4,656,824)  $ (6,363,914)
Net income (loss) per
  common share -- basic
  and diluted:
  Net Income (loss) from
    continuing
    operations............     $ --       $   (0.04)  $     (0.73)  $     (0.78)  $      (2.45)  $      (2.65)
  Income from discontinued
    operations............       --              --            --            --           1.66           1.56
  Extraordinary loss......       --              --         (0.08)        (0.08)         (0.01)         (0.01)
                               ----       ---------   -----------   -----------   ------------   ------------
  Net income (loss).......     $ --       $   (0.04)  $     (0.81)  $     (0.86)  $      (0.80)  $      (1.10)
Weighted average fair
  value of options
  granted.................                $      --                 $      1.09                  $       2.87

     The fair value of options granted under the Company's stock option plans during fiscal 2001 and 2000 were estimated on the date of grant using the Black-Scholes option pricing model. No options were issued in fiscal 2002.

     The weighted-average assumptions used were as follows:

                                                             MARCH 3, 2001   MARCH 4, 2000
                                                             -------------   -------------
Dividend yield.............................................        --              --
Expected volatility........................................      73.9%           62.6%
Risk free interest rate....................................       4.1%            6.0%
Expected lives.............................................       3.5             3.5

     In fiscal 2000, contributed capital increased $345,970, due to accelerated vesting of stock options resulting from the dispositions of the restaurant segment and the ham curing business.

SHAREHOLDER RIGHTS PLAN

     In fiscal 1998, the Company adopted a shareholder rights plan pursuant to which the holder of each share of Company common stock also holds a stock purchase right ("Right") that may be exercised for Company preferred stock or Company common stock upon the occurrence of certain "triggering events" specified in a Rights Agreement dated as of September 2, 1997 between the Company and American Stock Transfer and Trust Company.

                               PIERRE FOODS, INC.

     On August 28, 1997, the Company's Board of Directors declared a dividend distribution of one Right for each share of the Company's common stock to the Company's shareholders of record at the close of business on September 10, 1997. Each Right entitles the record holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock, Series A, of the Company at a purchase price of $30. The Rights are attached to the Company's common stock and are not exercisable except under the limited circumstances set forth in the Rights Agreement relating to the acquisition of, or the commencement of a tender offer for, 15% or more of the Company's common stock. The Rights may be redeemed at a price of $.001 per Right by the Company any time prior to any person or group acquiring 15% or more of the Company's common stock and will expire on September 10, 2007. Until the Rights separate from the Company's common stock, each newly-issued share of such common stock will have a Right attached. The Rights do not have voting or dividend rights.

PREFERRED STOCK

     The Company is authorized to issue 2,500,000 shares of preferred stock with a par value of $.10 per share in one or more series. All rights and preferences of each series are to be established by the Company prior to issuance. There are no issues of this class of stock outstanding as of March 2, 2002.

COMMON STOCK REPURCHASE

     On December 21, 1999, the Company signed an agreement with a shareholder which finalized an agreement in principal reached on November 16, 1999. Under the terms of the agreement, the Company agreed to purchase from the shareholder 68,024 shares of the Company's common stock and receive a release of any possible claims against the Company for a total price of $1,020,360. The excess of the purchase price over the market price of the stock at November 16, 1999 totaled $442,156 and was recognized as selling, general and administrative expense.

12.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company's nonderivative financial instruments consist primarily of cash and cash equivalents, trade and note receivables, trade payables and long-term debt. The estimated fair values of the financial instruments have been determined by the Company using available market information and appropriate valuation techniques. Considerable judgment is required, however, to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     At March 2, 2002, excluding long-term debt, the book values of each of the nonderivative financial instruments recorded in the Company's balance sheet are considered representative of fair value due to variable interest rates, short terms to maturity and/or short length of time outstanding.

     The fair value of the Company's Senior Notes is estimated based on quoted market prices and interest rates currently available for issuance of debt with similar terms and remaining maturities. As of March 2, 2002 and March 3, 2001, the fair value of the Senior Notes was $57,500,000 and $41,975,000, respectively.

13.  MAJOR BUSINESS SEGMENTS

     Food Processing: Pursuant to the acquisition of Pierre Cincinnati, the Company produces beef, poultry and pork products that typically are custom-developed to meet specific customer requirements. These products are (i) sold to foodservice customers such as restaurant chains, schools and healthcare

                               PIERRE FOODS, INC.

providers, (ii) sold through various distribution channels, including warehouse clubs and grocery stores, or (iii) combined with specialty breads to produce microwaveable sandwiches that are sold through other foodservice channels such as convenience stores, vending machines, warehouse clubs and grocery stores. Prior to the acquisition of Pierre, the Company produced a variety of biscuits, yeast rolls and other flour-based products, sold primarily under the "Mom 'n' Pop's" brand name to institutional buyers, vending companies, delicatessens and supermarkets.

     Ham Curing: Prior to the sale of Mom 'n' Pop's Country Ham, LLC, effective July 2, 1999, the Company produced whole cured hams, packaged cured ham slices, pre-portioned ham for portion control customers, and various "side meat" products. A portion of ham production was sold directly or through distributors to retail supermarkets under the "Mom 'n' Pop's" brand name, primarily in North Carolina, South Carolina, Virginia, Tennessee, Alabama and Georgia. The remainder of production was sold to institutional food distributors.

     During fiscal 2000, corporate expenses related to the management of the food processing, restaurant and ham curing segments are excluded from profit for reportable segments. During fiscal 2001, subsequent to the sales of the restaurant segment and ham curing business, corporate expenses are included in food processing profit for reportable segments.

     The following tables set forth revenue and operating profit by segment included in continuing operations:

                                                                    HAM
                                               FOOD PROCESSING     CURING        TOTAL
                                               ---------------   ----------   ------------
Fiscal 2002:
  Revenues, net from external customers......   $242,605,000     $       --   $242,605,000
  Depreciation and amortization..............      6,437,873             --      6,437,873
  Segment profit.............................     13,575,937             --     13,575,937
  Segment assets.............................    169,820,864             --    169,820,864
  Expenditures for capital assets (Note
     15).....................................     12,194,017             --     12,194,017
Fiscal 2001:
  Revenues, net from external customers......   $203,475,325     $       --   $203,475,325
  Depreciation and amortization..............      6,237,969             --      6,237,969
  Segment profit.............................      8,072,926             --      8,072,926
  Segment assets.............................    160,307,874             --    160,307,874
  Expenditures for capital assets............      2,764,050             --      2,764,050
Fiscal 2000:
  Revenues, net from external customers......   $176,969,884     $2,096,052   $179,065,936
  Depreciation and amortization..............      5,419,582         95,488      5,515,070
  Segment profit (loss)......................     15,330,661       (268,767)    15,061,894
  Segment assets.............................    143,236,471             --    143,236,471
  Expenditures for capital assets............      4,318,863             --      4,318,863

                               PIERRE FOODS, INC.

                                                          FISCAL YEARS ENDED
                                             ---------------------------------------------
                                             MARCH 2, 2002   MARCH 3, 2001   MARCH 4, 2000
                                             -------------   -------------   -------------
Profit or Loss:
Total profit for reportable segments.......  $ 13,575,937    $  8,072,926    $ 15,061,894
Corporate expenses.........................            --              --     (16,447,851)
Loss on sale of Mom 'n' Pop's Country Ham,
  LLC......................................            --              --      (2,857,160)
Interest and other expense, net............   (12,842,397)    (13,052,422)    (14,816,618)
                                             ------------    ------------    ------------
     Income (loss) from continuing
       operations before income tax
       provision (benefit).................  $    733,540    $ (4,979,496)   $(19,059,735)
                                             ============    ============    ============

                                                    SEGMENT                 CONSOLIDATED
                                                    TOTALS      CORPORATE     TOTAL(1)
                                                  -----------   ---------   ------------
Other Significant Items:
Fiscal 2002:
  Expenditures for capital assets...............  $12,194,017   $     --    $12,194,017
  Depreciation and amortization.................    6,437,873         --      6,437,873
Fiscal 2001:
  Expenditures for capital assets...............  $ 2,764,050   $     --    $ 2,764,050
  Depreciation and amortization.................    6,237,969         --      6,237,969
Fiscal 2000:
  Expenditures for capital assets...............  $ 4,318,863   $690,544    $ 5,009,407
  Depreciation and amortization.................    5,515,070    146,823      5,661,893

---------------

(1) Excludes discontinued restaurant segment expenditures for assets and depreciation and amortization.

     Sales by major product line are as follows:

                                                          FISCAL YEARS ENDED
                                             ---------------------------------------------
                                             MARCH 2, 2002   MARCH 3, 2001   MARCH 4, 2000
                                             -------------   -------------   -------------
Food Processing
  Fully-cooked protein products............  $138,980,147    $111,221,290    $103,081,473
  Microwaveable sandwiches.................    95,779,974      85,196,416      66,389,287
  Bakery and other products................     7,844,879       7,057,619       7,499,124
                                             ------------    ------------    ------------
          Total food processing revenues...  $242,605,000    $203,475,325    $176,969,884
                                             ============    ============    ============
Ham Curing
  Sliced hams..............................  $         --    $         --    $  1,530,118
  Whole hams...............................            --              --         565,934
                                             ------------    ------------    ------------
          Total ham curing revenues........  $         --    $         --    $  2,096,052
                                             ============    ============    ============

     Significantly all revenues and long-lived assets are derived and reside in the United States.

14.  COMMITMENTS AND CONTINGENCIES

     Under the provisions of the Purchase Agreement with Carousel Capital, the Company is responsible for all income tax and payroll taxes for the period prior to the sale, relating to Claremont Restaurant

                               PIERRE FOODS, INC.

Group and related subsidiaries. The Company believes it has properly recorded any such liabilities to taxing authorities.

     The Company provides a secured letter of credit in the amount of $1,500,000 to its insurance carrier for the underwriting of certain performance bonds, which expires in fiscal 2003. The Company also provides secured letters of credit to its insurance carriers for outstanding and potential worker's compensation and general liability claims. Letters of credit for these claims totaled $225,000, $360,000 and $500,000 in fiscal 2002, fiscal 2001 and fiscal
2000, respectively. In addition, the Company provides secured letters of credit to a limited number of suppliers. Letters of credit for suppliers totaled $500,000 and $250,000 in fiscal 2002 and fiscal 2001, respectively.

     The Company is involved in various legal proceedings. Management believes, based on the advice of legal counsel, that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.

                                                     COMMITMENTS BY FISCAL YEAR
                            ----------------------------------------------------------------------------
                                                                               2007 AND
                               2003          2004        2005       2006      THEREAFTER       TOTAL
                            -----------   ----------   --------   --------   ------------   ------------
Letters of Credit.........  $ 2,225,000   $       --   $     --   $     --   $         --   $  2,225,000
Purchase Commitments for
  Capital Projects........    9,610,281           --         --         --             --      9,610,281
                            -----------   ----------   --------   --------   ------------   ------------
    Total.................  $11,835,281   $       --   $     --   $     --   $         --   $ 11,835,281
                            ===========   ==========   ========   ========   ============   ============

                                               CONTRACTUAL OBLIGATIONS BY FISCAL YEAR
                             ---------------------------------------------------------------------------
                                                                               2007 AND
                                2003         2004        2005       2006      THEREAFTER       TOTAL
                             ----------   ----------   --------   --------   ------------   ------------
Long-Term Debt.............  $       --   $       --   $     --   $     --   $115,000,000   $115,000,000
Capital Lease
  Obligations..............      49,686       47,605         --         --             --         97,291
Operating Lease
  Obligations..............     581,016      329,639    218,747    634,815        415,996      2,180,213
Consulting and Noncompete
  Agreements...............     339,291      423,651    269,754         --             --      1,032,696
Obligation of Special
  Purpose Entity...........     275,385      291,208    307,941    325,636      4,933,354      6,133,524
                             ----------   ----------   --------   --------   ------------   ------------
    Total..................  $1,245,378   $1,092,103   $796,442   $960,451   $120,349,350   $124,443,724
                             ==========   ==========   ========   ========   ============   ============

15.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest and net income taxes refunded is as follows:

                                                            FISCAL YEARS ENDED
                                               ---------------------------------------------
                                               MARCH 3, 2002   MARCH 4, 2001   MARCH 4, 2000
                                               -------------   -------------   -------------
Interest.....................................   $12,612,803     $12,790,175     $14,495,414
Income taxes.................................   $ 1,164,569     $ 2,760,172     $ 3,585,875

     During the fourth quarter of fiscal 2002, the special purpose leasing entity exchanged a note payable in the amount of $6,200,000 for the purchase of an aircraft for $6,200,000, in a non-cash transaction (see Note 16).

                               PIERRE FOODS, INC.

16.  TRANSACTIONS WITH RELATED PARTIES

     Related party transactions recorded in continuing operations during fiscal 2002, 2001 and 2000 arose in connection with the following relationships:

          Under an agreement with a management services entity owned by certain officers and directors, as amended on December 17, 1999, the Company received corporate management services, which included, among other things, strategic planning, investor relations, management of the Company's banking, accounting and legal relationships and general oversight. Management fees paid under this agreement were in lieu of salary compensation for certain of the Company's senior executives. Amounts paid under the agreement were $925,000 in fiscal 2002, and $1,300,000 during each of fiscal 2001 and 2000. In addition, during fiscal 2001 and 2000 the Company paid bonuses of $1,775,000 and $1,695,522, respectively, to the management services entity and its senior executives. Effective April 25, 2001, the agreement was assigned to another management services entity, owned by certain officers and directors. Fees paid in fiscal 2002 under the assigned agreement were $325,000, with an additional $350,000 paid as a termination fee, and $292,500 paid in bonuses to its senior executives. This agreement was cancelled as of September 3, 2001. In addition, $426,435 was paid to this entity for reimbursement of expenses incurred in connection with the exchange as required by the amended exchange agreement (see Note 1).

          The Company uses the services of an entity in which the Company's principal shareholders have substantial ownership interests. Services provided by this entity include accounting, tax and administrative services, as well as consulting services related to the development of new sales, warehousing and distribution programs. Total payments for such services were $1,133,850 and $862,400 in fiscal 2002 and 2001, respectively.

          The Company uses the services of an entity owned by the Company's principal shareholders. This entity serves as an exclusive purchasing agent pursuant to a three-year agreement that commenced September 3, 2001. Under the agreement, the entity pays $100,000 per quarter for the right to serve as exclusive purchasing agent. Net payments to the purchasing entity were $620,191 in fiscal 2002, and are recorded in cost of goods sold.

          During the fourth quarter of fiscal 2002, the Company leased an aircraft from an entity owned by the Company's principal shareholders. Under this lease, the Company maintained its own flight department and was responsible for all operating costs. Total payments under that lease were $168,263 in fiscal 2002. Effective March 1, 2002, that lease was cancelled and replaced with a four-year non-exclusive operating lease agreement. Pursuant to the new lease, the Company is obligated to make minimum quarterly lease payments of $471,500 each for the right to use the aircraft for a specified number of hours. Under this lease arrangement, the entity is responsible for all expenses incurred in the operation and use of the aircraft, except that the Company must provide its own crew. On March 1, 2002, the Company paid $943,000 as a refundable deposit under the agreement and $471,500 for its first quarterly lease payment.

          The aircraft leasing entity is not a subsidiary of the Company, however the Company considers the entity a non-independent special purpose leasing entity. The leasing entity was incorporated November 13, 2001, but was inactive until December 10, 2001, when the entity entered into its first leasing arrangement with the Company. Accordingly, the entity's financial condition, results of operations and cash flows have been included in the Company's fourth quarter consolidated financial statements. Under the terms of the operating lease with the entity, and the financing agreements between the entity and its creditor, the Company does not maintain the legal rights of ownership to the aircraft, nor does the entity's creditor maintain any legal recourse to the Company.

                               PIERRE FOODS, INC.

          The Company has agreed to lease warehouse space from an entity in which the Company's principal shareholders have substantial ownership interests. The lease is a ten-year term to begin the first day the facility is operational. During fiscal 2001, the Company paid $250,000 for specialized construction costs.

          The Company uses the services of an entity in which one of the Company's principal shareholders has a substantial ownership interest. This entity provides general construction and maintenance services. Total payments for such services were $142,050 in fiscal 2002.

          The Company uses the services of an entity in which the Company's principal shareholders have substantial ownership interests. This entity provides team-building opportunities for customers and employees. Total payments for such services were $89,250 in fiscal 2002.

          During fiscal 2000, the Company maintained comprehensive insurance coverage through an insurance agency whose owner was a principal shareholder of the Company. Payments made to this agency totaled $447,000 in fiscal 2000.

          During fiscal 2000, the Company maintained two notes receivable from two of its principal shareholders. During fiscal 2001, one note plus accrued interest was paid in full. The Company recorded interest income of $58,203, $61,293 and $137,364 in fiscal 2002, 2001 and 2000, respectively, on related party notes receivable.

          The Company obtained public relations, investor relations and graphic design services from a marketing services entity that was owned by a current director. Payments for these services totaled $7,000 and $221,000, during fiscal 2001 and 2000, respectively. During fiscal 2001, the marketing services entity was sold by the director.

          The Company has mutual leasing agreements with certain related individuals and with certain companies in which the Company's principal shareholders have substantial ownership interests. Total payments under such leasing agreements were $109,400 in fiscal 2002, and $103,200 in each of fiscal 2001 and 2000.

          Until February 2001, two directors had direct and indirect interests in an entity with which a product licensing agreement had been signed. Under the terms of the agreement, the Company could produce and market certain products under brand names owned by the entity in exchange for royalty payments. Production of such a product began in mid-fiscal 1999. Royalties paid totaled $156,000 and $120,000 during fiscal 2001 and 2000, respectively. During February 2001, these directors resigned their positions.

          On January 14, 2000, the Company entered into a Consulting and Noncompete Agreement with Mr. Charles F. Connor, Jr., a significant shareholder and co-founder of the Company. The agreement, which has a five-year term, provides payments of $200,000 per year and family medical insurance coverage. The net present value of payments under the agreement, including the net present value of the medical insurance coverage over the term, is estimated to be $831,000. This amount was expensed in selling, general and administrative expense during the fourth quarter of fiscal 2000, and the balance is reflected in other long-term liabilities.

          On January 6, 2000, the Company entered into a Consulting and Noncompete Agreement with Mr. L. Dent Miller, a significant shareholder, former President of Claremont Restaurant Group and former member of the Company's Board of Directors. The agreement, which has a five-year term, provides payments of $200,000 per year. The net present value of payments under the agreement is estimated to be $807,000. This amount was expensed in selling, general and administrative expense during the fourth quarter of fiscal 2000, and the balance is reflected in other long-term liabilities. Mr. Miller resigned from his position as a member of the Board of Directors of the Company,

                               PIERRE FOODS, INC.

     pursuant to his Consulting and Noncompete Agreement. Subsequent to fiscal 2000, Mr. Miller is no longer a shareholder or related party.

          On December 16, 1999, the Board of Directors approved a loan to Mr. James C. Richardson, the Company's current Chairman, of an amount up to $8.5 million for the purpose of enabling Mr. Richardson to purchase shares of the Company's common stock owned by certain shareholders. The terms of the loan provide that outstanding amounts will bear a simple interest rate of 8.5%, with principal and interest due at maturity, three years from the date of the loan. At March 2, 2002, disbursements under the loan approval totaled $5 million. Due to the nature of the loan, the outstanding balance is presented as a reduction of shareholders' equity.

          On June 30, 1999, the Company replaced the existing Change in Control Agreement with the entity's former Chief Financial Officer (Mr. Harris) with a Bonus Agreement which specified the amounts of bonus payments to be received upon disposition of Claremont Restaurant Group. The Company paid $1,059,701 under the terms of this agreement in fiscal 2000 as a result of the sale. The related expense is included in continuing operations in selling, general and administrative expense.

          On July 6, 1999, the Company replaced certain existing Change in Control Agreements with the Company's current Chairman (Mr. Richardson) and current Vice Chairman (Mr. Clark) with revised Change in Control Agreements. The revised agreements provide that, if a change in control of the Company occurs, the following benefits will be provided by the Company: three times the amount of the annual base salary of the officer; three times the amount of the cash bonus paid or payable to such person for the most recent fiscal year; and a "gross-up" payment for all excise and income tax liabilities resulting from payments under the Change in Control Agreements. A change in control of the Company is considered to have occurred if: 1) the individuals who constituted the Board of Directors as of the date of the applicable Change in Control Agreement cease to constitute a majority of the Board; 2) any "person" (as defined in the applicable Change in Control Agreement) acquires 15% of the Company's common stock; 3) any of certain business combinations is consummated, unless the beneficial owners of the Company's common stock before the combination own more than 50% of the stock after the combination; or 4) the Company is liquidated or dissolved. Payments under the Change in Control Agreements are payable upon a change in control of the Company, whether or not an officer's employment is terminated. The term of each Change in Control Agreement is ten years unless it expires earlier upon the termination of an officer's employment.

          On September 3, 2001, the Company entered into Employment Agreements with the Company's current Chairman (Mr. Richardson) and current Vice-Chairman (Mr. Clark). The agreements specify terms relating to salary, bonus and benefits to be paid to the executive during the three-year term of the agreements.

          During fiscal 2000, the Company replaced an existing Change in Control Agreement with the Company's former Chairman (Mr. Howard) with a Severance, Consulting, and Noncompete Agreement. Payments made to Mr. Howard under this new agreement totaled $1,389,503 and are included in continuing operations in selling, general and administrative expense.

          During fiscal 2000, the Company sold its ham curing business to the management group of that subsidiary for $995,000, resulting in a net loss of $2,857,160. During fiscal 2002, the Company purchased pork products from the ham curing business totaling $150,720.

          On August 18, 1999, the Company entered into an Incentive Agreement with the Company's current President (Mr. Woodhams), which replaced a Change in Control Agreement and Employment Contract. The agreement, as amended on January 1, 2000 and December 31, 2001, specifies terms relating to salary and bonus amounts to be paid to the executive during the four-year

                               PIERRE FOODS, INC.

     term of the agreement, as well as severance and disposition bonus amounts to be received upon any sale of the Company.

          On December 31, 2001, the Company entered into Employment Agreements the Company's current Chief Financial Officer (Ms. Witters) and current Senior Vice President of Sales (Mr. Naylor). The agreements specify terms relating to salary, bonus and benefit amounts to be paid to the executive during the three-year term of the agreements, as well as severance and disposition bonus amounts to be received upon any sale of the Company.

     Related party transactions recorded in discontinued operations during fiscal 2000 and 1999 arose in connection with the following relationships:

          During fiscal 2000, the Company replaced certain existing Change in Control Agreements with two key restaurant executives (Mr. Miller and Mr. Templeton) with Severance, Consulting and Noncompete Agreements. These agreements, which became effective with the disposition of the restaurant operations, provide the terms under which the two executives are to provide consulting services to Claremont Restaurant Group, and stipulate that they are to refrain from engaging in competitive activities related to restaurant operations and franchising for a period of five years. On October 7, 1999, payments totaling $2,015,361 were made to the two restaurant executives as a result of these agreements, and the consulting and noncompete agreements were transferred to Carousel Capital Partners, L.P., the purchaser of Claremont Restaurant Group. The costs of the agreements are reflected in the gain on disposal of discontinued restaurant segment (Note 1).

          Immediate family members of a current director have ownership interests in companies from which the Company purchased restaurant equipment, furnishings and supplies. Purchases from these companies totaled $13,000 during fiscal 2000.

          The Company had mutual leasing agreements with certain related individuals and with certain companies in which the Company's principal shareholders have substantial ownership interests. Total payments under such leasing agreements were $867,800 during fiscal 2000.

          During fiscal 2000, the Company sold five former restaurant properties and one tract of vacant land to an entity in which a former officer and principal shareholder is a minority investor, for a net cash purchase price of $939,000, resulting in a net loss of $1,495,000.

          During fiscal 2000, the Company sold the net assets of its one Bennett's restaurant operation to certain members of management for a cash purchase price of $1,100,000, resulting in a net gain of $522,000.

17.  SUBSEQUENT EVENTS

     On March 3, 2002, the Company entered into a one-year agreement with an entity owned by the Company's principal shareholders that will serve as an exclusive logistics agent for the Company. Under the agreement, warehousing, fulfillment and transportation services will be provided by the entity.

     On March 27, 2002, the Company filed a current report on Form 8-K, announcing the delisting of its common stock from the Nasdaq Small Cap Market, and its transfer to the Over-the-Counter Bulletin Board.

     On April 11, 2002, the Company filed a revised preliminary proxy statement with the Securities and Exchange Commission in connection with a special meeting of shareholders, at which the shareholders will be asked to adopt and approve the Amended and Restated Agreement and Plan of Share Exchange dated as of December 20, 2001.

                              REPORT OF MANAGEMENT

     The management of Pierre Foods, Inc. is responsible for the preparation and integrity of the consolidated financial statements of the Company. The financial statements and notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and, in the judgment of management, present fairly and consistently the Company's financial position and results of operations and cash flows. The financial information contained elsewhere in this annual report is consistent with that in the financial statements. The financial statements and other financial information in this annual report include amounts that are based on management's best estimates and judgments.

     The Company maintains a system of internal accounting controls to provide reasonable assurance that assets are safeguarded and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles.

     The Company's financial statements have been audited by Deloitte & Touche LLP. Management has made available to them all of the Company's financial records and related data, and believes that all representations made to Deloitte & Touche LLP during this audit were valid and appropriate. Their report provides an independent opinion upon the fairness of the financial statements.

     The Board of Directors discharges its responsibility for the Company's financial statements through its three-member Audit Committee, all of which are non-management directors. The Audit Committee meets periodically with Deloitte & Touche LLP, and the reporting staff have direct access to the Audit Committee to discuss the scope and results of their work, the adequacy of internal accounting controls and the quality of financial reporting.

/s/ Norbert E. Woodhams                         /s/ Pamela M. Witters
---------------------------------------------   ---------------------------------------------
Norbert E. Woodhams                             Pamela M. Witters
President and Chief Executive Officer           Chief Financial Officer and Treasurer

                 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                             QUARTERS ENDED
                                         -------------------------------------------------------
                                          6/2/2001        9/1/2001      12/1/2001     3/2/2002
                                         -----------     -----------   -----------   -----------
Operating revenues.....................  $50,825,924     $57,839,217   $68,021,456   $65,918,403
Gross profit...........................  $17,569,859     $19,384,359   $22,685,668   $22,183,726
Income (loss) from continuing
  operations...........................  $  (760,635)    $  (251,171)  $   887,587   $   124,799
Net income (loss)......................  $  (760,635)    $  (251,171)  $   887,587   $   124,799
Loss from continuing operations per
  common share -- basic and diluted....  $     (0.13)    $     (0.04)  $      0.15   $      0.02

                                                             QUARTERS ENDED
                                         -------------------------------------------------------
                                          6/3/2000        9/2/2000      12/2/2000     3/3/2001
                                         -----------     -----------   -----------   -----------
Operating revenues.....................  $44,333,524     $47,151,034   $58,682,269   $53,308,498
Gross profit...........................  $15,114,027     $16,138,529   $19,967,911   $18,869,914
Loss from continuing operations........  $(1,445,351)    $(1,022,886)  $  (397,851)  $(1,346,700)
Extraordinary loss.....................  $  (455,238)(1) $        --   $        --   $        --
Net income (loss)......................  $(1,900,589)    $(1,022,886)  $  (397,851)  $(1,346,700)
Loss from continuing operations per
  common share -- basic and diluted....  $     (0.25)    $     (0.18)  $     (0.07)  $     (0.23)

---------------

(1) Represents an extraordinary loss from early extinguishment of debt.

                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in 1994 Employee Stock Purchase Plan Registration Statement No. 33-79014 as amended by Post-Effective Amendment No. 5, 1997 Special Stock Option Plan Registration Statement No. 333-33439 as amended by Post-Effective Amendment No. 1, 1997 Incentive Stock Option Plan Registration Statement No. 333-32455 as amended by Post-Effective Amendment No. 1, 1987 Special Stock Option Plan Registration Statement No. 333-29111, and 1987 Incentive Stock Option Plan Registration Statement No. 33-15017 as amended by Post-Effective Amendment No. 11, each on Form S-8, of our report dated April 26, 2002 appearing in this Annual Report on Form 10-K/A of Pierre Foods, Inc. for the fiscal year ended March 2, 2002.


DELOITTE & TOUCHE LLP


Cincinnati, Ohio
June 14, 2002

                                                                      APPENDIX D

                                  ARTICLE 13.

                              DISSENTERS' RIGHTS.

            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

SEC. 55-13-01. DEFINITIONS.

     In this Article:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

          (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

HISTORY: 1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

SEC. 55-13-02. RIGHT TO DISSENT.

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2a)  Consummation of a plan of conversion pursuant to Part 2 of
     Article 11A of this chapter;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Article may not challenge the corporate action creating his or her entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1),
(2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

          (1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

          (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

             a.  Cash;

             b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

             c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

HISTORY: 1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270;
G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, ss. 30, 31; 1969,
c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37; c. 476, s. 193; 1989, c. 265, s.
1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s.
1; 1999-141, s. 1; 2001-387, s. 26.

SEC. 55-13-03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he or she is the beneficial shareholder.

HISTORY: 1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

SEC. 55-13-20. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he or she suffered from such failure in a civil action brought in his or her own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he or she voted for such corporate action.

HISTORY: 1925, c. 77, s. 1, c. 235; 1929, c. 269; 1939, c. 5, c. 279; 1943, c.
270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39;
1973, c. 469, ss. 36, 37; 1989, c. 265. s. 1.

SEC. 55-13-21. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

          (2)  Must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this Article.

HISTORY: 1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

SEC. 55-13-22. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is approved at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21. If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is approved by shareholder action without meeting pursuant to G.S. 55-7-04, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to each shareholder entitled to assert dissenters' rights. A shareholder who consents to such action taken without meeting pursuant to G.S. 55-7-04 approving a proposed corporate action is not entitled to payment for the shareholder's shares under this article with respect to that corporate action.

     (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)  Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5)  Be accompanied by a copy of this Article.

HISTORY: 1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 19977-485, s.
4; 2001-387, s. 27.

SEC. 55-13-23. DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his or her share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his or her share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this Article.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

SEC. 55-13-24. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

SEC. 55-13-25. PAYMENT.

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his or her shares, plus interest accrued to the date of payment.

     (b) The payment shall be accompanied by:

          (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2) An explanation of how the corporation estimated the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5) A copy of this Article.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; c. 770, s.
69; 1997-202, s. 2.

SEC. 55-13-26. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

HISTORY:  1925, c. 277, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s.
1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

SEC. 55-13-28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S PAYMENT OR FAILURE TO PERFORM.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under G.S. 55-13-25; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his or her shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his or her demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his or her dissent and demand for payment.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s.
3.

                     PART 3. JUDICIAL APPRAISAL OF SHARES.

SEC. 55-13-30. COURT ACTION.

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his or her dissent and demand for payment.

     (a1) Repealed by Session Laws 1997-202, s. 4.

     (b) Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s.
4; 1997-485, ss. 5, 5.1.

SEC. 55-13-31. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

HISTORY:  1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1;
1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.

                               PIERRE FOODS, INC.

                  9990 PRINCETON ROAD, CINCINNATI, OHIO 45246

          THIS PROXY IS SOLICITED ON BEHALF OF PIERRE FOODS' BOARD OF DIRECTORS FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                      FRIDAY, JULY 26, 2002, AT 10:00 A.M.



    The undersigned hereby appoints Norbert E. Woodhams and Pamela M. Witters, and each of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held in Detroit, Michigan on Friday, July 26, 2002, at 10:00 a.m., or at any adjournment or postponement thereof. Receipt of Notice of the Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. A VOTE "FOR" PROPOSAL 2 WILL CONFER DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF THE SHAREHOLDERS TO THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW. THE PIERRE FOODS BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH PROPOSAL.


1. Adoption and approval of the plan of share exchange included in an Amended and Restated Agreement and Plan of Share Exchange dated as of December 20, 2001, and further amended as of June 20, 2002 among Pierre Foods, Inc., PF Management, Inc., James C. Richardson, Jr. and David R. Clark.


        [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

2. The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting, including the adjournment of the meeting to solicit additional proxies.

        [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

                    (CONTINUED AND TO BE SIGNED ON REVERSE)

                          (CONTINUED FROM OTHER SIDE)

                                           Dated:                         , 2002
                                                  ------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s) of Shareholder(s)

                                           IMPORTANT: PLEASE SIGN EXACTLY AS
                                           YOUR NAME(S) APPEAR(S) HEREON. WHERE
                                           SHARES ARE HELD JOINTLY, BOTH HOLDERS
                                           SHOULD SIGN. WHEN SIGNING AS
                                           ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                           TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                           FULL TITLE AS SUCH. IF THE HOLDER IS
                                           A CORPORATION, THEN EXECUTE IN FULL
                                           CORPORATE NAME BY AUTHORIZED OFFICER.

    PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.